AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2005

INVESTMENT COMPANY ACT FILE NO. 811-21528

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM N-2

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940	☒
AMENDMENT NO. 2	☒

THE ENDOWMENT REGISTERED FUND, LP

(Exact name of Registrant as specified in charter)

4265 San Felipe

9th Floor

Houston, Texas 77027

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (713) 993-4675

A. Haag Sherman

Managing Director

Endowment Fund Advisers, LP

4265 San Felipe

9th Floor

Houston, Texas 77027

(Name and address of agent for service)

PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

Keith T. Robinson

Dechert LLP

1775 I Street, N.W.

Washington, DC 20006

EXPLANATORY NOTE

This Registration Statement has been filed by the Registrant pursuant to Section 8 (b) of the Investment Company Act of 1940, as amended. However, securities issued by the Registrant have not been and are not being registered under the Securities Act of 1933, as amended (“Securities Act”). The Registrant intends that such securities will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4 (2) of the Securities Act. Investments in the Registrant’s securities may be made only by investors that are “accredited investors” within the meaning of Regulation D under the Securities Act or that the Registrant determines are eligible to invest in accordance with Regulation D under the Securities Act. This Registration Statement does not by itself constitute an offer to sell, or the solicitation of an offer to buy, any securities of or other interest in the Registrant.

THE ENDOWMENT REGISTERED FUND, L.P.

CROSS REFERENCE SHEET

PARTS A AND B*

ITEM NUMBER	CAPTION	LOCATION IN PROSPECTUS
1.	Outside Front Cover	Outside Front
Cover Page
2.	Inside Front and Outside Back Cover Page	Inside Front Outside Back Cover Page
3.	Fee Table and Synopsis	Summary; Summary of Fund Expenses; Administration; Fund Expenses; Investment Management Fee
4.	Financial Highlights	Not Applicable
5.	Plan of Distribution	Purchasing Interests; Distributor
6.	Selling Shareholders	Not Applicable
7.	Use of Proceeds	Use of Proceeds
8.	General Description of the Registrant	Outside Front Cover Page; Summary; Investment Objective and Strategies
9.	Management	Management of the Fund; Board of Managers and Officers
10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Accounts and Allocations
11.	Defaults and Arrears on Senior Securities	Not Applicable
12.	Legal Proceedings	Not Applicable
13.	Table of Contents of the Statement of Additional Information	Not Applicable
14.	Cover Page of SAI	Not Applicable
15.	Table of Contents of SAI	Not Applicable
16.	General Information and History	Not Applicable
17.	Investment Objective and Policies	Investment Objective and Strategies; Summary; Management of the Fund
18.	Management	Management of the Fund; Board of Managers and Officers; Investment Management and Other Services
19.	Investment Advisory and Other Services	Management of the Fund; Investment Management Fee; Fund Expenses; Investment Management and Other Services; Custodian and Administrator
21.	Brokerage Allocation and Other Practices	Brokerage
22.	Tax Status	Certain Tax Considerations
23.	Financial Statements	Financial Statements

*	All information required to be set forth in Part B: Statement of Additional Information has been included in Part A: Prospectus.

THE ENDOWMENT REGISTERED FUND, L.P.

PRIVATE PLACEMENT MEMORANDUM

LIMITED PARTNERSHIP INTERESTS

February 25, 2005

The Endowment Registered Fund, L.P. (the “Fund”) is a limited partnership registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), as a non-diversified, closed-end management investment company. The Fund invests substantially all of its assets into The Endowment Master Fund, L.P., a Delaware limited partnership (the “Master Fund”), which seeks to allocate the proceeds to more than 30 investment managers (“Investment Managers”), generally through investments in a wide range of investment vehicles (“Investment Funds”) managed by the Investment Managers. The Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. To achieve its objective, the Fund will provide its limited partners (the “Partners”), through the Master Fund, with access to a broad range of investment strategies and asset categories (collectively, “Asset Classes”), Investment Managers and overall asset allocation services typically available on a collective basis to larger institutions. The Fund cannot guarantee that its investment objective will be achieved or that its portfolio design and risk monitoring strategies will be successful. SEE “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE” AND “INVESTMENT RELATED RISKS.”

This Private Placement Memorandum (“Memorandum”) applies to the private placement of limited partnership interests (“Interests”) of the Fund. This Memorandum concisely provides information that you should know about the Fund before investing. You are advised to read this Memorandum carefully and to retain it for future reference. The information in this Memorandum is not complete and may be changed. If you purchase an Interest in the Fund, you will become bound by the terms and conditions of the Limited Partnership Agreement of the Fund (“LP Agreement”). A copy of the LP Agreement is attached as Appendix D to this Memorandum.

Interests are generally available for purchase as of the first business day of each calendar month, except that Interests may be made available for purchase more or less frequently as determined by the Fund’s Board of Directors (the “Board,” and each director, a “Director”) in its sole discretion. As used in this Memorandum, “business day” means each day on which the New York Stock Exchange is open for trading, or as otherwise determined from time to time by the Fund. No person who is admitted as a Partner will have the right to require the Fund to redeem its Interest. The Interests will not be listed on any securities exchange and it is not anticipated that a secondary market for the Interests will develop. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LP Agreement. Although the Fund may offer to repurchase Interests from time to time, Interests will not be redeemable at a Partner’s option nor will they be exchangeable for Interests or shares of any other fund. As a result, an investor may not be able to sell or otherwise liquidate his or her Interest. The Interests are appropriate only for those investors who do not require a liquid investment and who are aware of the risks involved in investing in the Fund. To the extent that an investor requires that a portion of its investment portfolio provide liquidity, such portion should not be invested in the Fund.

The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Fund issues Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. This Memorandum is not an offer to sell, or a solicitation of an offer to buy, any security to the public within the meaning of the Securities Act. This Memorandum is not an offer to sell the Interests and is not soliciting an offer to buy the Interests in any state or jurisdiction where such offer or sale is not permitted.

Investments in the Fund may be made only by “Eligible Investors” as defined herein. See “ELIGIBLE INVESTORS.” This Memorandum is intended for use only by the person to whom it has been issued. Reproduction of this Memorandum is prohibited.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has determined whether this Memorandum is truthful or complete, nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

You should not construe the contents of this Memorandum as legal, tax or financial advice. You should consult with your own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund.

You should rely only on the information contained in this Memorandum. The Fund has not authorized anyone to provide you with different information. You should not assume that the information provided by this Memorandum is accurate as of any date other than the date on the front of this Memorandum.

The date of this Memorandum is February 25, 2005.

TABLE OF CONTENTS

SUMMARY	i

SUMMARY OF FUND EXPENSES	1

INVESTMENT OBJECTIVE AND STRATEGIES	3

OVERVIEW OF INVESTMENT PROCESS	20

DUE DILIGENCE AND MANAGER SELECTION	23

BORROWING BY THE FUND AND THE MASTER FUND	24

ADDITIONAL METHODS OF INVESTING IN INVESTMENT FUNDS	25

ADDITIONAL INVESTMENT POLICIES	26

GENERAL RISKS	28

SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE	32

INVESTMENT RELATED RISKS	36

MANAGEMENT OF THE FUND	49

PRIOR PERFORMANCE	62

INVESTMENT MANAGEMENT FEE	63

PLACEMENT AGENTS	63

ADMINISTRATION	64

CUSTODIAN	65

FUND EXPENSES	65

PORTFOLIO TRANSACTIONS	66

VOTING	68

CONFLICTS OF INTEREST	68

CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS	72

CODES OF ETHICS	73

LIQUIDITY REQUIREMENTS	73

OUTSTANDING SECURITIES	73

REPURCHASES OF INTERESTS	73

TRANSFERS OF INTERESTS	78

CALCULATION OF NET ASSET VALUE; VALUATION	79

CAPITAL ACCOUNTS AND ALLOCATIONS	81

CERTAIN TAX CONSIDERATIONS	83

ERISA CONSIDERATIONS	89

ELIGIBLE INVESTORS	91

PURCHASING INTERESTS	92

PROXY VOTING POLICIES AND PROCEDURES	92

ADDITIONAL INFORMATION AND SUMMARY OF THE LP AGREEMENT	93

REPORTS TO PARTNERS	96

FISCAL YEAR	96

ACCOUNTANTS AND LEGAL COUNSEL	96

INQUIRIES	96

FINANCIAL STATEMENTS	96

Appendix A	A-1
Appendix B	B-1
Appendix C	C-1
Appendix D	D-1

SUMMARY

This is only a summary and does not contain all of the information that you should consider before investing in the Fund. Before investing in the Fund, you should carefully read the more detailed information appearing elsewhere in this Memorandum and the LP Agreement.

THE FUND AND THE MASTER FUND

The Fund is a Delaware limited partnership that is registered under the Investment Company Act as a non-diversified, closed-end management investment company. The Fund invests substantially all of its assets into the Master Fund, which is also registered under the Investment Company Act. The Master Fund was organized in March 2003 as a Cayman Islands limited partnership and, without having commenced investment operations, re-domesticated as a Delaware limited partnership in March 2003. After this re-domestication, the Master Fund operated as an unregistered investment vehicle until March 10, 2004, at which time it registered as a closed-end investment company under the Investment Company Act. The Master Fund currently has other investors that are feeder funds managed by one or more affiliates of the Adviser, and it may have additional investors in the future. The Master Fund has the same investment objective as the Fund. The Master Fund seeks to allocate the proceeds among more than 30 Investment Managers. The Fund and the Master Fund are each managed by Endowment Advisers, L.P. (the “Adviser”), a Delaware limited partnership registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Fund may in the future seek exemptive relief to allow it to invest in securities in addition to those issued by the Master Fund, which may include securities of a second master fund.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Fund and the Master Fund (in each case, the “General Partner”). The General Partner has initially appointed the Board and, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Fund’s business.

For convenience, reference to the Fund may include the Master Fund as the context requires. Also, the Master Fund’s investments may be referred to as investments with Investment Managers or Investment Funds.

INVESTMENT OBJECTIVE

The Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. To achieve its objective, the Fund provides the Partners with access to Asset Classes, Investment Managers and overall asset allocation services typically available on a collective basis to larger institutions. The Fund generally pursues its investment objective by allocating its assets to the Investment Funds, including private partnerships, limited liability companies, registered investment companies and other investment vehicles, which are managed by a group of Investment Managers identified by the Adviser to have investments that are allocated broadly across markets, Asset Classes and risk profiles.

The term “private partnerships,” as used throughout this Memorandum, refers to limited partnerships, limited liability companies or other investment vehicles that are private and issue interests to

i

investors that meet certain suitability standards. In general, these interests are not freely tradeable and/or have substantial transfer restrictions and no active trading market, but may have certain rights as to redemption.

The Asset Classes in which the Investment Managers may invest include, but are not limited to:

•	Domestic Equity;

•	International Equity/Emerging Markets;

•	Global/Opportunistic Equity;

•	Alternative Class/Absolute Return;

•	Traditional Fixed Income;

•	Enhanced Fixed Income;

•	Private Equity;

•	Real Estate;

•	Energy/Natural Resources; and

•	Commodities/Gold

The Adviser’s investment committee (the “Investment Committee”) has developed a pool of potential Investment Funds to consider for investment. The Investment Committee identifies Investment Funds based on quantitative, qualitative or due diligence criteria. Once a diverse pool of potential Investment Funds has been identified, the Investment Committee will determine an allocation for the Fund’s assets across the pool, in such proportions of the Fund’s assets as the Adviser may from time to time determine (“Asset Allocation Ranges”). This due diligence effort is then revisited from time to time for the life of the Fund. On a periodic basis, the existing and prospective Investment Managers are reviewed by the Adviser. Based on this review, the Investment Committee may then ultimately select new Investment Managers, either to partially or wholly replace existing Investment Managers and/or to give the Fund greater exposure to the Asset Class in which the Investment Manager invests. See “Investment Program,” “Principal Investment Strategies” and “Due Diligence and Manager Selection.”

Additional information regarding the strategies utilized by the Investment Managers is set forth under “INVESTMENT OBJECTIVE AND STRATEGIES—Investment Strategies.” There can be no assurance that the Fund’s investment objective will be achieved or that its portfolio design and risk monitoring strategies will be successful.

PORTFOLIO CONSTRUCTION; LIMITATIONS ON LIQUIDITY

Certain Asset Classes and/or Investment Funds that have the potential of providing investors with attractive risk-adjusted returns over time have limitations on liquidity (e.g., private equity, private energy, private real estate and certain other Investment Funds with limitations on the ability of an investor to withdraw capital, such as long lock-up periods). Accordingly, the Investment Funds in which the Master Fund invests may have limitations on withdrawals, such as quarterly withdrawals with notice provisions or even more limited withdrawal rights or none at all (such as in the case of self-liquidating funds, where the investor typically only receives liquidity as the fund liquidates underlying investments).

Currently, in order to balance the need for liquidity with an ability to generate attractive risk-adjusted returns, the Adviser intends to cause the Master Fund to structure its portfolio so that the Master Fund has not less than 75% of its capital, at the time invested, in Liquid Funds (hereafter defined) and not more than 25% of its capital, at the time invested, in Illiquid Funds (hereafter defined). The Fund, through its investment in the Master Fund, owns its ratable portion of underlying Investment Funds owned by the Master Fund. Currently, “Liquid Funds” is defined to mean Investment Funds that have at least quarterly withdrawal rights after a maximum one-year lock-up, subject to certain exceptions and limitations (e.g., “gates,” whereby an Investment Manager might prohibit significant withdrawals by investors from the Investment Fund under certain circumstances). Investment Funds may be included in the Liquid Fund category that have redemption fees and/or penalties, provided that such fees and/or penalties, in the aggregate and taken as a whole with redemption fees and/or penalties of other Investment Funds that are still in effect, do not exceed 0.25% of the net asset value (“NAV”) of the Master Fund, at the time the Master Fund invested in such Investment Funds. Currently, “Illiquid Funds” is defined to mean Investment Funds having withdrawal rights that are less frequent than quarterly (after a maximum one-year lock-up period) and that, in some cases, will only make distributions as the underlying portfolio’s assets or investments are liquidated (i.e., the investor in such Investment Funds may not have the right to demand withdrawals on a specified periodic basis). Illiquid Funds may include, without limitation, private equity funds, real estate funds, or natural resources funds that only make distributions when an investment is monetized or generates cash flow through distributions, dividends, etc.

Commencing on May 31, 2005, the Fund’s approach to liquidity management and definitions of liquidity for this purpose will change. At such time, the Adviser will cause the Master Fund to structure its portfolio such that the Master Fund has not less than 65% of its capital, at the time invested, in Liquid Funds (hereafter defined), not more than 10% of its capital, at the time invested, in Semi-Liquid Funds (hereafter defined), and not more than 25% of its capital, at the time invested, in Illiquid Funds (hereafter defined).

From May 31, 2005, the definitions of liquidity for this purpose will change and the following definitions will apply:

“Liquid Funds” shall be defined as Investment Funds that have at least quarterly withdrawal rights after a maximum one-year lock-up, subject to certain exceptions and limitations (e.g., “gates,” whereby an Investment Manager might prohibit significant withdrawals by investors from the Investment Fund under certain circumstances). Investment Funds may be included in the Liquid Fund category that has redemption fees and/or penalties. The Adviser shall endeavor to provide Partners with the aggregate amount of such prepayment penalties and/or redemption fees in the Adviser’s monthly reports to the Partners on no less than a quarterly basis (measured as a percentage of NAV of the Master Fund).

“Semi-Liquid Funds” shall be defined as Investment Funds that have at least annual withdrawal rights (after a maximum of one-year lock-up period), but that do not otherwise fit the definition of Liquid Funds. “Semi-Liquid Funds” may also have redemption fees and/or penalties. The Adviser shall endeavor to provide Partners with the aggregate amount of such prepayment penalties and/or redemption fees in the Adviser’s monthly reports to the Partners on no less than a quarterly basis (measured as a percentage of NAV of the Master Fund).

“Illiquid Funds” shall be defined to mean Investment Funds having withdrawal rights that are less frequent than annually (after a maximum one-year lock-up period) and that, in some cases, will only make distributions as the underlying portfolio’s assets or investments are liquidated (i.e., the investor in such Investment Funds may not have the right to demand withdrawals on a specified periodic basis). Illiquid Funds may include, without limitation, private equity funds, real estate funds, or natural resources funds that only make distributions when an investment is monetized or generates cash flow through distributions, dividends, etc.

Investment Funds may be initially categorized as “Semi-Liquid Funds” or “Illiquid Fund” and through the passage of time may meet the definition of “Liquid Funds” or “Semi-Liquid Funds”, respectively. By way of example, an Investment Fund may have a two year lock-up and quarterly withdrawal rights thereafter, in which case it will be initially categorized as an “Illiquid Fund”. After one year, however, such Investment Fund will then have a one year lock-up (because the first year of a two year lock-up shall have passed) and quarterly withdrawal rights thereafter and may thus be re-categorized as a “Liquid Fund”. In addition, certain Investment Funds change their withdrawal rights from time to time (e.g., imposing longer lock-up periods), in which case such Investment Funds may have to be moved from a “Liquid Fund” to a “Semi-Liquid Fund” or “Illiquid Fund” category.

THE DEFINITIONS OF “LIQUID FUNDS”, “SEMI-LIQUID FUNDS” AND “ILLIQUID FUNDS” ARE USED BY THE ADVISER TO STRUCTURE THE MASTER FUND’S PORTFOLIO IN A MANNER THAT THE ADVISER REASONABLY BELIEVES WILL ENABLE IT TO MAKE PERIODIC REPURCHASE OFFERS FOR INTERESTS. HOWEVER, SUCH DEFINITIONS SHOULD NOT BE CONSTRUED BY PARTNERS OR PROSPECTIVE INVESTORS TO MEAN THAT THE FUND PROVIDES INVESTORS WITH LIQUIDITY. THE INTERESTS WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE AND IT IS NOT ANTICIPATED THAT A SECONDARY MARKET FOR THE INTERESTS WILL DEVELOP. THE INTERESTS ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LP AGREEMENT. ALTHOUGH THE FUND MAY OFFER TO REPURCHASE INTERESTS FROM TIME TO TIME, INTERESTS WILL NOT BE REDEEMABLE AT A PARTNER’S OPTION NOR WILL THEY BE EXCHANGEABLE FOR INTERESTS OR SHARES OF ANY OTHER FUND. AS A RESULT, AN INVESTOR MAY NOT BE ABLE TO SELL OR OTHERWISE LIQUIDATE HIS OR HER INTEREST. THE INTERESTS ARE APPROPRIATE ONLY FOR THOSE INVESTORS WHO DO NOT REQUIRE A LIQUID INVESTMENT AND WHO ARE AWARE OF THE RISKS INVOLVED IN INVESTING IN THE FUND. TO THE EXTENT THAT AN INVESTOR REQUIRES THAT A PORTION OF ITS INVESTMENT PORTFOLIO PROVIDE LIQUIDITY, SUCH PORTION SHOULD NOT BE INVESTED IN THE FUND. SEE “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE – INVESTMENT FUND SECURITIES ARE GENERALLY ILLIQUID”

RISK FACTORS

An investment in the Fund involves certain risks and special considerations. Listed below are summaries of several of such risks and considerations.

•

The Master Fund may invest in Illiquid Funds, in an amount up to 25% of the Master Fund’s portfolio (measured at the time the investment is made), with not less than 75% of the Master Fund’s portfolio in Liquid Funds. As of May 31, 2005, the Fund’s approach to liquidity will change. At such time, the Adviser intends to cause the Master Fund to structure its portfolio such that not less than 65% of its portfolio (measured at the time of investment) will be invested in Liquid Funds. Specifically, the Master Fund may invest in Illiquid Funds, in an amount up to 25% of the Master Fund’s portfolio (as measured at the time of investment), as well as invest in Semi-Liquid Funds, in an amount up to 10% of the Master Fund’s portfolio (as measured at the time of investment). Due to the level of investment in Illiquid Funds and Semi-Liquid Funds (as defined above) and its impact on the Fund’s ability to meet repurchase requests, the Fund will charge a 2% early repurchase fee (“Early Repurchase Fee”) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of the Interest (or portion thereof).

•	The Master Fund may make withdrawals from most Investment Funds only at certain specified times, which may affect the ability of a Partner to make withdrawals from the Fund. As stated above, it is intended that up to 25% of Master Fund’s assets (at the time of investment) will be allocated to Illiquid Funds (as defined above). In addition, as of May 31, 2005, an additional 10% of the Master Fund’s portfolio may be invested in Semi-Liquid Funds (as defined above). See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds’ Securities Are Generally Illiquid.”

•	Interests will not be listed for trading on any national securities exchange, are subject to substantial restrictions on transfer, and have limited liquidity. Although the Adviser anticipates recommending to the Board that the Fund offer to repurchase Interests on a quarterly basis, the Board retains the discretion to approve such requests and, therefore, there is no requirement that the Fund repurchase Interests. Accordingly, there can be no assurance that a Partner who requests the repurchase of its Interest (or a portion thereof) will have such Interest repurchased in a timely fashion. See “Repurchases of Interests” below and “GENERAL RISKS—Interests Not Listed; Repurchases of Interests.”

•	The performance of the Fund depends upon the ability of the Adviser to select Investment Managers and Investment Funds in which the Master Fund invests, and on the success of the Investment Managers in managing the assets of the Investment Funds. See “GENERAL RISKS—Dependence on the Adviser and the Investment Managers.”

•	To the extent the Master Fund purchases non-voting interests of, or contractually foregoes the right to vote its interests in, an Investment Fund, it will not be able to vote of matters that require the approval of the investors of the Investment Fund, including matters that could adversely affect the Master Fund’s investment in it. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Inability to Vote.”

•	The Master Fund has prescribed Asset Allocation Ranges in which the Adviser allocates the assets of the Master Fund. However, within these Asset Allocation Ranges, the Adviser has the discretion to underweight or overweight allocations to Asset Classes from a risk/reward perspective. There is no assurance that its decisions in this regard will be successful, or that the Master Fund will have the ability to change these allocations when the Adviser determines it is advisable to do so. This could have a material adverse effect on the ability of the Adviser to implement the Master Fund’s and the Fund’s investment objective.

•

Certain Investment Funds may use investment strategies and techniques that involve greater risks than the strategies typically used by open-end registered investment companies (i.e., mutual funds). Although the Investment Funds invest in equity and debt securities, certain of them may also invest in and trade equity-related instruments, debt-related instruments, currencies, financial futures, swap agreements, and other types of instruments. In addition, the Investment Funds may sell securities short and use a wide range of other investment techniques, including derivative instruments used for both

v

hedging and non-hedging purposes. The use of such instruments and techniques may be an integral part of an Investment Fund’s investment strategy, and may increase the risk to which the Fund’s portfolio is subject. See “INVESTMENT RELATED RISKS.”

•	Investment Managers may consider it appropriate, subject to applicable regulations, to utilize forward and futures contracts, options, swaps, other derivative instruments, short sales, margin and other forms of leverage in their investment programs. Such investment techniques can substantially increase the adverse impact of investment risks to which the Fund’s investment portfolio may be subject. See “INVESTMENT RELATED RISKS—Leverage.”

•	Certain of the Investment Funds may invest in private securities for which there is no readily available market and that are generally illiquid. In addition, certain of these investments carry a high degree of risk.

•	The Investment Funds may invest a substantial portion of their assets in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including, but not limited to, political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments. See “INVESTMENT RELATED RISKS—Non-U.S. Investments” and “Investment in Emerging Markets.”

•	The Fund has a limited operating history. The Master Fund, in which the Fund invests, also has a limited operating history. In addition, certain of the Investment Funds in which the Master Fund invests may have limited or no operating histories.

•	Legal, tax and regulatory changes may occur which may materially adversely affect the Fund. See “GENERAL RISKS—Legal, Tax and Regulatory Risks.” Additionally, there are certain tax risks associated with an investment in the Fund. See “CERTAIN TAX CONSIDERATIONS.”

•	The Fund will accept additional subscriptions for Interests, and such subscriptions will dilute the indirect interest of existing Partners in the Fund’s investment portfolio, which could have an adverse impact on the existing Partners’ Interests. See “GENERAL RISKS—Special Considerations Applicable to Purchases of Interests.”

•	Investment Managers charge the Master Fund asset-based fees, and certain Investment Managers are also entitled to receive performance-based fees or allocations. Such fees and performance-based compensation are in addition to the fees charged to the Master Fund and the Fund by the Adviser. Moreover, an investor in the Fund bears a proportionate share of the expenses of the Master Fund and the Fund and, indirectly, similar expenses of the Investment Funds. Investors could avoid the additional level of fees and expenses at the Master Fund and Fund level by investing directly with the Investment Funds, although access to many Investment Funds may be limited or unavailable. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Multiple Levels of Fees and Expenses.”

•	Performance-based allocations may create incentives for Investment Managers to make risky investments, and may be payable by the Master Fund to an Investment Manager based on an Investment Fund’s positive returns even if the Master Fund’s overall returns are negative. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Multiple Levels of Fees and Expenses.”

•	Investment Funds generally are not registered as investment companies under the Investment Company Act and, therefore, the Master Fund as an investor in Investment Funds does not have the benefit of the protections afforded by the Investment Company Act. Investment Managers may not be registered as investment advisers under the Advisers Act, in which case the Master Fund as an investor in Investment Funds managed by such Investment Managers will not have the benefit of certain of the protections afforded by the Advisers Act. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Investment Funds Generally Not Registered.”

•	The valuation of the Master Fund’s investments in Investment Funds is ordinarily calculated by a committee approved by the Board and established to oversee the valuation of the Fund’s investments (the “Valuation Committee”), in consultation with the Adviser and BISYS Fund Services Ohio, Inc., the Fund’s independent administrator (the “Independent Administrator”). The Master Fund’s investments are ordinarily based upon valuations provided to it by the Investment Managers of such Investment Funds or, in many cases, the administrators of those Investment Funds. Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and are fair valued by the Investment Managers and/or their administrators. An Investment Manager may face a conflict of interest in valuing such securities since their values affect the Investment Manager’s compensation. The Independent Administrator reviews the valuation of each Investment Fund on a monthly basis. In addition, the Valuation Committee reviews the valuation procedures used by Investment Managers and undertakes additional due diligence to determine the reliability of valuations provided for Investment Funds. However, none of the Valuation Committee, the Independent Administrator or the Adviser is able to confirm or review the accuracy of valuations provided by Investment Managers or their administrators. Inaccurate valuations provided by Investment Funds could materially adversely affect the value of Interests, which determine the value at which new Partners are admitted and the amounts Partners receive upon any repurchases of Interests by the Fund. “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Valuation of the Fund’s Interests in Investment Funds,” and “CALCULATION OF NET ASSET VALUE; VALUATION.”

•	Since certain Investment Funds that the Adviser has selected may provide infrequent opportunities to purchase their securities, the Master Fund may hold significant amounts of cash, short-term debt securities or money market securities pending investment in such Investment Funds, which could materially adversely affect the Fund’s investment returns. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE—Limitations on Ability to Invest in Investment Funds.”

In view of the risks noted above, an investment in the Fund is suitable only for investors who can bear the risks associated with limited liquidity of the Interests and should be viewed as a long-term investment.

No guarantee or representation is made that the investment program of the Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund will achieve its investment objective.

A more detailed discussion of the risks associated with an investment in the Fund can be found under “GENERAL RISKS,” “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE,” and “INVESTMENT RELATED RISKS.”

BORROWING BY THE FUND AND THE MASTER FUND

Each of the Fund and the Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes. Each of the Fund and the Master Fund may also borrow money to pay operating expenses, including, without limitation, investment management fees, to fund repurchases of Interests or to meet capital calls of Investment Funds, particularly private equity partnerships, real estate partnerships and natural resources partnerships; provided, however, that, as a non-fundamental policy, the Fund does not currently intend to borrow more than 10% of its NAV (after taking into account such borrowings and the use of proceeds therefrom).

MANAGEMENT

The General Partner of the Fund is The Endowment Fund GP, L.P., which is a Delaware limited partnership. The General Partner is also the general partner of the Master Fund and currently serves and may in the future serve as general partner of other registered investment companies and/or unregistered investment funds. The General Partner is an affiliate of the Adviser. The General Partner retains all rights, duties and powers to manage the affairs of the Fund that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board or contractually assumed by the Adviser. The General Partner is responsible for, among other things, acting as Tax Matters Partner (as defined below in “Taxes”).

The General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Fund’s business. Accordingly, the Board has overall responsibility for the management and supervision of the business operations of the Fund. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, the Adviser or any committee of the Board. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the directors of an investment company organized as a corporation and registered under the Investment Company Act. The Directors, in their capacities as such, are not general partners of, or investment advisers to, the Fund.

THE ADVISER AND SUB-ADVISER

Under the supervision of the Board and pursuant to an investment management agreement (“Investment Management Agreement”), Endowment Advisers, L.P., an investment adviser registered under the Advisers Act, serves as the Fund’s Adviser. The Adviser also serves as investment adviser to the Master Fund pursuant to an investment management agreement.

The Adviser is owned by Salient Endowment Enterprises, LLC (a limited liability company controlled by Messrs. Andrew B. Linbeck, Jeremy L. Radcliffe and A. Haag Sherman) (“SEE”), Sanders Morris Harris Group, Inc. (“Sanders Morris”), MWY Consulting, LLC (a limited liability company controlled by Mark W. Yusko) (“MWY”), and John A. Blaisdell, J. Matthew Newtown, John E. Price and Adam L. Thomas (individually). Such individuals, together with Sanders Morris, MWY and SEE, are collectively referred to herein as the “Principals.” Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of the Investment Committee of the Adviser. See “MANAGEMENT OF THE FUND—The Adviser.”

In accordance with the Investment Management Agreement, the Adviser has engaged Tanglewood Asset Management, LLC (“Tanglewood”) as a sub-adviser (“Sub-Adviser”) to manage portions of the Fund’s investment portfolio. The Sub-Adviser generally does not invest in Investment Funds, but rather invests directly in equity, debt and derivatives markets, generally pursuing market neutral investment strategies. See “MANAGEMENT OF THE FUND—The Sub-Advisers.”

PLACEMENT AGENTS

The Fund may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the Fund. Sanders Morris, an affiliate of Salient Partners, L.P. (“Salient”), which is an affiliate of the Adviser, has been engaged by the Fund to serve as a Placement Agent. Investments in the Fund are not subject to any placement fee. See “Purchasing Interests” below. A Placement Agent may engage one or more sub-placement agents (each, a “Sub-Placement Agent”). The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and Sub-Placement Agents.

FUND ADMINISTRATION

The Adviser also acts as servicing agent to the Fund (“Servicing Agent”), whereby it provides investor servicing and administrative assistance. The Fund compensates the Servicing Agent for providing its services. BISYS Fund Services Ohio, Inc., serves as the Independent Administrator of the Fund and the Master Fund. The Master Fund compensates the Independent Administrator for providing administrative services. Investor servicing entails the provision of personal, continuing services to investors in the Fund. Such services include communicating periodically with Partners and providing information about the Fund, the Fund’s Interests, and repurchase offers; handling correspondence from Partners about their accounts; providing and keeping retirement plan records; acting as the sole Partner of record and nominee for Partners; providing beneficial owners with account statements; issuing reports to Partners; forwarding Partner communications to beneficial owners; receiving, tabulating and transmitting proxies executed by beneficial owners; and administering investor application review. See “ADMINISTRATION” and “FEES AND EXPENSES.”

FEES AND EXPENSES

The Fund bears its own operating expenses (including, without limitation, its organizational expenses), and a pro rata portion of the operating expenses of the Master Fund. A more detailed discussion of the Fund’s expenses can be found under “FUND EXPENSES.”

Investment Management Fee. The Master Fund pays the Adviser a monthly investment management fee equal to 1% (on an annualized basis) of its month end net assets, accrued monthly and payable quarterly in arrears (the “Investment Management Fee”). In the case of a partial month, the

Investment Management Fee will be based on the number of days during the month in which the Adviser invested Fund assets. So long as the Fund invests all of its investable assets in the Master Fund, the Fund will not directly pay the Adviser a fee; however, the Fund’s Partners bear an indirect share of the Investment Management Fee through the Fund’s investment in the Master Fund. See “INVESTMENT MANAGEMENT FEE.”

Servicing and Administration Fees.

In consideration for investor services and administrative assistance, the Fund pays Endowment Advisers, L.P., as Servicing Agent, a quarterly servicing fee (“Servicing Fee”) based on the average month end net assets of the Fund over the course of the applicable quarter. The Servicing Fee equals 1% (on an annualized basis) of the Fund’s average month end net assets over the course of the applicable quarter, payable quarterly in arrears. However, in order to defray a portion of costs associated with the initiation of the Fund, the Adviser has waived and will waive the Servicing Fee until such time as (a) the Fund has $40 million of total assets under management (when combined with other funds registered under the Investment Company Act that feed into the Master Fund, if any), and (b) the Fund’s initial offering costs (but not organizational costs) have been fully amortized, which is anticipated to occur in April 2005. The Servicing Agent may engage one or more sub-servicing agents (each, a “Sub-Servicing Agent”) to provide some or all of the above services. Compensation to any Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents.

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Master Fund. The Administration Fee will equal 0.08% (on an annualized basis) of the Master Fund’s month end net assets for the first $100 million of net assets, 0.07% (on an annualized basis) of the Master Fund’s month end net assets for that portion of the Master Fund’s net assets that exceeds $100 million and is equal to or less than $250 million, and 0.06% (on an annualized basis) of the Master Fund’s month end net assets for that portion of the Master Fund’s net assets that exceeds $250 million. In addition, the Independent Administrator charges fees for legal, tax preparation, compliance, and certain other services, which are estimated to total approximately 0.05% per annum, based on $31 million in assets and 140 Partners (the Fund’s levels for assets and investors, as of December 31, 2004, respectively).

Organizational Expenses. The Fund’s organizational and offering expenses (“Organizational Expenses”), which are separate from and in addition to those fees previously discussed, were initially borne by the Adviser or an affiliate and were expensed by the Fund upon commencement of operations. The Fund’s direct portion of organizational and offering expenses was approximately $200,000.

ALLOCATION OF PROFIT AND LOSS

The net profits or net losses of the Fund (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of investments) are credited to or debited against the capital accounts of the Partners at the end of each accounting period (as defined in “CAPITAL ACCOUNTS AND ALLOCATIONS”) in accordance with their respective “investment percentages” as of the start of such period. Each Partner’s investment percentage is determined by dividing, as of the start of an accounting period, the Partner’s capital account balance by the sum of the balances of the capital accounts of all Partners of the Fund, as adjusted for any capital contributions and repurchases of Interests as of the beginning of such accounting period. See “CAPITAL ACCOUNTS AND ALLOCATIONS.”

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DISTRIBUTIONS

It is expected that distributions will generally not be made to Partners. However, the Board has the right to cause distributions to be made in cash or in-kind to the Partners in its sole discretion. Whether or not distributions are made, each Partner will be required each year to pay applicable federal, state and local income taxes on its allocable share of the Fund’s taxable income.

CONFLICTS OF INTEREST

The Adviser and the Principals and certain affiliates thereof (the “Related Parties”) provide other investment management services to other funds and discretionary managed accounts that follow an investment program certain aspects of which are similar to certain aspects of the Fund’s investment program or that replicate certain Asset Classes (or portions thereof) within the Fund’s investment program. The Adviser and other Related Parties are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund or and its partners. The trading activities of the Related Parties are carried out without references to positions held directly or indirectly by the Fund. In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Investment Managers or Investment Funds that are either already a part of the Fund’s portfolio or that may be appropriate for investment by the Fund (collectively, “Opportunities”). In some cases, these Investment Funds may be capacity constrained. Towards that end, Mr. Yusko, along with his affiliates (including an investment advisory firm that he controls, Morgan Creek Capital Management) and Salient Partners, L.P. (the “Fund Affiliates”) have agreed to ratably allocate Opportunities to funds and other accounts that they manage, including the Fund (collectively, the “Accounts”), ratably based on the amount that is suitable for investment by each such Account (based on, among other things, size of portfolio, current portfolio allocations, risk profile, investment objectives and liquidity restraints), subject to their sole and absolute discretion. Any sub-adviser retained by the Adviser will adopt similar policies. Though the Fund Affiliates have agreed to provide capacity of Opportunities ratably to Accounts (including the Fund) based on the relative demand of each, the Fund Affiliates have sole and absolute discretion to determine such demand and the Fund Affiliates may determine that certain Opportunities are either not suitable for the Fund and/or the Fund may not gain all of the capacity to the Opportunities that it desires as a result of participation in such Opportunities by other Accounts. Accordingly, the Fund may not have exposure or may have reduced exposure with respect to these Investment Funds (that comprise Opportunities). The Fund’s operations may give rise to other conflicts of interest that could disadvantage the Fund and the Shareholders. See “CONFLICTS OF INTEREST” AND “CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS.” In addition, the Adviser may recommend an investment by the Master Fund in an Investment Fund managed or co-managed by a Related Party. Such an investment would only be made subject to required exemptive relief from the SEC and, among other things, will be made only if approved by a majority of the Directors who are not “interested persons,” as defined in Section 2(a)(19) of the Investment Company Act (“Independent Directors”), who will review the conflicts of interest that may arise from such investment. Finally, the Adviser may directly manage a portion of the Master Fund’s assets directly in cases where it has the competency to do so (e.g., a portion of the REIT portfolio) and such management, since it is direct, shall not require the consent of the SEC. However, no additional fees will be charged by the Adviser for such management. See “SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE — AFFILIATE FUNDS.”

ELIGIBLE INVESTORS

Each prospective investor is required to complete the Fund’s subscription agreement (“Subscription Agreement”) and satisfy the investor eligibility standards set forth therein, a form of which standards are set forth in Appendix A to this Memorandum, in order to be permitted to invest in the Fund. Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule

205-3 under the Advisers Act. In addition, Interests are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as “Eligible Investors.” Existing Partners who request to purchase additional Interests are required to qualify as Eligible Investors and to complete an additional Subscription Agreement prior to the additional purchase. See “ELIGIBLE INVESTORS.”

PURCHASING INTERESTS

The minimum initial investment in the Fund by any investor is $100,000, and the minimum additional investment in the Fund by any investor is $25,000. However, the Fund, in its sole discretion, may accept investments below these minimums. The Fund does not generally expect to waive investment minimums, but may permit an investor to make an investment below these minimums when the Fund reasonably expects that the investor will purchase additional Interests subsequent to the investment under consideration.

Interests are generally available for purchase as of the first business day of each calendar month, except that Interests may be made available for purchase more or less frequently as determined by the Board in its sole discretion.

A prospective investor must submit a completed Subscription Agreement on or prior to the acceptance date set by the Fund and communicated to prospective investors. The Fund reserves the right to reject in whole or in part, in its sole discretion, any request to purchase an Interest in the Fund at any time. The Fund also reserves the right to suspend or terminate the availability for purchase of Interests at any time.

Additional information regarding the subscription process is set forth under “PURCHASING INTERESTS.”

Investments in the Fund are not subject to any placement fee. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents, Sub-Placement Agents and Sub-Servicing Agents.

REPURCHASES OF INTERESTS

No Partner will have the right to require the Fund to redeem its Interest (or any portion thereof) in the Fund. The Fund from time to time may offer to repurchase Interests pursuant to written tenders by the Partners. These repurchases are made at such times and on such terms as may be determined by the Board from time to time in its sole discretion. The Fund may elect to repurchase less than the full amount that a Partner requests to be repurchased. If a repurchase offer is oversubscribed, the Fund will repurchase only a pro rata portion of the amount tendered by each Partner.

In determining whether the Fund should offer to repurchase Interests from Partners pursuant to repurchase requests, the Board may consider, among other things, the recommendation of the Adviser as well as a variety of other operational, business and economic factors. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests from Partners on a quarterly basis with a Valuation Date (as defined below in “REPURCHASES OF INTERESTS”) on or about March 31, June 30, September 30 and December 31 of each year.

The Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Interests.

A Partner who tenders some but not all of its Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. The Adviser, in its sole discretion, may waive such minimum capital account balance requirement. The Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

A 2% Early Repurchase Fee will be charged by the Fund (and inure to the benefit of the remaining Partners) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of the Interest (or portion thereof). See “REPURCHASES OF INTERESTS.”

TRANSFER RESTRICTIONS

A Partner may assign, transfer, sell, encumber, pledge or otherwise dispose of (each, a “transfer”) its Interest (or a portion thereof) only (1) by operation of law pursuant to the death, divorce, insolvency, bankruptcy, or adjudicated incompetence of the Partner; or (2) under other limited circumstances, with the consent of the Board (which may be reasonably withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances). Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of an Interest (or a portion thereof) unless the transfer is: (1) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (2) to members of the transferring Partner’s immediate family (siblings, spouse, parents or children); or (3) a distribution from a qualified retirement plan or an individual retirement account. In connection with any request to transfer an Interest (or a portion thereof), the Fund may require the Partner requesting the transfer to obtain, at the Partner’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request.

Each transferring Partner and transferee may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer. See “TRANSFERS OF INTERESTS.”

TAXES

In the opinion of counsel to the Fund, based on a “facts and circumstances” analysis, the Fund is taxable as a partnership for U.S. federal income tax purposes, and, as a result, each Partner is required to include in income its allocable share of the Fund’s taxable income each year, regardless of whether the Fund makes a distribution to such Partner in such year. In addition, for a variety of reasons, a Partner’s allocation of taxable income of the Fund in any year may be more or less than the amount of net profits or net losses allocated to the Partner’s capital account for that year.

For a discussion of certain tax risks and considerations relating to an investment in the Fund, see “CERTAIN TAX CONSIDERATIONS.”

Investors should consult their own tax advisers with respect to the specific federal, state, local, U.S. and non-U.S. tax consequences of the purchase and ownership of an Interest in the Fund and/or the filing requirements, if any, associated with the purchase and ownership of an Interest in the Fund.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES

Prospective investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts and Keogh Plans, may purchase Interests in the Fund. The Fund’s assets should not be considered to be “plan assets” for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules or similar provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code” or the “Code”).

Because many of the Investment Funds incur debt in connection with the purchase of securities, futures and other investments, the Fund may generate income that is taxable to its tax-exempt Partners as unrelated business taxable income (“UBTI”). In addition, a tax-exempt Partner will likely recognize UBTI if it incurs indebtedness to finance its investment in the Fund, and it is possible that certain investments by the Fund could result in UBTI, even if such investments are not debt financed. Due to these considerations, an investment in the Fund is not appropriate for certain types of tax-exempt entities, including charitable remainder trusts. See “CERTAIN TAX CONSIDERATIONS.”

An investment in the Fund by tax-exempt entities requires special consideration. Trustees or administrators of such entities are urged to review carefully the matters discussed in this Memorandum and to consult with their tax advisers prior to making an investment in the Fund. See “ERISA CONSIDERATIONS.”

TERM

The Fund’s term is perpetual unless the Fund is otherwise terminated under the terms of the LP Agreement.

REPORTS TO PARTNERS

The Fund intends to send the Partners annual tax information necessary for completion of U.S. federal, state and local tax returns. The Fund intends to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information may be provided by the Fund after April 15 of each year and, accordingly, Partners may need to file for extensions for the completion of their tax returns.

The Fund anticipates sending Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made. Partners may also be sent additional reports regarding the Fund’s operations each quarter, at the discretion of the Adviser. See “REPORTS TO PARTNERS.”

In the event that the 1940 Act or the SEC in the future requires more frequent reporting, the Fund will comply with such additional reporting requirements.

FISCAL YEAR

For accounting purposes, the Fund’s fiscal year is the period ending on December 31. The Fund’s taxable year is the period ending December 31.

SUMMARY OF FUND EXPENSES

The following table illustrates the approximate expenses and fees that the Fund incurred during its first year of operations and that Partners bore directly or indirectly, restated to reflect changes to the Fund’s expense structure as a result of the Fund’s completion of its first year of operations.

PARTNER TRANSACTION EXPENSES
Maximum Placement Fee (as a percentage of purchase amount)(1)	None
Maximum Early Repurchase Fee (as a percentage of repurchased amount)(2)	2.00%

ANNUAL EXPENSES (as a percentage of net assets)
Investment Management Fee(3)	1.00%
Administration and Servicing Fees(4)	1.14%
Other Expenses (including the Fund’s organizational expenses, insurance costs, directors fees and the Fund’s portion of the Master Fund’s total expenses)(5)(6)(7)	0.80%

TOTAL ANNUAL EXPENSES (8)	2.94%

(1)	The Fund may engage one or more Placement Agents to assist it in placing Interests in the Fund. A Placement Agent may engage one or more Sub-Placement Agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and Sub-Placement Agents.

(2)	A 2.00% Early Repurchase Fee payable to the Fund will be charged with respect to the repurchase of a Partner’s Interest (or portion thereof) at any time prior to the business day immediately preceding the one-year anniversary of a Partner’s purchase of such Interest (or portion thereof). See “REPURCHASES OF INTERESTS.”

(3)	As a contractual matter, so long as the Fund invests all of its investable assets in the Master Fund, the Fund will not directly pay the Adviser an investment management fee; however, the Fund’s Partners bear an indirect share of the Master Fund’s investment management fee of 1% on an annualized basis through the Fund’s investment in the Master Fund. See “INVESTMENT MANAGEMENT FEE” and “ADMINISTRATION” for additional information.

(4)	In order to defray a portion of the costs related to the initiation of the Fund, the Adviser has instituted a voluntary policy whereby the 1.00% Servicing Fee will be waived until such time as (a) the Fund has $40 million of total assets under management (when combined with other funds registered under the Investment Company Act that feed into he Master Fund, if any) and (b) the Fund’s offering costs (but not organizational costs) have been fully amortized, which is anticipated to occur in April 2005. Any compensation to a Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents.

(5)	This amount is based on net assets of the Fund of $31 million, as of December 31, 2004, and $280 million in net assets for the Master Fund, as of December 31, 2004. Other Expenses, expressed as a percentage of the Fund’s net assets, may be higher if net assets of the Fund are less than $31 million (or if net assets of the Master Fund are less than $280 million). Directors’ fees, insurance costs, offering costs and other costs have been allocated among the Master Fund and the Fund, generally 50%/50%. This figure also includes an approximate amount based on the Fund’s pro rata share of the Master Fund’s estimated expenses for the first year of the Fund’s operations and the expenses that the Fund will bear. In addition, this figure includes the Fund’s organizational and initial private placement expenses of approximately $200,000 (“Organizational Expenses”), which were initially borne by the Adviser or an affiliate thereof and for capital account allocation purposes assumed to be reimbursed, over not more than a 60 month period of time, notwithstanding that such Organizational Expenses were expensed in accordance with generally accepted accounting principles for Fund reporting purposes upon commencement of operations (as reflected in the Fund’s statement of operations).

(6)	Partners also indirectly bear a portion of the asset-based fees, performance or incentive fees or allocations and other expenses incurred by the Master Fund as an investor in the Investment Funds or in connection with the allocation of the assets of the Master Fund to Sub-Advisers that manage assets on a Separate Account basis. As a recently formed fund, the Fund may not be able to ascertain the amounts of such fees, allocations and expenses. However, the SEC may in the future require specific disclosure concerning the amounts of these fees, allocations and expenses, in which event such disclosure would be provided in accordance with instructions provided by the SEC or its staff.

(7)	Certain of the Fund’s operating expenses have been restated to reflect the Fund’s current fees and expenses, including: total Directors’ compensation to $49,500 (from $44,875); reduction in audit expense to $2,500 (from $12,500); and offering costs were reduced to $4,800 (from $32,875) to reflect the amortization of the initial offering costs and a new arrangement for filing registration documents. Because the Fund’s fees and expenses have been restated to reflect current fees and expenses, the fee table does not reflect the expense ratio to be disclosed in the Fund’s financial highlights table included in the Fund’s annual report to shareholders.

(8)	Because of the voluntary waiver of the Servicing Fee by the Adviser, as discussed in note (4) above, the Fund’s actual total annual expenses are 1.94% of the Fund’s month end net assets. The Adviser may eliminate all or part of any such voluntary waiver at any time.

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Partners will bear directly or indirectly. For a more complete description of the various fees and expenses of the Fund, see “INVESTMENT MANAGEMENT FEE,” “ADMINISTRATION,” “FUND EXPENSES,” “REPURCHASES OF INTERESTS,” and “PURCHASING INTERESTS.”

The following example is intended to help you compare the cost of investing in the Fund with the cost of investing in other funds. The example assumes that all distributions are reinvested at NAV and that the percentage amounts listed under annual expenses remain the same in the years shown. The assumption in the hypothetical example of a 5% annual return is required by regulation of the SEC applicable to all registered investment companies. The assumed 5% annual return is not a prediction of, and does not represent, the projected or actual performance of the Fund.

Example

You would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return:

1 YEAR	3 YEARS	5 YEARS	10 YEARS
$31	$94	$160	$337

The example is based on the aggregate annual fees and expenses of the Fund set out on the table above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. The Fee Example does not reflect voluntary fee waivers by the Adviser or its affiliates. To the extent fees are waived, the Fund’s expenses would be lower. Moreover, the rate of return of the Fund may be greater or less than the hypothetical 5% return used in the example. A greater rate of return than that used in the example would increase the dollar amount of the investment advisory fee paid by the Fund.

INVESTMENT OBJECTIVE AND STRATEGIES

Investment Objective

The Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Fund attempts to achieve this objective through:

1.	Allocation among a broad range of Asset Classes and Investment Managers;

2.	Access to Quality Investment Managers; and

3.	Capital Allocation Decisions.

In particular, the Fund provides the Partners (through their investments in the Fund) with access to Asset Classes, Investment Funds and overall asset allocation services that, on a collective basis, are typically available to larger institutions, such as major university endowments, in order to seek consistent returns and relatively low volatility.

The Fund invests substantially all of its assets in the securities of the Master Fund, through which the Fund pursues its investment objective. The Fund may in the future seek exemptive relief to allow it to invest in securities in addition to those issued by the Master Fund, which may include securities of a second master fund. Although substantially all of the Fund’s investments are made through the Master Fund, this Memorandum generally refers to the Fund’s investments as if they were made directly by the Fund, in order to make the Fund’s and Master Fund’s investment programs easier to understand. Accordingly, references in this Memorandum to the Fund’s investment activities actually describe the Master Fund’s investment activities, unless the context requires otherwise.

Allocation. The Master Fund pursues its investment objective by allocating its assets to build a broad portfolio consisting primarily of private partnerships, registered investment companies, other investment vehicles and/or managed, commingled or separate accounts (“Investment Funds”) that are managed by investment advisors or managers (“Investment Managers”) identified by the Investment Committee. The Adviser may directly manage a portion of the Master Fund’s assets in cases where it has the competency to do so (e.g., a portion of the REIT portfolio) and such management, since it is direct, shall not require the consent of the SEC. However, no additional fees will be charged by the Adviser for such management. The Master Fund currently intends to invest in the securities of 30 or more Investment Funds, depending on the size of assets under management (the Adviser currently intends that, the larger the assets under management, the greater the number of Investment Funds). As of the date hereof, the

Master Fund has invested in the securities of more than 40 Investment Funds. Investment Managers may invest in a wide range of instruments and markets, including, but not limited to, U.S. and non-U.S. equities and equity-related instruments, currencies, commodities, real estate, financial futures, fixed income, debt-related instruments and other derivative products.

Though in most instances the Master Fund invests in Investment Funds that are limited partnerships, limited liability companies or other entities managed by Investment Managers, on occasion, the Master Fund may invest in separate accounts in its name that are managed by Investment Managers (“Separate Accounts”). The Master Fund has an investment in one Separate Account as of the date hereof. Before an investment can be made in any additional Separate Account, the Master Fund will obtain either approval of its limited partners (which it has done with respect to the current Separate Account) or exemptive relief from the SEC to the extent required. Though the Adviser does not contemplate that additional Separate Accounts will comprise a significant portion of the Fund’s investment program going forward, there can be no assurance that this will be the case. In the event that the Adviser deems that one or more new Separate Accounts are necessary to carry out the investment program of the Fund and either limited partner approval and/or exemptive relief from the SEC is delayed or unavailable, there may be a material adverse effect on the ability of the Adviser to carry out the investment program of the Fund and, correspondingly, the investment returns of the Fund may suffer.

In addition to benefiting from the Investment Managers’ individual investment strategies, the Master Fund, as a whole, expects to achieve the benefits of making a broad allocation of its assets among a carefully selected group of Investment Managers across numerous markets and Asset Classes. The Investment Committee expects that by investing through multiple Investment Managers and across multiple Asset Classes, the Master Fund may significantly reduce the volatility inherent in a more concentrated portfolio that is invested in fewer Investment Managers and/or Asset Classes.

Access. Many high quality Investment Funds are sometimes organized as limited partnerships that are not required to register under the Investment Company Act because they do not publicly offer their securities and are restricted as to either the number of investors permitted to invest in such Investment Funds or as to the qualifications of persons eligible to invest (determined with respect to the value of investment assets held by the managers of such investor) in such Investment Funds. Many of these Investment Funds will have greater investment flexibility than traditional investment funds (such as mutual funds and most other registered investment companies) as to the types of securities owned, the nature of performance-based compensation paid to Investment Managers, the types of trading strategies employed, and in many cases, the amount of leverage they may use.

An investment in the Fund enables investors to invest, through the Fund’s investment in the Master Fund, with Investment Managers whose services generally are not available to the investing public, whose investment funds may be closed from time to time to new investors or who otherwise may place stringent restrictions on the number and type of persons whose money they will manage. An investment in the Fund also enables investors to invest with a cross-section of investment strategies without incurring the high minimum investment requirements that Investment Managers typically would impose on investors.

Capital Allocation Decisions. The Master Fund allocates its assets broadly across Asset Classes, and has target ranges for the allocation of capital across Asset Classes. Unless changed by the Adviser after notice to the Partners, the Adviser will cause the Master Fund to allocate capital within the Asset Allocation Ranges prescribed for each Asset Class. However, the Asset Allocation Ranges provide the latitude for the Adviser to allocate more or less capital to a particular Asset Class depending on the Adviser’s belief about the opportunities for attractive risk-adjusted returns afforded by that Asset Class over a given investment time horizon. In making such asset allocation decisions, the Adviser considers national and international economic and geopolitical conditions, the risks incident to the Asset Class and the return opportunities for such Asset Class (among other considerations) and gauges these factors versus the relative opportunities with other Asset Classes and the need for a broad portfolio to reduce risk (as measured by volatility).

The Fund’s investment objective is non-fundamental and may be changed by the Board without the approval of the Partners. Except as otherwise stated in this Memorandum or the LP Agreement, the investment policies, Asset Allocation Ranges, strategies and restrictions of the Fund are not fundamental and may be changed by the Board without the approval of the Partners. The Master Fund’s principal investment policies and strategies are discussed below.

INVESTMENT STRATEGIES

The Fund seeks to achieve its investment objective by investing substantially all of its assets in the securities of at 30 or more Investment Funds initially (subject to modification in the sole discretion of the Adviser), with the objective of adding additional Investment Managers as the Fund’s assets grow and the need to diversify among additional Investment Managers increases. As of the date hereof, the Master Fund has invested in the securities of more than 60 Investment Funds. The asset classes in which the Investment Managers invest are as follows (the “Asset Classes”):

Domestic, International/Emerging Markets, and Global/Opportunistic Equity

The Equity Portfolio of the Fund may be broken into three broad strategies – (a) U.S. domestic equity, (b) international and emerging markets equity, and (c) global/opportunistic equity, each of which are described below.

Domestic Equity. The Domestic Equity Portfolio is composed of Investment Funds that invest in publicly traded equity securities issued by U.S. companies. These securities typically trade on the New York Stock Exchange (“NYSE”), American Stock Exchange (“AMEX”) or the Nasdaq National Market (“Nasdaq”), although they may trade on other exchanges and/or markets as well. To gain an appropriately broad range of investments, the Fund may have several Domestic Equity Investment Funds, each of which may focus on a particular market capitalization range, sectors and/or style of investment (discussed further below). See “Traditional ‘Long’ Equity Portfolios” and “Long/Short Public Equity” below.

International Equity; Emerging Markets Equity. The International Equity Portfolio is composed of Investment Funds that invest in publicly traded equity securities issued by foreign companies. The Fund focuses on Investment Funds that invest in companies domiciled in “developed” countries, but also maintains an allocation to Investment Funds investing in developing or “emerging” markets. A “developed” country is generally defined as one with a stable political system, currency, and a relatively highly liquid public securities market, such as those nations comprising Western Europe, Japan, South Korea, Australia and Canada and certain other industrialized nations. An “emerging” country typically has a relatively newer and less developed capital market system, and is defined as one in which the stability of local political, regulatory and/or economic systems are not as sound as in “developed” countries (e.g., Russia, China, Mexico, Brazil, India and Indonesia). International securities are typically be traded on the principal stock markets in their “home” country, such as the Tokyo Stock Exchange (Japan) and the London Stock Exchange (United Kingdom). In addition, Investment Funds may purchase American Depositary Receipts (“ADRs”) of foreign companies, which are generally securities issued in the U.S. and traded on U.S. exchanges but that represent ownership of a foreign corporation. Many of the larger international foreign companies have ADRs registered on U.S. exchanges, and many companies may also “dual” list on foreign and U.S. exchanges. To achieve an appropriately broad range of investments, the Fund may employ more than one International Equity Investment Manager, each of which typically focus on a particular set of companies in a general set of market capitalization ranges and/or employ a particular style of investing. See “‘Long’ Equity Investment Styles” and “Long/Short Public Equity” below.

Global/Opportunistic Equity. The Global/Opportunistic Equity Portfolio is composed of Investment Funds that predominantly invest in all global markets, including the U.S. domestic markets, and predominantly invest in equity securities. While the Global/Opportunistic Equity strategy consists of Investment Funds that trade predominantly in equity securities, certain of the Investment Managers chosen may additionally invest all or a portion of the Investment Funds in debt instruments.

These Investment Managers opportunistically allocate capital to those markets around the globe which present the best opportunities for profit based on either the Investment Manager’s fundamental company valuation analysis or perceived macroeconomic shifts. To achieve an appropriately broad range of investments, the Fund may employ more than one Global/Opportunistic Equity Investment Manager, each of which typically focus on particular geographical markets in a general set of market capitalization ranges and/or employ a particular style of investing. See “‘Long’ Equity Investment Styles” and “Long/Short Public Equity” below.

Traditional “Long” Equity Portfolios

General. As a part of its equity allocation, the Fund may invest in Investment Funds that, in turn, invest in publicly-traded equities in the hopes that they will appreciate over time, thus allowing the Investment Manager to divest its position at a profit. Dividend yields may also be considered. These equities are held as “long” positions and are not hedged.

‘Long’ Equity Investment Styles. Exposure to the “long” equity markets (domestic, international, and global) include a variety of Investment Funds, each of which focus on investing in the stocks of companies within a particular market capitalization range such as:

•	Large Capitalization Stocks (e.g., greater than $5 billion in market capitalization);

•	Mid Capitalization Stocks (e.g., greater than $1 billion but less than $5 billion);

•	Small Capitalization Stocks (e.g., between $250 million and $1 billion); and

•	Micro Capitalization Stocks (e.g., less than $250 million).

The foregoing definitions are general, and Investment Managers may use other definitions and/or be categorized as a “Large Capitalization” Investment Manager though such manager invests in one or more of such capitalization ranges (though such manager will likely concentrate in “Large Capitalization” stocks).

Further, within each market capitalization range, the Adviser on behalf of the Fund may seek to allocate assets broadly among investment styles or sectors to manage volatility, consistent with the Fund’s investment objectives. These investment styles may include, among others: growth/momentum, value or a combination thereof. “Growth” stocks are typically issued by companies that are generating earnings growth at a pace that is faster than their industry peers or are typically in industries that are growing faster than average or mature industries. In the recent past, these companies have generally been in the technology, telecommunications, financial and consumer non-durables sectors. Because a premium is often associated with these companies (as measured by a relatively high price–earnings multiple), these companies can experience dramatic share price growth but may have significant downside exposure as well. The price–earnings multiple is the price per share of a stock divided by the earnings per share of the stock. The higher the price–earnings multiple, the more “expensive” the stock is considered to be. Because a company may be generating significant earnings growth, an “expensive” company as measured by its price-earnings ratio may be appropriately valued based on its anticipated future earnings growth. “Value” stocks are generally stocks that are undervalued relative to others in the same industry and are typically found in slower growing sectors, such as energy, materials, or manufacturing.

Long/Short Public Equity

The long/short equity strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall markets in which they trade. The strategy derives performance by establishing offsetting positions (long and short) in similar companies in the same or similar industry based on perceived disparities in the relative values of the two companies. Investment Managers that manage Long/Short Public Equity Investment Funds generally derive performance by establishing offsetting positions (a “long” and “short” position) in similar companies in the same or similar industry based on perceived disparities in the relative values of the two companies. Unlike “long only” managers, Long/Short Public Equity Investment Managers almost always have “short” positions in stocks, and also use a variety of other tools designed to enhance performance (e.g., leverage), mitigate risk and/or protect profits (e.g., market “puts” and “calls”, etc.). However, to be included in the Domestic Equity Portfolio, a Long/Short Public Equity Investment Manager has to be “net long” biased and, thus, generate returns that have a higher correlation to the overall equity markets than an Investment Manager that has a “net short” bias or is “market neutral” (attempts to offset its “long” position with a corresponding “short” position so that there is no “net long” or “net short” position).

Investment Funds can be long and/or short “biased” and are usually at least partially hedged to reduce market risk. Long or short “biased” means that an Investment Manager may be “net” long or short. That is, if the aggregate exposure to long securities is greater than the aggregate exposure to “short” securities, then the Investment Manager is “long” biased. Hedging can be accomplished through short sales and/or the use of index options and futures or other derivative products. Leverage can also be employed by the Investment Managers to manage the risk/reward profile of the Investment Fund.

As a result, these Investment Funds tend to be more correlated with traditional equity investments than a “market neutral” or “net short” bias Long/Short Equity Manager (which are included in the Absolute Return Asset Class, which is discussed below). See “Alternative Class; Absolute Return – Long/Short Public Equity.” Through the implementation of its investment objective, the Fund seeks to reduce a significant portion of this equity market correlation. Reducing the covariance or correlation of the Fund’s long/short equity strategy with the equity markets is the direct result of a broad allocation across markets (U.S. and non-U.S.), strategies, sectors, geographies, leverage and net-long exposure. The Fund seeks to maintain this balance, capturing superior manager performance (alpha) while diversifying a significant portion of the systematic risk. Alpha, a statistic commonly used to quantify an investment manager’s value added performance, is defined as the mathematical estimate of the return on a security when the return on the market as a whole is zero.

Investments may represent short-term trading opportunities or a longer-term fundamental judgment on the relative performance of a security. The Adviser believes that the key capabilities in long/short equity investing are in-depth fundamental and regulatory analysis, industry experience, and valuation and financial modeling.

Fixed Income

General. Fixed income strategies seek to invest in bonds and other fixed income securities for capital appreciation, income, defensive portfolio measures, or to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by domestic and non-U.S. corporations; debt securities issued by the U.S. Government (“U.S. Treasuries”) or guaranteed by the U.S. Government or any agency thereof (“Agencies”) or by a non-U.S. government; municipal securities (“Munies”); and mortgage backed securities (“MBSs”) and asset backed securities (“ABSs”). These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations.

Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations when due (“credit default risk”) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (“market risk”).

Publicly traded and many privately issued debt securities are rated by one of the major rating agencies (Standard & Poor’s, Moody’s, Fitch’s, etc.) based on the issuer’s anticipated ability to meet the obligations under the debt securities. Such ratings fall into two main categories – Investment Grade and Non-Investment Grade. There are several categories of Investment Grade debt securities, categorizing further the default risk associated with such debt securities. In general, Investment Grade securities have a high degree of likelihood of repayment of principal and interest in accordance with the debt securities’ terms. Non-Investment Grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of Non-Investment Grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of Non-Investment Grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities, and thus less liquid because, among other reasons, certain investors, due to their investment mandates, are precluded from owning such securities.

Traditional Fixed Income. Investment Managers in the Traditional Fixed Income asset class principally invest in U.S. Treasuries; Agencies; Munies; MBSs; ABSs; and the debt securities of investment grade U.S. corporations, and typically specialize in a particular subset of these markets (e.g., U.S. Treasuries, Munies, Corporates, MBS’s, or Agencies). In addition, within each subset, a Traditional Fixed Income Investment Manager may also focus on a particular maturity or duration range (i.e., manage “medium term” fixed income with an average maturity of 5 to 7 years). In particular, Traditional Fixed Income Investment Managers, other than those managing U.S. Treasuries, focus on credit quality of the issuer, the type of instrument, the price of the instrument and coupon (i.e., the yield) and compare that debt instrument with other, substitutable instruments to determine whether such instrument is an attractive value given the credit risk of the issuer and the price of the instrument. Depending on the interest rate and investment climate as well as other factors, Traditional Fixed Income Investment Managers may build a portfolio of debt securities in this manner, focusing on, among other things, diversifying issuer / credit risk, interest rate risk (if the portfolio is laddered to a certain degree), sector risk (in the case of Corporates), and even geographic risks (in the case of Munies), as that manager deems appropriate. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

The Fund may invest in more than one Traditional Fixed Income Investment Manager to gain appropriate diversification among credit risk, interest rate risk (generally by having diversification as to duration) and market risk. It is unlikely, however, that the Fund will invest in Investment Funds that invest in Munies.

The portfolio of individual fixed income securities held directly by the Master Fund will generally have an average credit quality at the time of purchase of at least an “A” rating as determined by one of the major rating agencies. The average modified duration of the portfolio, including any exposure obtained through derivative instruments, shall generally range between plus or minus 25% of the benchmark Lehman Aggregate Bond Index.

Enhanced Fixed Income. Enhanced Fixed Income strategies seek to provide superior risk-adjusted investment performance relative to Traditional Fixed Income strategies by focusing on less efficient areas of the global fixed income markets (including certain sectors of the U.S. fixed income markets). In general, this strategy encompasses High Yield, Distressed, and Global Debt investing (including, among other things, in emerging markets). To achieve an appropriately broad allocation of investments, the Fund may employ more than one Investment Manager in each Enhanced Fixed Income strategy, with the objective of gaining diversification in geography (to minimize the economic or currency risk of a particular country or region), credit quality, issuers, industrial segment and/or other factors important to generate a broad portfolio. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

High Yield Debt. The High Yield Debt strategy involves investing predominantly in the debt of financially troubled, or stressed, companies. These companies are generally experiencing financial difficulties that have either led to a default on their indebtedness or increased the likelihood of default. A default may be related to missing a payment of interest or principal when due (“payment default”), which is generally considered a major default, or more minor events of default, such as breaking a financial ratio (e.g., if the debt instrument requires a 2:1 cash flow to debt payment ratio, having a ratio of less than 2:1). These more minor events of default may be waived by the creditor (generally the trustee of the bond issuance), but evidence an increased likelihood that the issuer will not be able to pay the indebtedness when due. Thus, in the event that a company is experiencing financial difficulties (which is generally the case), it is important to determine the following: (a) the capital structure of the company (particularly debt that is senior to the debt issuance being considered), (b) the asset base of the company (what would be realized in a distressed liquidation mode that is generally less than what the assets would be worth in a more orderly disposition) and (c) would this liquidation cover senior obligations and generate sufficient proceeds to repay the debt instrument being purchased. This would represent the liquidation value of the company and give the High Yield Debt Investment Manager the “downside” case. In addition, the High Yield Debt Investment Manager would analyze the company to determine the ability of the company to correct any operational difficulties, weather a recession or downturn in its industry or otherwise return to operational health. This requires strong fundamental analysis to determine the company’s current health, its prospects for returning to financial health based on current trends or management plans, and the current and prospective operational and economic environment (“fundamental analysis”). In other contexts, a high yield instrument may be one that is issued by a company that still is an investment grade company (but typically in the lower end of Investment Grade) but may have a specific contingent liability clouding its horizon (e.g., underfunded pension obligations), be in an industry that is experiencing significant turmoil or is in a troubled region of the world, etc. Thus, a critical aspect of investing in high yield fixed income instruments is analyzing these type and other types of exogenous events. High Yield Debt Investment Managers will generally consider, among other factors, the price of the security, the prospects of the issuer, the company’s history, management and current conditions when making investment decisions. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

High Yield Debt Investment Managers may deal in and with restricted or marketable securities and a significant portion of a High Yield Debt Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available (i.e., not freely traded). Investments may involve both U.S. and non-U.S. entities and may utilize leverage.

High yield debt securities generally trade at discounts (sometimes substantial discounts) to par value because many investors are either prohibited from, or willingly avoid, investing due to the complexity of determining the securities’ true risk/reward profile. Accordingly, High Yield Debt Investment Funds typically experience significantly more volatility and risk than Traditional Fixed Income Investment Funds. To mitigate some of this risk, a High Yield Investment Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the high yield debt position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in the company (which may well be highly leveraged). There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Distressed Debt. Distressed Debt strategies entail investing in the debt of companies experiencing significant financial or operational difficulties that often lead to bankruptcies, exchange offers, workouts, financial reorganizations, and other special credit event-related situations. These companies are generally experiencing even greater difficulties than companies in the “high yield” category. These securities generally trade at significant discounts to par value, because of these difficulties and because certain classes of investors are precluded, based on their investment mandates, from holding low-credit instruments. Profits are generally made based on two kinds of mispricings: (1) fundamental or intrinsic value and (2) relative value between comparable securities. The main competencies required to successfully implement these strategies lie in correctly valuing the intricacies of distressed businesses and industries as well as in adequately assessing the period over which the capital will be invested.

Distressed Debt Investment Managers may seek to identify distressed securities in general or focus on one particular segment of the market (such as the senior secured debt sector, subordinated notes, trade claims or distressed real estate obligations) depending on their expertise and prior experience. Additionally, Distressed Debt Investment Funds may be diversified across passive investments in the secondary market, participations in merger and acquisition activity, or active participation in a re-capitalization or restructuring plan. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio. Distressed Debt Investment Managers may actively attempt to modify or improve a restructuring plan with the intent of improving the value of such securities upon consummation of a restructuring. Additionally, they may take an active role and seek representation in management on a board of directors or a creditors’ committee. In order to achieve these objectives, Distressed Debt Investment Managers may purchase, sell, exchange, or otherwise deal in and with restricted or marketable securities including, without limitation, any type of debt security, preferred or common stock, warrants, options, and hybrid instruments. A significant portion of a Distressed Debt Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded. Investments may involve both U.S. and non-U.S. entities and may utilize leverage. In addition, a Distressed Debt Investment Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the distressed debt position and “short” the issuer’s common stock) in order to mitigate the risk associated with an investment in an otherwise “troubled” company. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Distressed Debt Investment Funds typically experience significantly more volatility and risk than Traditional Fixed Income Investment Funds.

Global Debt. Global Debt investing involves purchasing debt securities including bonds, notes and debentures issued predominantly by non-U.S. corporations; debt securities issued predominantly by non-U.S. Governments; or debt securities guaranteed by non-U.S. Governments or any agencies thereof. The strategy generally consists of Investment Funds investing in global fixed income portfolios and/or emerging markets debt securities. Given the markets in which it invests, a significant portion of a Global Debt Investment Manager’s portfolio may be invested in restricted securities that may not be registered and for which a market may not be readily available, and therefore a significant portion of the portfolio may not be freely traded. Further, an investment in bonds issued by foreign governments or corporations may carry significant geo-political risks, legal risks, currency risks (significant devaluations) and liquidity risks (lack of developed trading markets), among other things.

The Fund may invest in more than one Global Debt Investment Manager, with a goal of gaining diversification among macroeconomic risks, specific geographic market risk, currency risk, credit risk, and/or interest rate risk. It is important to note that some or all of these factors may not be included in the construction of this portion of the portfolio.

Given liquidity issues, currency risk, credit risk, interest rate risk and geo-political risks, Global Debt Investment Funds typically experience significantly more volatility and risk than Traditional Fixed Income Investment Funds. To mitigate some of this risk, a Global Debt Investment Manager may use certain hedging tools, such as “shorting” securities in other portions of the capital structure (e.g., being “long” the global debt position and “short” the issuer’s common stock) or buying protection for a decline in the native currency or the US dollar in order to mitigate the risk associated with an investment in a particular Global Debt security. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Alternative Class; Absolute Return

The following strategies comprise the “Alternative Class” or “Absolute Return” Asset Class, an Asset Class that is defined herein as having a relatively low or negative correlation to the equity markets. In addition, certain strategies within this Asset Class may have less volatility through the use of arbitrage based strategies and hedging tools (e.g., “market” puts and calls, etc.). With respect to the “Alternative Class” or “Absolute Return” Class, the Fund may invest in an Investment Fund that utilizes one or more of the following strategies:

A.	Convertible Arbitrage

The Convertible Arbitrage strategy typically involves the purchase of a convertible debt or preferred equity instrument (an instrument that is effectively a bond or has a fixed obligation of repayment with an embedded equity option, non-detachable warrants or an equity-linked or equity-indexed note) concurrent with the short sale of, or a short over-the-counter (“OTC”) derivative position in, the common stock of the issuer of such debt instrument. Investment returns are driven by a combination of an attractive coupon or dividend yield, interest on the short position and the level of the underlying stock’s volatility (which directly affects the option value of the security’s conversion feature). The Adviser believes that convertible arbitrage necessitates rigorous analysis to determine the portion of the value of the convertible security that is composed of equity-like elements and the portion that is composed of debt-like elements. The Adviser believes that some of the key capabilities necessary to successfully run a convertible arbitrage portfolio include, among other things: reviewing the convertible market for attractive investment opportunities, accurately modeling the conversion option value, and in-depth fundamental credit analysis in building and managing the convertible arbitrage portfolio.

The Fund may invest in one or more Investment Managers with exposure in the convertible arbitrage strategy to provide greater diversification across markets (U.S. and non-U.S. issues), sectors, credit ratings, and market capitalizations.

B.	Merger Arbitrage/Event Driven Arbitrage

Merger Arbitrage. The Merger Arbitrage strategy involves taking short and long investment positions in the stock of acquiring and target companies upon the announcement of an acquisition offer. Acquisitions are typically paid for in stock, cash or a combination thereof. Thus, when an acquisition is announced, the acquiring company (“Acquiror”) will establish a price per share of the company being acquired (“Target”) in cash (per share cash price), stock (a share ratio is established) or a combination thereof. Typically, the Target traded for less than the price being paid (in either cash or stock) prior to the announcement. When the announcement is made, the Target’s stock price will typically increase but still trade at a discount to the price being offering by the Acquiror. This discount – and the size of the discount – is principally a function of three factors: (a) the risk that the acquisition will close, (b) the time frame for closing (i.e., the time value of money) and (c) the amount of liquidity or capital being deployed by merger arbitrageurs and other investors. Accordingly, if a merger arbitrageur or investor believes that the risk of the acquisition not closing is not significant relative to the returns that can be generated by the “spread” between the current stock price of the Target and the price being offered by the Acquiror, the merger arbitrageur or investor will generally buy shares of the Target and “short” shares of the Acquiror in a stock for stock transaction. When the deal closes, the risk premium vanishes and the Investment Manager’s profit is the spread.

Acquisitions sometimes fail because the U.S. government, European Union or some other governmental entity do not approve of aspects of a transaction due to anti-trust concerns (e.g., GE’s failed attempt to acquire Honeywell), tax reasons, subsequent disagreements between the Acquiror or Target as to management transition or corporate governance matters or changing market conditions. Accordingly, the Adviser believes that key factors in the successful implementation of merger arbitrage are expertise in regulatory areas such as antitrust, tax, and general corporate law; corporate governance; fundamental analysis and valuation; the ability to assess the probability of a successful outcome; and the ability to access superior market intelligence.

This strategy is more cyclical than many of the other Alternative Class strategies, since it requires a supply of corporate mergers and acquisitions to deploy capital. From the middle part of 2000 to the middle part of 2003, activity within this strategy has been limited. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Event Driven Arbitrage. Event Driven Arbitrage centers on investing in securities of companies facing a major corporate event. The goal is to identify securities with a favorable risk-reward ratio based on the probability that a particular event will occur. Such events include, but are not limited to corporate events, such as restructurings, spin-offs and significant litigation (e.g., tobacco litigation).

Opportunities in this area are created by the reluctance of traditional investors to assume the risk associated with certain corporate events. This strategy is research intensive and requires continual review of announced and anticipated events. In addition, the analysis required differs significantly from conventional securities analysis, and many investors may be ill-equipped to analyze certain types of situations or respond to them in a timely manner. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

C.	Fixed Income Arbitrage

Fixed Income Arbitrage is designed to identify and exploit anomalous (typically based on historical trading ranges) spreads in the prices of functionally equivalent or substitutable securities. Such disparities, or spreads, are often created by imbalances in supply and demand of different types of issues (for example, Agencies relative to U.S. Treasuries). A combination of macroeconomic analysis, political risk analysis, analysis of government policy and sophisticated financial modeling is oftentimes used to identify pricing anomalies. A typical arbitrage position consists of a long position in the higher yield, and therefore lower priced, security and a short position in the lower yield, higher priced security. For example, Agencies of a similar duration of U.S. Treasuries have over time established a relatively well-defined trading range and carry a higher interest rate or yield. When Agencies trade at a discount to this range (e.g., when there is discussion about whether Agencies should continue to receive a U.S. government guarantee), Agencies will trade at a higher than normal discount to U.S. Treasuries (reflected by a higher current yield in Agencies). Accordingly, the Investment Manager will buy the Agencies “long” and then “short” the U.S. Treasuries. When the spread narrows or becomes more in line with historical norms, the Investment Manager generates a profit by closing its position. In general, these fixed income investments are structured with the expectation that they will be non-directional and independent of the absolute levels of interest rates. As this interest rate exposure is hedged out, these strategies generally exhibit little to no correlation to the broader equity and bond markets. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Fixed Income Arbitrage may also include buying fixed income or yield bearing instruments “long” with a higher coupon or yield and “shorting” a shorter duration instrument with a lower coupon. The Investment Manager makes a “spread” on the difference between the higher yielding “long” position and the lower yielding “short” position. Investment banks may allow an Investment Manager to use significant leverage in these positions (particularly if the instruments are Investment Grade corporate securities or government securities). The principal risk in this strategy is rising interest rates, which often result in a greater decline in the value of the “long” position than in the “short” position. In such a case, the Investment Manager will either have to provide additional collateral to the investment bank lender or close the position at a loss. Depending on the level of leverage and the duration of the “long” position, the resulting loss of capital could be significant.

D.	Volatility Arbitrage

This strategy entails the use of derivative investments and can be used on both a stand-alone basis and as a hedging strategy in conjunction with other investment strategies. As a stand-alone strategy, exchange traded domestic or global index options and/or options on futures contracts are used to exploit anomalies in the pricing of volatilities in related assets. There are several well-defined related securities and/or asset classes that Volatility Arbitrage Investment Managers typically follow to determine when they are out of their historical trading ranges. By continually monitoring these relationships, the Investment Manager can identify when the securities or asset classes trade out of their normal trading range and can put a trade on when there has not been a fundamental, or exogenous, change in the relationship. For example, in 2002 market index volatility reached levels not seen since the 1930’s; once it was determined that the volatility indices for these markets were trading significantly above their historical trading bands, many managers put on positions that were net “short” volatility. This strategy thus seeks to profit when overall market index volatility declines, reverting back to a more normal historical range. As an adjunct strategy, these same derivative instruments can be used to manage risk and enhance returns on investments made utilizing other strategies. Use of derivatives often relies on extensive quantitative modeling, volatility estimation and proprietary in-house trading models. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

E.	Statistical Arbitrage

Statistical Arbitrage strategies seek to profit from offsetting long and short positions in stocks or groups of related stocks exhibiting pricing inefficiencies that are identified through the use of mathematical models. The strategy primarily seeks out these inefficiencies by comparing the historical statistical relationships between related pairs of securities (e.g. intra-industry or competitor companies). Once identified, the Investment Manager will establish both long and short positions and will often utilize leverage, as the identified discrepancies are usually very slight in nature. A strong reliance on computer-driven analysis and relatively minute pricing inefficiencies are what typically separate this strategy from a more traditional long/short equity strategy. Though typically market neutral in nature, a statistical arbitrage portfolio’s gross long and short positions may be significantly large and portfolio turnover can often be high.

In addition to identifying related pairs of securities, statistical arbitrageurs will also seek out inefficiencies in market index constructions. This index arbitrage strategy is designed to profit from temporary discrepancies between the prices of the stocks comprising an index and the price of a futures contract on that index. For example, by buying the 500 stocks comprising the S&P 500 index and simultaneously selling an S&P 500 futures contract, an investor can profit when the futures contract is expensive relative to the underlying basket of stocks based on statistical analysis. Like all arbitrage opportunities, index arbitrage opportunities typically disappear once the opportunity becomes better known and other investors act on it. Index arbitrage can involve large transaction costs because of the need to simultaneously buy and sell many different stocks and futures, and so leverage is often applied. In addition, sophisticated computer programs are typically needed to keep track of the large number of stocks and futures involved.

While Statistical Arbitrage typically relies on quantitative, computer-driven models, some subjective investment decisions are required of the manager when selecting securities to be “long” and “short.” The Adviser believes that the key requirement to profit in this strategy is strong fundamental company and industry analysis. An Investment Manager who is able to more clearly discern closely related pairs of securities will likely outperform trading the strategy over time. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

F.	Global Macro

Investment Managers utilizing Global Macro strategies typically seek to generate income and/or capital appreciation through a portfolio of investments focused on macro-economic opportunities across numerous markets and instruments. These strategies may include positions in the cash, currencies, futures and forward markets. These managers employ such approaches as long/short strategies, warrant and option arbitrage, hedging strategies, inter- and intra-market equity spread trading, futures, options and currency trading, and emerging markets (debt and equity) and other special situation investing. Trading positions are generally held both long and/or short in both U.S. and non-U.S. markets. Global Macro strategies are generally categorized as either discretionary or systematic in nature and may assume aggressive investment postures with respect to position concentrations, use of leverage, portfolio turnover, and the various investment instruments used.

With a broader global scope, returns to the Global Macro strategy generally exhibit little to no correlation with the broader domestic equity and bond markets. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

G.	Short Selling

The Short Selling strategy involves selling short the stock of companies whose fundamentals, liability profile and/or growth prospects do not support current public market valuations. A short sale involves the sale of a security that the Investment Fund does not own with the expectation of purchasing the same security (or a security exchangeable therefor) at a later date at a lower price. To make delivery to the buyer, the Investment Fund must borrow the security, and the Investment Fund is obligated to return the security to the lender (which is accomplished by a later purchase of the security by the Investment Fund) and to pay any dividends paid on the borrowed security over the term of the loan. In the U.S., when a short sale is made, the seller generally must leave the proceeds thereof with the broker and deposit with the broker an amount of cash or securities sufficient under applicable margin regulations and the requirements of the broker (which may be higher) to collateralize its obligation to replace the borrowed securities that have been sold. If short sales are effected in foreign stocks, such transactions may be governed by local law. A short sale involves the theoretically unlimited risk of an increase in the market price of the security that would result in a theoretically unlimited loss. Short-selling can be used to capitalize on any divergence between the long-term value of a stock and the short-term pricing by capital markets of the same stock. Investment Funds may combine short-selling with an equity index hedge to offset the impact of systemic equity risk on the Investment Fund’s short stock position. Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

H.	Long/Short Public Equity

The Long/Short Public Equity strategy primarily involves investments in publicly traded equity instruments in developed countries (generally). This strategy involves identifying securities that are mispriced relative to related securities, groups of securities, or the overall market. Investment Managers that manage Long/Short Public Equity Investment Funds generally derive performance by establishing offsetting positions (a “long” and “short” position) based on perceived disparities in the relative values of the positions or portfolio of positions. Unlike “long only” managers, Long/Short Public Equity Investment Managers will almost always have “short” positions in stocks, and may also use a variety of other tools designed to enhance performance (e.g., leverage), mitigate risk and/or protect profits (e.g., market “puts” and “calls”, etc.). However, to be included in this Asset Class, a Long/Short Public Equity Investment Manager has to be “net short” biased (i.e., in general, generate returns that have a negative correlation to the overall equity markets) or be “market neutral” (i.e., attempts to offset its “long” position with a corresponding “short” position so that there is no “net long” or “net short” position). On occasion, a manager within the strategy may run a net “long” position; provided, however, that the net “long” position will typically be less than those included in the traditional “long” equity portfolio.

The Long/Short Public Equity Investment Funds included in the Alternative Class are either “market neutral” or have a net “short” bias. As a result, these Investment Funds typically tend to have little, if any, or negative correlation with traditional equity investments (as contrasted with Long/Short Public Equity Investment Managers in the Long Equity Portfolio, which have a “net long” bias and thus are likely have a positive correlation to the broad equity markets or subsets thereof). See “Domestic & International Equity – Long/Short Public Equity.” A “net short” bias Investment Manager may utilize an equity index hedge to offset the impact of systemic equity risk on the Investment Fund’s short stock position. In addition, hedging can be accomplished through short sales and/or the use of index options and futures or other derivative products. Leverage may also be employed by the Investment Managers to enhance the risk/reward profile of the portfolio, although leverage also can increase the risk of greater portfolio losses. Short-selling relies on, among other things, fundamental analysis, in-depth knowledge of accounting, an understanding of public market pricing and/or industry research.

Investments may represent short-term trading opportunities or a longer-term fundamental judgment on the relative performance of a security. The key capabilities in long/short equity investing are in-depth fundamental and regulatory analysis, industry experience, and/or valuation and financial modeling. It is important to note that an Investment Manager may employ all or a portion of these capabilities in constructing its portfolio. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Managed Futures/Other Derivative Products

The Managed Futures strategy generally consists of investing in Investment Funds that engage in speculative trading in the futures markets, options on commodity futures contracts and forward contracts. Such Investment Funds may trade portfolios of futures in U.S. and non-U.S. markets in an effort to capture passive risk premiums, and attempt to profit from anticipated trends in market prices. These Investment Funds generally rely on either technical or fundamental analysis or a combination thereof in making trading decisions and attempting to identify price trends. These Investment Funds may attempt to structure a diversified portfolio of liquid futures contracts including but not limited to stock index, interest rate, metals, energy and agricultural futures markets.

While the Master Fund may have one or more Investment Funds devoted to managed futures, it is not anticipated to be a significant aspect of the Master Fund’s overall portfolio. Further, certain of the Investment Funds described in this section may use futures and other derivatives to enhance portfolio performance or hedge certain risk. To the extent that an Investment Manager uses futures ancillary to its investment program, such managed futures will not be considered a separate investment strategy or Asset Class for the purpose of constructing the Master Fund’s portfolio.

In addition, the Adviser may decide to use futures or other derivatives in a Separate Account or in an account managed by the Adviser to provide a certain type of exposure for the overall portfolio. For example, the Adviser may decide that it is an opportune time to have greater overall exposure to the broad equity markets and purchase S&P futures to gain such exposure. In such cases, such futures shall be allocated to the Asset Class in which the Adviser is seeking to gain exposure (in the case of the S&P futures, in the “Domestic Equity” portfolio). There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager or Adviser will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Commodities/Gold

The Commodities/Gold strategy consists of investing in Investment Funds that invest in or manage commodities or derivative contracts covering commodities, such as gold, other precious metals, agricultural commodities and certain other assets. These assets may be hedged through shorting the same or similar commodities or buying or selling derivative contracts relating to the same or similar commodities, but which may have different terms or maturity dates. There can be no assurance that any such hedging techniques will be successful or that the hedging employed by the Investment Manager will not have the negative effect of lowering overall returns, or creating losses, in the portfolio or with respect to the applicable position.

Real Estate

The Real Estate strategy consists generally of investing in Investment Funds that are: (a) registered investment companies or managers that invest in real estate investment trusts (commonly known as “REITs”) and (b) private partnerships that make direct investments in (i) existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties, (ii) raw land, which may be held for development or for the purpose of appreciation; and/or (iii) timber (whether directly or through a REIT or other Investment Fund). This strategy derives performance from accurately valuing the future income-producing capacity of a real estate property from its location, condition and previous operating history (cash flow, occupancy rates and expenses) relative to other fixed income or yield alternatives.

REITs seek to optimize share value and increase cash flows by acquiring and developing new projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute 90% of their net earnings to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as its need for cash flow, the skill of its management team, and defaults by its lessees or borrowers or the current interest rate environment relative to the yield being generated by a particular REIT. To a much lesser extent, conventional mortgage loans, participating mortgage loans, common or preferred stock of companies whose operations involve real estate (i.e., that primarily own or manage real estate), and collateralized mortgage obligations (“CMOs”) will be used as the investment vehicle of choice.

Investment Managers whose Investment Funds are private partnerships that invest in real estate typically offer the opportunity to generate high absolute returns, but without the liquidity offered by REITs. These Investment Managers invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion, these Investment Managers may invest in raw land, which may be acquired for appreciation or development purposes. These Investment Managers typically provide their investors with a current yield (generally from rental or lease income on properties) and often seek to generate capital gains through the sale of properties. However, these Investment Managers often do not provide their investors with the right to redeem their investment in the Investment Fund, thus the investors only gain liquidity in their investment though the distribution of rental income and the ultimate liquidation or sale of real estate assets held by the Investment Fund.

Investment Funds may additionally invest in foreign real estate or real estate-related investments. The Fund considers the special risks involved in foreign investing before investing in foreign real estate and does not invest unless an underlying Investment Fund has exhibited prior expertise in the foreign markets in which it invests.

Securities issued by private partnerships investing in real estate may be more illiquid than securities issued by other Investment Funds generally, because the partnerships’ underlying real estate investments may tend to be less liquid than other types of investments. The Adviser invests primarily in investments that are not as illiquid as private real estate partnerships, and therefore the Fund may have little, if any, capital allocated to such partnerships, until the Adviser determines that, among other things, the Fund is large enough to have gained appropriate diversification. In addition, the Adviser anticipates that attractive opportunities to invest in private real estate partnerships will typically occur only periodically, as the Investment Managers in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.

In order to make certain investments to gain exposure in private real estate and certain other Asset Classes, the Fund will have to seek exemptive relief from the SEC, which may include relief permitting the Fund to invest in a second master fund.

Energy/Natural Resources

The Energy strategy consists generally of investing in Investment Funds that are: (a) registered investment companies or managers that invest in publicly-traded energy companies and (b) private partnerships that make direct investments in private or (sometimes) smaller publicly traded energy companies. The types of companies included within the “energy” sector include a diverse range of energy industry sectors, including: oilfield service and equipment manufacturing sectors, exploration and production, technology, pipelines and storage, and power generation and transmission.

The Adviser believes that the key capabilities necessary to successfully run the energy strategy include, among other things, comprehensive business operations analysis; competitive industry landscape analysis; accurate energy asset valuation; commodities valuation and market analysis; legal, environmental and other contingent liability analysis; ability to gauge management skill and effectiveness; ability to align interests of company management and the Investment Fund; and ability to ascertain the optimal financing vehicle and structure.

Generally, the Energy Investment Managers engage in longer-term investments with lower portfolio turnover than many of the other investment strategies. Additionally, it is anticipated that the Energy strategy’s returns may exhibit relatively low correlation to the returns of the broader equity and bond markets as well as the other investment strategies in the Fund.

Securities issued by private partnerships investing in energy or natural resources may be more illiquid than securities issued by other Investment Funds generally, because the partnerships’ underlying energy and natural resources investments may tend to be less liquid than other types of investments. The Adviser invests primarily in investments that are not as illiquid as such partnerships, and therefore the Fund may have little, if any, capital allocated to such partnerships, until the Adviser determines that, among other things, the Fund is large enough to have gained appropriate diversification. In addition, the Adviser anticipates that attractive opportunities to invest in private energy or natural resources partnerships will typically occur only periodically, as the Investment Managers in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.

In addition, the Fund may invest in other natural resources, such as timberlands, basic metals and other basic commodities. The Fund believes that all non-energy related investing will account for a modest portion of the overall portfolio (e.g., less than 5%).

In order to make certain investments to gain exposure in private energy and certain other Asset Classes, the Fund will have to seek exemptive relief from the SEC, which may include relief permitting the Fund to invest in a second master fund.

Private Equity

Private Equity investing seeks to generate capital appreciation through investments in private companies in need of capital. The Private Equity strategy seeks to profit from, among other things, the inefficiencies inherent in these markets through valuation and due diligence analysis of available business opportunities. Over time, the Fund will attempt to invest in a group of Investment Funds that vary widely: sector, size, stage (venture, mezzanine, etc.), duration, liquidity, and the extent to which the Investment Managers take an active role in managing and operating the business. Additionally, it is expected that Investment Funds will engage in both direct investment and co-investment private equity deals. The Adviser believes that the key capabilities necessary to successfully structure private equity transactions include, among other things, comprehensive business operations analysis; competitive industry landscape analysis; legal, environmental and other contingent liability analysis; ability to gauge management skill and effectiveness; ability to align interests of company management and the Investment Fund; and ability to ascertain the optimal financing vehicle and structure. Finally, the eventual success or failure of Private Equity investing ultimately hinges on the ability of Investment Managers to attract and develop a steady flow of quality investment opportunities to analyze.

Securities issued by private partnerships investing in private equity investments may be more illiquid than securities issued by other Investment Funds generally, because the partnerships’ underlying private equity investments may tend to be less liquid than other types of investments. The Adviser anticipates that it will invest primarily in investments that are not as illiquid as private equity partnerships, and therefore the Fund may have little, if any, capital allocated to such partnerships, until the Adviser determines that, among other things, the Fund is large enough to have gained appropriate diversification. In addition, the Adviser anticipates that attractive opportunities to invest in private equity partnerships will typically occur only periodically, as the Investment Managers in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested.

In order to make certain investments to gain exposure in private equity and certain other Asset Classes, the Fund will have to seek exemptive relief from the SEC, which may include relief permitting the Fund to invest in a second master fund.

OVERVIEW OF INVESTMENT PROCESS

Manager Criteria; Portfolio Construction

The Fund shall strive to maintain a broad allocation of its assets, both with regard to allocation of assets among Investment Managers and also allocation of assets among various Asset Classes, as set forth below. In general, studies indicate that a broadly allocated portfolio enables an investor to generate more consistent returns than one that is more concentrated. Accordingly, a broad allocation of assets is generally noted as a means to reduce investment risk as measured by volatility. Correspondingly, while a broad allocation of assets lowers volatility and helps to mitigate the risk of investment losses, an unconcentrated portfolio is subject to limitations on its ability to generate relatively high investment returns than a more concentrated portfolio can sometimes generate. Accordingly, an unconcentrated portfolio may be appropriate for investors that want less volatility in their portfolio and are willing to accept relatively lower, but generally more consistent, returns than a portfolio concentrated in a very few Asset Classes or Investment Managers.

In general, the Fund allocates its assets in two ways: (a) allocation among Investment Managers and (b) allocation among Asset Classes. In addition, within these divisions, one can further diversify by investment strategy and geography, among other things. The Fund may allocate assets to more than one Investment Fund sponsored by the same Investment Manager, such as in the event that an Investment Manager sponsors Investment Funds in various asset classes.

Manager Diversification. The Adviser defines “manager risk” as the risk that an Investment Manager will not generate the returns commensurate with the mean of the Investment Manager’s peer group (e.g., same investment style and Asset Class) because of (a) poor fundamental analysis and/or security selection, (b) market timing, (c) management turnover within the Investment Manager or (d) other factors or circumstances that affected that Investment Manager’s performance specifically that were not caused by market conditions within the Investment Manager’s Asset Class generally. Manager risk can be reduced by, among other things, due diligence conducted on the Investment Managers and diversifying across multiple Investment Managers within the same or similar Asset Class.

Accordingly, the Adviser on behalf of the Fund generally attempts to allocate assets among multiple Investment Managers to achieve an appropriately broad allocation among Asset Classes and also among Investment Managers. The Fund will not invest assets that, at the time invested, represents more than 10% of its net assets with any one Investment Manager (except with respect to a Traditional Fixed Income Investment Manager, who is principally investing in U.S. treasury and agency securities and investment grade corporate debt). It is important to note, however, that the Fund may invest less than 10% of its net assets with an Investment Fund, and through appreciation of the Investment Fund or depreciation of the other Investment Funds owned by the Fund, that Investment Fund may have more than 10% of the Fund’s net assets in the future. In addition, the Fund shall not invest capital, which at the time invested, represents more than 10% of an Investment Fund’s assets.

Allocation Among Asset Classes. The initial Asset Allocation Ranges are intended to be as follows:

Asset Class	Range(1)
Domestic Equity	10%-40%
International Equity	5%-25%	(3)
Emerging Markets Equity	3%-10%	(3)
Global/Opportunistic Equity	0%-15%
Alternative Class; Absolute Return	10%-25%
Traditional Fixed Income	5%-20%
Enhanced Fixed Income	0%-20%
Private Equity	0%-20%	(2)
Real Estate	0%-15%	(2)
Energy/Natural Resources	0%-15%	(2)
Commodities/Gold	0%-15%

(1)	The Fund’s investments in Managed Futures/Other Derivatives Products are not included in the Asset Allocation Ranges set forth above, because rather than constituting an Asset Class, such investments are used to gain exposure to the above Asset Classes.

(2)	Initially, the Fund will likely have little, if any, capital allocated to Illiquid Funds focusing on private equity, real estate and/or energy/natural resources Investment Funds. Securities issued by private partnerships investing in private equity, real estate and/or energy/natural resources may be more illiquid than securities issued by other Investment Funds generally, because such partnerships’ underlying investments may tend to be less liquid than other types of investments. The Adviser anticipates that it will invest primarily in investments that are not as illiquid as such partnerships, and therefore the Fund may have little, if any, capital allocated to such partnerships, until the Adviser determines that, among other things, the Fund is large enough to have gained appropriate diversification. In addition, the Adviser anticipates that attractive opportunities to invest in such partnerships will typically occur only periodically, as the Investment Managers in this asset class often only raise capital for new partnerships when existing partnerships are substantially invested. Accordingly, most, if not all, of the exposure that the Fund will initially have to real estate and energy is expected to be principally through investments in Liquid Funds that invest in publicly traded REITs and energy securities, respectively. In order to make certain investments to gain exposure in private equity, private energy/natural resources and private real estate and certain other Asset Classes, the Fund will have to seek exemptive relief from the SEC, which may include relief permitting the Fund to invest in a second master fund. Until such relief is obtained, the Fund will be limited in the amount of capital that it can allocate to such Asset Classes. See “GENERAL RISKS – Exemptive Relief Required.”

(3)	Effective July 1, 2005, the Emerging Markets Equity Asset Class will be merged into the International Equity Asset Class and the allocation range for International Equity will be changed to 5-35%.

Adviser’s Right to Alter Asset Allocation Ranges. Subject to the LP Agreement, the Adviser may, in its discretion, change or modify the Asset Allocation Ranges from time to time. The Adviser does not currently intend to change or modify the Asset Allocation Ranges to provide for a greater than 25% allocation to Illiquid Funds and 10% to Semi-Liquid Funds (at the time of investment).

DUE DILIGENCE AND MANAGER SELECTION

General. It is the responsibility of the Adviser to research and identify Investment Managers, to satisfy itself as to the suitability of the terms and conditions of the Investment Funds and to allocate or reallocate the Fund’s assets among Investment Managers and Asset Classes. In the event that the Fund has one or more Sub-Advisers, it is also the responsibility of the Adviser to negotiate the investment subadvisory agreements, subject to shareholder approval requirements or SEC exemptive relief from such requirements. There can be no assurance that the Fund will seek, or that the SEC will grant, such exemptive relief. The Adviser allocates the Fund’s assets among Investment Managers using the diverse knowledge and experiences of the Investment Committee members to assess the capabilities of the Investment Managers and to determine an appropriate mix of investment strategies, asset classes, sectors and styles given the prevailing economic and investment environment. To ensure a broad allocation of assets among Investment Managers, the Fund intends to limit its investments in any one Investment Fund in its portfolio to no more than 10% of the Fund’s net assets at the time the investment was made (except with respect to a Traditional Fixed Income Investment Manager, who is principally investing in U.S. treasury and agency securities and investment grade corporate debt). The Investment Managers with which the Fund invests may pursue various investment strategies and are subject to special risks. See “General Risks” and “Investment Related Risks.”

Process of Portfolio Construction. The Adviser generally employs a multi-step process in structuring and monitoring the Fund’s portfolio.

In the first step, the Adviser attempts to develop a pool of potential Investment Funds to consider for investment. The Investment Committee uses its expertise and contacts in the investment management industry, along with third party publications and databases, to gain coverage of relevant investment opportunities across strategies, sectors, risk tolerances and objectives.

In the second step, the Investment Committee identifies potential Investment Funds based on quantitative, qualitative, or due diligence criteria. In its quantitative consideration of potential investments, the Adviser may undertake a variety of analyses to screen prospective Investment Funds. Quantitative considerations may include, among other things, an analysis of each Investment Fund’s return, risk (as measured by the volatility of a prospective Investment Fund’s returns), drawdowns (any period during which a prospective Investment Fund’s value is below its previous highest value; that is, any period during which it has suffered a loss), and correlations (the statistical relationship between a prospective Investment Fund’s return and the return of other Investment Funds or certain markets) on both an individual basis and relative to its associated hedge fund strategy as described below. In addition, the Adviser may consider certain historical portfolio information for each prospective Investment Fund.

The potential Investment Funds may also be evaluated on the basis of certain qualitative or due diligence criteria. Qualitative considerations may include, among other things, organizational profile, assets under management, quality and experience of key investment personnel, depth and continuity of the investment team, quality of administrative systems and support staff, ability to implement strategies, and a consideration of various risk control philosophies employed by the various Investment Managers.

In the third step, once a broad pool of potential Investment Funds has been identified, the Investment Committee then determines an allocation for the Fund’s assets across the pool, consistent with the Asset Allocation Ranges then in effect. In creating the Fund’s asset allocation targets (which shall be within the Asset Allocation Ranges then in effect), the Investment Committee will analyzes the performance results associated with each potential Investment Fund and its investment strategy to determine the return, risk, and correlation relationships within and between each investment strategy and potential Investment Fund over time. The Investment Committee may also analyze existing and developing market, economic, and/or financial trends.

Finally, the fourth step requires revisiting this due diligence effort from time to time for the life of the Fund. The Adviser monitors the overall level of assets managed, the estimated capacity of each Investment Fund, any management or firm ownership changes and the adherence to the pre-defined strategy and risk/return targets set forth when the investment was made. The Investment Committee regularly monitors the returns of each Investment Fund in an effort to evaluate whether its return pattern is consistent with the expected return pattern for that particular Investment Fund or Asset Class, as applicable. If any Investment Fund’s returns fall outside certain limits established by the Investment Committee, the committee may carry out a formal review of the Investment Fund to determine if a reallocation of the Fund’s assets is necessary. As a general matter, an Investment Manager who can provide statistical evidence that its management consistently outperforms its peers within the Investment Fund’s investment strategy (whether based on net performance after fees and expenses or on a risk-adjusted basis, taking into account volatility) will be favored over investment advisers whose records do not provide such evidence. In addition, the Investment Committee also seeks to add Investment Funds that provide certain types of exposure or risk-return tendencies that complement the entire investment portfolio of the Fund or other Investment Funds within that particular Asset Class.

In addition to the ongoing due diligence, on a periodic basis, the existing and prospective Investment Managers are reviewed by the Adviser. The review, and potential inclusion of new Investment Managers, is predicated on the Adviser’s assessment of the current economic climate, capacity issues with respect to existing Investment Funds, performance issues with respect to existing Investment Funds, and/or other criteria on which Investment Funds and Investment Managers are assessed. Following this review, the Adviser identifies prospective Investment Managers who will advance to a final stage of detailed due diligence review by the Investment Committee. The Investment Committee may then ultimately select new Investment Managers, either to partially or wholly replace existing Investment Managers and/or to give the Fund greater exposure to the Asset Class in which the Investment Manager invests.

The Adviser may invest a substantial portion of the Fund’s assets with Investment Managers who may have limited track records and Investment Funds with limited or no operating histories. In such cases, the Investment Managers or individual members of their management teams will have had, in the Adviser’s opinion, significant relevant experience and/or make a compelling case as to why such Investment Managers fit in the Fund’s portfolio.

BORROWING BY THE FUND AND THE MASTER FUND

Each of the Fund and the Master Fund may borrow money to purchase portfolio securities and for portfolio management purposes. Each of the Fund and the Master Fund may also borrow money to pay operating expenses, including, without limitation, investment management fees, to fund repurchases of Interests or to meet capital calls of Investment Funds, particularly private equity partnerships, real estate partnerships and natural resources partnerships; provided, however, that, as a non-fundamental policy, the Fund does not currently intend to borrow more than 10% of NAV (after taking into account such borrowings and the use of proceeds therefrom). The use of borrowings for investment purposes involves a high degree of risk.

Under the Investment Company Act, each of the Fund and the Master Fund is not permitted to borrow for any purposes if, immediately after such borrowing, the Fund would have an asset coverage (as defined in the Investment Company Act) of less than 300% with respect to indebtedness or less than 200% with respect to preferred stock. The Investment Company Act also provides that each of the Fund and the Master Fund may not declare distributions, or purchase its stock (including through repurchase offers) if, immediately after doing so, it will have an asset coverage of less than 300% or 200%, as applicable. Borrowing requirements generally do not apply to Investment Funds that are not registered under the Investment Company Act.

To the extent permitted by the Fund’s and the Master Fund’s fundamental policy on borrowing (described below) and the Investment Company Act, the Board may modify the Fund’s borrowing policies, and the board of directors of the Master Fund may modify the Master Fund’s borrowing policies, including the purposes of borrowings, and the length of time that the Fund may hold portfolio securities purchased with borrowed money. The rights of any lenders to the Fund or the Master Fund to receive payments of interest or repayments of principal will be senior to those of the Partners, and the terms of any borrowings may contain provisions that limit certain activities of the Fund or the Master Fund.

ADDITIONAL METHODS OF INVESTING IN INVESTMENT FUNDS

The Master Fund typically invests directly in an Investment Fund by purchasing an interest in such Investment Fund. There may be situations, however, where an Investment Fund is not open or available for direct investment by the Master Fund. Such an instance may arise, for example, where the Master Fund’s proposed allocation does not meet an Investment Fund’s investment minimums. On occasions where the Adviser determines that an indirect investment is the most effective or efficient means of gaining exposure to an Investment Fund, the Master Fund may invest in an Investment Fund indirectly by purchasing a structured note or entering into a swap or other contract paying a return approximately equal to the total return of an Investment Fund. In each case, a counterparty would agree to pay to the Master Fund a return determined by the return of the Investment Fund, in return for consideration paid by the Master Fund equivalent to the cost of purchasing an ownership interest in the Investment Fund. Indirect investment through a swap or similar contract in an Investment Fund carries with it the credit risk associated with the counterparty. Indirect investments will generally be subject to transaction and other fees, which will reduce the value of the Master Fund’s investment. There can be no assurance that the Master Fund’s indirect investment in an Investment Fund will have the same or similar results as a direct investment in the Investment Fund, and the Master Fund’s value, and therefore the Fund’s value, may decrease as a result of such indirect investment. When the Master Fund makes an indirect investment in an Investment Fund by investing in a structured note, swap, or other contract intended to pay a return equal to the total return of such Investment Fund, such investment by the Master Fund may be subject to additional regulations.

ADDITIONAL INVESTMENT POLICIES

Applicability of Investment Company Act Limitations

For purposes of determining compliance with the Fund’s investment restrictions and certain investment limitations under the Investment Company Act, including for example, the Fund’s leverage limitations, the Fund does not “look through” Investment Funds in which the Fund invests, except for (i) Investment Funds managed or distributed by the Fund’s investment manager or placement agent, respectively, or their affiliates, and (ii) any subsidiary vehicles established to pursue the Fund’s investment program. Investment Funds are not subject to the Fund’s investment restrictions and, unless registered under the Investment Company Act, are generally not subject to any investment limitations under the Investment Company Act or the Internal Revenue Code. If in the future the Fund obtains exemptive relief to permit the Fund or the Adviser to enter into advisory arrangements with Sub-Advisers without first obtaining the approval of the Partners, the Fund generally will “look through” to the underlying investments of accounts or vehicles that it establishes to facilitate the management of the Fund’s assets by such Sub-Advisers.

Futures Transactions

The Fund’s or the Investment Funds’ use of derivatives that are subject to regulation by the Commodity Futures Trading Commission (the “CFTC”) and National Futures Association (“NFA”) could cause the Fund to be deemed a commodity pool or the Adviser a commodity pool operator (“CPO”), which would require the Fund and the Adviser to comply with certain rules which could result in additional costs to the Fund. However, as a general matter, the Fund intends to conduct its operations in compliance with CFTC Rule 4.5 in order to avoid regulation by the CFTC as a commodity pool. Pursuant to regulations and/or published positions of the SEC, the Fund may also be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

Fundamental Policies

The Fund’s fundamental policies listed below may not be changed without an affirmative vote of a majority of the Fund’s voting securities, which means the lesser of: (i) 67% of the Interests (by value) present at a meeting at which holders of more than 50% of the Interests (by value) are present in person or by proxy; or (ii) more than 50% of the Interests (by value). The Master Fund has adopted the same fundamental policies as the Fund; such policies cannot be changed without the approval of a majority (as such majority vote is defined in the preceding sentence) of the outstanding voting securities of the Master Fund. No other policy, including the Fund’s or the Master Fund’s investment objective, is a fundamental policy of the Fund or the Master Fund, respectively. Within the limits of the Fund’s and Master Fund’s fundamental policies, each of the Fund’s and the Master Fund’s management has reserved freedom of action. To the extent permitted by the Investment Company Act, the rules and regulations thereunder, or interpretations, orders, or other guidance provided by the SEC or its staff, each of the Fund and the Master Fund may:

1)	Borrow money or issue any senior security, to the extent permitted under the Investment Company Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time; provided that in no event shall the Master Fund be entitled to borrow money in an amount greater than 10% of its NAV (as calculated immediately after any borrowing of money).

2)	Not invest 25% or more of the value of its total assets in the securities of issuers in any single industry or group of industries, except that securities issued by the U.S. Government, its agencies or instrumentalities and repurchase agreements collateralized by securities issued by the U.S. Government, its agencies or instrumentalities may be purchased without limitation, and each of the Fund and the Master Fund may invest substantially all of its investable assets in one or more registered investment companies. For purposes of this investment restriction, the Investment Funds are not considered part of any industry or group of industries. Each of the Fund and the Master Fund may invest in Investment Funds that may concentrate their assets in one or more industries.

3)	Not act as an underwriter of securities of other issuers, except to the extent that in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under the federal securities laws.

4)	Not purchase or sell real estate except insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, although it may purchase and sell securities secured by real estate or interests therein, or securities issued by companies which invest in real estate, or interests therein.

5)	Make loans only as permitted under the Investment Company Act, and as interpreted, modified, or otherwise permitted by regulatory authority having jurisdiction, from time to time.

6)	Not make a direct purchase or sale of physical commodities and commodity contracts, except (a) insofar as such transaction is made through a vehicle whereby the risk of loss is not greater than the investment therein, and (b) it may (i) enter into futures contracts and options thereon in accordance with applicable law; and (ii) purchase or sell physical commodities if acquired as a result of ownership of securities or other instruments. The Fund will not consider stock index, currency and other financial futures contracts, swaps, or hybrid instruments to be commodities for purposes of this investment policy.

As an additional fundamental policy, the Fund may pursue its investment program through one or more subsidiary vehicles. The establishment of such vehicles and the Fund’s utilization thereof is wholly within the discretion of the Board.

With respect to these policies and other policies and investment restrictions described in this Memorandum (except the Fund’s and the Master Fund’s fundamental policies on borrowings and the issuance of senior securities), if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund’s or the Master Fund’s total assets, unless otherwise stated, will not constitute a violation of such policy or restriction. The Fund’s and the Master Fund’s investment policies and restrictions do not apply to the activities and transactions of Investment Funds in which assets of the Master Fund are invested, but will apply to investments made by the Fund and the Master Fund directly (or any account consisting solely of the Fund’s or the Master Fund’s assets). The Investment Funds may have different or contrary investment policies.

GENERAL RISKS

Although the Master Fund’s investment program is designed to generate consistent returns over a long time or investment horizon while attempting to minimize risk, the Master Fund’s investment program does entail certain risks to which the Fund is subject through its investment in the Master Fund. There can be no assurance that the investment objective of the Fund or the Master Fund or those of the Investments Funds in which the Fund invests will be achieved or that their investment programs will be successful. Because the Fund invests substantially all of its assets in the Master Fund, the risks associated with an investment in the Fund are substantially the same as the risks associated with an investment in the Master Fund. Certain risks associated with an investment in the Fund are set forth below.

Newly-Organized Fund; Limited Operating History

The Fund is a newly formed entity that has a limited operating history. The Master Fund is also recently formed, having been formed in March 2003. The Master Fund commenced operations on April 1, 2003, and therefore has a limited operating history. Similarly, certain of the Investment Funds in which the Master Fund invests may have limited or no operating histories. The results of other investment funds or accounts managed by the Adviser, which have or have had an investment objective similar to or different from that of the Fund are not indicative of the results that the Fund may achieve.

Master/Feeder Structure

The Master Fund may accept investments from other investors (including other feeder funds), in addition to the Fund. The Master Fund currently has other investors that are feeder funds managed by one or more affiliates of the Adviser, and it may have additional investors in the future. Because each feeder fund can set its own transaction minimums, feeder-specific expenses, and other conditions, one feeder fund could offer access to the Master Fund on more attractive terms, or could experience better performance, than another feeder fund. Smaller feeder funds may be harmed by the actions of larger feeder funds. For example, a larger feeder fund has more voting power than the Fund over the operations of the Master Fund. If other feeder funds tender for a significant portion of their shares in a repurchase offer, the assets of the Master Fund will decrease. This could cause the Fund’s expense ratio to increase to the extent contributions to the Master Fund do not offset the cash outflows.

Risk Allocations

The Adviser has the discretion to underweight or overweight allocations among Asset Classes from a risk/reward perspective, although it must generally remain within the Asset Allocation Ranges adopted by the Investment Committee. There is no assurance that its decisions in this regard will be successful. In addition, the Master Fund may be limited in its ability to make changes to allocations due to the subscription and redemption provisions of the Investment Funds, including notice periods and limited subscription and redemption dates, the ability of the Investment Funds to suspend and postpone redemptions, and lockups on redemptions imposed by certain Investment Funds. In addition, any such allocations will be made by the Adviser based on information previously provided by the Investment Funds. If such information is inaccurate or incomplete, it is possible that the Master Fund’s allocation to the Asset Classes from a risk/reward perspective may not reflect the Adviser’s intended allocations. This could have a material adverse effect on the ability of the Adviser to implement the investment objective of the Fund and the Master Fund.

Dependence on the Adviser and the Investment Managers

The Adviser invests assets of the Master Fund through the Investment Managers, and the Adviser has the sole authority and responsibility for the selection of the Investment Managers. The success of the Master Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund and the Master Fund, and upon the ability of the Investment Managers to develop and implement strategies that achieve their investment objectives. Partners have no right or power to participate in the management or control of the Fund, the Master Fund or the Investment Funds, and will not have an opportunity to evaluate the specific investments made by the Investment Funds or the Investment Managers, or the terms of any such investments.

Closed-End Fund; Limited Liquidity

The Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors, and is not intended to be a trading vehicle. You should not invest in the Fund if you need a liquid investment. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. In order to be able to meet daily redemption requests, mutual funds are subject to more stringent liquidity requirements than closed-end funds. In particular, a mutual fund generally may not invest more than 15% of its net assets in illiquid securities. The Adviser believes that unique investment opportunities exist in the market for Investment Funds, which generally are illiquid.

An investment in the Fund provides limited liquidity since the Interests are not freely transferable and Partners may not cause the Fund to redeem their Interests. As described below, the Fund may offer to repurchase Interests from the Partners. Distributions of proceeds upon the repurchase of a Partner’s Interests may be subject to restrictions imposed upon withdrawals under the terms of the Investment Funds or, in the event that the Fund and/or the Adviser has engaged one or more Sub-Advisers, restrictions imposed by investment advisory agreements pursuant to which the Fund’s assets are invested. An investment in the Fund is suitable only for certain sophisticated investors. (See “Limitations on Transferability; Suitability Requirements.”)

Payment for repurchased Interests of the Fund may require the Master Fund to liquidate its investments in Investment Funds earlier than the Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Master Fund’s portfolio turnover. The Adviser intends to take measures (subject to such policies as may be established by the Investment Committee) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.

Interests Not Listed; Repurchases of Interests

The Fund does not intend to list its Interests for trading on any national securities exchange. There is no secondary trading market for the Interests, and none is expected to develop. The Interests are, therefore, not readily marketable. Because the Fund is a closed-end investment company, its Interests are not redeemable at the option of Partners and they are not exchangeable for interests of any other fund. Although the Board may, in its sole discretion, cause the Fund to offer to repurchase outstanding Interests at their NAV, and the Adviser expects to recommend that the Board do so quarterly on or about March 31, June 30, September 30 and December 31 of each year, the Interests are considerably less liquid than shares of funds that trade on a stock exchange, or shares of open-end registered investment companies.

There is a substantial period of time between the date as of which Partners must accept the Fund’s offer to repurchase their Interests and the date they can expect to receive payment for their Interests from the Fund. Partners whose Interests are accepted for repurchase bear the risk that the Fund’s NAV may fluctuate significantly between the time that they accept the Fund’s offer to repurchase their Interests and the date as of which such Interests are valued for purposes of such repurchase. Partners have to decide whether to accept the Fund’s offer to repurchase their Interests without the benefit of having current information regarding the value of Interests on a date proximate to the date on which Interests are valued by the Fund for purposes of effecting such repurchases. See “REPURCHASES OF INTERESTS.”

Further, repurchases of Interests, if any, may be suspended, postponed or terminated by the Board under certain circumstances. See “REPURCHASES OF INTERESTS—Periodic Repurchases.” An investment in the Fund is suitable only for investors who can bear the risks associated with the limited liquidity of the Interests and the underlying investments of the Fund. Also, because the Interests are not listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its Partners.

Non-Diversified Status

The Fund is a “non-diversified” investment company. Thus, there are no percentage limitations imposed by the Investment Company Act on the percentage of the Fund’s assets that may be invested in the securities of any one issuer. Although the Adviser follows a general policy of seeking to diversify the Fund’s capital among multiple Investment Funds, the Adviser may depart from such policy from time to time and one or more Investment Funds may be allocated a relatively large percentage of the Fund’s assets, although the Adviser generally will not invest more than 10% of the Fund’s total assets with any single Investment Fund at the time of investment (except with respect to a Traditional Fixed Income Investment Manager, who is principally investing in US treasury and agency securities and investment grade corporate debt). As a consequence of such a large investment in a particular Investment Fund, losses suffered by such an Investment Fund could result in a higher reduction in the Fund’s capital than if such capital had been more proportionately allocated among a larger number of Investment Funds.

Legal, Tax and Regulatory Risks

Legal, tax and regulatory changes could occur that may materially adversely affect the Fund. For example, the regulatory and tax environment for derivative instruments in which Investment Managers may participate is evolving, and changes in the regulation or taxation of derivative instruments may materially adversely affect the value of derivative instruments held by the Fund and the ability of the Fund to pursue its trading strategies. Similarly, the regulatory environment for leveraged investors and for hedge funds generally is evolving, and changes in the direct or indirect regulation of leveraged investors or hedge funds may materially adversely affect the ability of the Fund to pursue its investment objective or strategies. In particular, the SEC recently engaged in a general investigation of hedge funds, which has resulted in increased regulatory oversight and other legislation or regulation relating to hedge fund managers, hedge funds and funds of hedge funds. For example, new SEC rules will require many hedge fund advisers to register under the Advisers Act by February 2006. Such legislation or regulation could have certain benefits, but also may pose additional risks and result in material adverse consequences to the Investment Funds or the Fund and/or limit potential investment strategies that would have otherwise been used by the Investment Managers or the Fund in order to seek to obtain higher returns.

Certain tax risks associated with an investment in the Fund are discussed in “CERTAIN TAX CONSIDERATIONS.”

Exemptive Relief Required for Certain Investments

In order to make certain investments to gain exposure in private equity, private energy and private real estate and certain other Asset Classes, the Fund will have to seek exemptive relief from the SEC, which may include relief permitting the Fund to invest in a second master fund. Until such relief is obtained, the Fund will be limited in the amount of capital that it can allocate to such Asset Classes. There can be no assurance that such relief will be sought, or that, if sought, it will be granted. In the event that such relief is not obtained, the Fund’s investment program to the extent it includes investment strategies relating to direct investments in certain types of securities, such as direct investments in gas, oil, natural resources or energy securities, private real estate and private equity may be materially affected by such failure to obtain relief.

Substantial Repurchases

Substantial acceptance of the Fund’s offers to repurchase Interests could require the Master Fund to liquidate certain of its investments more rapidly than otherwise desirable in order to raise cash to fund the repurchases and achieve a market position appropriately reflecting a smaller asset base. This could have a material adverse effect on the value of the Interests.

Special Considerations Applicable to Purchases of Interests

The Fund may accept subscriptions for Interests as determined by the Board, in its sole discretion. Additional purchases may dilute the indirect interests of existing Partners in the Fund’s investment portfolio prior to such purchases, which could have an adverse impact on the existing Partners’ Interests in the Fund if future Fund investments underperform the prior investments. In addition, Investment Managers may structure performance-based compensation so that compensation is paid only if gains exceed prior losses. Appreciation in the net assets managed by an Investment Manager at any given time is shared pro rata by all of the Partners at such time, not just those who were Partners at the time prior losses were incurred. The value attributable to the fact that no performance-based compensation is paid to an Investment Manager until its gains exceed its prior losses is not taken into account in determining the NAV of the Fund. Such value to existing Partners is diluted by new sales of Interests, because the new Interests will participate in any positive performance by the Investment Manager until its gains exceed its prior losses without the Investment Manager being paid any performance-based compensation.

In addition, Interests following the commencement of the Fund’s operations represent interests in an operating fund, which may have significant open positions. Since these Interests share in open positions which may have been held by the Fund for some period of time prior to the issuance of the additional Interests, the application of the relevant Investment Manager’s trading approach to such positions may have a qualitatively different effect on the performance of the additional Interests than it does on the performance of previously issued Interests. For example, a number of trading approaches may become more aggressive in terms of willingness to tolerate losses in a position and increase the size of a position after an open trade has generated a substantial profit because subsequent losses (up to a certain level) are perceived as being only a partial give-back of prior profits, not an actual loss. As subsequent purchasers of Interests will not have received the benefit of any profits on open positions prior to the date on which they purchase the Interests, subsequent losses will constitute an absolute loss to such holders, not only a partial give-back of profits. In addition, certain trading approaches may follow profit-taking strategies whereby they will liquidate or partially liquidate a position after it has generated a predetermined amount of profit. Since the new Interests will not have had the benefit of any such profit prior to the date on which they were issued, Partners holding such Interests may find themselves liquidated out of a position (which would have continued to generate substantial profits) due to an Investment Manager “taking profits,” none of which had inured to their benefit. Some approaches apply similar analyses based on overall portfolio performance, not just the performance of particular positions, with generally analogous effects.

SPECIAL RISKS OF THE FUND OF FUNDS STRUCTURE

This section discusses certain risks related to the fact that the Master Fund generally invests in Investment Funds.

Investments in the Investment Funds Generally

Because the Master Fund invests in Investment Funds, the value of an investment in the Master Fund is affected by the investment policies and decisions of the Investment Manager of each Investment Fund in direct proportion to the amount of Master Fund assets that are invested in each Investment Fund. The NAV of the interests of the Investment Funds, and as a result, the NAV of the Master Fund and the Fund, fluctuate in response to, among other things, various market and economic factors related to the markets in which the Investment Funds invest and the financial condition and prospects of issuers in which the Investment Funds invest. Certain risks related to the investment strategies and techniques utilized by the Investment Managers are described under “INVESTMENT RELATED RISKS” below.

Investment Funds Generally Not Registered

The Investment Funds in which the Master Fund invests generally are not registered as investment companies under the Investment Company Act. Therefore, the Master Fund and the Fund are not entitled to the protections of the Investment Company Act with respect to investments in unregistered Investment Funds. In addition, the Investment Managers of the Investment Funds often are not registered as investment advisers under the Advisers Act. Therefore, the Master Fund as an investor in the Investment Funds managed by such Investment Managers, and the Fund as an indirect investor through its investment in the Master Fund, does not have the benefit of certain of the protections of the Advisers Act. The Investment Funds typically do not maintain their securities and other assets in the custody of a bank or a member of a securities exchange, as generally required of registered investment companies under SEC rules. A registered investment company which places its securities in the custody of a member of a securities exchange is required to have a written custodian agreement, which provides that securities held in custody are at all times individually segregated from the securities of any other person and marked to clearly identify such securities as the property of such investment company and which contains other provisions designed to protect the assets of such investment company. The Investment Funds in which the Master Fund invests generally maintain custody of their assets with brokerage firms which do not separately segregate such customer assets as would be required in the case of registered investment companies. Under the provisions of the Securities Investor Protection Act of 1970, as amended, the bankruptcy of any such brokerage firm could have a greater adverse effect on the Master Fund than would be the case if custody of assets were maintained in accordance with the requirements applicable to registered investment companies. There is also a risk that an Investment Manager could convert assets committed to it by the Master Fund to its own use or that a custodian could convert assets committed to it by an Investment Manager to its own use. There can be no assurance that the Investment Managers or the entities they manage will comply with all applicable laws and that assets entrusted to the Investment Managers will be protected.

Investment Funds Generally Non-Diversified

Investment Funds may be non-diversified, although some Investment Funds may undertake to comply with certain investment concentration limits. Investment Funds may at certain times hold large positions in a relatively limited number of investments. Investment Funds may target or concentrate their investments in particular markets, sectors, or industries. Those Investment Funds that concentrate in a specific industry or target a specific sector are also subject to the risks of that industry or sector, which may include, but are not limited to, rapid obsolescence of technology, sensitivity to regulatory changes, minimal barriers to entry, and sensitivity to overall market swings. As a result, the NAVs of such Investment Funds may be subject to greater volatility than those of investment companies that are more fully diversified and this may negatively impact the NAV of the Master Fund and the Fund.

Investment Funds’ Securities Are Generally Illiquid

The securities of the Investment Funds in which the Master Fund invests or plans to invest may be illiquid. Subscriptions to purchase the securities of Investment Funds are generally subject to restrictions or delays. Similarly, the Master Fund may not be able to dispose of Investment Fund securities that it has purchased in a timely manner and, if adverse market conditions were to develop during any period in which the Master Fund is unable to sell Investment Fund securities, the Master Fund might obtain a less favorable price than that which prevailed when it decided to buy or sell such securities.

Valuation of Investments in Investment Funds

The valuation of the Master Fund’s investments in Investment Funds is ordinarily determined based upon valuations calculated by the Independent Administrator, in many cases based on information provided by the Investment Managers of such Investment Funds. Certain securities in which the Investment Funds invest may not have a readily ascertainable market price and are valued by the Investment Managers or their administrators. In this regard, an Investment Manager may face a conflict of interest in valuing the securities, as their value affects the Investment Manager’s compensation. The Master Fund and the Fund have established a Valuation Committee approved by the Boards of the Master Fund and the Fund to oversee the valuation of the Master Fund’s investments, which is composed of a member of the Board of the Master Fund as well as several representatives of the Adviser. Certain members of the Valuation Committee may face conflicts of interest in overseeing the value of the Master Fund’s investments, as the value of the Master Fund’s investments will affect the Adviser’s compensation. Although the Valuation Committee reviews the valuation procedures used by all Investment Managers, neither the Valuation Committee, the Independent Administrator, nor the Adviser can confirm or review the accuracy of valuations provided by Investment Managers or their administrators.

If an Investment Manager’s valuations are consistently delayed or inaccurate, the Adviser generally will consider whether the Investment Fund continues to be an appropriate investment for the Fund. The Master Fund may be unable to sell interests in such an Investment Fund quickly, and could therefore be obligated to continue to hold such interests for an extended period of time. In such a case, such interests would continue to be valued without the benefit of the Investment Manager’s valuations, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero, if deemed to be the fair value of such holding.

Multiple Levels of Fees and Expenses

Although in many cases investor access to the Investment Funds may be limited or unavailable, an investor who meets the conditions imposed by an Investment Fund may be able to invest directly with the Investment Fund. By investing in Investment Funds indirectly through the Fund and the Master Fund, the investor bears asset-based fees at the Fund and Master Fund level, in addition to any asset-based fees and performance-based fees and allocations at the Investment Fund level. Moreover, an investor in the Fund bears a proportionate share of the fees and expenses of the Fund and the Master Fund (including organizational and private placement expenses, operating costs, sales charges, brokerage transaction expenses, and administrative fees) and, indirectly, similar expenses of the Investment Funds. Thus, an investor in the Fund may be subject to higher operating expenses than if he or she invested in an Investment Fund directly or in a closed-end fund which did not utilize a “fund of funds” structure.

Certain of the Investment Funds may be subject to a performance-based fee or allocation, irrespective of the performance of other Investment Funds and the Fund generally. Accordingly, an Investment Manager to an Investment Fund with positive performance may receive performance-based compensation from the Investment Fund, and thus indirectly from the Fund and its Partners, even if the Fund’s overall performance is negative. Generally, fees payable to Investment Managers of the Investment Funds range from 1% to 2% (annualized) of the average NAV of the Fund’s investment. In addition, certain Investment Managers charge an incentive allocation or fee generally ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain Investment Managers. The performance-based compensation received by an Investment Manager also may create an incentive for that Investment Manager to make investments that are riskier or more speculative than those that it might have made in the absence of the performance-based allocation. Such compensation may be based on calculations of realized and unrealized gains made by the Investment Manager without independent oversight.

Duplicative Transaction Costs

Investment decisions of the Investment Funds are generally made by their Investment Managers independently of each other. As a result, at any particular time, one Investment Fund may be purchasing securities of an issuer whose securities are being sold by another Investment Fund. Consequently, the Master Fund could indirectly incur transaction costs without accomplishing any net investment result.

Turnover

The Investment Funds may invest on the basis of short-term market considerations. The turnover rate within the Investment Funds may be significant, potentially involving substantial brokerage commissions and fees. The Master Fund has no control over this turnover. As a result, a significant portion of the Master Fund’s income and gains, if any, may be derived from ordinary income and short-term capital gains. In addition, the withdrawal of the Master Fund from an Investment Fund could involve expenses to the Master Fund under the terms of the Master Fund’s investment with that Investment Fund.

Affiliate Funds

The Master Fund may invest in Investment Funds sponsored, managed or co-managed by certain of the Related Parties, subject to obtaining required exemptive relief from the SEC and an affirmative vote of a majority of the Independent Directors. Such an investment may create a conflict of interest between the Master Fund and the Related Party that has sponsored or is managing or co-managing such Investment Fund. The Independent Directors review, among other things, such conflicts of interest in determining whether to approve such investment. However, the Adviser reserves the right to manage certain portions of the portfolio where it has a specific competency do so (e.g. REITs).

Inability to Vote

The Master Fund may determine to limit its voting interest in certain Investment Funds in order to avoid becoming subject to certain Investment Company Act prohibitions with respect to affiliated transactions. To the extent the Master Fund holds non-voting securities, or contractually forgoes the right to vote in respect of the voting securities of an Investment Fund, the Master Fund will not be able to vote on matters that require the approval of the interest holders of the Investment Fund, including matters adverse to the Fund’s interests.

Investment Managers Invest Independently

The Investment Managers generally invest wholly independently of one another and may at times hold economically offsetting positions. To the extent that the Investment Managers do, in fact, hold such positions, the Master Fund’s portfolio, considered as a whole, may not achieve any gain or loss despite incurring fees and expenses in connection with such positions. In addition, Investment Managers are compensated based on the performance of their portfolios. Accordingly, there often may be times when a particular Investment Manager may receive incentive compensation in respect of its portfolio for a period even though the Fund’s NAV may have decreased during such period. Furthermore, it is possible that from time to time, various Investment Managers selected by the Adviser may be competing with each other for the same positions in one or more markets.

Investment Managers May Have Limited Capacity to Manage Additional Fund Investments

Certain Investment Managers’ trading approaches presently can accommodate only a certain amount of capital. Each Investment Manager will normally endeavor not to undertake to manage more capital than such Investment Manager’s approach can accommodate without risking a potential deterioration in returns. Accordingly, each Investment Manager has the right, in consultation with the Adviser, to refuse to manage some or all of the Master Fund’s assets that the Adviser may wish to allocate to such Investment Manager. Further, in the case of Investment Managers that limit the amount of additional capital that they will accept from the Master Fund, continued sales of Interests would dilute the indirect participation of existing Partners with such Investment Manager.

Limitations on Ability to Invest in Investment Funds

In the event that the Master Fund is able to make investments in Investment Funds only at certain times, the Master Fund may invest any portion of its assets that is not invested in Investment Funds in short-term debt securities or money market securities pending investment in Investment Funds. During the time that the Master Fund’s assets are not invested in Investment Funds, that portion of the Master Fund’s assets will not be used to pursue the investment objective of the Master Fund and the Fund.

Indemnification of Investment Funds and Investment Managers

The Master Fund may agree to indemnify certain of the Investment Funds and the Investment Managers and their respective officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions relating to the offer or sale of Interests.

INVESTMENT RELATED RISKS

This section discusses the types of investments that are made by the Investment Funds or the Master Fund, as indicated, and the principal risks associated with such investments. It is possible that an Investment Fund or the Master Fund will make an investment that is not described below, and any such investment will be subject to its own particular risks. For purposes of this discussion, references to the activities of the Investment Funds should generally be interpreted to include the activities of an Investment Manager.

Risks of Investment Activities Generally

All securities investing and trading activities risk the loss of capital. No assurance can be given that the Master Fund’s or any Investment Fund’s investment activities will be successful or that the Partners will not suffer losses.

Leverage

The Master Fund may use leverage (currently limited, as a non-fundamental policy, to 10% of NAV, after taking into account such borrowings and the use of proceeds therefrom) to meet capital calls in Investment Funds, to pay operating expenses, to repurchase Interests (while awaiting proceeds from redemptions in underlying Investment Funds) and for certain other purposes. The Fund may also borrow to the extent permitted by its fundamental policy on borrowing. In addition, certain Investment Funds may utilize leverage in their investment programs. Such leverage may take the form of loans for borrowed money, trading on margin or other forms of direct and indirect borrowings, or derivative instruments, including, among others, forward contracts, futures contracts, options, swaps and reverse repurchase agreements, and other instruments and transactions that are inherently leveraged. The utilization of leverage will increase the volatility of the Master Fund’s investments. In addition, certain of the Investment Funds may buy and sell securities on margin and otherwise utilize leverage, further increasing the volatility of the Master Fund’s investments. The use of leverage by the Master Fund or the Investment Funds can substantially increase the adverse impact of risks to which an investment in the Fund may be subject. Trading securities on margin results in interest charges and, depending on the amount of trading activity, such charges could be substantial. The level of interest rates generally, and the rates at which the Master Fund and the Investment Funds can borrow in particular, can affect the operating results of the Fund. The low margin deposits normally required in futures and forward trading permit a high degree of leverage; accordingly, a relatively small price movement in a futures contract can result in immediate and substantial losses to the investor. Such a high degree of leverage necessarily entails a high degree of risk.

The rights of any lenders to the Fund, the Master Fund or the Investment Funds to receive payments of interest or repayments of principal will be senior to those of the Partners or the investors in the Master Fund or such Investment Funds, respectively, and the terms of any borrowings may contain provisions that limit certain activities of the Fund, the Master Fund or the Investment Funds, including the ability to make distributions.

Highly Volatile Markets

The prices of an Investment Fund’s investments, and therefore the NAV of the Fund’s Interests, can be highly volatile. Price movements of forward contracts, futures contracts and other derivative contracts in which an Investment Fund may invest are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments and interest rate-related futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. Moreover, since internationally there may be less government supervision and regulation of worldwide stock exchanges and clearinghouses than in the U.S., Investment Funds also are subject to the risk of the failure of the exchanges on which their positions trade or of their clearinghouses, and there may be a higher risk of financial irregularities and/or lack of appropriate risk monitoring and controls.

Equity and Equity-Related Instruments

Investment Funds may invest long and short in equities and equity-related instruments in their investment programs. Stocks, options and other equity-related instruments may be subject to various types of risk, including market risk, liquidity risk, counterparty credit risk, legal risk and operations risk. In addition, equity-related instruments can involve significant economic leverage and may, in some cases, involve significant risk of loss. “Equity securities” may include common stocks, preferred stocks, interests in REITs, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures or limited liability companies and similar enterprises, warrants and stock purchase rights. In general, stock values fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the value of the stocks and other securities and instruments that an Investment Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when stock prices generally decline. The volatility of equity securities means that the value of an investment in the Fund may increase or decrease.

Short Selling

Investment Funds may engage in short selling. Short selling involves selling securities which may or may not be owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from declines in securities. A short sale creates the risk of a theoretically unlimited loss, in that the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the security necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

Fixed Income Securities

Investment Funds may invest in fixed income securities. Investment in these securities may offer opportunities for income and capital appreciation, and may also be used for temporary defensive purposes and to maintain liquidity. Fixed income securities are obligations of the issuer to make payments of principal and/or interest on future dates, and include, among other securities: bonds, notes, and debentures issued by corporations; debt securities issued or guaranteed by the U.S. government or one of its agencies or instrumentalities or by a foreign government; Munies; and MBSs and ABSs. These securities may pay fixed, variable, or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s or a guarantor’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer, and general market liquidity (i.e., market risk). In addition, MBSs and ABSs may also be subject to call risk and extension risk. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (i.e., call risk) or lengthen (i.e., extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

High Yield Debt; Distressed Debt

High yield bonds (commonly known as “junk bonds”), Distressed Debt instruments and other debt securities in which Investment Funds may invest will typically be junior to the obligations of companies to senior creditors, trade creditors and employees. The lower rating of high yield debt reflects a greater possibility that adverse changes in the financial condition of the issuer or in general economic, financial, competitive, regulatory or other conditions may impair the ability of the issuer to make payments of principal and interest. High yield debt securities have historically experienced greater default rates than investment grade securities. The ability of holders of high yield debt to influence a company’s affairs, especially during periods of financial distress or following an insolvency, will be substantially less than that of senior creditors.

As with other investments, there may not be a liquid market for certain high yield debt, which could result in an Investment Fund being unable to sell such securities for an extended period of time, if at all. In addition, as with other types of investments, the market for high yield debt has historically been subject to disruptions that have caused substantial volatility in the prices of such securities. Consolidation in the financial services industry has resulted in there being fewer market makers for high yield debt, which may result in further risk of illiquidity and volatility with respect to high yield debt, and this trend may continue in the future.

Insolvency Considerations with Respect to Issuers of Indebtedness

Various laws enacted for the protection of creditors may apply to indebtedness in which the Investment Funds invest. The information in this and the following paragraph is applicable with respect to U.S. issuers subject to U.S. federal bankruptcy law. Insolvency considerations may differ with respect to other issuers. If, in a lawsuit brought by an unpaid creditor or representative of creditors of an issuer of indebtedness, a court were to find that the issuer did not receive fair consideration or reasonably equivalent value for incurring the indebtedness and that, after giving effect to such indebtedness, the issuer (i) was insolvent, (ii) was engaged in a business for which the remaining assets of such issuer constituted unreasonably small capital or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, such court could determine to invalidate, in whole or in part, such indebtedness as a fraudulent conveyance, to subordinate such indebtedness to existing or future creditors of such issuer, or to recover amounts previously paid by such issuer in satisfaction of such indebtedness. The measure of insolvency for purposes of the foregoing will vary. Generally, an issuer would be considered insolvent at a particular time if the sum of its debts was then greater than all of its property at a fair valuation, or if the present fair saleable value of its assets was then less than the amount that would be required to pay its probable liabilities on its existing debts as they became absolute and matured. There can be no assurance as to what standard a court would apply in order to determine whether the issuer was “insolvent” after giving effect to the incurrence of the indebtedness in which an Investment Fund invested or that, regardless of the method of valuation, a court would not determine that the issuer was “insolvent” upon giving effect to such incurrence. In addition, in the event of the insolvency of an issuer of indebtedness in which an Investment Fund invests, payments made on such indebtedness could be subject to avoidance as a “preference” if made within a certain period of time (which may be as long as one year) before insolvency. In general, if payments on indebtedness are avoidable, whether as fraudulent conveyances or preferences, such payments can be recaptured from the Investment Fund to which such payments were made.

The Fund and the Master Fund do not anticipate that the Investment Funds will engage in conduct that would form the basis for a successful cause of action based upon fraudulent conveyance, preference or equitable subordination. There can be no assurance, however, as to whether any lending institution or other party from which the Investment Fund may acquire such indebtedness engaged in any such conduct (or any other conduct that would subject such indebtedness and the Investment Fund to insolvency laws) and, if it did, as to whether such creditor claims could be asserted in a U.S. court (or in the courts of any other country) against the Investment Fund.

Indebtedness consisting of obligations of non-U.S. issuers may be subject to various laws enacted in the countries of their issuance for the protection of creditors. These insolvency considerations will differ depending on the country in which each issuer is located or domiciled and may differ depending on whether the issuer is a non-sovereign or a sovereign entity.

Non-U.S. Investments

Investment Funds may invest in securities of non-U.S. issuers and the governments of non-U.S. countries. These investments involve special risks not usually associated with investing in securities of U.S. companies or the U.S. government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of the imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict the Investment Funds’ investment opportunities. In addition, because non-U.S. entities are not subject to uniform accounting, auditing, and financial reporting standards, practices and requirements comparable with those applicable to U.S. companies, there may be different types of, and lower quality, information available about a non-U.S. company than a U.S. company. There is also less regulation, generally, of the securities markets in many foreign countries than there is in the U.S., and such markets may not provide the same protections available in the U.S. With respect to certain countries there may be the possibility of political, economic or social instability, the imposition of trading controls, import duties or other protectionist measures, various laws enacted for the protection of creditors, greater risks of nationalization or diplomatic developments which could materially adversely affect the Investment Funds’ investments in those countries. Furthermore, individual economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resource self-sufficiency, and balance of payments position. An Investment Fund’s investment in non-U.S. countries may also be subject to withholding or other taxes, which may be significant and may reduce the Investment Fund’s returns.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the U.S. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Investment in sovereign debt obligations of non-U.S. governments involves additional risks not present in debt obligations of corporate issuers and the U.S. government. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or pay interest when due in accordance with the terms of such debt, and an Investment Fund may have limited recourse to compel payment in the event of a default. A sovereign debtor’s willingness or ability to repay principal and to pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which the sovereign debtor may be subject. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt to a greater extent than the volatility inherent in debt obligations of other types of issues.

Investment in Emerging Markets

Investment Funds may invest in securities of companies based in emerging markets or issued by the governments of such countries. Securities traded in certain emerging markets may be subject to risks due to the inexperience of financial intermediaries, the lack of modern technology, the lack of a sufficient capital base to expand business operations, and the possibility of temporary or permanent termination of trading. Political and economic structures in many emerging markets may be undergoing significant evolution and rapid development, and emerging markets may lack the social, political and economic stability characteristics of more developed countries. As a result, the risks relating to investments in foreign securities described above, including the possibility of nationalization or expropriation, may be heightened. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by Investment Funds. Settlement mechanisms in emerging securities markets may be less efficient and less reliable than in more developed markets and placing securities with a custodian or broker-dealer in an emerging country may also present considerable risks. The small size of securities markets in such countries and the low volume of trading may result in a lack of liquidity and in substantially greater price volatility. Many emerging market countries have experienced substantial, and in some periods extremely high rates of inflation for many years. Inflation and rapid fluctuations in inflation rates and corresponding currency devaluations and fluctuations in the rate of exchange between currencies and costs associated with currency conversion have had and may continue to have negative effects on the economies and securities markets of certain emerging market countries. In addition, accounting and financial reporting standards that prevail in certain of such countries are not equivalent to standards in more developed countries and, consequently, less information is available to investors in companies located in such countries.

Foreign Currency Transactions and Exchange Rate Risk

Investment Funds may invest in equity and equity-related securities denominated in non-U.S. currencies and in other financial instruments, the price of which is determined with reference to such currencies. Investment Funds may engage in foreign currency transactions for a variety of purposes, including to “lock in” the U.S. dollar price of the security, between the trade and the settlement dates, the value of a security an Investment Fund has agreed to buy or sell, or to hedge the U.S. dollar value of securities the Investment Fund already owns. The Investment Funds may also engage in foreign currency transactions for non-hedging purposes to generate returns. The Master Fund, however, does value its investments and other assets in U.S. dollars. To the extent unhedged, the value of the Master Fund’s net assets will fluctuate with U.S. dollar exchange rates as well as with price changes of an Investment Fund’s investments in the various local markets and currencies. Forward currency contracts and options may be utilized by Investment Funds to hedge against currency fluctuations, but the Investment Funds are not required to utilize such techniques, and there can be no assurance that such hedging transactions will be available or, even if undertaken, effective.

Money Market and Other Liquid Investments

Investment Funds may invest, for defensive purposes or otherwise, some or all of their assets in fixed income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as their Investment Managers deem appropriate under the circumstances. From time to time, the Master Fund also may invest in these instruments. Money market instruments are short-term fixed income obligations, which generally have remaining maturities of one year or less, and may include U.S. government securities, commercial paper, certificates of deposit, bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements. The Master Fund may be prevented from achieving its objective during any period in which the Master Fund’s assets are not substantially invested in accordance with its principal investment strategies.

Restricted and Illiquid Investments

Investment Funds may invest a portion or all of the value of their assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the Securities Act or, if they are unregistered, may be sold only in a privately negotiated transaction or pursuant to an exemption from registration. These may include restricted securities that can be offered and sold only to “qualified institutional buyers” under Rule 144A of the Securities Act. There is no limit to the percentage of an Investment Fund’s net assets that may be invested in illiquid securities.

Positions in restricted or non-publicly traded securities, securities on foreign exchanges and certain futures contracts may be illiquid because certain exchanges limit fluctuations in certain securities and futures contract prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.” Under such daily limits, during a single trading day no trades may be executed at prices beyond the daily limits. Once the price of a particular security or futures contract has increased or decreased by an amount equal to the daily limit, positions in that security or contract can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. This constraint could prevent the Investment Funds from promptly liquidating unfavorable positions and subject the Master Fund, and therefore the Fund, to substantial losses. This could also impair the Fund’s ability to repurchase Partners’ Interests in a timely manner.

Convergence Risk

The Master Fund may invest in Investment Funds whose Investment Managers take long positions in securities believed to be undervalued and short positions in securities believed to be overvalued. In the event that the perceived mispricings underlying one or more Investment Managers’ trading positions were to fail to converge toward, or were to diverge further from, relationships expected by such Investment Managers, the Master Fund, and therefore the Fund, may incur significant losses.

Corporate Event Risks

Substantial transaction failure risks are involved in companies that are the subject of publicly disclosed mergers, takeover bids, exchange offers, tender offers, spin-offs, liquidations, corporate restructuring, and other similar transactions. Thus, there can be no assurance that any expected transaction will take place. Certain transactions are dependent on one or more factors to become effective, such as market conditions which may lead to unexpected positive or negative changes in a company profile, shareholder approval, regulatory and various other third party constraints, changes in earnings or business lines or shareholder activism as well as many other factors. No assurance can be given that the transactions entered into will result in a profitable investment for the Investment Funds or that the Investment Funds will not incur substantial losses.

Issuer Risks

The issuers of securities acquired by Investment Funds will sometimes involve a high degree of business and financial risk. These companies may be in an early stage of development, may not have a proven operating history, may be operating at a loss or have significant variations in operating results, may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence, may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position, or may otherwise have a weak financial condition.

Issuers of securities acquired by Investment Funds may be highly leveraged. Leverage may have important adverse consequences to these companies and an Investment Fund as an investor. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.

In addition, such companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel.

Small Capitalization Companies

Investment Funds may invest in securities of small capitalization companies and recently organized companies and, conversely, the Investment Funds may establish significant short positions in such securities. Historically, such securities have been more volatile in price than those of larger capitalized, more established companies. The securities of small capitalization and recently organized companies pose greater investment risks because such companies may have limited product lines, distribution channels and financial and managerial resources. In particular, small capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Further, there is often less publicly available information concerning such companies than for larger, more established businesses. The equity securities of small capitalization companies are often traded over-the-counter or on regional exchanges and may not be traded in the volumes typical on a national securities exchange. Consequently, the Investment Funds or entities in which the Investment Funds invest may be required to dispose of such securities or cover a short position over a longer (and potentially less favorable) period of time than is required to dispose of or cover a short position with respect to the securities of larger, more established companies. Investments in small capitalization companies may also be more difficult to value than other types of securities because of the foregoing considerations as well as lower trading volumes. Investments in companies with limited or no operating histories are more speculative and entail greater risk than do investments in companies with an established operating record.

Additionally, transaction costs for these types of investments are often higher than those of larger capitalization companies.

Purchasing Securities in Initial Public Offerings

Investment Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited or no operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for an Investment Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or near-term prospects of achieving revenues or operating income.

Risks Associated with Derivative Instruments Generally

Investment Funds may invest in, or enter into transactions involving, derivative instruments. These are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index, or interest rate. Examples of derivatives include, but are not limited to, futures contracts, options contracts, and options on futures contracts. A futures contract is an exchange-traded agreement between two parties, a buyer and a seller, to exchange a particular commodity or financial instrument at a specific price on a specific date in the future. An option transaction generally involves a right, which may or may not be exercised, to buy or sell a commodity or financial instrument at a particular price on a specified future date.

An Investment Fund’s use of derivatives involves risks different from, or possibly greater than, the risks associated with investing directly in securities or more traditional investments, depending upon the characteristics of the particular derivative and the Investment Fund’s portfolio as a whole. Derivatives permit an Investment Fund to increase or decrease the level of risk of its portfolio, or change the character of the risk to which its portfolio is exposed, in much the same way as the Investment Fund can increase or decrease the level of risk, or change the character of the risk, of its portfolio by making investments in specific securities.

Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Investment Fund’s performance. If an Investment Fund invests in derivatives at inopportune times or judges market conditions incorrectly, such investments may lower the Investment Fund’s return or result in a loss. An Investment Fund also could experience losses if derivatives are poorly correlated with its other investments, or if an Investment Fund is unable to liquidate its position because of an illiquid secondary market. The market for many derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid, and unpredictable changes in the prices for derivatives.

The Master Fund’s engagement in these transactions involves risk of loss to the Investment Funds that could materially adversely affect the value of the Master Fund’s and the Fund’s respective net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time.

The successful use of futures also is subject to the ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Forward Contracts

Certain of the Investment Funds may enter into forward contracts, which are the purchase or sale of a specific quantity of a commodity, government security, foreign currency, or other financial instrument at the current or spot price, with delivery and settlement at a specified future date.

Because it is a completed contract, a purchase forward contract can be a cover for the sale of a futures contract. The Investment Funds may enter into forward contracts for hedging purposes and non-hedging purposes (i.e., to increase returns). Forward contracts are transactions involving an Investment Fund’s obligation to purchase or sell a specific instrument at a future date at a specified price. Forward contracts may be used by the Investment Funds for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when an Investment Manager of an Investment Fund anticipates purchasing or selling a foreign security. For example, this technique would allow the Investment Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of an Investment Fund’s existing holdings of foreign securities. There may be, however, an imperfect correlation between an Investment Fund’s foreign securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may also be used for non-hedging purposes to pursue an Investment Fund’s investment objective, such as when an Investment Fund’s Investment Manager anticipates that particular foreign currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Investment Fund’s portfolio. There is no general requirement that the Investment Funds hedge all or any portion of their exposure to foreign currency risks.

Forward contracts and options thereon, unlike futures contracts, are not traded on exchanges and are not standardized; rather, banks and dealers act as principals in these markets, negotiating each transaction on an individual basis. Forward and “cash” trading is substantially unregulated; there is no limitation on daily price movements and speculative position limits are not applicable. The principals who deal in the forward markets are not required to continue to make markets in the currencies or commodities they trade and these markets can experience periods of illiquidity, sometimes of significant duration. There have been periods during which certain participants in these markets have refused to quote prices for certain currencies or commodities or have quoted prices with an unusually wide spread between the price at which they were prepared to buy and that at which they were prepared to sell. Disruptions can occur in any market traded by an Investment Manager due to unusually high trading volume, political intervention or other factors. Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. The imposition of controls by governmental authorities might also limit such forward (and futures) trading to less than that which the Investment Manager would otherwise recommend, to the possible detriment of an Investment Fund. Market illiquidity or disruption could result in major losses to an Investment Fund. In addition, Investment Funds will be exposed to credit risks with regard to counterparties with whom the Investment Funds trade as well as risks relating to settlement default. Such risks could result in substantial losses to the Investment Fund and, in turn, the Master Fund and the Fund.

Swap Agreements

Certain of the Investment Funds may enter into equity, interest rate, index, currency rate, total return and other types of swap agreements. The transactions are entered into in an attempt to obtain a particular return without the need to actually purchase the reference asset. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease the Investment Funds’ exposure to long-term or short-term interest rates (in the U.S. or abroad), foreign currency values, mortgage securities, corporate borrowing rates, or other factors such as security prices, baskets of securities, or inflation rates.

Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” i.e., the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Swap agreements will tend to shift investment exposure from one type of investment to another. For example, if an Investment Fund agrees to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Master Fund’s exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Depending on how they are used, swap agreements may increase or decrease the overall volatility of an Investment Fund’s portfolio.

Most swap agreements entered into by an Investment Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, an Investment Fund’s current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that an Investment Fund is contractually obligated to make. If the other party to a swap defaults, an Investment Fund’s risk of loss consists of the net amount of payments that the Investment Fund contractually is entitled to receive. If a swap agreement calls for payments by the Investment Fund, it must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declined, the value of a swap agreement would be likely to decline, potentially resulting in losses to the Investment Fund.

Structured Securities

Certain Investment Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indexes or other financial indicators (each, a “Reference”) or the relative change in two or more References. The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than other types of fixed income securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

When-Issued and Forward Commitment Securities

Certain Investment Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices or for speculative purposes. These transactions involve a commitment by an Investment Fund to purchase or sell securities at a future date (ordinarily at least one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to delivery to the Investment Fund. When-issued securities and forward commitments may be sold prior to the settlement date. If an Investment Fund disposes of the right to acquire a when-issued security prior to its acquisition or disposes of its right to deliver or receive against a forward commitment, it may incur a gain or loss. There is a risk that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by an Investment Fund on a forward basis will not honor its purchase obligation. In such cases, an Investment Fund may incur a loss.

Derivatives with Respect to High Yield and Other Indebtedness

In addition to the credit risks associated with holding high yield debt securities, with respect to derivatives involving high yield and other debt, an Investment Fund will usually have a contractual relationship only with the counterparty of the derivative, and not with the issuer of the indebtedness. An Investment Fund generally will have no right to directly enforce compliance by the issuer with the terms of the derivative nor any rights of set-off against the issuer, nor have any voting rights with respect to the indebtedness. An Investment Fund will not directly benefit from the collateral supporting the underlying indebtedness and will not have the benefit of the remedies that would normally be available to a holder of the indebtedness. In addition, in the event of the insolvency of the counterparty to the derivative, the Investment Fund will be treated as a general creditor of such counterparty, and will not have any claim with respect to the underlying indebtedness. Consequently, the Investment Fund will be subject to the credit risk of the counterparty as well as that of the issuer of the indebtedness. As a result, concentrations of such derivatives in any one counterparty subject the Investment Fund, and in turn the Master Fund, to an additional degree of risk with respect to defaults by such counterparty as well as by the issuer of the underlying indebtedness.

Failure of the Investment Funds’ Counterparties, Brokers and Exchanges

The Investment Funds will be exposed to the credit risk of the counterparties with which, or the brokers, dealers and exchanges through which, they deal, whether they engage in exchange-traded or off-exchange transactions. An Investment Fund may be subject to risk of loss of its assets on deposit with a broker in the event of the broker’s bankruptcy, the bankruptcy of any clearing broker through which the broker executes and clears transactions on behalf of the Investment Fund, or the bankruptcy of an exchange clearing house. Although the Commodity Exchange Act requires a commodity broker to segregate the funds of its customers, if a commodity broker fails to properly segregate customer funds, the Investment Fund may be subject to a risk of loss of its funds on deposit with such broker in the event of such broker’s bankruptcy or insolvency. The Investment Fund may be subject to risk of loss of its funds on deposit with foreign brokers because foreign regulatory bodies may not require such brokers to segregate customer funds. The Investment Fund may be required to post margin for its foreign exchange transactions either with the Investment Manager or other foreign exchange dealers who are not required to segregate funds (although such funds are generally maintained in separate accounts on the foreign exchange dealer’s books and records in the name of the Investment Fund). Under certain circumstances, such as the inability of another customer of the commodity broker or foreign exchange dealer or the commodity broker or foreign exchange dealer itself to satisfy substantial deficiencies in such other customer’s account, the Investment Fund may be subject to a risk of loss of its funds on deposit with such broker or dealer, even if such funds are properly segregated. In the case of any such bankruptcy or customer loss, the Investment Fund might recover, even in respect of property specifically traceable to the Investment Fund, only a pro rata share of all property available for distribution to all of such broker’s or dealer’s customers.

Many of the markets in which the Investment Funds effect their transactions are “over-the-counter” or “interdealer” markets. Participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent an

Investment Fund invests in swaps, derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Investment Fund may take a credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject an Investment Fund to the risk that a counterparty will not settle a transaction in accordance with agreed terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of the Investment Funds to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Master Fund and, therefore, the Fund.

In addition, certain of the Investment Funds may engage in direct or indirect trading of securities, currencies, forward contracts, options, swaps and repurchase agreements on a principal basis. As such, an Investment Fund and/or the Investment Managers as transferee or counterparty could experience both delays in liquidating the underlying security, future or other investment and losses, including: (a) the risk of the inability or refusal to perform with respect to such transactions on the part of the principals with which the Investment Fund trades; (b) possible decline in the value of any collateral during the period in which the Investment Fund seeks to enforce its rights with respect to such collateral; (c) possible subnormal levels of income and lack of access to income during such period; (d) expenses of enforcing its rights; and (e) legal uncertainty concerning the enforceability of certain rights under swap agreements and possible lack of priority against collateral posted under the swap agreements. Any such failure or refusal, whether due to insolvency, bankruptcy or other causes, could subject the Investment Fund, and in turn the Master Fund and the Fund, to substantial losses. The Investment Fund will not be excused from performance on any such transactions due to the default of third parties in respect of other trades which in the Investment Fund’s trading strategies were to have substantially offset such contracts.

Investment Funds’ Investment Strategies

Certain of the Investment Managers, among other things, seek to utilize specialized investment strategies, follow allocation methodologies, apply investment models or assumptions, achieve a certain level of performance relative to specified benchmarks, and enter into hedging and other strategies intended, among other things, to affect the Investment Funds’ performance, risk levels, and/or market correlation. There can be no assurance that any Investment Manager will have success in achieving any goal related to such practices. The Investment Managers may be unable to or may choose in their judgment not to seek to achieve such goals.

The success of an Investment Manager’s trading activities will depend on, among other things, the Investment Manager’s ability to identify overvalued and undervalued investment opportunities and to exploit price discrepancies in the capital markets. Identification and exploitation of the investment strategies to be pursued by an Investment Manager involve a high degree of uncertainty. No assurance can be given that the Investment Managers will be able to locate suitable investment opportunities in which to deploy all their capital. A reduction in the volatility and pricing inefficiency of the markets in which an Investment Manager may seek to invest, as well as other market factors, will reduce the scope for an Investment Manager’s investment strategies.

Limits of Risk Disclosure

The above discussions relating to various risks associated with the Master Fund, the Fund, the Interests, and the Investment Funds are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund. Prospective investors should read this entire Memorandum and the LP Agreement and should consult with their own advisers before deciding whether to invest in the Fund. In addition, as the Master Fund’s or the Fund’s investment program or market conditions change or develop over time, an investment in the Fund may be subject to risk factors not currently contemplated or described in this Memorandum.

IN VIEW OF THE RISKS NOTED ABOVE, THE FUND SHOULD BE CONSIDERED A LONG-TERM AND ILLIQUID INVESTMENT AND INVESTORS SHOULD INVEST IN THE FUND ONLY IF THEY CAN MEET THEIR FORSEEABLE LIQUIDITY NEEDS WITH RESOURCES OUTSIDE OF AN INVESTMENT IN THE FUND.

NO GUARANTEE OR REPRESENTATION IS MADE THAT THE INVESTMENT PROGRAM OF THE FUND, THE MASTER FUND OR ANY INVESTMENT FUND WILL BE SUCCESSFUL, THAT THE VARIOUS INVESTMENT FUNDS SELECTED WILL PRODUCE POSITIVE RETURNS OR THAT THE FUND WILL ACHIEVE ITS INVESTMENT OBJECTIVE.

MANAGEMENT OF THE FUND

The General Partner

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the General Partner. The General Partner currently serves and may in the future serve as general partner of other registered investment companies and/or unregistered investment funds. The General Partner is an affiliate of the Adviser. The General Partner retains all rights, duties and powers to manage the affairs of the Fund that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Board or assumed by the Adviser pursuant to the terms of the Investment Management Agreement. The General Partner, among other things, acts as Tax Matters Partner (as defined below in “Taxes”). The General Partner may be removed by vote of the Board, or by vote of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

The Board of Directors

The General Partner, to the fullest extent permitted by applicable law, has irrevocably delegated to the Board its rights and powers to monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Fund’s business. Accordingly, the Board has overall responsibility for the management and supervision of the business operations of the Fund. The Board exercises the same powers, authority and responsibilities on behalf of the Fund as are customarily exercised by the directors of an investment company organized as a corporation and registered under the Investment Company Act. The Directors, in their capacities as such, are not general partners of the Fund and, accordingly, each Director in his or her capacity as such has no liability as a general partner. Directors do not contribute to the capital of the Fund in their capacity as Directors, but may subscribe for Interests as limited partners, subject to the eligibility requirements described in this Memorandum.

A majority of the Directors are and will be Independent Directors. To the extent permitted by the Investment Company Act and other applicable law, the Board may delegate any of its rights, powers and authority to, among others, any person, including without limitation, the officers of the Fund, the Adviser or any committee of the Board. See “DIRECTORS, OFFICERS AND PORTFOLIO MANAGEMENT” for the identities of the Directors and executive officers of the Fund, brief biographical information regarding each of them, and other information regarding the Directors.

Directors, Officers and Portfolio Management

The Fund’s operations are managed under the direction and oversight of the Board. Each Director serves for an indefinite term or until he or she reaches mandatory retirement, if any, as established by the Board. The Board appoints officers of the Fund who are responsible for the Fund’s day-to-day business decisions based on policies set by the Board. The officers serve at the pleasure of the Board.

The Directors and officers of the Fund may also be directors or officers of some or all of the other registered investment companies managed by the Adviser or its affiliates (the “Fund Complex”). The table below shows, for each Director and executive officer, his or her full name, address and age, the position held with the Fund, the length of time served in that position, his or her principal occupations during the last five years, the number of portfolios in the Fund Complex overseen by the Director, and other directorships held by such Director.

Interested Directors

Name, Address and Age*	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(2) Overseen by Director	Other Directorships Held by Director
John A. Blaisdell(1) Age: 44 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Texas 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since December 2002; Chief Executive Officer of Wincrest Ventures, L.P., 1997-2002.	2	0

Andrew B. Linbeck(1) Age: 40 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of The Redstone Companies, L.P. and certain affiliates thereof (collectively, “Redstone”), 1998-2002.	2	0

A. Haag Sherman(1) Age: 39 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director, Co-Principal Executive Officer	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; Managing Director of Salient, since August 2002; Partner and executive officer of Redstone, 1998-2002.	2	0

Mark W. Yusko(1) Age: 41 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2004	Member, Investment Committee of the Adviser, since January 2004; President of Morgan Creek Capital Management, since July 2004; Principal, Hatteras Capital Management, since September 2003; Chief Investment Officer of the University of North Carolina at Chapel Hill, 1998-2004	2	0

*	As of December 31, 2004
(1)	This person’s status as an “interested” director arises from his affiliation with Salient, which itself is an affiliate of the Fund, the Master Fund, and the Fund’s Adviser.

(2)	The Fund Complex includes the Fund and the Master Fund.

Independent Directors

Name, Address and Age*	Position(s) Held with Fund	Length of Time Served	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex(1) Overseen by Director	Other Directorships Held by Director
Bob L. Boldt Age: 51 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2005	Chief Executive Officer, University of Texas Investment Management Co. since 2002; Managing Director, Pivotal Asset Management from 2000-2002; Senior Investment Officer for California Public Employee Retirement System from 1995-2000.	2	None

Jonathan P. Carroll Age: 43 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2004	Private Investor for past five years.	2	None

Richard C. Johnson Age: 67 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2004	Senior Counsel for Baker Botts LLP since 2002; Managing Partner for Baker Botts from 1998-2002; practiced law at Baker Botts from 1966-2002 (from 1972 to 2002 as a partner)	2	None

G. Edward Powell Age: 68 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2004	Principal of Mills & Stowell from March 2002 to present; Principal of Innovation Growth Partners in 2002; From 1994-2002, Mr. Powell provided consulting services to emerging and middle market businesses; Managing Partner for Houston office of Price Waterhouse & Co. from 1982 to his retirement in 1994.	2	Sterling Bancshares, Inc.; Global Water Technologies, Inc.; Datavox Holdings, Inc.

Scott F. Schwinger Age: 39 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2004	Senior Vice President, Chief Financial Officer and Treasurer of Houston Texans	2	None

Scott W. Wise Age: 55 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Since January 2004	Senior Vice President and Treasurer, Rice University for past five years.	2	None

*	As of December 31, 2004
(1)	The Fund Complex includes the Fund and the Master Fund.

Officers of the Fund Who Are Not Directors

Name, Address and Age*	Position(s) Held with Fund	Principal Occupation(s) During the Past 5 Years
Jeremy L. Radcliffe Age: 30 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Chief Compliance Officer	Managing Director of Adviser, since January 2004; Partner and Managing Director of Salient, since August 2002; Partner and officer of Redstone, 1998-2002.

John E. Price Age: 37 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Treasurer; Principal Financial Officer	Director and Chief Financial Officer of the Adviser, since January 2004; Partner and Director of Salient, since October 2003; Controller of Wincrest Ventures, L.P., 1997-2003.

Adam L. Thomas Age: 36 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Secretary	Director of Adviser since January 2004; Partner and Director of Salient, since September 2002; Associate at Redstone, 2001-2002; Associate at Albrecht & Associates Inc., August 1996 through August 1999. Attended University of Texas Business School, 1999-2001.

*	As of December 31, 2004

Additional Persons Involved in Portfolio Management of the Fund

Name, Address and Age*	Position(s) Held with Adviser	Principal Occupation(s) During the Past 5 Years
David Clifford Age: 27 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Director of Salient since February 2004; Associate at McKinsey & Company, from 2002 to 2004; Helsinki School of Economics, graduate student, from September 2000 to November 2001; University of Texas, student, from August 1996 to May 2000.

Name, Address and Age*	Position(s) Held with Adviser	Principal Occupation(s) During the Past 5 Years
Bruce G. Garrison Age: 57 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Director of Salient since June 2003; Portfolio Manager - REITs of Pinnacle and certain affiliates thereof from May 1996.

Patrick Linbeck Age: 40 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Director of Salient, since September 2002; Managing Director of Linbeck Partners, L.L.C., 2000-2002; Associate at K2 Capital, L.P., 1998-2000.

Kristen H. Lindsay Age: 23 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Analyst	Analyst of Salient since June, 2004; BA, Rice University, 2001-2004.

Michele Nezi-Marvin Age: 35 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Director of Salient since May, 2004; Divestiture Manager for Enron’s Energy and Technology Assets, 2001-2004; Portfolio Manager for Enron’s Principal Investments Group, 1999-2001.

Name, Address and Age*	Position(s) Held with Adviser	Principal Occupation(s) During the Past 5 Years
J. Matthew Newtown Age: 32 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Director	Partner of Salient, since November 2002; Associate at Redstone, 2000-2002; Associate at PaineWebber, Inc., 1998-2000.

Stephen D. Strake Age: 44 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Managing Director	Managing Director of Salient since June 2003; President and Chief Operating Officer of Pinnacle Trust Co. since June 1996.

Melinda K. Towns Age: 30 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Associate	Associate at Salient since May 2004; Associate in Human Resources department (1996-1998) and Forensic and Litigation Services department (1998-2001) for KPMG LLP; M.B.A. from the McCombs School of Business at the University of Texas at Austin (May, 2003); B.A. in Psychology from the University of Texas at Austin (December, 1995).

Vivian Natalie P. Valdepeñas Age: 27 Address: c/o The Endowment Registered Fund L.P. 4265 San Felipe, Suite 900, Houston, Tx 77027	Associate	Associate of Salient since October, 2003; Trader for Bank of Tokyo - Mitsubishi, 1998-2001; MBA, Rice University Jones Graduate School of Business, 2001-2003.

*	As of Dec. 31, 2004

The Board monitors the level and quality of services including commitments of service providers to achieve expected levels of investment performance and shareholder services. In addition, the Board oversees that processes are in place to assure the Fund’s compliance with applicable rules, regulations, and investment policies and addresses possible conflicts of interest. The Board evaluates the services received under the contracts with service providers by receiving reports covering investment performance, shareholder services, marketing, and the Adviser’s profitability in order to determine whether to continue existing contracts or negotiate new contracts.

Board Committees

The Board has formed an audit committee (the “Audit Committee”) that is responsible for meeting with the Fund’s independent auditors, the Independent Administrator and corporate officers to review financial statements, reports, issues and compliance matters. The Audit Committee reports significant issues to the Board and makes recommendations regarding the selection, retention, or termination of the Fund’s auditors, evaluates their independence, and reviews their fees. Messrs. Carroll, Powell and Schwinger, each an Independent Director, constitute the Audit Committee. During the last fiscal year, the Audit Committee met three times.

The Board has authorized the establishment of the valuation committee consisting of Messrs. Blaisdell, Linbeck, Sherman, Yusko, Price, Radcliffe and Thomas (see “Management of the Fund”) to serve as the Fund’s Valuation Committee. The Valuation Committee is not a Board committee. The Valuation Committee’s function, subject to the oversight of the Board, is generally to review the Fund’s valuation methodologies, valuation determinations, and any information provided to the Valuation Committee by the Adviser or the Independent Administrator. The Valuation Committee has been assigned to act in accordance with the Fund’s valuation procedures as approved by the Board. Changes in its membership are subject to Board notification. The Board reviews matters arising from the Valuation Committee’s considerations. During the last fiscal year, the Valuation Committee met ten times.

In addition, the Adviser has established an Investment Committee, which is not a Board committee, but to which the Board has authorized the Adviser to delegate certain activities. The Investment Committee considers investment management policies and strategies, investment performance, risk management techniques, and securities trading practices and reports areas of concern to the Board. During the last fiscal year, the Investment Committee met thirty-six times.

Each of the above committees has held at least one meeting in the current fiscal year. All actions taken by a committee of the Board are recorded and reported to the full Board at its next meeting following such actions.

Directors’ Holdings

As of December 31, 2004, the dollar range of equity securities owned by each Director is set forth below.(1)

Name of Director	Dollar Range of Equity Securities in the Fund as of December 31, 2004(1)		Aggregate Dollar Range of Equity Securities in all Registered Investment Companies Overseen by Director in Family of Investment Companies as of December 31, 2004(1)
Independent Directors
Bob L. Boldt	None		None
Jonathan P. Carroll	None		None
Richard C. Johnson	None		None
G. Edward Powell	None		None
Scott F. Schwinger	Over $100,000		Over $100,000
Scott W. Wise	None		None
Directors who are “Interested Persons”
John A. Blaisdell	Over $100,000	(2)	Over $100,000	(2)
Andrew B. Linbeck	Over $100,000	(2)	Over $100,000	(2)
A. Haag Sherman	Over $100,000	(2)	Over $100,000	(2)
Mark W. Yusko	None		Over $100,000

(1)	The dollar ranges of equity securities reflected in the table above are as follows: None; $1 to $10,000; $10,001 to $50,000; $50,001 to $100,000; or over $100,000.

(2)	Includes investments made by Salient (of which Messrs. Blaisdell, Linbeck and Sherman have beneficial ownership), affiliates of Salient (as trustee) and personal investments. The family of investment companies includes the Master Fund.

(3)	The total of equity securities of the Fund held by all Fund directors, officers and members of any advisory board is equal to $947,210, as of December 31, 2004. This amount does not include ownership in the Master Fund.

Independent Director Ownership of Securities

As of December 31, 2004, the Independent Directors (and their respective immediate family members) did not beneficially own securities of the Adviser or Placement Agent, or an entity controlling, controlled by or under common control with the Adviser or Placement Agent (not including registered investment companies).

Compensation for Directors

The Master Fund and Registered Fund together currently pay each Independent Director an annual fee of $7,500, paid quarterly, a fee of $2,000 per Board meeting, and a $500 fee per meeting for each member on the audit committee. In the interest of retaining Independent Directors of high quality, the Board intends to periodically review such compensation and may modify it as the Board deems appropriate. In addition, the Fund reimburses each Independent Director for travel and other expenses incurred in connection with attendance at such meetings. Other officers and Directors of the Fund receive no compensation. During the fiscal year ending December 31, 2004, the Directors received the following compensation(1):

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM FUND	PENSION OR RETIREMENT BENEFITS ACCRUED AS PART OF FUND EXPENSES	ESTIMATED ANNUAL BENEFITS UPON RETIREMENT	TOTAL COMPENSATION FROM FUND AND FUND COMPLEX PAID TO DIRECTOR
Bob L. Boldt(2)	$0	$0	$0	$0
Jonathan P. Carroll(3)	$14,500	$0	$0	$14,500
Richard C. Johnson	$12,500	$0	$0	$12,500
G. Edward Powell(3)	$14,500	$0	$0	$14,500
Scott F. Schwinger(3)	$14,500	$0	$0	$14,500
Scott W. Wise	$10,500	$0	$0	$10,500
John A. Blaisdell	$0	$0	$0	$0
Andrew B. Linbeck	$0	$0	$0	$0
A. Haag Sherman	$0	$0	$0	$0
Mark W. Yusko	$0	$0	$0	$0

(1)	Aggregate compensation is based on the period from January 16, 2004 (the date of the Fund Complex’s first Board meeting) to December 31, 2004. Independent Directors were paid $500 per board meeting in FYE 2004.

(2)	Bob L. Boldt did not become an Independent Director until 2005.

(3)	Members of the Audit Committee, who receive $500 per quarterly audit committee meeting.

The Adviser

Endowment Advisers, L.P., a Delaware limited partnership registered as an investment adviser under the Advisers Act with principal offices at 4265 San Felipe, Suite 900, Houston, Texas 77027, serves as the Fund’s Adviser. Subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Fund, the Adviser is responsible for the management and operation of the Fund and the selection of the Investment Funds and Investment Managers with which the Fund invests its assets pursuant to an Investment Management Agreement. The Adviser also serves as investment adviser to the Master Fund pursuant to an investment management agreement.

The Adviser may reallocate the Fund’s assets among Investment Funds, terminate its relationship with Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board. The Adviser may also reallocate the Fund’s assets among Sub-Advisers, subject to the condition that the retention of any Sub-Adviser will require the approval of a majority of the Independent Directors and, unless the Fund receives an exemption from certain provisions of the Investment Company Act, of a majority vote of the outstanding Interests. Subject to the requirements of the Investment Company Act, the Adviser is permitted to delegate certain of its investment management responsibilities to other persons as set forth in the LP Agreement. The Adviser’s principal business is to function as an investment adviser for investment programs similar to the Fund and accounts and to select investment managers to make investments on behalf of such funds and accounts.

The Adviser is owned by SEE (a limited liability company controlled by Messrs. Linbeck, Radcliffe and Sherman), Sanders Morris, MWY (a limited liability company controlled by Mark W. Yusko), and Messrs. Blaisdell, Newtown, Price and Thomas (individually). Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of the Investment Committee of the Adviser. Such individuals, together with SEE, Sanders Morris, and MWY are collectively referred to herein as the “Principals.” See “MANAGEMENT OF THE FUND—The Adviser.” The Adviser is an affiliate of (and has the same general partner as) Salient, a Texas-based investment firm that advises or consults on over $1.5 billion in assets as of December 31, 2004.

The Adviser and certain other entities controlled by the Principals manage investment programs which are similar to that of the Fund, and the Adviser and/or the Principals may in the future serve as an investment adviser or otherwise manage or direct the investment activities of other registered and/or private investment companies with investment programs similar to the Fund’s. See “CONFLICTS OF INTEREST.”

The Sub-Adviser

In accordance with the Investment Management Agreement, the Adviser has engaged Tanglewood as Sub-Adviser to manage portions of the Fund’s investment portfolio. The Sub-Adviser generally does not invest in Investment Funds, but rather invests directly in equity, debt and derivatives markets, generally pursuing long-only equity investment strategies. The Adviser, rather than the Fund, compensates the Sub-Adviser.

Tanglewood is a North Carolina limited liability company, is registered as an investment adviser under the Advisers Act, and is located at 1400 Old Mill Circle, Suite C, Winston-Salem, NC 27103. Tanglewood offers advisory and portfolio management services for fixed income, enhanced intrinsic value equity, and enhanced equity indexing accounts. Tanglewood manages a moderate duration fixed income portfolio for the Fund, the fees for which are 0.25%, on an annualized basis, for the first $10 million of assets managed, 0.20% on the next $20 million, and 0.15% thereafter. The principals of Tanglewood are Wayne Forrest Morgan, Samuel Meador Gibbs, II, and Alfred Reiner Guenthner.

Investment Management Agreement and Sub-Advisory Agreements

Under the Investment Management Agreement, subject to the general supervision of the Board and in accordance with the investment objective, policies, and restrictions of the Fund, the Adviser provides each of the Fund and the Master Fund with ongoing investment guidance, policy direction and monitoring of the Fund and the Master Fund.

The Investment Management Agreement provides that the Adviser (or its delegate), subject to the Board’s oversight, provide investment advice consistent with the Fund’s investment objective and policies; buy, retain and sell the Fund’s portfolio investments; select brokers or dealers to execute transactions; prepare and make available to the Fund all necessary research and statistical data; maintain or cause to be maintained all required books, records, and reports, and other information not maintained or furnished by another service provider of the Fund; and all other services required in connection with management of the Fund. Under the sub-advisory agreement between the Adviser and the Sub-Adviser (the “Sub-Advisory Agreement”), the Sub-Adviser provides day-to-day investment management services with respect to such portions of the Fund’s assets as the Adviser in its discretion may determine from time to time.

The Investment Management Agreement and the Sub-Advisory Agreement became effective as of March 10, 2004, and will continue in effect for an initial two-year term. Thereafter, the Investment Management Agreement and the Sub-Advisory Agreement will continue in effect from year to year thereafter, but only so long as the continuance of such agreement is specifically approved at least annually by the affirmative vote of (i) a majority of the Directors who are not parties to the Investment Management Agreement or such Sub-Advisory Agreement or interested persons of any party to the Investment Management Agreement or such Sub-Advisory Agreement, or of any entity regularly furnishing investment advisory services with respect to the Fund pursuant to an agreement with any party to the Investment Management Agreement or such Sub-Advisory Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (ii) a majority of the Fund’s Directors or the holders of a majority of the outstanding voting securities of the Fund.

In considering the Investment Management Agreement and the Sub-Advisory Agreement, the Directors considered several factors they believed, in their own business judgment, to be relevant in reviewing the Investment Management Agreement and the Sub-Advisory Agreement including, but not limited to the following: (i) the nature and quality of the services to be provided by the Adviser and Sub-Adviser; (ii) the fairness of the compensation under the Investment Management Agreement and Sub-Advisory Agreement in light of the services to be provided and fees paid by comparable funds; (iii) the personnel, operations, financial condition, and investment management capabilities, methodologies and performance of the Adviser and each Sub-Adviser; (iv) the expenses to be borne by Partners, (v) the requirements of the Fund and the Master Fund for the services provided by the Adviser and Sub-Advisers, and (vi) current economic and industry trends.

In reviewing these factors, the Board considered, among other things: (a) comparative data and other factors bearing on the quality of the services to be provided to the Fund and the cost to Partners; (b) factors relating to the Fund’s investments in Investment Funds, including the due diligence required in connection with such investments and the fees and expenses of the Investment Funds; (c) the fact that the Fund is a closed-end fund that may periodically repurchase Interests from Partners; (d) the fairness and reasonableness of the investment advisory fee payable to the Adviser under the Investment Management Agreement in light of the investment advisory services to be provided, the costs of these services, and the amount of the fees paid compared to fees paid by other investment companies; and (e) the Adviser’s portfolio management process, personnel, systems, operations, financial condition and commitment of resources to the Fund. In addition, the Board considered the depth and breadth of service that the Adviser and the Sub-Adviser have provided in the management of other funds, including services provided to the Master Fund prior to registration with the SEC and expected such depth and breadth of service to continue. Based upon its review, the Board has determined that the Investment Management Agreement and the Sub-Advisory Agreement is in the best interest of the Fund and its Partners. Accordingly, after consideration of the factors described above, and such other factors and information it considered relevant, the Board, including by a unanimous vote of the Independent Directors, approved the Investment Management Agreement and, separately, the Sub-Advisory Agreement in turn.

The Investment Management Agreement and the Sub-Advisory Agreement is terminable at any time without penalty upon 60 days’ written notice by the Board, by vote of holders of a majority of the outstanding voting securities of the Fund, or by the Adviser. The Investment Management Agreement, or the Sub-Advisory Agreement, will terminate automatically with respect to the Fund in the event of its assignment, as defined in the Investment Company Act, provided that an assignment to a corporate successor to all or substantially all of the Adviser’s business or to a wholly owned subsidiary of such corporate successor which does not result in a change of actual control or management of the Adviser’s business will not be deemed to be an assignment for the purposes of the Investment Management Agreement or Sub-Advisory Agreement. The Sub-Advisory Agreement will terminate upon the termination of the Investment Management Agreement.

Certain affiliates of the Adviser or a Sub-Adviser may provide services to the Investment Funds in compliance with applicable law. SEE “CONFLICTS OF INTEREST.”

The Investment Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Fund. The Investment Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Fund of the Adviser, or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Fund, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Fund.

PRIOR PERFORMANCE

Prior Performance of Similar Accounts

Appendix B contains investment performance information for a private investment fund that is the predecessor of the Master Fund and was managed by the General Partner. This performance information does not represent the investment performance of the Fund or the Master Fund. The information is provided to illustrate the experience and historic investment results obtained by the personnel who serve on the Investment Committee of the Adviser in managing an unregistered predecessor of the Master Fund. Past performance is not a guarantee of future investment returns and, thus, the performance, and the information provided on Appendix B should not be viewed as indicative of the future investment performance of the Fund or the Master Fund. Prospective investors should carefully read the notes accompanying the investment performance charts in Appendix B. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.

Prior Performance of the Fund

Appendix C contains investment performance information for the Fund since commencement as an investment company registered under the Investment Company Act. Prospective investors should carefully read the notes that accompany the investment performance data and charts in Appendix C. PAST PERFORMANCE DOES NOT GUARANTEE FUTURE INVESTMENT RESULTS.

INVESTMENT MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser to the Master Fund pursuant to the Investment Management Agreement, each of the Fund and the Master Fund pays the Adviser an Investment Management Fee, accrued monthly and payable quarterly in arrears, equal to 1% on an annualized basis of the Master Fund’s net assets as of each month end. In the case of a partial month, the Investment Management Fee will be based on the number of days during the month in which the Adviser invested Fund or Master Fund assets. The Investment Management Fee is paid to the Adviser out of the capital account of each limited partner of the Master Fund and decreases the net profits or increases the net losses of the Master Fund that are credited to or debited against the capital accounts of its limited partners. The Investment Management Fee is computed as a percentage of the capital account of each limited partner of the Master Fund, valued based on the net assets of the Master Fund as of the last business day of each month, and is due and payable in arrears within five business days after the end of the quarter. Net assets means the total value of all assets of the Master Fund, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund.

So long as the Fund invests all of its investable assets in the Master Fund, the Fund will not directly pay the Adviser an investment management fee; however, the Fund’s Partners bear an indirect share of the Investment Management Fee through the Fund’s investment in the Master Fund. During the last fiscal year, the Fund indirectly paid $143,553.10 in Investment Management Fees to the Adviser.

PLACEMENT AGENTS

The Fund may engage one or more Placement Agents to assist it in placing Interests in the Fund. Investments in the Fund are not subject to any placement fee. See “Purchasing Interests.” The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents.

The Fund has entered into a placement agreement with Sanders Morris Harris, Inc., an affiliate of Salient, which is an affiliate of the Adviser, to serve as a Placement Agent and solicit investors. Executives of Salient (including, without limitation, Messrs. John A. Blaisdell, Andrew B. Linbeck, Patrick Linbeck, J. Matthew Newtown, Jeremy L. Radcliffe, Stephen M. Reckling, A. Haag Sherman, Stephen D. Strake, John E. Price and Adam L. Thomas) may have a conflict of interest in recommending Interests to Salient clients; provided, however, that such executives shall be required to provide any such prospective client with notice of their relationship with Salient or an affiliate of Salient and the Fund.

A Placement Agent may engage one or more Sub-Placement Agents. The Adviser or its affiliates may pay a fee out of their own resources to Sub-Placement Agents.

ADMINISTRATION

Endowment Advisers, L.P. serves as Servicing Agent of the Fund and has responsibility for such investor services and Fund administrative assistance as may include, but shall not be limited to, the provision of personal, continuing services to their customers who are investors in the Fund, establishment of investor accounts, communicating periodically with Partners and providing information about the Fund, the Fund’s Interests, and repurchase offers, handling correspondence from investors about their accounts, maintaining account records, receiving, aggregating and processing purchase and repurchase transactions, providing and keeping retirement plan records, acting as the sole Partner of record and nominee for Partners, providing beneficial owners with account statements, processing dividend payments, issuing reports to Partners and transaction confirmations, providing or procuring accounting services for the Fund and limited partner account, providing subaccounting services for Interests held beneficially, forwarding Partner communications to beneficial owners, receiving, tabulating and transmitting proxies executed by beneficial owners, general account administration activities, administering board, committee and shareholder meetings, preparing meeting minutes upon request, administering tender offers, including preparation of filings, assisting the Master Fund’s Valuation Committee upon request, maintaining Fund records, coordinating regulatory and other filings by the Fund, administering investor application review, administering compulsory redemptions upon request, and providing such other administration services as the Fund may request from time to time. In consideration for such services, the Fund pays the Servicing Agent a quarterly Servicing Fee based on the month end net assets of the Fund over the course of the applicable quarter. The Servicing Fee equals 1% (on an annualized basis) of the Fund’s net assets as of each month end, is accrued monthly and payable quarterly in arrears, and is paid out of the Fund’s assets. The Servicing Agent may engage one or more Sub-Servicing Agents to provide some or all of the above services. Compensation to any Sub-Servicing Agent is paid by the Servicing Agent. The Adviser or its affiliates also may pay a fee out of their own resources to Sub-Servicing Agents.

BISYS Fund Services Ohio, Inc. serves as the Independent Administrator of the Fund and the Master Fund and has responsibility for providing administrative services, and assisting the Fund with operational needs, pursuant to an administration agreement (the “Administration Agreement”). Under the Administration Agreement, the Independent Administrator is responsible for, among other things: (1) maintaining a list of Partners and generally performing all actions related to the issuance and repurchase of Interests, if any; (2) providing the Fund with certain administrative, clerical and bookkeeping services; (3) supervising the entities retained by the Fund, if any, to provide transfer agency services, services related to the payment of distributions, and accounting services; (4) computing the NAV of the Fund; (5) preparing, or overseeing the preparation of, monthly, quarterly, semi-annual and annual financial statements of the Fund, quarterly reports of the operations of the Fund and tax returns; (6) supervising regulatory compliance matters and preparing certain regulatory filings; and (7) performing additional services, as agreed upon, in connection with the administration of the Fund. Subject to approval of the Board, the Independent Administrator may from time to time delegate its responsibilities under the Administration Agreement to one or more parties selected by the Independent Administrator.

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Master Fund. The Administration Fee will equal 0.08% (on an annualized basis) of the Master Fund’s month end net assets for the first $100 million of net assets, 0.07% (on an annualized basis) of the Master Fund’s month end net assets for that portion of the Master Fund’s net assets that exceeds $100 million and is equal to or less than $250 million, and 0.06% (on an annualized basis) of the Master Fund’s month end net assets for that portion of the Master Fund’s net assets that exceeds $250 million. In addition, the Independent Administrator charges fees for legal, tax preparation, compliance, and certain other services, which are estimated to total approximately 0.05% per annum, based on $31 million in assets and 140 Partners (the Fund’s levels for assets and investors, as of December 31, 2004, respectively). The Administration Fee is paid to the Independent Administrator out of the Master Fund’s assets, which decreases the net profits or increases the net losses of the Fund because the fee is partially and indirectly borne by the Fund as an investor in the Master Fund.

CUSTODIAN

Custodial Trust Company (the “Custodian”), located at 101 Carnegie Center, Princeton, NJ 08540, a wholly owned subsidiary of The Bear Stearns Companies, Inc., serves as the custodian for the Fund and the Master Fund pursuant to separate custodian agreements (“Custodian Agreements”) under which the Custodian maintains a separate account in the name of the Fund and the Master Fund, holds and transfers portfolio securities on account of the Fund and the Master Fund, accepts receipts and makes disbursements of money on behalf of the Fund and the Master Fund, collects and receives all income and other payments and distributions on account of the Fund’s and Master Fund’s securities, maintains the Fund’s subscription agreements from investments made in the Investment Funds, and makes periodic reports to the Board concerning the Fund’s and the Master Fund’s operations. The Master Fund or the Fund may also enter into principal transactions with one or more affiliates of the Custodian and The Bear Stearns Companies, Inc.

FUND EXPENSES

The Fund and the Master Fund pay all of their expenses other than those that the Adviser or an affiliate of the Adviser assumes, if any. The expenses of the Fund (whether directly or indirectly through the Master Fund) include, but are not limited to, all fees and expenses related to portfolio transactions and positions made in Investment Funds, and enforcing rights in respect of such investments; the Investment Management Fee, the Servicing Fee and the Administration Fee; brokerage commissions; interest and fees on any borrowings; directors’ fees; directors’ and officers’ insurance; professional fees (including, without limitation, expenses of consultants, experts and specialists); research expenses; fees and expenses of outside legal counsel (including fees and expenses associated with the review of documentation for prospective investments by the Master Fund), including foreign legal counsel; accounting, auditing and tax preparation expenses; fees and expenses in connection with repurchase offers and any repurchases or redemptions of Interests; taxes and governmental fees (including tax preparation fees); fees and expenses of any custodian, subcustodian, transfer agent, and registrar, and any other agent of the Fund or the Master Fund; all costs and charges for equipment or services used in communicating information regarding the Fund’s or the Master Fund’s transactions among the Adviser and any custodian or other agent engaged by the Master Fund; bank services fees; expenses of preparing, printing, and distributing copies of this Memorandum, and any other sales material (and any supplements or amendments thereto), reports, notices, other communications to Partners, and proxy materials; expenses of preparing, printing, and filing reports and other documents with government agencies; expenses of Partners’ meetings; expenses of corporate data processing and related services; Partner recordkeeping and Partner account services, fees, and disbursements; expenses relating to investor and public relations; fees and expenses of the Independent Directors; insurance premiums; and extraordinary expenses such as litigation expenses. The Master Fund may need to sell portfolio securities to pay fees and expenses, which could cause the Fund to realize taxable gains.

The Adviser bears all of its expenses and its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to the selection and monitoring of Investment Funds. In addition, the Adviser is responsible for the payment of the compensation and expenses of those Directors and officers of the Fund affiliated with the Adviser, and making available, without expense to the Fund, the services of such individuals, subject to their individual consent to serve and to any limitations imposed by law.

The Fund’s organizational and offering expenses (“Organizational Expenses”) were borne by the Adviser or an affiliate thereof and were expensed by the Fund upon commencement of operations. The Fund’s organizational expenses were approximately $200,000.

Investments in the Fund are subject to no placement fee. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents, Sub-Placement Agents and Sub-Servicing Agents.

The Investment Funds bear various fees and expenses in connection with their operations. These fees and expenses are similar to those incurred by the Fund. In addition, the Investment Funds pay asset-based fees to their Investment Managers and generally may pay performance-based fees or allocations to their Investment Managers, which effectively reduce the investment returns of the Investment Funds. These expenses, fees, and allocations are in addition to those incurred by the Fund itself. As an investor in the Investment Funds, the Fund indirectly bears a portion of the expenses and fees of the Investment Funds.

The Fund’s fees and expenses decrease the net profits or increase the net losses of the Fund that are credited to or debited against each Partner’s capital account.

PORTFOLIO TRANSACTIONS

The Fund

It is the policy of the Fund to obtain the best execution of its portfolio transactions taking into account certain factors as set forth below. In most instances, the Fund purchases securities directly from an Investment Fund, and such purchases by the Fund may be, but are generally not, subject to transaction expenses. Nevertheless, the Fund anticipates that some of its portfolio transactions may be subject to expenses.

The Fund contemplates that, consistent with the policy of obtaining the best net result, any brokerage transactions of the Fund may be conducted through affiliates of the Adviser. The Board has adopted procedures in conformity with Section 17(e) of the Investment Company Act to ensure that all brokerage commissions paid to affiliates are fair and reasonable. As discussed below, the Investment Funds may also conduct brokerage transactions through affiliates of the Adviser. Transactions for the Fund will not be effected on a principal basis with the Adviser, the Placement Agent, any of their affiliates, or other affiliates of the Fund (unless permitted under the Investment Company Act). However, such entities may effect brokerage transactions for the Fund. These transactions would be effected in accordance with procedures adopted by the Fund pursuant to Section 17(e) of the Investment Company Act and rules and regulations promulgated thereunder. Among other things, Section 17(e) and those procedures provide that, when acting as broker for the Fund in connection with the sale of securities to or by the Fund, the Adviser, the Placement Agent, or their affiliates may receive compensation not exceeding: (i) the usual and customary broker’s commission for transactions effected on a national securities exchange; (ii) 2% of the sales price for secondary distributions of securities; and (iii) 1% of the sales price for other purchases or sales. Brokerage transactions effected by the Investment Funds with the Adviser, the Placement Agent, or any of their affiliates will not be subject to the limitations imposed by Section 17(e) of the Investment Company Act.

The Fund bears any commissions or spreads in connection with its portfolio transactions. In placing orders, it is the policy of the Fund to obtain the best results taking into account the broker-dealer’s general execution and operational facilities, the type of transaction involved, and other factors such as the broker-dealer’s risk in positioning the securities involved. While the Adviser generally seeks reasonably competitive spreads or commissions, the Fund will not necessarily be paying the lowest spread or commission available. In executing portfolio transactions and selecting brokers or dealers, the Adviser seeks to obtain the best overall terms available for the Fund. In assessing the best overall terms available for any transaction, the Adviser considers factors deemed relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. The overall reasonableness of brokerage commissions paid is evaluated by the Adviser based upon its knowledge of available information as to the general level of commission paid by other institutional investors for comparable services. Transactions on U.S. stock exchanges and on some foreign stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of foreign stock exchanges, however, commissions are fixed. No stated commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Investment Funds

The Investment Funds incur transaction expenses in the management of their portfolios, which decrease the value of the Fund’s investment in the Investment Funds. In view of the fact that the investment program of certain of the Investment Funds may include trading as well as investments, short-term market considerations are frequently involved, and it is anticipated that the turnover rates of the Investment Funds may be substantially greater than the turnover rates of other types of investment vehicles. In addition, the order execution practices of the Investment Funds may not be transparent to the Fund. Each Investment Fund is responsible for placing orders for the execution of its portfolio transactions and for the allocation of its brokerage. The Adviser has no direct or indirect control over the brokerage or portfolio trading policies employed by the investment advisers of the Investment Funds. The Adviser expects that each Investment Fund will generally select broker-dealers to effect transactions on the Investment Fund’s behalf substantially in the manner set forth below.

Each Investment Fund generally seeks reasonably competitive commission rates. However, Investment Funds do not necessarily pay the lowest commission available on each transaction, and may engage in transactions with broker-dealers based on different criteria than those considered by the Fund. Investment Funds may not be subject to the same regulatory restrictions on principal and agency transactions. It is anticipated that some Investment Funds may effect principal or agency transactions through affiliates of the Fund, including the Placement Agent or its affiliates. The Fund indirectly bears the commissions or spreads in connection with the portfolio transactions of the Investment Funds.

No guarantee or assurance can be made that an Investment Fund’s brokerage transaction practices will be transparent or that the Investment Fund will establish, adhere to, or comply with its stated practices. However, as the Investment Funds are not investment companies registered under the

Investment Company Act, they may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Investment Fund’s investment adviser or its affiliates rather than the Investment Fund.

As with the Fund, Investment Funds may make investments directly in the issuers of their underlying securities, and in some instances may not be subject to transaction expenses.

VOTING

Each Partner has the right to cast a number of votes based on the value of such Partner’s investment percentage at any meeting of Partners called by the (i) Board or (ii) Partners holding at least a majority of the total number of votes eligible to be cast by all Partners. Partners are entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including the selection of members of the Board and the approval of the Investment Management Agreement. Notwithstanding their ability to exercise their voting privileges, Partners are not entitled to participate in the management or control of the Fund’s business, and may not act for or bind the Fund.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Sub-Advisers, the Investment Managers, and their respective affiliates (including the Principals and Sanders Morris), and their directors, trustees, managers, members, partners, officers, and employees (collectively, the “Related Parties”), for their own accounts and other accounts they manage, may give rise to conflicts of interest that could disadvantage the Fund and its Partners. The Adviser and other Related Parties provide other investment management services to other funds and discretionary managed accounts that follow an investment program certain aspects of which are similar to certain aspects of the Fund’s investment program or that replicate certain Asset Classes (or portions thereof) within the Fund’s investment program. The Adviser and other Related Parties are involved with a broad spectrum of financial services and asset management activities, and may, for example, engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Fund or the Partners. The trading activities of the Related Parties are carried out without references to positions held directly or indirectly by the Fund. In addition and more significantly, the Related Parties may be involved with other investment programs, investment partnerships or separate accounts that use Investment Managers or Investment Funds that are either already a part of the Fund’s portfolio or that may be appropriate for investment by the Fund (collectively, “Opportunities”). In some cases, these Investment Funds may be capacity constrained. Towards that end, Mr. Yusko, along with his affiliates (including an investment firm that he controls, Morgan Creek Capital Management) and Salient (the “Fund Affiliates”) have agreed to ratably allocate Opportunities to funds and other accounts that they manage, including the Fund (collectively, the “Accounts”), ratably based on the amount that is suitable for investment by each such Account (based on, among other things, size of portfolio, current portfolio allocations, risk profile, investment objectives and liquidity restraints), subject to their sole and absolute discretion. Though the Fund Affiliates have agreed to provide capacity of Opportunities ratably to Accounts (including the Fund) based on the relative demand of each, the Fund Affiliates have sole and absolute discretion to determine such demand and the Fund Affiliates may determine that certain Opportunities are either not suitable for the Fund and/or the Fund may not gain all of the capacity to the Opportunities that it desires as a result of participation in such Opportunities by other Accounts. Accordingly, the Fund may not have exposure or may have reduced exposure with respect to these Investment Funds (that comprise Opportunities). The Fund’s operations may give rise to other conflicts of interest that could disadvantage the Fund and its Partners.

Sanders Morris, which has a minority ownership interest in the Adviser, is a full-service investment banking, broker-dealer, asset management and financial services organization. In addition, Salient, of which several of the Principals are principals, provides wealth management and advisory services to its clientele. As a result, the Related Parties and their respective affiliates, directors, partners, trustees, managers, members, officers and employees, including those who may be involved in the investment activities and business operations of the Fund and the Master Fund, are engaged in businesses, and have interests, other than that of managing the Fund and the Master Fund. These are considerations of which investors in the Fund should be aware, and which may cause conflicts that could disadvantage the Fund. These activities and interests include potential multiple advisory, transactional, financial and other interests in securities, instruments and companies that may be purchased or sold by the Master Fund. Present and future activities of the Related Parties may give rise to additional conflicts of interest.

In acquiring an Interest in the Fund, a Partner is deemed to have acknowledged and assented to the existence of potential conflicts of interest relating to the Related Parties and to the Fund’s and the Master Fund’s operating in the face of these conflicts.

Certain of the Related Parties participate in the fixed income, equity and other markets in which the Fund and Master Fund directly or indirectly invests. In addition, certain of the Related Parties are actively engaged as investors, advisers and/or market makers, agents and principals, in relation to certain of the same securities, issuers, currencies and other instruments in which the assets of the Fund (through the Master Fund or the Investment Funds) may be invested, and these activities may have a negative effect on the Fund. Thus, the Fund’s or the Investment Funds’ holdings include securities of entities in which Sanders Morris makes a market or otherwise has direct or indirect interests.

Certain of the Related Parties may give advice, and take action, with respect to any of its clients or proprietary or other accounts, that may conflict with the advice given to the Fund, or may involve a different timing or nature of action taken than with respect to the Fund. Such transactions, whether in respect of proprietary accounts, customer accounts other than those advised by the Adviser, or certain other accounts that are advised by the Adviser, may affect the prices and availability of the securities, currencies and other instruments in which the Fund (directly or indirectly through Master Fund and Investment Funds) may invest. In addition, accounts or funds managed by the Related Parties may compete with the Fund (directly or indirectly through Master Fund and Investment Funds) for investment opportunities. As a result, transactions for the Fund (directly or indirectly through Master Fund and Investment Funds) may be effected at prices or rates that may be less favorable than would have been the case absent such conflicts, and the Fund may be negatively affected. The results of the investment activities of the Fund may differ significantly from the results achieved by Related Parties for accounts or accounts managed by them and from the results achieved by the Adviser for other advised accounts. This may have a negative effect on the Fund.

Subject to applicable regulatory requirements, the Fund may invest (directly or indirectly through Master Fund and Investment Funds) in securities of companies affiliated with the Related Parties or in which certain of the Related Parties have an equity or participation interest. The purchase, holding and sale of such investments by the Fund (directly or indirectly through Master Fund and Investment Funds) may enhance the profitability of the Related Parties’ own investments in such companies.

Certain of the Related Parties may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and conduct other activities that may cause the same types of conflicts as those conflicts described herein applicable to the proprietary, management, advisory and other activities of Related Parties. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees and affiliates of the Adviser that are the same, different from or made at different times than positions taken for the Fund and the Master Fund or an Investment Fund in which the Fund participates. In connection with the above, each of the Fund, the Adviser and the Sub-Adviser has adopted a code of ethics (collectively, the “Codes of Ethics”) in compliance with Section 17(j) of the Investment Company Act and regulations thereunder that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Fund’s portfolio transactions. See “CODES OF ETHICS” below.

Accounts or investment funds managed or advised by Related Parties (including those managed by the Adviser) may have investment objectives that are similar to those of the Fund and/or may engage in transactions in the same types of securities, currencies and instruments as the Fund, and from which the Adviser or the Related Parties may receive more or less compensation for its services than the Adviser receives from the Fund. As a result, Related Parties and accounts or funds which Related Parties may manage or advise (including, without limitation, those funds discussed in greater detail below), or in which Related Parties and its personnel may have a proprietary interest, may compete with the Fund for appropriate investment opportunities. For example, Investment Managers may limit the number of investors in or size of an Investment Fund or the amount of assets and accounts that they will manage. The allocation of such opportunities among Related Parties’ funds and accounts may present conflicts, as may the potentially different investment objectives of different investors. In determining such allocations, a number of factors may be considered, which may include the relative sizes of the applicable funds and accounts and their expected future sizes, the expected future capacity of the applicable Investment Funds, the funds available for allocation at any given time and the investment objectives of the Fund and such other funds and accounts. Allocation of investment opportunities among the Fund and other funds and accounts will be made by the Adviser or by Related Parties in their capacities as the managers of such funds and accounts in a reasonable and equitable manner, as determined by them in their sole discretion. The disposition of any such investments is subject to the same conditions.

In connection with management of the Master Fund or the Fund or certain other activities, the General Partner has entered into a license agreement with Salient, pursuant to which Salient has agreed to provide the Adviser with certain fundamental analysis and proprietary technical models developed by Salient, provided that neither the Adviser nor any of its Principals use such analysis and models except on behalf of the Funds, except as expressly permitted therein. The General Partner will not be under any obligation to effect transactions on behalf of the Fund and the Master Fund in accordance with such analysis and models. In addition, in the event of a breach of the license agreement, Salient will not have any obligation to make available any information regarding its proprietary activities or strategies, or the activities or strategies used for other accounts managed by it, for the benefit of the management of the Fund. The Related Parties are not under an obligation to share investment opportunities, ideas or strategies with the Fund. The Related Parties may keep any profits, commissions, and fees accruing to them in connection with its activities (including activities described in this “CONFLICTS OF INTEREST” section and its other activities) for themselves and their clients, and the fees or allocations from the Fund will not be reduced thereby.

Subject to applicable regulatory requirements, Related Parties from time to time may invest proprietary or client capital with investment advisers, including Investment Managers selected by the Fund, and may also invest in Investment Funds in which the Fund invests on terms different than the interest held by the Fund. In addition, Related Parties may have other business relationships with such Investment Managers. Related Parties may perform or seek to perform investment banking and other financial services for, and will receive compensation from, Investment Funds, the sponsors of Investment Funds, companies in which Investment Funds invest, or other parties in connection with transactions related to those investments, or otherwise. This compensation could include financial advisory fees, as well as underwriting or placement fees, financing or commitment fees or other types of compensation. Compensation for investment banking and other financial services will not be shared with the Fund or the Partners and may be received before the Fund realizes a return on its investment. Related Parties may also provide brokerage services to Investment Funds or act as a prime broker for Investment Funds in compliance with applicable law, including, without limitation, the Investment Company Act. In connection with such brokerage services, Related Parties may provide research products and services to the Investment Managers. Due to such relationships, the Adviser may face a conflict in evaluating the applicable Investment Managers or Investment Funds. Moreover, as a result of certain of such relationships, Related Parties may take actions with respect to an Investment Fund, such as making a margin call, that materially adversely affect such Investment Fund and, therefore, the Fund.

Related Parties may, from time to time, invest in the Fund. Any repurchase of Interests held by the Related Parties will be effected pursuant to an offer to repurchase Interests which is made by the Fund to all of the Partners. Such repurchases may have an adverse effect on the Fund’s investment strategies, the breadth of its allocation of investments and on the fees, expenses and costs incurred by the Partners.

To the extent permitted by applicable law, including, without limitation, the Investment Company Act, an Investment Fund may enter into transactions and invest in futures, securities, currencies, swaps, options, forward contracts or other instruments on behalf of the Fund in which one of the Related Parties, acting as principal or on a proprietary basis for its customers, serves as the counterparty. The Adviser and Related Parties will not, directly or indirectly, purchase securities or other property from, or sell securities or other property to, the Fund. However, subject to compliance with applicable law, including without limitation, the Investment Company Act, the Fund may engage in transactions with accounts which are affiliated with the Fund because they are advised by Related Parties or because they have common officers, directors or managers. Such transactions would be made in circumstances where the Adviser has determined that it would be appropriate for the Fund to purchase and the Adviser or another client of the Related Parties to sell, or the Fund to sell and another client of the Related Parties to purchase, the same security or instrument on the same day.

To the extent permitted by applicable law (including, without limitation, the Investment Company Act), the Fund (directly or indirectly through Investment Funds) may purchase investments that are issued, or the subject of an underwriting or other distribution, by Related Parties. It is anticipated that the commissions, mark-ups and mark-downs charged by Related Parties will generally be competitive, although Related Parties will have an interest in obtaining commission rates, mark-ups and mark-downs which are favorable to such Related Parties.

Purchases or sales of securities for the account of the Fund or an Investment Fund or through a Sub-Adviser may be bunched or aggregated with orders for other accounts of the Related Parties, including other investment partnerships (including those in which the Related Parties or their employees have a beneficial interest). Because of the prevailing trading activity, it is frequently not possible to receive the same price or execution on the entire volume of securities purchased or sold. When this occurs, the various prices may be averaged, which may be disadvantageous to the Fund.

Subject to the Fund first obtaining any necessary exemptive relief from the provisions of the Investment Company Act, the Adviser may invest the Fund’s assets in Investment Funds or managed accounts managed by Investment Managers affiliated with the Related Parties. There can be no assurance that such exemptive relief will be sought or, if sought, that it will be granted.

CONFLICTS OF INTEREST RELATING TO THE INVESTMENT MANAGERS

The Adviser anticipates that each Investment Manager will consider participation by the applicable Investment Fund in all appropriate investment opportunities that are also under consideration for investment by the Investment Manager for other investment funds and accounts managed by the Investment Manager (“Investment Manager Accounts”) that pursue investment programs similar to that of the applicable Investment Fund or the Fund. However, there can be no guarantee or assurance that Investment Managers will follow such practices or that an Investment Manager will adhere to, and comply with, its stated practices, if any. In addition, circumstances may arise under which an Investment Manager will cause its Investment Manager Accounts to commit a larger percentage of their assets to an investment opportunity than to which the Investment Manager will commit assets of the Investment Fund. Circumstances may also arise under which an Investment Manager will consider participation by its Investment Manager Accounts in investment opportunities in which the Investment Manager intends not to invest on behalf of the Investment Fund, or vice versa.

Situations may occur where the Fund could be disadvantaged by investment activities conducted by the Investment Manager for the Investment Manager Accounts. These situations may arise as a result of, among other things: (1) legal restrictions on the combined size of positions that may be taken for an Investment Fund in which the Fund and/or Investment Manager Accounts participate (collectively, “Co-Investors” and, individually, a “Co-Investor”), limiting the size of the Investment Fund’s position; (2) legal prohibitions on the Co-Investors’ participating in the same instruments; (3) the difficulty of liquidating an investment for a Co-Investor when the market cannot absorb the sale of the combined positions; and (4) the determination that a particular investment is warranted only if hedged with an option or other instrument and the availability of those options or other instrument is limited.

An Investment Manager may from time to time cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Manager Accounts, subject to certain conditions. For example, these transactions may be made in circumstances in which the Investment Manager determined it was appropriate for the Investment Fund to purchase and an Investment Manager Account to sell, or the Investment Fund to sell and the Investment Account to purchase, the same security or instrument on the same day.

Each Investment Manager, its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts, including interests in Investment Funds, and may have conflicts of interest with respect to investments made on behalf of an Investment Fund in which the Master Fund participates. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers, employees and affiliates of the Investment Manager that are the same as, different from or made at different times than positions taken for the Investment Fund in which the Fund participates. Future investment activities of the Investment Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest that could disadvantage the Fund and its Partners.

Investment Managers or their affiliates may from time to time provide investment advisory or other services to private investment funds and other entities or accounts managed by the Investment Manager or its affiliates. In addition, Investment Managers or their affiliates may from time to time receive research products and services in connection with the brokerage services that brokers (including, without limitation, affiliates of the Investment Manager) may provide to one or more Investment Manager Accounts.

CODES OF ETHICS

The Fund, the Adviser, each Sub-Adviser and the Placement Agent each has adopted a code of ethics as required by applicable law, which is designed to prevent affiliated persons of the Fund, the Adviser, the Sub-Advisers and the Placement Agent from engaging in deceptive, manipulative or fraudulent activities in connection with securities held or to be acquired by the Fund (which may also be held by persons subject to a code of ethics). There can be no assurance that the codes of ethics will be effective in preventing such activities. Each code of ethics may be examined on the Internet from the SEC’s website at www.sec.gov. In addition, each code of ethics can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Copies of these codes of ethics may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, DC 20549-0102.

The Adviser’s code of ethics allows personnel to invest in securities for their own account, but requires compliance with the code’s pre-clearance requirements and other restrictions including “blackout periods” and minimum holding periods, subject to limited exceptions. The code of ethics requires prior approval of purchases of securities in initial public offerings or private placements.

LIQUIDITY REQUIREMENTS

The Fund’s portfolio is not subject to any minimum liquidity requirement imposed by regulation.

OUTSTANDING SECURITIES

Title of Class	Amount Authorized	Amount Held by Registrant or for its Account	Amount Outstanding Exclusive of Amount Shown Under “Amount Held by Registrant or for its Account”
Limited Partnership Interests	Unlimited	$0	$30,535,980.79

As of December 31, 2004, no person owned more than 25% of the outstanding interests or controlled the Fund. As of December 31, 2004, the Fund is not aware of any person who owns of record or beneficially 5% of the Fund’s outstanding securities.

REPURCHASES OF INTERESTS

No Right of Redemption

No Partner (or other person holding an Interest or a portion of an Interest acquired from a Partner) has the right to require the Fund to redeem its Interest or any portion thereof. No public market exists for the Interests, and none is expected to develop. Consequently, Partners may not be able to liquidate their investment other than as a result of repurchases of Interests by the Fund, as described below.

Periodic Repurchases

The Board, from time to time and in its sole discretion, may determine to cause the Fund to offer to repurchase Interests from Partners, including the Adviser, pursuant to written tenders by Partners. However, the Fund’s assets consist primarily of its interest in the Master Fund. Therefore, in order to finance the repurchase of Interests pursuant to repurchase offers, the Fund may find it necessary to liquidate all or a portion of its interest in the Master Fund. Because interests in the Master Fund may not be transferred, the Fund may withdraw a portion of its interest only pursuant to repurchase offers by the Master Fund. The Fund will not conduct a repurchase offer for Interests unless the Master Fund simultaneously conducts a repurchase offer for its limited partnership interests. The Adviser, which also serves as investment adviser to the Master Fund, anticipates recommending to the Master Fund’s board of directors that the Master Fund conduct repurchase offers on a quarterly basis in order to permit the Fund to conduct repurchase offers for Interests. However, the Master Fund’s board of directors retains the discretion to approve such requests and, therefore, there are no assurances that the Master Fund’s board of directors will, in fact, decide to undertake any repurchase offer. The Fund cannot make a repurchase offer larger than a repurchase offer made by the Master Fund. The Master Fund will make repurchase offers, if any, to all of its investors, including the Fund, on similar terms, which may affect the size of the Fund’s repurchase offers. Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund’s repurchase offers. In addition, the Fund may determine not to conduct a repurchase offer each time the Master Fund conducts a repurchase offer.

Subject to the discussion above, the aggregate value of Interests to be repurchased at any time will be determined by the Board in its sole discretion, and such amount may be a percentage of the value of the Fund’s outstanding Interests. If a repurchase offer is oversubscribed by Partners, the Fund will repurchase only a pro rata portion of the Interest tendered by each Partner. In determining whether the Fund should offer to repurchase Interests from Partners pursuant to written requests, the Board will consider the recommendation of the Adviser. The Adviser recommended to the Board that the Fund repurchase Interests from Partners with a Valuation Date (as defined below) on December 31, 2004, and thereafter expects to recommend quarterly repurchases on or about March 31, June 30, September 30 and December 31 of each year. In determining whether to accept the Adviser’s recommendation (in whole or in part), the Board considers the following factors, among others:

•	whether any Partners have requested to tender Interests or portions of Interests to the Fund;

•	as discussed in more detail below, the composition and liquidity of the Fund’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets allocated to Sub-Advisers);

•	the investment plans and working capital requirements of the Fund;

•	the relative economies of scale of the repurchase requests with respect to the size of the Fund;

•	the past practice of the Fund in repurchasing Interests;

•	the availability of information as to the value of the Fund’s interests in underlying Investment Funds;

•	the condition of the securities markets and the economy generally, as well as political, national or international developments or current affairs; and

•	the anticipated tax consequences of any proposed repurchases of Interests.

It is anticipated that not more than 25% of the assets in the Master Fund’s portfolio will be allocated to Illiquid Funds and not more than 10% to Semi-Liquid Funds. As a general matter, the Master Fund will be unable to make withdrawals from Illiquid Funds or Semi-Liquid Funds to make payment for its limited partnership interests that are tendered for repurchase. Consequently, the proportion of the Master Fund’s assets consisting of Illiquid Funds will fluctuate with, among other things, (i) new capital contributions in the Master Fund and (ii) the repurchase by the Master Fund of its limited partnership interests. If the Master Fund must make withdrawals from Liquid Funds or Semi-Liquid Funds to make payment for limited partnership interests tendered for repurchase, and does not receive new capital contributions with which it can make new purchases of Liquid Funds or Semi-Liquid Funds, the proportion of the Master Fund’s portfolio that consists of Semi-Liquid and Illiquid Funds will increase. Such an increase could be detrimental to the Master Fund and its limited partners, and thus the Fund and its Partners, by, for example, (i) preventing the Master Fund from pursuing its investment program, (ii) exposing the limited partners that remain invested in the Master Fund to the risks associated with an increasingly illiquid portfolio, or (iii) limiting the Master Fund’s and the Fund’s capacities to repurchase limited partnership interests. As a result, the Master Fund, and thus the Fund, will conduct a repurchase offer only if the Master Fund’s Board of Directors determines that payment for tendered limited partnership interests would not disrupt the Master Fund’s investment program or adversely affect limited partners that remain invested in the Master Fund.

The Board will determine that the Fund will offer to repurchase Interests (or portions of Interests) pursuant to written tenders only on terms that the Board determines to be fair to the Fund and Partners. The amount due to any Partner whose Interest (or portion thereof) is repurchased will be equal to the value of the Partner’s capital account (or portion thereof being repurchased) based on the Fund’s NAV as of the Valuation Date (as defined below), after giving effect to all allocations made as of that date. If the Board determines that the Fund will offer to repurchase Interests, written notice will be provided to Partners that describes the commencement date of the repurchase offer, specifies the date on which repurchase requests must be received by the Fund, and contains other information Partners should consider in deciding whether and how to participate in such repurchase opportunity. The expiration date of the repurchase offer (the “Expiration Date”) will be a date set by the Board occurring no sooner than 20 business days after the commencement date of the repurchase offer, provided that such Expiration Date may be extended by the Board in its sole discretion. The Fund generally will not accept any repurchase request received by it or its designated agent after the Expiration Date.

Payment by the Fund upon a repurchase of Interests will be made in part or in whole in cash or securities of equivalent value, which may include a Promissory Note (as defined below). The Fund does not generally expect to distribute securities as payment for repurchased Interests except in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund or the Partners, or if the Fund has received distributions from Investment Funds in the form of securities that are transferable to the Partners. Securities which are distributed in-kind in connection with a repurchase of Interests may be illiquid. Any in-kind distribution of securities will be valued in accordance with the Fund’s Valuation Procedures and LP Agreement and will be distributed to all tendering Partners on a proportional basis. See “CALCULATION OF NET ASSET VALUE; VALUATION.”

In light of liquidity constraints associated with the Fund’s investments in Investment Funds and the possibility that the Fund may have to effect withdrawals from those Investment Funds to pay for Interests being repurchased, the Fund expects to employ the following repurchase procedures:

•	The value of Interests (or portions of Interests) being repurchased will be determined as of a date, determined by the Board, in its sole discretion, which is generally approximately 65 days, but in no event earlier than 30 days, after the Expiration Date (the “Valuation Date”). As discussed above, the Adviser expects that it will recommend to the Board that the Fund repurchase Interests quarterly with a Valuation Date on or about March 31, June 30, September 30 and December 31 of each year.

•	The initial payment (the “Initial Payment”) will be made in an amount equal to at least 90% of the estimated value of the repurchased Interest (or portion thereof), determined as of the Valuation Date, with such remainder (if any) being called the Final Payment (defined below). The Initial Payment will be made as of the later of (1) the 30th day after the Valuation Date, or (2) in the sole discretion of the Adviser, if the Fund has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, within ten business days after the Fund has received at least 90% of the aggregate amount so requested to be withdrawn by the Fund from the Investment Funds (the “Investment Fund Payment Date”).

•	The second and final payment (the “Final Payment”) is expected to be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, over (2) the Initial Payment. The Adviser anticipates that the annual audit of the Fund’s financial statements will be completed within 60 days after the end of each fiscal year of the Fund and that the Final Payment will be made as promptly as practicable after the completion of such audit.

•	The Fund will issue to each Partner a promissory note in respect of the Final Payment, which may take the form of a “master” or “global” promissory note held for the Partner’s account with an authorized agent designated for that purpose (the “Promissory Note”), entitling the Partner to be paid an amount equal to the value, determined as of the Valuation Date, of the repurchased Interest or portion of Interest. The determination of the value of Interests as of the Valuation Date is subject to adjustment based upon the results of the next annual audit of the Fund’s financial statements.

•	Although the amounts required to be paid by the Fund will generally be paid in cash, the Fund may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

•

Notwithstanding anything in the foregoing to the contrary, in the event that a Partner has requested the repurchase of a portion of its Interest which would result in such Partner continuing to hold at least 10% of the value of its Interest as of December 31 of the fiscal year ending immediately prior to the fiscal year in which such request was made, the Final Payment in respect of such repurchase shall be made on or before the 60th day after the Valuation Date, provided that if the Fund, in the sole discretion of the Adviser, has requested withdrawals of its capital from any Investment Funds in order to fund the repurchase of Interests, such payment may be postponed until 10 business days after the applicable Investment Fund Payment Date. Such payment shall be in an amount equal to the excess, if any, of (1) the value of the repurchased Interest (or portion thereof), determined as of the Valuation Date, based upon information known to the Fund as of the date of the Final Payment, over (2) the Initial Payment. If, based upon the results of the annual audit of the Fund’s financial statements for the fiscal year in which the Valuation Date of such repurchase occurred, it is determined that the value at which the Interest was repurchased was incorrect, the Fund shall, as promptly as practicable after the completion of such audit, decrease such Partner’s capital account balance by the amount of any overpayment, or increase such Partner’s capital account balance by the amount of any underpayment, as applicable.

The repurchase of Interests is subject to regulatory requirements imposed by the SEC. The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures described above is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Following the commencement of an offer to repurchase Interests, the Fund may suspend, postpone or terminate such offer in certain circumstances upon the determination of a majority of the Board, including a majority of the Independent Directors, that such suspension, postponement or termination is advisable for the Fund and its Partners, including, without limitation, circumstances as a result of which it is not reasonably practicable for the Fund to dispose of its investments or to determine the value of its net assets, and other unusual circumstances.

Each Partner whose Interest (or portion thereof) has been accepted for repurchase will continue to be a Partner of the Fund until the Valuation Date (and thereafter if its Interest is repurchased in part) and may exercise its voting rights with respect to the repurchased Interest (or portion thereof) until the Valuation Date. Moreover, the capital account maintained in respect of a Partner whose Interest (or portion thereof) has been accepted for repurchase will be adjusted for the net profits or net losses of the Fund through the Valuation Date, and such Partner’s capital account shall not be adjusted for the amount withdrawn, as a result of the repurchase, prior to the Valuation Date.

Upon its acceptance of tendered Interests or portions of Interests for repurchase, the Fund will maintain daily on its books a segregated account consisting of (1) cash, (2) liquid securities or (3) interests in Investment Funds that the Fund has requested be withdrawn (or any combination of them), in an amount equal to the aggregate estimated unpaid dollar amount of the Promissory Note issued to a Partner tendering Interests or a portion of Interests.

Payments for repurchased Interests may require the Fund to liquidate portfolio holdings in Investment Funds earlier than the Adviser otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover. The Adviser intends to take measures to attempt to avoid or minimize such potential losses and turnover. The Fund may, but need not, maintain cash or borrow money to meet repurchase requests. Such a practice could increase the Fund’s operating expenses and impact the ability of the Fund to achieve its investment objective.

A 2% Early Repurchase Fee will be charged by the Fund (and inure to the benefit of the remaining Partners) with respect to any repurchase of an Interest (or portion thereof) from a Partner at any time prior to the business day immediately preceding the one-year anniversary of the Partner’s purchase of such Interest (or portion thereof). Partial Interests tendered for repurchase will be treated as having been repurchased on a “first in—first out” basis. Therefore, the portion of an Interest repurchased will be deemed to have been taken from the earliest capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until that capital contribution is decreased to zero, and then from each subsequent capital contribution made by such Partner (adjusted for subsequent net profits and net losses) until such capital contribution is decreased to zero.

Other than the Early Repurchase Fee, the Fund does not presently intend to impose any charges on the repurchase of Interests, although it may allocate to Partners whose Interests are repurchased withdrawal or similar charges imposed by Investment Funds if the Adviser determines to withdraw from one or more Investment Funds as a result of Partner repurchase tenders and such charges are imposed on the Fund.

A Partner who tenders some but not all of the Partner’s Interest for repurchase will be required to maintain a minimum capital account balance of $100,000. Such minimum capital account balance requirement may be waived by the Fund, in its sole discretion. The Fund reserves the right to reduce the amount to be repurchased from a Partner so that the required capital account balance is maintained.

In the event that the Adviser or any of its affiliates holds an Interest (or portion of an Interest) in its capacity as a Partner, such Interest (or portion of an Interest) may be tendered for repurchase in connection with any repurchase offer made by the Fund, without notice to the other Partners.

Mandatory Redemption by the Fund

In accordance with the terms and conditions of the LP Agreement, the Fund may cause a mandatory redemption of an Interest of a Partner (or portion thereof), or any person acquiring an Interest from or through a Partner, under certain circumstances, including if: (i) all or a portion of its Interest has been transferred to, or has vested in, any person, by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of a Partner; (ii) ownership of the Interest by such Partner or other person will cause the Fund to be in violation of, or subject the Fund or the Adviser to additional registration or regulation under the securities, commodities, or other laws of the U.S. or any other jurisdiction; (iii) continued ownership of the Interest may be harmful or injurious to the business or reputation of the Fund or the Adviser, or may subject the Fund or any Partners to an undue risk of adverse tax or other fiscal consequences; (iv) if the Adviser or General Partner learns of any representation or warranty made by a Partner in connection with the acquisition of an Interest was not true when made or has ceased to be true; or (v) it would be in the best interests of the Fund for the Fund to cause a mandatory redemption of such Interest.

Partners whose Interests are redeemed by the Fund will not be entitled to a return of any amount of sales load that was charged in connection with the Partner’s purchase of such Interest.

TRANSFERS OF INTERESTS

No person shall become a substituted Partner of the Fund without the consent of the Fund, which consent may be reasonably withheld in its sole discretion. Interests held by Partners may be transferred only: (i) by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner; or (ii) under other limited circumstances, with the consent of the Board

(which may be reasonably withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances).

Unless counsel to the Fund confirms that the transfer will not cause the Fund to be treated as a “publicly traded partnership” taxable as a corporation, the Board generally will not consider consenting to a transfer of an Interest (or portion of an Interest) unless the transfer is: (i) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Partner (e.g., certain transfers to affiliates, gifts and contributions to family entities); (ii) to members of the transferring Partner’s immediate family (siblings, spouse, parents, or children); or (iii) a distribution from a qualified retirement plan or an individual retirement account.

Notice to the Fund of any proposed transfer must include evidence satisfactory to the Board that the proposed transferee, at the time of transfer, meets any requirements imposed by the Fund with respect to investor eligibility and suitability. See “ELIGIBLE INVESTORS.” Notice of a proposed transfer of an Interest must also be accompanied by a properly completed Subscription Agreement in respect of the proposed transferee. In connection with any request to transfer an Interest (or portion of an Interest), the Fund may require the Partner requesting the transfer to obtain, at the Partner’s expense, an opinion of counsel selected by the Fund as to such matters as the Fund may reasonably request. The Board generally will not consent to a transfer of an Interest by a Partner (i) unless such transfer is to a single transferee, or (ii) if, after the transfer of the Interest, the balance of the capital account of each of the transferee and transferor is less than $100,000. Each transferring Partner and transferee may be charged reasonable expenses, including, but not limited to, attorneys’ and accountants’ fees, incurred by the Fund in connection with the transfer.

Any transferee acquiring an Interest or a portion of an Interest by operation of law in connection with the death, divorce, bankruptcy, insolvency, or adjudicated incompetence of the Partner, will be entitled to the allocations and distributions allocable to the Interest or a portion of the Interest so acquired, to transfer the Interest or a portion of the Interest in accordance with the terms of the LP Agreement and to tender the Interest or a portion of the Interest for repurchase by the Fund, but will not be entitled to the other rights of a Partner unless and until the transferee becomes a substituted Partner as specified in the LP Agreement. If a Partner transfers an Interest with the approval of the Board, the Fund shall as promptly as practicable take all necessary actions so that each transferee or successor to whom the Interest is transferred is admitted to the Fund as a Partner.

By subscribing for an Interest, each Partner agrees to indemnify and hold harmless the Fund, the Board, the General Partner, the Adviser, and each other Partner, and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs, and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs, and expenses or any judgments, fines, and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Partner in violation of the LP Agreement or any misrepresentation made by that Partner in connection with any such transfer.

CALCULATION OF NET ASSET VALUE; VALUATION

Each of the Fund and the Master Fund calculates its NAV as of the close of business on the last business day of each accounting period (as defined under “CAPITAL ACCOUNTS AND ALLOCATIONS—Capital Accounts”) and at such other times as the Board may determine, including in connection with repurchases of Interests, in accordance with the procedures described below or as may be determined from time to time in accordance with policies established by the Board. The NAV of the Fund equals the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses. The NAV of the Master Fund equals the value of the total assets of the Master Fund, less all of its liabilities, including accrued fees and expenses. Because the Fund invests substantially all of its assets in the Master Fund, the value of the assets of the Fund depends on the value of its share of the Investment Funds or other investments in which the Master Fund invests.

The Valuation Committee of the Master Fund oversee the valuation of the Master Fund’s investments, including in interests in the Investment Funds, in accordance with written policies and procedures (the “Valuation Procedures”) that the Boards of the Master Fund and the Fund have approved for purposes of determining the value of securities held by the Master Fund, including the fair value of the Master Fund’s investments in Investment Funds. The Valuation Committee consists of at least one member of the Board of the Master Fund and one or more representatives of the Adviser. The Directors, including the Independent Directors, and the members of the Valuation Committee, have been advised of their duties with respect to valuation as described in the Valuation Procedures.

As a general principle, the fair valuation of a security should reflect the amount that the Valuation Committee determines that the Master Fund might reasonably expect to receive for the security upon the orderly sale or redemption of the security, based on information available at the time that the Valuation Committee believes to be reliable. In the case of a security issued by an Investment Fund, this would typically be equal to the amount that the Fund might reasonably expect to receive from the Investment Fund if the Fund’s interest were redeemed on the date as of which it was valued. It is anticipated that the Valuation Committee will make this determination based on the valuation most recently provided by the Investment Fund in accordance with the policies the Investment Fund has established, which may constitute the Investment Fund’s best estimate at the time based upon data then available, as well as any other relevant information reasonably available at the time of the valuation of the Master Fund’s portfolio.

Prior to an investment by the Master Fund in any Investment Fund, the Valuation Committee conducts a due diligence review of the valuation methodologies used by the Investment Fund. As a general matter Investment Funds selected by the Master Fund will use market value when available, and otherwise will use principles of fair value applied in good faith. The Valuation Committee will consider whether it is appropriate, in light of all relevant circumstances, to value interests at the NAV as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount.

The Valuation Procedures approved by the Board provide that, where deemed appropriate by the Adviser and consistent with the Investment Company Act, investments in Investment Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Master Fund is aware of sales of similar securities to third parties at different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Master Fund’s investment will be revalued in a manner that the Valuation Committee, in accordance with the Valuation Procedures, determines in good faith best reflects approximate market value. The Board is responsible for ensuring that the Valuation Procedures are fair to the Fund and consistent with applicable regulatory guidelines.

To the extent the Adviser invests the assets of the Master Fund in securities or other instruments that are not investments in Investment Funds (e.g., directly or through Separate Accounts), the Master Fund generally values such assets as described below. Securities traded (1) on one or more of the U.S.

national securities exchanges or the OTC Bulletin Board are valued at their last sales price, and (2) on the Nasdaq Stock Market are valued at the Nasdaq Official Closing Price (“NOCP”), at the close of trading on the exchanges or markets where such securities are traded for the business day as of which such value is being determined. Securities traded on the Nasdaq Stock Market for which the NOCP is not available are valued at the mean between the closing bid and asked prices in this market. Securities traded on a foreign securities exchange are generally valued at their closing prices on the exchange where such securities are primarily traded and translated into U.S. dollars at the current exchange rate. If an event occurs between the close of the foreign exchange and the computation of the Master Fund’s NAV that would materially affect the value of the security, the value of such a security will be adjusted to its fair value. Except as specified above, the value of a security, derivative, or synthetic security that is not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or combinations of these. The Valuation Committee or Independent Administrator, as applicable, will monitor the value assigned to each security by the pricing service to determine if it believes the value assigned to a security is correct. If the Independent Administrator or Valuation Committee, as applicable, believes that the value received from the pricing service is incorrect, then the value of the security will be its fair value as determined in accordance with the Valuation Procedures.

In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset. The fair values of one or more assets may not be the prices at which those assets are ultimately sold. In such circumstances, the Valuation Committee and/or the Board, in consultation with the Independent Administrator or the Adviser, will reevaluate the Fund’s fair value methodology to determine, what, if any, adjustments should be made to the methodology.

Although the Valuation Procedures approved by the Board provide that the Valuation Committee review the valuations provided by the Independent Administrator (via the Investment Managers or their administrators), none of the Valuation Committee, the Independent Administrator or the Adviser are able to confirm independently the accuracy of any unaudited valuations provided thereby.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Fund’s net assets if the judgments of the Board, the Valuation Committee and/or the Independent Administrator (in reliance on the Investment Funds and/or their administrators) regarding appropriate valuations should prove incorrect. The Master Fund may desire to dispose of an interest in an Investment Fund, but be unable to dispose of such interest, and could therefore be obligated to continue to hold the interests for an extended period of time. In such a case, the Independent Administrator, upon consultation with the Valuation Committee or the Adviser, may continue to value the interests without the benefit of the Investment Manager’s or its administrator’s valuations, and may, in its sole discretion, determine to discount the value of the interests in accordance with the Valuation Procedures.

CAPITAL ACCOUNTS AND ALLOCATIONS

Capital Accounts

The Fund maintains a separate capital account on its books for each Partner. Each Partner’s capital account has an opening balance equal to the Partner’s initial contribution to the capital of the

Fund, and thereafter, is (i) increased by the amount of any additional capital contributions by such Partner, (ii) decreased for any payments upon repurchase or in redemption of such Partner’s Interest or any distributions in respect of such Partner, and (iii) increased or decreased as of the close of each accounting period (as defined below) by such Partner’s allocable share of the net profits or net losses of the Fund. A Partner’s capital account will also be adjusted for any amounts debited against the Partner’s capital account as described below.

Partners’ capital accounts are adjusted on the last business day of each accounting period, other than for repurchases and capital contributions, which are debited and credited, respectively, to the Partners’ capital accounts as of the beginning of each accounting period. The initial accounting period begins upon the commencement of operations of the Fund. Each subsequent accounting period begins on the business day after the last business day of the preceding accounting period, and each accounting period (including the initial accounting period) ends on the first to occur of (1) the last business day of each fiscal year of the Fund, (2) the last business day of each taxable year of the Fund; (3) the business day preceding the effective date on which a contribution of capital is made to the Fund; (4) the Valuation Date with respect to any repurchase of an Interest or portion of an Interest by the Fund, or the business day preceding the effective date of any redemption of any Interest or portion of an Interest of any Partner or the complete withdrawal by a Partner; (5) the business day preceding the business day on which a substituted Partner is admitted to the Fund; or (6) the effective date on which any amount is credited to or debited from the capital account of any Partner other than an amount to be credited to or debited from the capital accounts of all Partners in accordance with their respective investment percentages (as defined below).

In addition, the final accounting period shall end on the date the Fund dissolves. An “investment percentage” will be determined for each Partner as of the start of each accounting period by dividing the balance of the Partner’s capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Partners as of that date, as adjusted for any capital contributions and any repurchases of Interests as of the beginning of such accounting period.

Allocation of Profit and Loss

Net profits or net losses of the Fund for each accounting period are allocated among and credited to or debited against the capital accounts of all Partners as of the last business day of each accounting period in accordance with Partners’ respective investment percentages as of the start of such accounting period. Net profits or net losses are measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including private placement and organizational expenses) during an accounting period, adjusted to exclude any items to be allocated among the capital accounts of the Partners other than in accordance with the Partners’ respective investment percentages.

Allocation of Special Items — Certain Withholding Taxes and Other Expenditures

Withholding taxes or other tax obligations incurred by the Fund that are attributable to any Partner are debited against the capital account of that Partner as of the close of the accounting period during which the Fund paid those obligations, and any amounts then or thereafter distributable to the Partner will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Partner and any successor to the Partner’s Interest is required to pay upon demand to the Fund, as a contribution to the capital of the Fund, the amount of the excess. The Fund is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner, although in the event that the Fund determines that a Partner is eligible for a refund of any withholding tax, it may, at the request and expense of that Partner, assist the Partner in applying for the refund.

Any expenditures payable by the Fund, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, are generally be charged to only those Partners on whose behalf the payments are made or whose circumstances gave rise to the payments. These charges are debited to the capital accounts of the applicable Partners as of the close of the accounting period during which the items were paid or accrued by the Fund.

Reserves

Appropriate reserves may be created, accrued, and charged against net assets and proportionately against the capital accounts of the Partners for contingent liabilities as of the date the contingent liabilities become known to the Fund or the Board. Reserves will be in such amounts (subject to increase or reduction) that the Fund or the Board may deem necessary or appropriate. The amount of any reserve, or any increase or decrease therein, will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Partners at the time when such reserve is created, increased or decreased, as the case may be; provided, however, that if any such reserve, or any increase or decrease therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all such Partners, the amount of such reserve, increase, or decreased shall instead be charged or credited to those investors who, as determined by the Board, were Partners at the time of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

CERTAIN TAX CONSIDERATIONS

The following summary describes certain significant United States federal income tax consequences of owning Interests to investors who are U.S. persons, i.e., a citizen or resident of the United States, a corporation or partnership created or organized in the United States or any state thereof, or an estate or trust, the income of which is includible in income for federal income tax purposes regardless of its source. The summary does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors (e.g., tax-exempt and foreign investors and insurance companies) subject to special treatment under the federal income tax laws.

THIS SUMMARY IS NECESSARILY GENERAL, AND EACH PROSPECTIVE INVESTOR IS ADVISED TO CONSULT WITH ITS OWN TAX ADVISER WITH RESPECT TO THE FEDERAL, FOREIGN, STATE AND LOCAL TAX CONSEQUENCES OF PURCHASING AND HOLDING INTERESTS.

This summary is based on the Code as in effect on the date of this Memorandum, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), rulings of the U.S. Internal Revenue Service (the “Service”), and court decisions in existence on the date hereof, all of which are subject to change. The Fund has not sought a ruling from the Service or any other federal, state or local agency with respect to any of the tax issues affecting the Fund.

Partnership Status of the Fund

The Fund will receive an opinion of Dechert LLP, counsel to the Fund, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Treasury Regulations, and based upon certain assumptions and representations of the Fund, that the Fund will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

Under Section 7704 of the Code, “publicly traded partnerships” are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Fund will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the “Section 7704 Regulations”) provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Fund may not be eligible for any of those safe harbors. The Section 7704 Regulations specifically provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership’s status is examined under a general facts and circumstances test. Dechert LLP will also render its opinion that, under this “facts and circumstances” test, and based upon the anticipated operations of the Fund as well as the legislative history to Section 7704, the text of the Section 7704 Regulations, and certain representations of the Fund, that the Interests in the Fund will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Fund will not be treated as a publicly traded partnership taxable as a corporation.

Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Fund should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations, or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Fund would be subject to corporate income tax when recognized by the Fund. In addition, distributions of such income would be treated as dividend income when received by the Partners to the extent of the current or accumulated earnings and profits of the Fund.

Taxation of the Fund and Investment Funds

The Fund generally invests in Investment Funds that are taxable as partnerships. However, the Fund may invest from time to time in Investment Funds that are taxable as corporations. The Fund and the entities in which the Fund invests that are taxable as partnerships are not subject to federal income tax. The Fund’s income will include its allocable share of the income, gain, loss, deduction and credit of its partnership investments. References below to positions held or transactions effected by the Fund include the Fund’s interests in managed accounts and its allocable interest in positions held and transactions effected by the partnerships in which the Fund invests.

Corporate Investment Funds that are organized in foreign jurisdictions will be subject to federal income tax on their net income that is effectively connected with a U.S. trade or business and U.S. withholding tax on certain non-effectively connected U.S. source income. In general, the Fund will recognize taxable gain or loss when it disposes of stock in a corporate Investment Fund. Moreover, any corporate Investment Fund that is formed in a foreign jurisdiction will likely be treated as a “passive foreign investment company,” in which case, each Partner will be required to pay tax at ordinary income rates (as determined under Section 1291 of the Code) on its allocable share of any gain recognized on the sale of its indirect interest in the foreign Investment Fund, plus a deemed interest charge (treated as an addition to tax) to reflect the deferral of income over the term for which the stock was held. The deferred tax charge will not apply if the Fund elects to recognize its allocable share of any foreign, corporate Investment Fund’s income and gain annually. The Fund generally intends to make such an election when and to the extent available, but no assurances can be given that such election will be available or that if available the Fund will make such election.

Taxation of Partners

Each Partner will be required to report on its federal income tax return, and will be taxed upon, its allocable share of each item of the Fund’s income, gain, loss, deduction and credit for each taxable year of the Fund ending with or within the Partner’s taxable year. See “Allocations of Income, Gain, Loss and Deduction” below. Each item generally will have the same character and source (either U.S. or foreign), as though the Partner realized the item directly. Partners must report these items regardless of the extent to which, or whether, they receive cash distributions from the Fund for such taxable year. Moreover, investments in certain securities, such as original issue discount obligations or preferred stock with redemption or repayment premiums, or in the stock of certain types of foreign corporations, such as a “controlled foreign corporation,” “foreign personal holding company” or “passive foreign investment company,” could cause the Fund, and consequently the Partners, to recognize taxable income without the Fund or the Partners receiving any related cash distribution. An investment in a “passive foreign investment company” could also, in the absence of a specific election, cause a Partner to pay a deferred tax and interest charge on taxable income that is treated as having been deferred. In addition, because the net profits or net losses of the Fund that are allocated to a Partner’s capital account reflect both gain and loss realized for federal income tax purposes and the unrealized appreciation and depreciation of investments, a Partner’s share of the taxable income of the Fund in any year may be more or less than the amount of net profits or net losses allocated to the Partner’s capital account for that year.

FOR THE REASONS DESCRIBED ABOVE AND BECAUSE, AMONG OTHER THINGS, THE FUND IS NOT GENERALLY OBLIGATED, AND DOES NOT INTEND, TO MAKE DISTRIBUTIONS, PARTNERS MAY RECOGNIZE SUBSTANTIAL AMOUNTS OF TAXABLE INCOME IN EACH YEAR, THE TAXES ON WHICH ARE FAR IN EXCESS OF ANY DISTRIBUTIONS FROM THE FUND.

Partners will receive annual tax information necessary for completion of U.S. federal, state and local tax returns. The Fund intends to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will likely be provided by the Fund after April 15 of each year and, accordingly, Partners will likely need to file for extensions for the completion of their tax returns.

The Code generally allows certain partnerships with 100 or more partners to elect to have a special set of rules and procedures apply that are intended to simplify the calculation and reporting of certain partnership items. The Fund does not intend to make this election if it becomes available, but it reserves the right, in its sole discretion, to make the election if it determines that the election would be in the best interest of the Partners. In certain cases, it is possible that the election would have an adverse effect on the Partners.

Tax-Exempt Investors

Because the Fund and the Investment Funds may incur debt in connection with the purchase of securities, futures and other investments, the Fund may generate income that is taxable to its tax-exempt Partners as unrelated business taxable income (“UBTI”). In addition, a tax-exempt Partner may recognize UBTI if it incurs indebtedness to finance its investment in the Fund, and it is possible that certain investments by the Fund could result in UBTI, even if such investments are not debt financed.

An individual retirement account may be required to pay income taxes, make estimated income tax payments, and file an income tax return for any taxable year in which it has UBTI. To file an income tax return, an individual retirement account may need to obtain a taxpayer identification number. The Fund is not designed for investment by charitable remainder trusts and an investment in the Fund is not likely to be appropriate for a charitable remainder trust. A title-holding company will not be exempt from tax if it has certain types of UBTI, and the charitable contribution deduction for charitable lead trusts and other trusts under Section 642(c) of the Code may be limited for any year in which the trusts have UBTI. Additional tax considerations may also be applicable to private foundations and private operating foundations.

Prospective investors that are individual retirement accounts, title holding companies, private foundations, and private operating foundations, as well as any other tax-exempt investors, should consult their own tax advisers with respect to the tax consequences of investing in, and receiving UBTI from, the Fund.

Distributions

Distributions to a Partner by the Fund, other than in liquidation of the Partner’s Interest in the Fund, will not result in the recognition of gain or loss by such Partner, except that gain will be recognized to the extent that cash distributed exceeds the Partner’s adjusted tax basis for its Interest in the Fund. Any such gain recognized will generally be treated as capital gain.

On the complete liquidation of a Partner’s Interest in the Fund, a Partner that receives only cash will recognize gain or loss equal to the difference between the amount of cash received and such Partner’s adjusted tax basis for its Interest in the Fund. If a Partner receives cash and other property, or only other property, it will not recognize loss but will recognize gain to the extent that the amount of cash received exceeds the adjusted tax basis of its Interest in the Fund. Any gain or loss recognized will generally be treated as capital gain or loss.

Allocations of Income, Gain, Loss and Deduction

Under the LP Agreement, the net profits or net losses of the Fund for each accounting period are allocated among the Partners and to their capital accounts without regard to the amount of income or loss actually recognized by the Fund for federal income tax purposes. The LP Agreement provides that items of taxable income, deduction, gain, loss or credit actually recognized by the Fund for each taxable year generally are to be allocated for income tax purposes among the Partners pursuant to the principles of Treasury Regulations issued under Sections 704(b) and 704(c) of the Code, to reflect equitably the amounts of net profits or net losses of the Fund allocated to each Partner’s capital account for the current and prior taxable years.

The Fund may specially allocate items of Fund taxable income and gain to a withdrawing Partner to the extent its book capital account exceeds its adjusted tax basis in its Interest. There can be no assurance that, if the Fund makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Fund’s income and gain allocable to the remaining Partners will be increased.

Tax Treatment of Fund Investments

Subject to the treatment of certain transactions described below, the Fund expects that its gains and losses from its investments will primarily be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time a particular investment position was held by the Fund and/or Investment Funds and, in some cases, upon the nature of the transaction. The application of certain rules relating to short sales, to so-called “straddle” and “wash sale” transactions and to certain futures contracts, certain foreign currency forward contracts and certain option contracts may serve to alter the manner in which the holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses. The Fund and/or Investment Funds may also derive interest income, taxed as ordinary income. Certain provisions of the Code also provide for ordinary income treatment on certain foreign currency gains, original issue discount, market discount, gains from passive foreign investment companies and certain other items.

Deductibility of Fund Investment Expenditures

Subject to certain exceptions, all miscellaneous itemized deductions, as defined by the Code, of an individual taxpayer, and certain of such deductions of an estate or trust, including in each case a partner’s allocable share of any such deductions with respect to expenses incurred by a partnership, are deductible only to the extent that such deductions exceed 2% of the taxpayer’s adjusted gross income. Moreover, expenses which are miscellaneous itemized deductions are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. The foregoing limitations on deductibility do not apply to deductions attributable to a trade or business. The trading of stocks or securities is generally considered engaging in a trade or business for this purpose while investing in stocks or securities is generally not so considered.

At the end of each taxable year the Fund will determine the extent to which its expenses are attributable to a trade or business or are miscellaneous itemized deductions. The manager or other authorized person of each entity taxed as a partnership will make this determination for such entity. There can be no assurance that the Service will agree with such determinations.

Organizational and operating expenses of the Fund, including the Investment Management Fee and any other amounts treated as compensation paid to the Adviser, as well as certain investment expenses of the Fund, to the extent not attributable to a trade or business, may be treated as miscellaneous itemized deductions subject to the foregoing rules or may be required to be capitalized.

Under Section 163(d) of the Code, “investment interest” expense of a non-corporate taxpayer (including in the case of a partner its allocable share of any such expense incurred by a partnership) is deductible only to the extent of such taxpayer’s “net investment income” (including in the case of a partner its allocable share of any net investment income of a partnership). Interest expense incurred by the Fund should constitute “investment interest” and accordingly may be subject to the foregoing limitation.

Losses

A Partner may deduct its allocable share of the Fund’s losses only to the extent of such Partner’s adjusted tax basis for its Interest in the Fund. Under current law, the deduction of capital losses is limited to the extent of capital gains in the case of a corporation and to the extent of capital gains plus $3,000 in the case of an individual.

The Code restricts the deductibility of losses from a “passive activity” against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to temporary Treasury Regulations issued by the Treasury Department, income or loss from securities trading or investing activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Partner’s share of such income and gain.

Tax Elections; Returns; Audits

The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. The Fund, in its sole discretion, may make such an election. Any such election, once made, cannot be revoked without the Service’s consent. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Fund presently does not intend to make such election.

The Fund decides how to report the tax items on its information returns, and all Partners are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. In the event the income tax returns of the Fund are audited by the Service, the tax treatment of the Fund’s income and deductions generally is determined at the partnership level in a single proceeding rather than by individual audits of the Partners. The Adviser, who is designated as the “Tax Matters Partner,” has considerable authority to make decisions affecting the tax treatment and procedural rights of all Partners. In addition, the Tax Matters Partner has the authority to bind certain Partners to settlement agreements and the right on behalf of all Partners to extend the statute of limitations relating to the Partners’ tax liabilities with respect to Fund items.

Tax Return Disclosure and Investor List Requirements

Recently issued Treasury Regulations directed at tax shelter activity require persons filing U.S. federal income tax returns to disclose certain information on Service Form 8886 if they participate in a “reportable transaction.” A transaction will be a “reportable transaction” if it is described in any of several categories of transactions, which include transactions that result in the incurrence of a loss or losses exceeding certain thresholds, that result in the existence of significant book-tax differences or that are offered under conditions of confidentiality. The Service has recently issued Revenue Procedures that may exempt all or most of the Fund’s transactions from the loss and book-tax difference categories of reportable transactions. Nevertheless, there can be no assurance that the Fund, either directly or through an Investment Fund in which the Fund invests, will not engage in reportable transactions. If the Fund engages in any reportable transactions, certain Partners may have disclosure obligations with respect to their investment in the Fund. In addition, a Partner may have disclosure obligations with respect to its Interest in the Fund if the Partner engages in a reportable transaction with respect to its Interest in the Fund. Partners should consult with their own tax advisers concerning such possible disclosure obligations. Moreover, Partners should be aware that if the Fund engages in any “reportable transactions,” the Fund itself would be obligated to disclose these transactions to the Service and the Adviser might be required to provide a list of investors to the Service if the Service so requested. Legislative proposals are pending in Congress that, if enacted, would impose significant penalties for failure to comply with these disclosure requirements.

State and Local Taxes

Prospective investors should also consider the potential state and local tax consequences of an investment in the Fund. In addition to being taxed in its own state or locality of residence, a Partner may be subject to tax return filing obligations and income, franchise and other taxes in jurisdictions in which the Fund or the Investment Funds operate. The Fund may be required to withhold state and local taxes on behalf of the Partners. Any amount withheld generally will be treated as a distribution to each particular Partner. However, an individual Partner may be entitled to claim a credit on his or her resident state income tax return for the income taxes paid to the nonresident jurisdictions. Further, the Fund (and the Investment Funds) may be subject to state and/or local taxes.

Foreign Taxation

In general, the manner in which the Fund and/or Investment Funds and its income will be subject to taxation in the various countries in which it conducts investment activities will depend on whether the Fund is treated as having a trade or business in the particular country. Although the Fund will endeavor, to the extent consistent with achieving its management and investment objectives, to minimize the risk that it is treated as engaged in a trade or business in a particular country that might result in significant taxation, no assurance can be provided in this regard. It is possible that certain amounts received from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Fund and/or Investment Funds may also be subject to other withholding and capital gains, stamp duty or other taxes in some of the foreign countries where it purchases and sells securities.

The Partners will be informed by the Fund as to their proportionate share of the foreign taxes paid by the Fund, which they will be required to include in their income. The Partners generally will be entitled to claim either a credit (subject, however, to various limitations on foreign tax credits) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their federal income taxes.

ERISA CONSIDERATIONS

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements on employee benefit plans to which ERISA applies, certain other plans (such as individual retirement accounts and Keogh plans) that, although not subject to ERISA, are subject to certain similar rules of the Code (such employee benefit plans subject to ERISA and such other plans, collectively, “Plans”) and those persons who are fiduciaries with respect to such Plans. In accordance with ERISA’s general fiduciary standards, before investing in the Fund, a Plan fiduciary should determine whether such an investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor (“DOL”) regulations provide that a fiduciary of an ERISA Plan must also give appropriate consideration to, among other things, an examination of the risk and return factors, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan and the proposed investment in the Fund and the projected return of the total portfolio relative to the ERISA Plan’s funding objectives.

A Plan fiduciary considering an investment in the Fund should consult with its legal counsel concerning all the legal implications of investing in the Fund, especially the issues discussed in the following paragraphs. In addition, a Plan fiduciary should consider whether an investment in the Fund will result in any UBTI to the Plan. See “CERTAIN TAX CONSIDERATIONS.”

Because the Fund is registered as an investment company under the Investment Company Act, the underlying assets of the Fund are not considered to be “plan assets” of the Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules in ERISA or the Code. Thus, neither the Adviser, the General Partner, nor the Investment Managers are fiduciaries within the meaning of ERISA or the Code with respect to the assets of any Plan that becomes a Partner in the Fund, solely as a result of the Plan’s investment in the Fund.

Certain prospective investors may currently maintain relationships with the Adviser or one or more Investment Managers in which the Fund invests, or with other entities that are affiliated with the Adviser or Investment Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any Plan to which it provides investment management, investment advisory, or other services. ERISA and the relevant provisions of the Code prohibit Plan assets to be used for the benefit of a party in interest and also prohibit a Plan fiduciary (having discretionary control or authority over the plan assets) from using its position to cause the Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with legal counsel to determine if participation in the Fund is a transaction that is prohibited by ERISA or the Code and fiduciaries of such plans should not permit an investment in the Fund with plan assets if the General Partner, the Adviser or the Investment Managers, or their affiliates perform or have investment powers over such assets, unless an exemption from the prohibited transaction rules apply with respect to such purchase. The Fund requires Plan fiduciaries proposing to invest in the Fund to certify that (a) the investment by such Plan interest holder in the Fund is prudent for the Plan (taking into account any applicable liquidity and diversification requirements of ERISA); (b) the investment in the Fund is permitted under ERISA, the Code, other applicable law and the Plan’s governing plan documents; (c) neither the General Partner, the Adviser nor any of its affiliates (including, without limitation, any of the Related Parties) has acted as a fiduciary under ERISA with respect to such purchase; (d) no advice provided by the Adviser or any of its affiliates (including, without limitation, any of the Related Parties) has formed a primary basis for any investment decision by such Plan interest holder in connection with such purchase; and (e) the purchase, holding and disposition of the interest in the Fund will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of other law for which an exemption is not available.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and the Code contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisor regarding the consequences under ERISA and the Code of the acquisition and ownership of an investment in the Fund.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to requirements of ERISA and the Code discussed above but may be subject to materially similar provisions of other applicable federal or state law or may be subject to other legal restrictions on their ability to invest in the Fund. Accordingly, any such governmental plans and the fiduciaries of such plans should consult with their legal counsel concerning all the legal implications of investing in the Fund.

THE FUND’S SALE OF INTERESTS TO PLANS IS IN NO RESPECT A REPRESENTATION OR WARRANTY BY THE FUND, THE ADVISER OR ANY OF THEIR AFFILIATES (INCLUDING, WITHOUT LIMITATION, ANY OF THE RELATED PARTIES), OR BY ANY OTHER PERSON ASSOCIATED WITH THE SALE OF THE INTERESTS, THAT SUCH INVESTMENT BY PLANS MEETS ALL RELEVANT LEGAL REQUIREMENTS APPLICABLE TO PLANS GENERALLY OR TO ANY PARTICULAR PLAN, OR THAT SUCH INVESTMENT IS OTHERWISE APPROPRIATE FOR PLANS GENERALLY OR FOR ANY PARTICULAR PLAN.

ELIGIBLE INVESTORS

Each prospective investor is required to complete the Subscription Agreement and satisfy the investor eligibility standards set forth therein, a form of which standards are set forth in Appendix A to this Memorandum, in order to be permitted to invest in the Fund. Generally, the Subscription Agreement requires that an investor certify that it is an “accredited investor” for purposes of Regulation D under the Securities Act and a “qualified client” within the meaning of Rule 205-3 under the Advisers Act. An “accredited investor” includes, among other investors, an individual who: (i) has a net worth (or a joint net worth with that person’s spouse) immediately prior to the time of purchase in excess of $1 million; or (ii) an individual who has income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year. Other categories of “accredited investor” or other eligible investor standards applicable to companies and other investors are set forth in the Subscription Agreement. A “qualified client” means an individual or company (other than an investment company) that has a net worth (or in the case of an individuals a joint net worth with the individual’s spouse) of more than $1,500,000, or that meets certain other qualification requirements set forth on Appendix A. In addition, Interests are generally being offered only to investors that are U.S. persons for U.S. federal income tax purposes. Additional requirements are set forth in the Subscription Agreement. Investors who meet the qualifications set forth in the Subscription Agreement are referred to in this Memorandum as Eligible Investors.

An investment in the Fund is not likely to be appropriate for certain types of tax-exempt entities, including charitable remainder trusts. Tax-exempt entities should consult with their tax advisers prior to making an investment in the Fund.

All prospective Partners must complete a Subscription Agreement in which they certify that, among other things, they meet the foregoing requirements and that they will not transfer their Interest (or any portion thereof) except in accordance with the LP Agreement. Existing Partners who request to purchase additional Interests are required to qualify as Eligible Investors and to complete an additional Subscription Agreement prior to the additional purchase.

PURCHASING INTERESTS

The minimum initial investment in the Fund by any investor is $100,000, and the minimum additional investment in the Fund by any investor is $25,000. However, the Fund, in its sole discretion, may accept investments below these minimums. Interests are generally offered for purchase at NAV as of the first business day of each calendar month, except that Interests may be offered more or less frequently as determined by the Board in its sole discretion. The Board may also suspend or terminate the availability for purchase of Interests at any time.

Except as otherwise permitted by the Board, initial and subsequent purchases of Interests will be payable in cash. Each initial or subsequent purchase of Interests will be payable in one installment which will generally be due prior to the proposed acceptance of the purchase. A prospective investor must submit a completed Subscription Agreement before the acceptance date set by the Fund. The Fund reserves the right, in its sole discretion, to reject in whole or in part, any subscription to purchase Interests in the Fund at any time. Although the Fund may, in its sole discretion, elect to accept a subscription prior to receipt of cleared funds, an investor will not become a Partner until cleared funds have been received.

PROXY VOTING POLICIES AND PROCEDURES

The Fund invests substantially all of its investable assets in the Master Fund. The Master Fund invests substantially all of its assets in securities of Investment Funds, which of which are private partnerships, limited liability companies or similar entities managed by Investment Managers (commonly referred to as “hedge funds”, “private equity funds” or “private funds”, etc.). These securities do not typically convey traditional voting rights to the holder and the occurrence of corporate governance or other notices for this type of investment is substantially less than that encountered in connection with registered equity securities. On occasion, however, the Adviser and/or the Master Fund may receive notices from such Investment Funds seeking the consent of holders in order to materially change certain rights within the structure of the security itself or change material terms of the Investment Funds’ limited partnership agreement, limited liability company operating agreement or similar agreement with investors. To the extent that the Master Fund receives notices or proxies from Investment Funds (or receives proxy statements or similar notices in connection with any other portfolio securities) or holds securities in a Separate Account (and thus retains or could retain some voting rights with respect to such securities), the Master Fund has delegated proxy voting responsibilities with respect to the Master Fund’s portfolio securities to the Adviser, subject to the Board’s general oversight and with the direction that proxies should be voted consistent with the Master Fund’s best economic interests.

With respect to proxies issued by the Master Fund, the Fund will not delegate to the Adviser, but instead retains, its proxy voting authority. After receiving a proxy issued by the Master Fund, the Fund will hold a meeting of its Partners at which the Partners will vote their Interests to instruct the Fund to vote for or against the matter presented by the Master Fund. The Fund will then calculate the proportion of Interests voted for to those voted against (ignoring for purposes of this calculation the Interests for which it receives no voting instructions) and will subsequently vote its interest in the Master Fund for or against the matter in the same proportion.

The Adviser has adopted its own proxy voting policies and procedures for this purpose. As a general principle, the Adviser will vote to maximize shareholder value, while considering all relevant factors, and vote without undue influence from individuals or groups who may have an economic interest in the outcome of the proxy vote. If it is determined that a proxy presents a material conflict of interest, then the Adviser shall vote the proxy in accordance with the recommendations of Institutional Shareholder Services (“ISS”) or another nationally recognized party, if available, or, if ISS or such party has disclosed that it has a conflict of interest with the vote, another independent third party.

With respect to securities held in the Separate Account that it advises, Tanglewood has adopted proxy voting policies and procedures that, among other things, seek to ensure that Tanglewood will vote proxies consistent with the best economic interests of its clients. These policies and procedures provide for certain general policies such as voting in favor of routine housekeeping items and against matters that cause board members to become entrenched or cause unequal voting rights. In the event of a material conflict of interest, Tanglewood will determine whether it is appropriate to disclose the conflict to relevant clients, give the clients an opportunity to vote the proxies themselves, or address the voting issue through other objective means such as voting in a manner consistent with a predetermined voting policy or receiving an independent third party voting recommendation. The policies provide that Tanglewood generally intends to consider the opinion of management, the effect of management, and the effect on shareholder value and issuer’s business practices. As a general matter, the proxy voting policy generally provides for voting consistent with recommendations of an issuer’s management, but the policy has established certain exceptions including with respect to issues that would dilute the rights, privileges or voting power of shareholders, or would dilute shareholders’ economic interests in favor of management. In addition, the proxy voting policy provides that votes will be cast in favor of provisions that give shareholders the strongest assurance of sound, ethical governance. The Master Fund is required to file Form N-PX, with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. The Master Fund’s most recent Form N-PX filing for the period ended June 30, 2004 is available: (i) without charge, upon request, by calling 1-800-725-9456, or (ii) by visiting the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION AND SUMMARY OF THE LP AGREEMENT

An investor in the Fund will be a Partner of the Fund and his or her rights in the Fund will be established and governed by the LP Agreement that is included as Appendix D to this Memorandum. A prospective investor and his or her advisors should carefully review the LP Agreement as each Partner will agree to be bound by its terms and conditions. The following is a summary description of additional items and of select provisions of the LP Agreement that may not be described elsewhere in this Memorandum. The description of such items and provisions is not definitive and reference should be made to the complete text of the LP Agreement.

Partners; Additional Classes of Interests

Persons who purchase Interests will be Partners of the Fund. In addition, to the extent permitted by the Investment Company Act or any required exemptive relief, the Fund reserves the right to issue additional classes of Interests in the future subject to fees, charges, repurchase rights and other characteristics different from those of the Interests offered in this Memorandum.

Liability of Partners

Under Delaware law and the LP Agreement, each Partner will be liable for the debts and obligations of the Fund only to the extent of the value of such Partner’s Interest. A Partner, in the sole discretion of the Board, may be obligated to return to the Fund amounts distributed to the Partner in accordance with the LP Agreement in certain circumstances where, after giving effect to the distribution, certain liabilities of the Fund exceed the fair market value of the Fund’s assets.

Limitation of Liability; Indemnification

The LP Agreement provides that the members and former members of the Board and the Adviser (including certain of its affiliates, among others) shall not be liable to the Fund or any of the Partners for any loss or damage occasioned by any act or omission in the performance of their services as such in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office or as otherwise required by applicable law. The LP Agreement also contains provisions for the indemnification, to the extent permitted by law, of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) by the Fund (but not by the Partners individually) against any liability and expense to which any of them may be liable that arise in connection with the performance of their activities on behalf of the Fund. None of these persons shall be personally liable to any Partner for the repayment of any positive balance in the Partner’s capital account or for contributions by the Partner to the capital of the Fund or by reason of any change in the federal or state income tax laws applicable to the Fund or its investors. The rights of indemnification and exculpation provided under the LP Agreement shall not be construed so as to limit liability or provide for indemnification of the members and former members of the Board and the Adviser (including certain of its affiliates, among others) for any liability (including liability under applicable federal or state securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification or limitation on liability would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the LP Agreement to the fullest extent permitted by law.

Power of Attorney

In subscribing for an Interest, a Partner will appoint the Adviser as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Fund as a limited partnership under Delaware law or signing all instruments effecting authorized changes in the Fund or the LP Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund. This power of attorney, which will be contained in the Subscription Agreement, is a special power of attorney and is coupled with an interest in favor of the Adviser and as such will be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Partner granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Partner of all or any portion of the Partner’s Interest, except that when the transferee of the Interest or portion of the Interest has been approved by the Fund for admission to the Fund as a substitute Partner, or upon the withdrawal of a Partner from the Fund pursuant to a repurchase of Interests or otherwise, the power of attorney given by the transferor will terminate.

Amendment of the LP Agreement

The LP Agreement may generally be amended, in whole or in part, with the approval of a majority of the Directors (including a majority of the Independent Directors, if required by the Investment Company Act) and without the approval of the Partners unless the approval of Partners is required under the Investment Company Act. However, certain amendments to the LP Agreement involving capital accounts and allocations thereto may not be made without the written consent of each Partner materially adversely affected thereby or unless each Partner has received written notice of the amendment and any

Partner objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board) to have all of its Interest repurchased by the Fund.

Term, Dissolution and Liquidation

The Fund shall be dissolved: (1) upon the affirmative vote to dissolve the Fund by either (i) a majority of the Directors, or (ii) Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Partners; or (2) as required by operation of law.

In the event of the dissolution of the Master Fund, the Board will seek to act in the best interests of the Fund and the Partners in determining whether, for example, to invest its assets directly, rather than through the Master Fund, or to dissolve the Fund. The Master Fund may be dissolved (1) upon the affirmative vote to dissolve the Fund by either (i) a majority of the Directors, or (ii) Partners holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Partners; or (2) as required by operation of law.

Any investor in the Master Fund, including the Fund or other feeder funds that invest in the Master Fund, also may, in connection with the dissolution and liquidation of such investor in the Master Fund, tender to the Master Fund for redemption all of such investor’s interest in the Master Fund. In the event of such a tender for redemption, the Master Fund, subject always to the terms its limited partnership agreement and the Master Fund’s ability to liquidate sufficient Master Fund investments in an orderly fashion determined by the Master Fund’s directors to be fair and reasonable to the Master Fund and all of the its limited partners (including the Fund), shall pay to such redeeming limited partner within 90 days the proceeds of such redemption, provided that such proceeds may be paid in cash, by means of in-kind distribution of Master Fund investments, or as a combination of cash and in-kind distribution of Master Fund investments.

Upon the occurrence of any event of dissolution of the Fund, the Board or the Adviser, acting as liquidator under appointment by the Board (or another liquidator, if the Board does not appoint the Adviser to act as liquidator or is unable to perform this function) is charged with winding up the affairs of the Fund and liquidating its assets. Net profits or net loss during the fiscal period including the period of liquidation will be allocated as described in the section titled “CAPITAL ACCOUNTS AND ALLOCATIONS.”

Upon the liquidation of the Fund, its assets will be distributed: (i) first to satisfy the debts, liabilities, and obligations of the Fund (other than debts to Partners) including actual or anticipated liquidation expenses; (ii) next to repay debts, liabilities and obligations owing to the Partners;; and (iii) finally to the Partners proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Partners in facilitating an orderly liquidation.

The Board may, in its sole discretion, and if determined to be in the best interests of the Partners, distribute the assets of the Fund into and through a liquidating trust to effect the liquidation of the Fund. The use of a liquidating trust would be subject to the regulatory requirements of the Investment Company Act and applicable Delaware law, and could result in additional expenses to the Partners.

REPORTS TO PARTNERS

Partners will receive annual tax information necessary for completion of U.S. federal, state and local tax returns. The Fund intends to furnish to Partners such information as soon as practicable after receipt of the necessary information from the Investment Funds. However, such annual tax information will likely be provided by the Fund after April 15 of each year and, accordingly, Partners will likely need to file extensions for the completion of their tax returns.

The Fund anticipates sending Partners an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the Investment Company Act. Partners may also be sent additional reports regarding the Fund’s operations, at the discretion of the Adviser.

FISCAL YEAR

For accounting purposes, the Fund’s fiscal year is the 12-month period ending on December 31. The 12-month period ending December 31 of each year will be the taxable year of the Fund.

ACCOUNTANTS AND LEGAL COUNSEL

The Board has selected KPMG, LLP as the registered public accountants of the Fund. KPMG, LLP’s principal business address is located at 700 Louisiana, Suite 3100, Houston, TX 77002.

Dechert LLP, located at 1775 I Street, N.W., Washington, DC 20006, serves as legal counsel to the Fund and also serves as legal counsel to the Adviser and certain of its affiliates.

INQUIRIES

Inquires concerning the Fund and the Interests (including procedures for purchasing Interests) should be directed to:

Endowment Advisers, L.P.

4265 San Felipe, Suite 900

Houston, Texas 77027

Attention: A. Haag Sherman

Toll-Free 1-800-725-9456

FINANCIAL STATEMENTS

The Fund’s and the Master Fund’s financial statements for the period ended June 30, 2004 (unaudited), as well as the Fund’s and the Master Fund’s financial statements, and the registered public accountant’s reports thereon, for the periods ended December 31, 2003 are provided, separately, on the following pages.

FINANCIAL STATEMENTS

1

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities, and Partners’ Capital

March 5, 2004

(With Independent Auditors’ Report Thereon)

2

Independent Auditors’ Report

The Partners

The Endowment Registered Fund, L.P.:

We have audited the accompanying statement of assets, liabilities, and partners’ capital of The Endowment Registered Fund, L.P. (the Partnership) as of March 5, 2004. The financial statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. Our procedures included confirmation of cash held as of March 5, 2004 by correspondence with the depository institution. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of The Endowment Registered Fund, L.P. as of March 5, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Houston, Texas

March 5, 2004

3

THE ENDOWMENT REGISTERED FUND, L.P.

Statement of Assets, Liabilities, and Partners’ Capital

March 5, 2004

ASSETS
Cash and Cash Equivalents	$100,000
TOTAL ASSETS	$100,000
LIABILITIES AND PARTNERS’ CAPITAL
TOTAL LIABILITIES	$—
PARTNERS’ CAPITAL	$100,000
TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$100,000

See accompanying notes to financial statements.

4

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

(1)	Organization

The Endowment Registered Fund, L.P. (the “Registered Fund”), is a limited partnership organized under the laws of the state of Delaware. The Registered Fund was created to serve as a feeder fund for The Endowment Master Fund, L.P. (the “Partnership”).

The Registered Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Partnership will pursue its investment objective by investing its assets in a variety of investment vehicles including but not limited to limited partnerships and limited liability companies (collectively, “Investment Funds”), registered investment companies and direct investments in marketable securities and other derivative instruments. The Investment Funds are managed by a select group of investment managers identified by the General Partner, as hereinafter defined, to have investments that in the aggregate are allocated broadly across markets, asset classes and risk profiles.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Registered Fund (“General Partner”) and Endowment Advisers, L.P., a Delaware limited partnership, serves as the investment adviser to the Registered Fund (the “Adviser”). The Adviser is responsible for providing investment advice regarding the selection of investments and the responsibility for the day-to-day management of the Registered Fund. The General Partner has overall responsibility to manage and control the business affairs of the Registered Fund, including the exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Registered Fund’s business. The General Partner and the Adviser are each owned (in the same proportions) by MWY Consulting, LLC (“MWY”), a limited liability company controlled by Mark W. Yusko, Salient Endowment Enterprises, LLC (“SEE”), a limited liability company controlled by Messrs. Andrew B. Linbeck, Jeremy L. Radcliffe and A. Haag Sherman, and John A. Blaisdell, J. Matthew Newtown, John E. Price and Adam L. Thomas (individually). Sanders Morris Harris Group, Inc. (“Sanders Morris”) holds a profits interest in the General Partner and the Adviser. Such profits interest terminates on May 10, 2004, after which date Sanders Morris has an option to acquire a minority ownership interest in the General Partner and the Adviser exercisable by June 30, 2004. Such individuals, together with Sanders Morris, MWY and SEE, are collectively referred to herein as the “Principals.” Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of the Investment Committee of the Adviser.

The Registered Fund had no operations other than those relating to organizational matters and the sale and issuance of limited partnership interests (“Interests”) in the Registered Fund to Salient Partners, L.P., (“Organizational Limited Partner”).

On January 16, 2004, each of the Registered Fund and the Partnership’s Board of Directors (the “Boards”) approved an investment advisory agreement (“Investment Advisory Agreement”) with the Adviser to serve as the Funds’ investment adviser.

The Registered Fund may offer from time to time to repurchase outstanding Interests pursuant to written tenders by the investors. The Adviser expects that it will recommend to the Boards that the Partnership

5

and the Registered Fund initially offer to repurchase Interests from investors as of December 31, 2004 and, thereafter, four times each year as of the last business day of March, June, September and December.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Basis of Accounting

The accompanying financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

(b)	Cash Equivalents

The Fund considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c)	Income Taxes

The Registered Fund is not subject to federal, state or local income taxes because such taxes are the responsibility of the individual partners. Accordingly, no provision for income taxes has been made in the Registered Fund’s financial statements.

4.	Organizational Expenses and Offering Costs

The organizational and offering expenses of the Registered Fund, estimated to be $200,000, will initially be borne by the Adviser or an affiliate thereof and will be expensed by the Registered Fund upon commencement of operations.

(e)	Use of Estimates

The preparation of the financial statement in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

(3)	Partners’ Capital Accounts

The balance in the partners’ capital account represents the initial funding of the Registered Fund.

(4)	Subsequent Event

In March 2004, shortly after the issuance of this report, the Registered Fund intends to file for registration under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company.

6

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Financial Statements

December 31, 2003

(With Independent Auditors’ Report Thereon)

Independent Auditors’ Report

The Partners

The Endowment Master Fund, L.P.:

We have audited the accompanying statement of assets, liabilities, and partners’ capital of The Endowment Master Fund, L.P. (the Partnership), including the schedule of investments as of December 31, 2003, and the related statements of operations, partners’ capital, and cash flows for the period April 1, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2003, by correspondence with the custodian or, for investments in limited partnerships and limited liability companies, obtaining supporting statements from the investee. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Endowment Master Fund, L.P. as of December 31, 2003, and the results of its operations and its cash flows for the period April 1, 2003 (inception) through December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP

Houston, Texas

March 5, 2004

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities, and Partners’ Capital

December 31, 2003

Assets
Investments, at estimated fair value (cost $95,494,457)	$109,219,834
Cash and cash equivalents	9,098,971
Pre-paid contribution to investment funds	6,750,000
Interest and dividends receivable	40,369

Total assets	$125,109,174

Liabilities and Partners’ Capital
Managed account fees payable	$11,698
Redemption payable	352,872
Administration fees payable	17,222
Professional fees	57,000
Accounts payable and accrued expenses	57,935
Subscriptions received in advance	15,350,000

Total liabilities	15,846,727

Partners’ capital	109,262,447

Total liabilities and partners’ capital	$125,109,174

See accompanying notes to financial statements.

2

THE ENDOWMENT MASTER FUND, L.P.

Schedule of Investments

December 31, 2003

	Cost	Fair Value	% of Partners’ Capital
Limited Partnerships and Limited Liability Companies
United States
Domestic Equity
Contrarian Distressed Equity	$	$3,501,401
Copper Arch Partners		2,115,825
Durus Partners		1,869,122
Everglades Partners, LP		1,511,832
Falcon Fund		2,619,139
Leaf Partners, LP		2,945,266
Raptor Fund		2,308,332
Sci-Tech Partners, LP		2,077,229
International Equity
Bamboo Japan		1,570,382
Explorador Fund		1,061,455
Opportunistic Equity
AQR Absolute Return		4,098,819
Global Undervalued Securities-Kleinheinz		2,156,098
GMO Mean Reversion		2,086,667
Maverick		3,200,125
Traxis		2,036,526
Absolute Return
Courage Special Situations		2,328,241
Harbert Convertible Arbitrage Fund		1,084,744
Q Investments		3,586,074
Silverback		3,175,634
Real Estate
Clarion CRA Hedge Fund		2,334,581
Nicholas Applegate-Torrey Pines		3,702,322
Wells Street Partners		1,008,218
Natural Resources
Ospraie		3,254,078
Private Equity
Crosslink Capital		2,065,288
Enhanced Fixed Income
Black Diamond Capital Partners I, LP		3,181,489
Contrarian Capital I, LP		3,146,265
Harbert Distressed		2,526,770
Post High Yield		2,691,096

Total United States		69,243,018
Cayman
International Equity
Boyer Allan Pacific Fund		4,054,598
Sloane Robinson - Emerging		4,007,264
Sloane Robinson - International		2,283,828
Sloane Robinson - Japan		1,863,908
Absolute Return
Overseas Cap Partners Inc.		3,130,303

Total Cayman		15,339,901

See accompanying notes to financial statements.

3	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

Schedule of Investments

December 31, 2003

		Cost	Fair Value	% of Partners’ Capital
Mauritius
International Equity
Boyer Allan India Fund			437,510

Total Mauritius			437,510

Total Limited Partnerships and Limited Liability Companies		74,197,412	85,020,429	77.81%

	Shares
Registered Investment Companies
United States
Equity Fund
Driehaus Emerging Markets Growth Fund	54,118		1,098,052
GMO Emerging Markets	223,256		3,338,154
Nicholas Applegate U.S. Mini Cap Growth Fund	80,802		1,117,487
Tocqueville Gold Fund	114,379		4,184,008
Debt Fund
GMO - Emerging Country Debt Fund	202,442		2,487,602
GMO - Global Bond Fund	239,888		2,391,450

Total United States			14,616,753

Total Registered Investment Companies		12,422,465	14,616,753	13.38%
Closed End Funds:
United States
Financial
Aberdeen Asia-Pacific Income Fund	16,400		104,140
Blackrock Broad Investment Grade	11,500		182,850
Blackrock Income Opportunity Trust	40,200		445,014
Ishares Trust	3,200		353,824
MFS Government Markets Income Trust	27,800		188,484
Morgan Stanley Emerging Markets Debt	7,400		72,298
Morgan Stanley Government Income Trust	43,700		394,611
New America High Income Fund	126,300		272,808
Oppenheimer Multi-Sector Income Trust	19,100		164,642
Putnam Premier Income Trust	8,100		53,379

Total United States			2,232,050

Total Closed End Funds		2,188,607	2,232,050	2.04%

See accompanying notes to financial statements.

4	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

Schedule of Investments

December 31, 2003

	Cost	Fair Value	% of Partners’ Capital
Common Stocks:
United States
Consumer
Hilton Hotels Corp	3,800	65,094
Energy
Anadarko Petroleum Corp	1,500	76,515
Apache Corp	1,000	81,100
Baker Hughes Inc.	1,400	45,024
BJ Services Corp	2,000	71,800
Brigham Exploration Co	10,000	80,290
Tom Brown Inc	2,000	64,500
Burlington Resources Inc	1,100	60,918
Carrizo Oil & Gas Inc	9,000	64,809
Cimarex Energy Co	2,000	53,380
Devon Energy Corp	13,000	74,438
Dril-Quip Inc	2,400	39,120
Energy Partners Ltd	4,500	62,550
ENSCO International Inc	1,500	40,755
EOG Resources Inc	1,300	60,021
FMC Technologies Inc	2,000	46,600
Forest Oil Corp	2,200	62,854
Grant Prideco Inc	3,600	46,872
Grey Wolf Inc	10,000	37,400
Hydril	3,200	76,832
Murphy Oil Corp	1,000	65,310
National-Oilwell Inc	2,200	49,192
Newfield Exploration Co	1,400	62,356
Noble Energy Inc	1,500	66,645
Oil States International Inc	3,000	41,820
Patterson-UTI Energy Inc	2,000	65,860
Pioneer Natural Resources Co	2,500	79,825
Pride International Inc	2,500	46,600
Rowan Cos Inc	1,800	41,706
Smith International Inc	1,400	58,128
St. Mary Land & Exploration Co	2,000	57,000
Swift Energy Co	4,000	67,400
Unocal Corp	1,500	55,245
Vintage Petroleum Inc	5,000	60,150
Westport Resources Corp	2,500	74,650
XTO Energy Inc	3,000	84,900

Total United States		2,187,659

Canada
Energy
Canadian Natural Resources Ltd	1,200	60,528
EnCana Corp	1,400	55,216
Precision Drilling Corp	1,000	43,680

Total Canada		159,424

See accompanying notes to financial statements.

5	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

Schedule of Investments

December 31, 2003

		Cost	Fair Value	% of Partners’ Capital
Cayman
Energy
GlobalSantaFe Corp	2,000		49,660
Noble Corp	1,200		42,936
Transocean Inc	2,000		48,020

Total Cayman			140,616
Bermuda
Energy
Nabors Industries Ltd	1,600		66,400
Weatherford International Ltd	1,600		57,600

Total Bermuda			124,000
Total Common Stocks		2,255,169	2,611,699	2.39%

	Units
Real Estate Investment Trusts
United States
Financial
American Financial Realty Trust	8,400		143,220
Camden Property Trust	2,500		110,750
Cedar Shopping Centers Inc	4,600		57,132
Crescent Real Estate EQT Co	6,800		116,484
Eastgroup Properties	3,000		97,140
First Industrial Realty Trust	2,100		70,875
First Potomac Realty Trust	3,500		65,590
General Growth Properties Inc	5,700		158,175
Heritage Property Investment Trust	2,100		59,745
Hersha Hospitality Trust	6,200		62,620
Highland Hospitality Corp	4,000		43,600
Host Marriott Corp	13,400		165,088
iStar Financial Inc	3,100		120,590
Lexington Corporate Properties Trust	4,400		88,836
One Liberty Properties Inc	3,700		73,815
Pennsylvania Real Estate Investment Trust	3,900		141,570
Prologis	4,500		144,405
Ramco-Gershenson Properties	3,500		99,050
Regency Centers Corp	300		11,955
The Mills Corp	2,000		88,000
The Rouse Co	2,500		117,500

Total United States			2,036,140

Canada
Financial
Boardwalk Equities Inc			76,065

Total Canada			76,065

Total Real Estate Investment Trusts		1,783,958	2,112,205	1.93%

See accompanying notes to financial statements.

6	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

Schedule of Investments

December 31, 2003

	Par value	Cost	Fair Value	% of Partners’ Capital
Fixed Income
United States
Treasuries
United States Treasury Bonds 5.250% 02/15/29	175,000		176,531
United States Treasury Notes 3.375% 01/15/07	125,000		158,092
United States Treasury Notes Tips 1.875% 07/15/13	125,000		125,008
Agencies
Federal Home Loan Mtg 5% 11/1/17	33,282		33,924
Federal Home Loan Mtg 5% 2/1/18	131,366		133,899
Federal Home Loan Mtg 5.5% 2/1/18	38,866		40,320
Federal Home Loan Mtg 5.5% 2/1/33	87,638		88,704
Federal Home Loan Mtg 5.5% 3/1/14	91,309		94,942
Federal Home Loan Mtg 5.5% 6/1/33	22,927		23,206
FNMA 5.5% 4/1/33	167,325		169,567
FNMA 6% 3/1/33	259,964		268,724
FNMA 7% 2/1/33	53,234		56,347
FNMA Gtd Pass Thru Pool 5.5% 7/1/33	46,844		47,470
FNMA Gtd Pass Thru Pool 6% 4/1/33	54,656		56,496
FNMA Pass Thru Pool 6% 11/1/28	91,536		94,789
GNMA 6% 4/15/33	40,490		42,117
GNMA 6.5% 8/15/29	53,963		56,893
GNMA Pass Thru Pool 6% 7/15/28	102,706		106,833
GNMA Pass Thru Pool 6.5% 4/15/31	9,837		10,372
New Valley Generation II 5.572% Series 2001 5/1/20	50,000		47,965
Mortgage Securities:
CSFB Mortgage Backed Pass Thru 7% 5/25/32	135,000		136,181
Drexel Burnham Lambert CMO Tr Series V CL 1 Prin Only	55,680		50,111
Residential Accredit Loans, Inc 2003-QS7 Class M2 4/25/33	99,237		99,581
Residential Asset SEC Trust Ser 1999-A5 Class B2 7/28/29	94,142		94,029
Asset Backed Securities:
American Business Financial Services 6.68% 7/15/33	100,000		105,391
Diversified REIT Trust Series 1999 1A Class D 3/18/09	100,000		98,875
Green Tree Financial Corp 7.6% 6/15/25	100,000		103,893
Corporates:
Consumer
General Motors Acceptance Corp 6.125% 01/22/08	50,000		53,063
Technology
Electronic Data Systems Corp NT 7.125% 10/15/09	50,000		53,375

Total United States			2,626,698

Total Fixed Income		2,646,846	2,626,698	2.41%

Total Investments			$109,219,834
Other Assets, less Liabilities			42,613	0.04%

Partners’ Capital			$109,262,447	100.00%

See accompanying notes to financial statements.

7	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Operations

Period April 1, 2003 (inception) through December 31, 2003

Investment income:
Interest income	$88,291
Dividend income (net of foreign tax of $58,008)	126,997

Total investment income	215,288

Expenses:
Managed account fees	37,358
Professional fees	57,000
Administration fees	81,240
Organization costs	176,947
Other expenses	1,260

Total expenses	353,805

Net investment loss	(138,517)
Net realized and unrealized gain on investments:
Net realized gain	660,889
Net unrealized gain	13,725,377

Net increase in partners’ capital resulting from operations	$14,247,749

See accompanying notes to financial statements.

8

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Changes in Partners’ Capital

Period April 1, 2003 (inception) through December 31, 2003

	The Endowment (Domestic) Fund, L.P.	The Endowment (Offshore) Fund, Ltd.	Total
Contributions	$72,787,717	22,226,981	95,014,698

Net increase in partners’ capital resulting from operations:
Net investment loss	(58,537)	(79,980)	(138,517)
Net realized gain	490,765	170,124	660,889
Net unrealized gain	10,048,995	3,676,382	13,725,377

Net increase in partners’ capital resulting from operations	10,481,223	3,766,526	14,247,749

Partners’ capital at December 31, 2003	$83,268,940	25,993,507	109,262,447

See accompanying notes to financial statements.

9

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Cash Flows

Period April 1, 2003 (inception) through December 31, 2003

Cash flows from operating activities:
Net increase in partners’ capital resulting from operations	$14,247,749
Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash used in operating activities:
Purchases of investments	(102,525,510)
Proceeds from disposition of investments	7,691,942
Net realized gain	(660,889)
Net unrealized gain	(13,725,377)
Increase in interest and dividends receivable	(40,369)
Increase in redemption payable	352,872
Increase in prepaid contributions to investment funds	(6,750,000)
Increase in subscriptions received in advance	15,350,000
Increase in managed account fees payable	11,698
Increase in administration fees payable	17,222
Increase in professional fees payable	57,000
Increase in accounts payable and accrued expenses	57,935

Net cash used in operating activities	(85,915,727)

Cash flow from financing activities:
Contributions from partners	95,014,698

Net cash provided by financing activities	95,014,698

Net increase in cash and cash equivalents	9,098,971

Cash and cash equivalents at beginning of period	—
Cash and cash equivalents at end of period	$9,098,971

See accompanying notes to financial statements.

10	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

(1)	Organization

The Endowment Master Fund, L.P. is a limited partnership organized under the laws of the State of Delaware. The Partnership began operations in April 2003.

The Partnership’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Partnership will pursue its investment objective by investing its assets in a variety of investment vehicles including but not limited to limited partnerships and limited liability companies (collectively, Investment Funds), registered investment companies and direct investments in marketable securities and other derivative instruments. The Investment Funds are managed by a select group of investment managers identified by the General Partner, as hereinafter defined, to have investments that in the aggregate are allocated broadly across markets, asset classes, and risk profiles.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Partnership (General Partner). The General Partner is responsible for providing investment advice regarding the selection of investments and the responsibility for the day-to-day management of the Partnership. The Partnership’s General Partner has overall responsibility to manage and control the business affairs of the Partnership, including the exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business.

The General Partner is owned by MWY Consulting, LLC (MWY), a limited liability company controlled by Mark W. Yusko, Salient Endowment Enterprises, LLC (SEE), a limited liability company controlled by Messrs. Andrew B. Linbeck, Jeremy L. Radcliffe and A. Haag Sherman, and John A. Blaisdell, J. Matthew Newtown, John E. Price and Adam L. Thomas (individually). Sanders Morris Harris Group, Inc. (Sanders Morris) holds a profits interest in the General Partner. Such profits interest terminates on May 10, 2004, after which date Sanders Morris has an option to acquire a minority ownership interest in the General Partner exercisable by June 30, 2004. Such individuals, together with Sanders Morris, MWY and SEE, are collectively referred to herein as the “Principals.” Messrs. Blaisdell, Linbeck, Sherman, and Yusko are also members of the Investment Committee of the Adviser, as hereinafter defined.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Basis of Accounting

The accompanying financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

11	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

(b)	Cash Equivalents

The Partnership considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c)	Investment Securities Transactions

The Partnership records security transactions on a trade-date basis.

Securities owned or sold, not yet purchased, are marked to estimated fair value at the date of the financial statements, and the corresponding unrealized gain or loss is included in the statement of operations.

Realized gains or losses on the disposition of investments are accounted for based on the first in first out (FIFO) method.

Distributions received from investments, whether in the form of cash or securities, are applied as a reduction of the cost of the investment.

(d)	Valuation of Investments

The estimated fair value of the Partnership will be determined by or at the direction of the General Partner as of the close of business at the end of any fiscal period, generally monthly, in accordance with the valuation principles set forth below.

The valuation of the Partnership’s investments is ordinarily calculated by Citco Fund Services, Ltd. (or an affiliate thereof), the Partnership’s independent administrator (the Independent Administrator) in consultation with the General Partner.

Investments are valued as follows:

•

Investment Funds– Investments in Investment Funds are ordinarily valued at the valuations provided to the Independent Administrator by the investment managers of such Investment Funds or the administrators of those Investment Funds. The Partnership’s investments in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda, as appropriate. The Partnership’s investments in Investment Funds are carried at estimated fair value as determined by the Partnership’s pro-rata interest in the net assets of each Investment Fund. Because of the inherent uncertainty of valuation, this estimated fair value may differ from the value that would have been used had a ready market for the investments in Investment Funds existed. These Investment Funds value their underlying investments in accordance with policies established by such Investment Funds. All valuations utilize financial information supplied by each Investment Fund

12	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

and are net of management and estimated performance incentive fees or allocations payable to the Investment Funds’ managers pursuant to the Investment Funds’ agreements.

•	Securities listed on a securities exchange – In general, the Partnership values listed securities at their last sales price as of the last business day of the applicable period. If no sales occurred on that date, the securities are valued at the mean between the “bid” and “asked” prices at the close of trading on that date.

•	Securities listed on over-the-counter exchanges – Securities listed on over-the-counter exchanges are valued at the last reported sales price on the date of determination if available through the facilities of a recognized interdealer quotation system (such as securities in the NASDAQ National Market List). If the last reported sales price is not available, the securities are valued at the “bid” price if held long or the “asked” price if held short.

•	Options – Options that are listed on a securities exchange or traded over the counter are valued at the mean between the closing ‘bid’ and ‘asked’ prices for such options on the date of determination.

•	Other – Where no value is readily available from an Investment Fund or other security or where a value supplied by an Investment Fund is deemed not to be indicative of its value, the General Partner will determine, in good faith, the fair value of the Investment Fund under procedures adopted by the General Partner.

(e)	Interest and Dividend Income

Dividend income is recorded on the ex dividend date. Interest income is recorded as earned on the accrual basis.

(f)	Partnership Expenses

The Partnership bears all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to investment transactions and positions for the Partnership’s account; legal fees; accounting and auditing fees; custodial fees; costs of computing the Partnership’s net asset value; costs of insurance; registration expenses; certain offering costs; expenses of meetings of the partners; all costs with respect to communications to partners; and other types of expenses as may be approved from time to time by the General Partner. Ongoing offering costs are charged to the partners’ capital accounts as incurred.

13	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

(g)	Income Taxes

The Partnership is not subject to federal, state, or local income taxes because such taxes are the responsibility of the individual partners. Accordingly, no provision for income taxes has been made in the Partnership’s financial statements.

(h)	Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Partners’ Capital Accounts

Generally, initial and additional applications for interests (Interests) by eligible investors may be accepted as of the first day of each month based on the Partnership’s estimated fair value. The Partnership reserves the right to reject any applications for Interests in the Partnership. The $15,350,000 in subscriptions received in advance as of December 31, 2003 represents subscriptions for Partnership Interests received prior to the January 2004 closing.

The Partnership from time to time may repurchase outstanding Interests based on the Partnership’s estimated fair value pursuant to written tenders from partners at least one year after investment. Partners must provide the General Partner with at least ninety (90) days notice before the applicable repurchase date. If the entire Interest of a partner is repurchased, the partners will receive an initial payment equal to 90% of the estimated value of the Interest and the balance due will be determined and paid promptly after completion of the year end audit of the Partnership. A partner’s Interest in the Partnership can only be transferred or assigned with the written consent of the General Partner, which may be reasonably withheld in its sole and absolute discretion.

Net profits or net losses of the Partnership for each fiscal period are allocated among and credited to or debited against the capital accounts of all partners as of the last day of each fiscal period in accordance with the partners’ respective investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Partnership, including any net change in unrealized appreciation or depreciation of investments and income, net of expenses, and realized gains or losses during a fiscal period, before giving effect to any repurchases by the Partnership of Interests or portions of Interests.

14	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

(4)	Investments in Portfolio Securities

At December 31, 2003, the Partnership had investments in Investment Funds, registered investment companies and in marketable securities in separately managed accounts. The $6,750,000 in pre-paid contribution to Investment Funds as of December 31, 2003 represents funding of a portion of the January 2004 investment in such funds. None of the underlying investments were with related parties. The agreements related to investments in Investment Funds or separately managed accounts provide for compensation to the Investment Funds’ managers/general partners or advisors in the form of management fees ranging from 0.25% to 2.0% annually of net assets. In addition, many Investment Funds also provide for performance incentive fees/allocations ranging from 12% to 25% of net profits earned. The Investment Funds provide for periodic redemptions ranging from monthly to annually with lock up provisions usually in the form of redemption fees for a period of up to three years.

For the year ended December 31, 2003, the aggregate cost of purchases and proceeds from sales of portfolio securities were $102,525,510 and $7,691,942, respectively.

The cost of investments for Federal income tax purposes is adjusted for items of taxable income allocated to the Partnership from its investments. The allocated taxable income is reported to the Partnership by its investments on Schedules K-1 or 1099’s. As of December 31, 2003, the cost of investments was $95,494,457. Accordingly, net unrealized appreciation on investments was $13,725,377.

(5)	Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Investment Funds in which the Partnership invests trade various derivative securities and other financial instruments and enter into various investment activities with off balance sheet risk. These activities may include, but are not limited to, short selling activities, writing option contracts and interest rate, futures contracts and options on futures, credit default, use of leverage and total return equity swap contracts. The Partnership’s risk of loss in these Investment Funds is limited to the value of these investments as reported by the Partnership.

(6)	Due from Brokers

The Partnership conducts business with various brokers for its investment activities. The clearing and depository operations for the investment activities are performed pursuant to agreements with the brokers. The Partnership is subject to credit risk to the extent any broker with whom the Partnership conducts business is unable to deliver cash balances or securities, or clear security transactions on the Partnership’s behalf. The Partnership monitors the financial condition of the brokers with which the Partnership conducts business and believes the likelihood of loss under the aforementioned circumstances is remote.

15	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

(7)	Related Party Transactions

Management Fees

The Partnership’s limited partnership agreement (the Partnership Agreement) provides for annual management fees payable to the General Partner equal to between 0.75% and 2.0% of each partner’s capital account balance (depending on the size of the capital account), payable quarterly in arrears. The management fees paid to the General Partner are incurred at the feeder fund level. Cash in the Partnership is used to pay for the fees, which results in a commensurate adjustment to the feeder funds’ partners’ capital account in the Partnership. During 2003, management fees incurred at the feeder fund level totaled $756,971.

Administration Agreement

In consideration for administrative services, the Partnership will pay the Independent Administrator a monthly administration fee (the Administration Fee) based on the month end net assets of the Partnership. The Administration Fee will equal 0.12% (on an annualized basis) of the Partnership’s month end net assets for the first $100 million of net assets, and 0.08% (on an annualized basis) of the Partnership’s month end net assets for that portion of the Partnership’s net assets that exceeds $100 million. In addition, on a monthly basis, the Partnership pays an annual fee of $7,500 for each separately managed account (up to four separately managed accounts), and $15,000 for each additional separately managed account. The assets in such separately managed accounts are not charged the asset-based fee, but are included in the total net assets of the Partnership for the purposes of determining whether the $100 million breakpoint is reached. The Independent Administrator charges the Partnership a minimum annual fee of $36,000. As of December 31, 2003, the Partnership had $109,262,447 in net assets and three separately managed accounts. The Administration Fee will be paid to the Independent Administrator out of the Partnership’s assets, which will decrease the net profits or increase the net losses of the Partnership because the fee will be partially and indirectly borne by the investors in the Partnership. The total Administration Fee incurred in 2003 was $81,240.

Organizational Expenses

The Partnership’s organizational expenses (Organizational Expenses), which are separate from and in addition to those fees previously discussed, will be expensed as incurred. The Partnership’s organizational expenses were $176,947.

Placement Agents

The Partnership may engage one or more placement agents (each, a Placement Agent) to solicit investments in the Partnership. As of December 31, 2003, Sanders Morris Harris, Inc., a wholly owned subsidiary of Sanders Morris Harris Group, Inc., and its affiliates have been engaged to serve as placement agents for the Partnership. Sanders Morris Harris Group, Inc. owns a profits

16	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

interest in the General Partner and also a right to acquire a limited partnership interest in the General Partner. An employee of an affiliate of the Partnership has entered into an agreement to serve as a placement agent on behalf of the Partnership. Investments of the Partnership are not subject to any placement fee.

(8)	Indebtedness of the Partnership

Pursuant to the Partnership Agreement, the Partnership may borrow up to, but not more than, 10% of its net asset value (at the time such borrowings were made and after taking into account the investment and/or deployment of such proceeds) for the purpose of making investments in Investment Funds, funding redemptions and for other working capital and general Partnership purposes. As of December 31, 2003 there were no amounts outstanding under such borrowing arrangements. Investment Funds may also use leverage, whether through borrowings, futures, or other derivative products. However, such borrowings are not recourse to the Partnership and the Partnership’s risk of loss is limited to its investment in such Investment Funds. Accordingly, borrowings in underlying Investment Funds, to the extent not recourse directly to the Partnership, are not used for the purpose of determining the Partnership’s limitation on leverage.

(9)	Financial Highlights

Financial highlights for the period April 1, 2003 (commencement of operations) through December 31, 2003 are summarized as follows:

Operating ratios:
Net investment loss to average partners’ capital[1]	(0.19)%
Total operating expenses to average partners’ capital[1]	0.49%
Portfolio turnover rate	11.90%
Total returns[2]	21.66%
Net asset value at end of period	$109,262,447
None of the above calculations have been annualized.

[1]	Ratios are calculated by dividing by average partners’ capital measured at the end of each month.

[2]	Calculated as geometrically linked monthly returns for each month in the 9-month period ended December 31, 2003. Monthly returns are calculated as net increase (decrease) in partners’ capital (net assets) resulting from operations for the month divided by opening partners’ capital (net assets) for the month. Opening partners’ capital (net assets) represents the balance of partners’ capital (net assets) at the beginning of the month, after taking into account contributions, allocations, and distributions.

17	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

Total return is not necessarily indicative of the Partnership’s performance as a whole. Additionally, an investor’s return (and operating ratios) may vary from those reflected based on different management fee arrangements and the timing of capital transactions.

(10)	Subsequent Event

In March 2004, the Partnership expects to file for registration (the Registration) under the Investment Company Act of 1940, as amended (the 1940 Act), as a nondiversified, closed-end management investment company. Simultaneous therewith, a feeder fund will also be registered under the 1940 Act as a nondiversified, closed-end management investment company (the Registered Fund). Certain provisions of the Partnership Agreement had to be amended to conform to the Registered Fund. Amending the Partnership Agreement requires the consent of a majority of the limited partners in each of the feeder funds; such consent was obtained on February 23, 2004.

Delegation of General Partner’s Powers to the Board of Directors

The 1940 Act requires that the General Partner have a board of directors (the Board), a majority of which must be independent of the General Partner and its management. The Partnership Agreement was amended to provide for the delegation of many of the General Partner’s powers and duties to the Board including establishing the procedures relating to valuation of Partnership securities. The Board is authorized to engage an investment adviser and it has selected Endowment Advisers, L.P., a Delaware limited partnership (the Adviser), to manage the Partnership’s portfolio. Under the investment advisory agreement (the Advisory Agreement), the Adviser will serve as the investment adviser of the Partnership responsible for establishing an investment committee (the Investment Committee) who will be responsible for developing, implementing, and supervising the Partnership’s investment program subject to the ultimate supervision of and subject to any policies established by the Board of the General Partner. Under the Advisory Agreement, the Adviser will provide certain investment management and other services for an annual fee equal to 1% of each partner’s capital account balance, payable quarterly in arrears. The Adviser is owned by the Principals in the same proportion as the General Partner.

Amendment of Limited Partnership Agreement

The Partnership Agreement was amended to provide that certain types of amendments will require, in addition to the consent of a majority of the Interests in the Partnership, the approval by a majority of the Board, including a majority of the independent directors.

Fees and Expenses

The Partnership provides for a 1% advisory fee to be charged to the Partnership and the Partnership’s other limited partners (i.e., other feeder funds) by the Adviser. In addition, the

18	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

December 31, 2003

Partnership will charge a servicing fee, which is determined based on the feeder fund through which the partner invests and the dollar amount of the limited partner’s investment in the Partnership. The advisory fee, plus the servicing fee will replace the management fee previously charged by the Partnership at the feeder fund level. The total amount of the fee being charged investors will not change for investors who were partners in the Partnership (through the feeder funds) prior to the Registration.

Redemption Provisions

The Partnership’s redemption mechanics will become a discretionary tender offer process. The Adviser intends to recommend that the Board should cause the Partnership to conduct tender offers on a quarterly basis, but it cannot guarantee that the Board will do so. However, the Partnership may, upon the written request of an affirmative vote of its partners who own Interests representing 10% or more of the capital invested in the Partnership, be dissolved in the event that such partners do not have at least 75% of their Interests repurchased by the Partnership (whether in a single repurchase offer or multiple consecutive offers) within two quarterly repurchase periods after submitting appropriate written request to have their Interests repurchased.

Custody of Assets

Provisions relating to the custody of Partnership assets will be revised for purposes of compliance with the 1940 Act.

Investment Categories

Certain asset allocation ranges are being modified and a new investment class has been added. The upper limit of the allocation range for the International Equity class has been increased from 25% to 30%. A new asset class entitled “Commodities/Gold” with an asset allocation range of 0% to 15% was added. Investment authority was expanded to allow the Partnership to invest in managed futures and other derivatives for the purpose of gaining particular exposure to an asset class (e.g., S&P 500 futures to increase domestic large capitalization equity exposure), for hedging purposes or for such other purpose as determined by the Board or its designee.

19	(Continued)

ITEM 1.	REPORTS TO STOCKHOLDERS.

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Financial Statements

June 30, 2004

(Unaudited)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities and Partners’ Capital

June 30, 2004

Assets
Investment in the Master Fund, at value (cost $14,381,008)	$14,168,010
Cash and cash equivalents	1,250,000
Prepaids and other assets	64,199
Prepaid contribution to the Master Fund	477,117

Total assets	$15,959,326

Liabilities and Partners’ Capital
Payable to Adviser	$262,033
Accounts payable	939
Subscriptions received in advance	1,727,187

Total liabilities	$1,990,159

Partners’ capital	13,969,167

Total liabilities and partners’ capital	$15,959,326

See accompanying notes to financial statements.

2

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Operations

Period March 10, 2004 (Inception) through June 30, 2004

Investment loss:
Net investment loss allocated from the Master Fund
Interest and dividend income	$8,674
Expenses	43,543

Net investment loss allocated from the Master Fund	$(34,869)

Investment income and expenses of the Fund:
Interest income	$55
Organization costs	139,337
Other expenses	60,769

Net investment loss of the Fund	$(200,051)

Net investment loss	$(234,920)

Net realized gain and unrealized loss on investments:
Net realized gain and unrealized loss from investment transactions allocated from the Master Fund
Net realized gain	$69,909
Net unrealized loss	(248,038)

Net loss from investment transactions allocated from the Master Fund	(178,129)

Net decrease in partners’ capital resulting from operations	$(413,049)

See accompanying notes to financial statements.

3

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Changes in Partners’ Capital

Period March 10, 2004 (Inception) through June 30, 2004

Total
Contributions	$14,382,216
Net increase in partners’ capital resulting from operations:
Net investment loss	(234,920)
Net realized gain	69,909
Net unrealized loss	(248,038)

Net decrease in partners’ capital resulting from operations:	(413,049)

Partners capital at June 30, 2004	$13,969,167

See accompanying notes to financial statements.

4

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Statement of Cash Flows

Period March 10, 2004 (Inception) through June 30, 2004

Cash flows from operating activities:
Net decrease in partners’ capital resulting from operations	$(413,049)
Adjustments to reconcile net decrease in partners’ capital resulting from operations to net cash used in operating activities:
Net loss from investment transactions allocated from the Master Fund	178,129
Net investment loss allocated from the Master Fund	34,869
Purchases of investments	(14,381,008)
Increase in subscriptions received in advance	1,727,187
Increase in prepaid contribution to the Master Fund	(477,117)
Increase in prepaids and other assets	(64,199)
Increase in accounts payable	939
Increase in payable to Adviser	262,033

Net cash used in operating activities	(13,132,216)

Cash flow from financing activities:
Contributions from partners	14,382,216

Net cash provided by financing activities	14,382,216

Net increase in cash and cash equivalents	1,250,000

Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$1,250,000

See accompanying notes to financial statements.

5

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(1)	Organization

The Endowment Registered Fund, L.P. (the “Fund”), is a limited partnership organized under the laws of the state of Delaware. The Fund was registered and began operations on March 10, 2004 (“Inception”) as a nondiversified, closed-end management investment company under the Investment Company Act of 1940 (the “1940 Act”). The Fund was created to serve as a feeder fund for The Endowment Master Fund, L.P. (the “Master Fund”). For convenience, reference to the Fund may include the Master Fund, as the context requires.

The Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Fund will pursue its investment objective by investing substantially all of its assets in the Master Fund, which invests its assets in a variety of investment vehicles including but not limited to limited partnerships and limited liability companies (collectively, the “Investment Funds”), registered investment companies and direct investments in marketable securities and other derivative instruments. The Fund’s investments are managed by a select group of investment managers identified by the Adviser, as hereinafter defined, to have investments that when grouped with other investments of the Fund result in a portfolio that is allocated more broadly across markets, asset classes, and risk profiles. The financial statements and notes of the Master Fund, including the schedule of investments, are an integral part of these financial statements, are included elsewhere in this report and should be read in conjunction with the Fund’s financial statements. The percentage of the Master Fund’s partnership interests owned by the Fund on June 30, 2004 was 6.47%.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Fund (the “General Partner”). To the fullest extent permitted by applicable law, the General Partner has irrevocably delegated to a board of directors (“the Board”), a majority of which are independent of the General Partner and its management, its rights and powers to monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Fund’s business. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, the Adviser, or any committee of the Board.

The Board is authorized to engage an investment adviser and it has selected Endowment Advisers, L.P. (the “Adviser”), to manage the Fund’s portfolio and operations, pursuant to the investment management agreement (the “Investment Management Agreement”). The Adviser is a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Under the Investment Management Agreement, the Adviser is responsible for the establishment of an investment committee (the “Investment Committee”), which is responsible for developing, implementing, and supervising the Fund’s investment program subject to the ultimate supervision of the Board. In addition to investment advisory services, the Adviser also functions as the servicing agent of the Fund (the “Servicing Agent”) and as such provides investor services and administrative assistance to the Fund. The Adviser can delegate all or a portion of its duties as Servicing Agent to other parties, who would in turn act as sub-servicing agents.

6	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

The General Partner and the Adviser are owned by MWY Consulting, LLC, a limited liability company controlled by Mark W. Yusko (“MWY”), Salient Endowment Enterprises, LLC, a limited liability company controlled by Messrs. Andrew B. Linbeck, Jeremy L. Radcliffe and A. Haag Sherman (“SEE”), and John A. Blaisdell, J. Matthew Newtown, John E. Price and Adam L. Thomas (individually). Such individuals, together with Sanders Morris Harris Group (“SMHG”), MWY and SEE, are collectively referred to herein as the “Principals.” Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of the Investment Committee of the Adviser. SMHG holds a profits interest in the General Partner and the Adviser. The profits interests terminated on May 10, 2004, after which date SMHG had an option to acquire a minority ownership interest in the General Partner and the Adviser exercisable by June 30, 2004; such option periods have been extended. The General Partner anticipates that SMHG will exercise its purchase options.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Basis of Accounting

The accompanying financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

(b)	Cash Equivalents

The Fund considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c)	Investment Securities Transactions

The Fund records security transactions on a trade-date basis.

Securities owned or sold, not yet purchased, are marked to estimated fair value at the date of the financial statements, and the corresponding unrealized gain or loss is included in the statement of operations.

Realized gains or losses on the disposition of investments are accounted for based on the first in first out (“FIFO”) method.

Distributions received from investments, whether in the form of cash or securities, are applied as a reduction of the cost of the investment.

(d)	Valuation of Investments

The valuation of the Fund’s investments will be determined as of the close of business at the end of any fiscal period, generally monthly. The valuation of the Fund’s investments is ordinarily calculated by Citco Fund Services, Ltd. (or an affiliate thereof, collectively “Citco”), the Fund’s independent administrator (the “Independent Administrator”) in consultation with the Adviser. The Fund’s investments are ordinarily based upon valuations provided to it by the investment managers of such Investment Funds or, in many cases, the administrators of those Investment Funds. The valuation of the Investment Funds is reviewed by a committee approved by the Board and

7	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

established to oversee the valuation of the Fund’s investments (the “Valuation Committee”), in consultation with the Adviser and the Independent Administrator. The Fund records its investment in the Master Fund using the equity method, which approximates fair value. Valuation of the investments held by the Master Fund is discussed in the notes to the Master Fund financial statements included elsewhere in this report. The net assets of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses.

Investments are valued as follows:

•	Investment Funds – Investments in Investment Funds are ordinarily valued at the valuations provided to the Independent Administrator by the investment managers of such Investment Funds or the administrators of those Investment Funds. The Fund’s investments in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda, as appropriate. The Fund’s investments in Investment Funds are carried at estimated fair value as determined by the Fund’s pro-rata interest in the net assets of each Investment Fund. Because of the inherent uncertainty of valuation, this estimated fair value may differ from the value that would have been used had a ready market for the investments in Investment Funds existed. These Investment Funds value their underlying investments in accordance with policies established by such Investment Funds. All valuations utilize financial information supplied by each Investment Fund and are net of management and estimated performance incentive fees or allocations payable to the Investment Funds’ managers pursuant to the Investment Funds’ agreements.

•	Securities listed on a securities exchange – In general, the Fund values listed securities at their last sales price as of the last business day of the applicable period. If no sales occurred on that date, the securities are valued at the mean between the “bid” and “asked” prices at the close of trading on that date.

•	Securities listed on over-the-counter exchanges – Securities listed on over-the-counter exchanges are valued at the last reported sales price on the date of determination, if available, through the facilities of a recognized interdealer quotation system (such as securities in the NASDAQ National Market List) or at the NASDAQ Official Closing Price. If the last reported sales price is not available, the securities are valued at the mean between the “bid” and “asked” prices at the close of trading on that date.

•	Options – Options that are listed on a securities exchange or traded over-the-counter are valued at the mean between the closing “bid” and “asked” prices for such options on the date of determination.

•	Securities not actively traded – the value of securities, derivatives, or synthetic securities that are not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or a combination of these procedures.

8	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

•	Other – Where no value is readily available from an Investment Fund or other security or where a value supplied by an Investment Fund is deemed not to be indicative of the Investment Fund’s value, the Valuation Committee and/or the Board, in consultation with the Independent Administrator or the Adviser will determine, in good faith, the fair value of the Investment Fund or security.

(e)	Interest and Dividend Income

Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

(f)	Fund Expenses

The Fund bears all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to investment transactions and positions for the Fund’s account; legal fees; accounting, auditing and tax preparation fees; custodial fees; costs of computing the Fund’s net asset value; costs of insurance; registration expenses; certain offering costs; expenses of meetings of the partners; directors fees; all costs with respect to communications to partners; and other types of expenses as may be approved from time to time by the General Partner. Offering costs are amortized and charged against the partners’ capital accounts over a twelve-month period from the date they are incurred.

(g)	Income Taxes

The Fund is not subject to federal, state, or local income taxes because such taxes are the responsibility of the individual partners in the Fund. Accordingly, no provision for income taxes has been made in the Fund’s financial statements.

(h)	Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(i)	Organizational Expenses

The Fund’s organizational expenses (the “Organizational Expenses”) will initially be borne by the Adviser or an affiliate thereof and for capital account allocation purposes assumed to be reimbursed, over not more than a 60 month period of time, notwithstanding that generally accepted accounting principles require that these costs be expensed upon commencement of operations.

9	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(3)	Partners’ Capital Accounts

(a)	Issuance of Interests

Upon receipt from an eligible investor of an application for interests (the “Interests”), which will generally be accepted as of the first day of each month based on the Fund’s estimated fair value, the Fund will issue new Interests. The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Fund issues Interests only in private placement transactions in accordance with Regulation D or other applicable exemptions under the Securities Act. No public market exists for the Interests, and none is expected to develop. Since the Interests will not be listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its partners. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s limited partnership agreement (the “LP Agreement”). The Fund reserves the right to reject any applications for Interests. The $1,727,187 in subscriptions received in advance as of June 30, 2004 represents subscriptions for Fund Interests received prior to the July 2004 closing.

(b)	Allocation of Profits and Losses

For each fiscal period, net profits or net losses of the Fund, including allocations from the Master Fund, are allocated among and credited to or debited against the capital accounts of all partners as of the last day of each fiscal period in accordance with the partners’ respective investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and income, net of expenses, and realized gains or losses during a fiscal period, before giving effect to any repurchases by the Fund of Interests or portions of Interests.

(c)	Redemption of Interests

A partner will not be eligible to have the Fund repurchase all or any portion of an Interest at any time prior to the business day immediately preceding the one-year anniversary of the partner’s purchase of such Interest (or portion thereof) without incurring additional costs including an early repurchase fee. The Adviser, which also serves as the investment adviser of the Master Fund, expects that it will recommend to the Board that the Fund offer to repurchase such Interests each calendar quarter, beginning on or about December 31, 2004 pursuant to written tenders by partners. The Board retains the sole discretion to accept or reject the recommendation of the Adviser. Since the Fund’s assets are invested in the Master Fund, the ability of the Fund to redeem its interests in the Master Fund would be subject to the Master Fund’s repurchase policy. In addition, the Fund may determine not to conduct a repurchase offer each time the Master Fund conducts a repurchase offer. In the event Interests are redeemed, there will be a substantial period of time between the date as of which partners must tender their Interests for repurchase and the date they can expect to receive payment for their Interests from the Fund.

10	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(4)	Investments in Portfolio Securities

As of June 30, 2004, all of the investments made by the Fund were in the Master Fund. The $477,117 in prepaid contribution to the Master Fund as of June 30, 2004 represents funding of a portion of the July 2004 investment in the Master Fund.

From Inception of the Fund through June 30, 2004, the aggregate cost of purchases and proceeds from sales of portfolio securities were $14,381,008 and $0, respectively.

The cost of investments for Federal income tax purposes is adjusted for items of taxable income allocated to the Fund from its investments. The allocated taxable income is reported to the Fund by its investments on Schedules K-1 or 1099’s. As of June 30, 2004, the cost of investments was $14,381,008. Accordingly, the net unrealized depreciation in investments was $212,998.

(5)	Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Investment Funds in which the Fund may invest either directly or through the Master Fund will trade various derivative securities and other financial instruments and enter into various investment activities with off-balance sheet risk. These activities may include, but are not limited to, short selling activities, writing option contracts interest rate swaps, futures contracts and options on futures, credit default swaps, use of leverage and total return equity swap contracts. The Fund’s risk of loss in these Investment Funds is limited to the value of the investment in such Investment Funds as reported by the Fund.

(6)	Servicing Agreements; Administration Agreement

In consideration for administrative services, the Master Fund pays the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Master Fund. The Administration Fee will equal 0.12% (on an annualized basis) of the Master Fund’s month end net assets for the first $100 million of net assets, and 0.08% (on an annualized basis) of the Master Fund’s month end net assets for that portion of the Master Fund’s net assets that exceeds $100 million. In addition, on a monthly basis, the Master Fund pays an annual fee of $7,500 for each separately managed account (up to four separately managed accounts), and $15,000 for each additional separately managed account. The assets in such separately managed accounts are not charged the asset-based fee, but are included in the total net assets of the Master Fund for the purposes of determining whether the $100 million breakpoint is reached. The Independent Administrator charges the Master Fund a minimum annual fee of $36,000. As of June 30, 2004, the Master Fund had $218,656,981 in net assets and one separately managed account. The Administration Fee will be paid to the Independent Administrator out of the Master Fund’s assets, which will decrease the net profits or increase the net losses of the partners in the Master Fund. The total Administration Fee incurred for the six months ended June 30, 2004 was $97,735. Citco and the Adviser have agreed to terminate the Fund’s administrative agreement, effective October 13, 2004. The Fund is currently seeking a new independent administrator.

11	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(7)	Related Party Transactions

(a)	Investment Management Fee

In consideration of the advisory and other services provided by the Adviser to the Master Fund pursuant to the Investment Management Agreement, the Master Fund will pay the Adviser an investment management fee (the “Investment Management Fee”), equal to 1% on an annualized basis of the Master Fund’s net assets, calculated based on the NAV at the end of each month, payable quarterly in arrears. The Investment Management Fee will decrease the net profits or increase the net losses of the Master Fund and indirectly the Fund as the fees are debited against the capital accounts of the Master Fund’s limited partners.

(b)	Servicing Fee

In consideration for providing investor services and administrative assistance to the Fund, the Adviser will receive a servicing fee (the “Servicing Fee”) equal to 1% (on an annualized basis) of each partner’s capital account balance, calculated at the end of each month, payable quarterly in arrears.

The Investment Management Fee is incurred at the Master Fund level and the Servicing Fees are incurred at the Fund level; however cash distributions are made from the Master Fund to the Fund to fund the payment of the Servicing Fees, which results in a commensurate adjustment to the Fund’s partners’ capital account in the Master Fund. The Adviser has chosen to waive the Servicing Fees, which would have amounted to $27,150 since Fund Inception. The Adviser reserves the right to reinstate the Servicing Fees at any time.

(c)	Placement Agents

The Fund may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the Fund. Sanders Morris Harris, Inc. (“SMHI”), an affiliate of SMHG and the Adviser, has been engaged by the Master Fund to serve as a Placement Agent. SMHI is a full-service investment banking, broker-dealer, asset management and financial services organization. A Placement Agent may engage one or more sub-placement agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and sub-placement agents.

(8)	Indebtedness of the Fund

Pursuant to the Fund LP Agreement, the Fund may borrow up to, but not more than, 10% of the net assets of the Fund (at the time such borrowings were made and after taking into account the investment and/or deployment of such proceeds) for the purpose of making investments, funding redemptions and for other working capital and general Fund purposes. For purposes of the Fund’s investment restrictions and certain investment limitations under the 1940 Act, including for example, the Fund’s leverage limitations, the Fund will not “look through” Investment Funds in which the Fund invests. Investment Funds may also use leverage, whether through borrowings, futures, or other derivative products and are not subject to the Fund’s investment restrictions. However, such borrowings are without recourse to the Fund and the

12	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

Fund’s risk of loss is limited to its investment in such Investment Funds. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the partners, and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

(9)	Financial Highlights

March 10, 2004 (Inception) to June 30, 2004
Net investment loss to average partners’ capital[1]	(2.72%)
Expenses to average partners’ capital[1]	2.82%
Portfolio turnover	0.00%
Total return[2]	(5.21%)
Partners’ capital, end of period	$13,969,167

None of the above calculations have been annualized.

[1]	Ratios are calculated by dividing by average partners’ capital measured at the beginning of the first month in the period and at the end of each month during the period.

[2]	Calculated as geometrically linked monthly returns for each month in the period. Monthly returns are calculated as net increase (decrease) in partners’ capital resulting from operations for the month divided by opening partners’ capital for the month. Opening partners’ capital represents the balance of partners’ capital at the beginning of the month, after taking into account contributions, allocations, and distributions.

(10)	Subsequent Event

The Fund established a credit facility in July 2004 for which the investments of the Fund serve as collateral for the facility. The maximum amount that can be borrowed is based on the value of the underlying collateral; provided, however, that the Fund’s fundamental policies provide that the Fund cannot borrow more than 10% of the value of the Fund’s net assets. There are currently no amounts outstanding under such facility.

13	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Financial Statements

June 30, 2004

(Unaudited)

14

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Assets, Liabilities and Partners’ Capital

June 30, 2004

Assets
Investments in investment funds, at value (cost $ 182,331,237)	$195,085,398
Investments in securities, at value (cost $ 21,706,454)	22,552,319
Cash and cash equivalents	4,703,185
Prepaid contributions to investment funds	2,022,911
Receivable from Adviser	16,033
Prepaids and other assets	52,294
Interest and dividends receivable	71,258

Total assets	$224,503,398

Liabilities and Partners’ Capital
Managed account fees payable	$6,411
Management fees payable	490,317
Administration fees payable	9,368
Payable to Adviser	203,276
Accounts payable and accrued expenses	276,472
Subscriptions received in advance	4,860,573

Total liabilities	$5,846,417

Partners’ capital	218,656,981

Total liabilities and partners’ capital	$224,503,398

See accompanying notes to financial statements.

15

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments

June 30, 2004

	Shares	Cost	Fair Value	% of Partners’ Capital
Investments in Investment Funds
Limited Partnerships and Limited Liability Companies
United States
Domestic Equity
Caduceus Capital II, L.P.			$4,184,707
Contrarian Capital Fund I, L.P.			4,281,977
Copper Arch Fund, L.P.			5,229,675
Criterion Institutional Partners, L.P.			1,755,241
Everglades Partners, L.P.			4,589,044
Falcon Fund QP, L.P.			2,664,220
GMO U.S. Aggressive Long/Short Fund (Onshore)			4,986,940
Leaf Investment Partners, L.P.			3,002,757
Sci-Tech Investment Partners, L.P.			2,043,571
The Raptor Global Fund, L.P.			5,604,838
Tiger Consumer Partners, L.P.			2,948,978
International Equity
Bamboo Japan Qualified Partners, L.P.			74,114
The Explorador Fund, L.P.			3,220,412
Torrey Pines Fund, LLC			4,795,969
Opportunistic Equity
AQR Absolute Return Institutional Fund, L.P.			4,994,957
Avalon Worldwide, L.P.			1,990,000
Global Undervalued Securities Fund			6,573,625
GMO Mean Reversion Fund (Onshore)			5,062,640
Maverick Fund USA, Ltd.			5,332,985
Traxis Fund Onshore, L.P.			5,401,428
Absolute Return
Courage Special Situations Fund, L.P.			5,431,121
Harbert Convertible Arbitrage Fund, LP			7,081,690
M&M Arbitrage, LLC			3,311,895
Silverback Partners, L.P.			6,170,856
Real Estate
Clarion CRA Hedge Fund, LP			7,703,497
NL Ventures V, L.P.			1,000,000
Wells Street Partners, LLC			2,835,914
Natural Resources
Cambridge Energy, L.P.			4,276,000
The Ospraie Fund L.P.			4,464,792
Tocqueville Gold Partners, LP			4,281,874
Private Equity
Cogene Biotech Ventures II, L.P.			25,000
Crosslink Crossover Fund IV, L.P.			3,170,210
Protégé Partners, LP			4,013,600
Q Funding III, L.P.			7,936,513
Enhanced Fixed Income
BDC Partners I, L.P.			4,610,019
Contrarian Capital Distressed Equity Fund, L.P.			5,418,281
Greylock Global Opportunity Fund, LP			3,959,200
Harbert Distressed Investment Fund, LP			7,036,407
Post High Yield, L.P.			2,803,110

Total United States			164,268,057

See accompanying notes to financial statements.

16	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments

June 30, 2004

	Shares	Cost	Fair Value	% of Partners’ Capital
Cayman
International Equity
Boyer Allan Pacific Partners, L.P.			4,133,854
SR Global Fund - Asia Portfolio (Class B, LP)			4,366,862
SR Global Fund - Europe Portfolio (Class A, LP)			2,844,862
SR Global Fund - International Portfolio (Class C, LP)			3,276,573
SR Global Fund Japan Portfolio (Class H, LP)			4,324,326
SR Global Fund Emerging Markets Portfolio (Class G, LP)			4,174,826

Total Cayman			23,121,303
Total Limited Partnerships and Limited Liability Companies		174,793,825	187,389,360	85.70%
Passive Foreign Investment Corporation
Cayman
Absolute Return
Overseas CAP Partners, Inc.	5,411		5,395,405
International Equity
Neon Liberty Greater China Fund, LTD	500		494,000

Total Cayman			5,889,405
Mauritius
International Equity
Boyer Allan India Fund, Inc.	9,517		853,933
India Capital Fund Ltd. A2 Shares	1,000		952,700

Total Mauritius			1,806,633
Total Passive Foreign Investment Corporations		7,537,412	7,696,038	3.52%

Total Investments in Investment Funds		182,331,237	195,085,398
Investments in Securities
Registered Investment Companies
United States
International Equity
GMO Emerging Markets Fund III	223,256		3,213,738
Enhanced Fixed Income
GMO Global Bond Fund	408,326		4,044,951
Natural Resources
State Street Research Global Resources Fund	142,409		5,635,124

Total United States			12,893,813

Total Registered Investment Companies		11,830,662	12,893,813	5.90%

See accompanying notes to financial statements.

17	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments

June 30, 2004

	Shares	Cost	Fair Value	% of Partners’ Capital
Closed End Funds
United States
Financial
Aberdeen Asia-Pacific Income Fund Com	8,200		47,150
Blackrock Broad Investment Grade	11,500		178,250
Blackrock Income Opportunity Trust	60,200		638,120
Ishares Trust	4,450		479,265
MFS Government Markets Income Trust	85,700		550,194
Morgan Stanley Emerging Markets Debt	7,400		61,272
Morgan Stanley Government Income Trust	58,200		504,594
New America High Income Fund	126,300		245,022
Oppenheimer Multi-Sector Income Trust	41,600		326,560
Pimco High Income Fund	20,900		286,957
Putnam Master Income Trust	31,600		194,024
Putnam Premier Income Trust	8,100		49,167

Total United States			3,560,575

Total Closed End Funds		3,735,121	3,560,575	1.63%
Fixed Income
United States
Treasuries
United States Treasury Bonds 5.250% 02/15/29	340,000		333,413
United States Treasury Notes 3.375% 01/15/07	125,000		159,055
United States Treasury Notes Tips 1.875% 07/15/13	275,000		278,722
Agencies
Federal Home Loan Mtg 5.5% 04/01/34	397,470		396,953
Federal Home Loan Mtg 5% 05/01/19	124,525		124,792
Federal Home Loan Mtg 4% 7/15/15	201,000		199,809
Federal Home Loan Mtg 5% 2/1/18	116,634		116,884
Federal Loan Home Mtg 5.5% 2/1/33	77,934		77,692
Federal Loan Home Mtg 5.5% 3/1/14	73,908		75,654
FNMA 5.5% 06/01/34	499,517		497,780
Federal Home Loan Mtg 5% 11/01/17	29,211		29,273
Federal Home Loan Mtg 5.5% 02/01/18	37,935		38,831
Federal Home Loan Mtg 4.5% 10/1/18	48,681		47,676
Federal Home Loan Mtg 5.5% 06/01/33	20,719		20,656
FNMA Pass Thru Pool 4.5% 7/1/18	42,753		41,838
FNMA 5% 2/1/14	127,040		127,311
FNMA 5.5% 01/01/34	128,569		128,121
FNMA 5.5% 12/1/33	82,735		82,479
FNMA 5.5% 4/1/33	148,401		147,886
FNMA 6% 3/1/33	195,794		200,136
FNMA 7% 2/1/33	41,674		44,061
FNMA Gtd Pass Thru Pool 6% 04/01/33	40,825		41,751
FNMA Gtd Pass Thru Pool 6.12% 11/01/08	304,872		325,360
FNMA Gtd Pass Thru Pool 5.5% 07/01/33	41,480		41,400
FNMA Gtd Pass Thru Pool 5% 02/01/19	198,986		199,538
FNMA Gtd Pass Thru Pool Var 10/01/11	267,265		283,457
FNMA Pass Through Pool 6% 11/1/28	75,874		77,558
GNMA Pass Thru Pool 5.5% 12/15/33	47,437		47,467

See accompanying notes to financial statements.

18	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Schedule of Investments

June 30, 2004

	Shares	Cost	Fair Value	% of Partners’ Capital
GNMA 6% 4/15/33	30,826		31,637
GNMA 6.5% 8/15/29	37,415		39,185
GNMA Pass Thru Pool 6% 7/15/28	101,724		104,404
GNMA Pass Thru Pool 5.5% 5/15/34	324,652		324,854
GNMA Pass-Thru Pool 6.5% 4/15/31	7,046		7,371
GNMA 5.5% 2/15/34	149,316		149,409
New Valley Generation II 5.572% Series 2001 5/1/20	45,542		46,737
Overseas Private Investment Corp 3.74% 4/15/15	190,400		185,673
Mortgage Securities
CSFB Mortgage Backed Pass Thru 7% 5/25/32	180,000		184,219
CSFB Mortgage Securities Corp Series 2001-Ar24 Class CB2 12/25/31	71,490		72,935
Drexel Burnham Lambert CMO Tr Series V Cl 1 Prin Only 9/1/18	48,710		43,359
Impac Secured Asset Corp 7.18% Series 2002-3 Class M2 8/25/32	175,000		185,591
Residential Accredit Loans, Inc 2003-QS7 Class M2 4/25/33	133,055		133,138
Asset Backed Securities
American Business Financial Services 6.68% 7/15/33	100,000		103,945
Diversified REIT Trust Series 1999-1A Class D 3/18/09	135,000		143,142
Corporates
Consumer
General Motors Nova Financial 6.85% 10/15/08	100,000		104,841
General Motors Acceptance Corp 6.125% 1/22/08	50,000		51,938

Total United States			6,097,931
Total Fixed Income		6,140,671	6,097,931	2.79%

Total Investments in Securities		21,706,454	22,552,319

Total Investments		$204,037,691	$217,637,717
Other Assets, less Liabilities			1,019,264	0.47%

Partners’ Capital			$218,656,981	100.00%

See accompanying notes to financial statements.

19

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Operations

For the six months ended June 30, 2004

Investment income:
Interest income	$121,257
Dividend income (net of foreign tax of $ 89,964)	47,232

Total investment income	$168,489

Expenses:
Managed account fees	$10,627
Management fees	855,024
Professional fees	59,129
Administration fees	97,735
Organization costs	139,544
Legal fees	21,664
Other expenses	65,178

Total expenses	$1,248,901

Net investment loss	$(1,080,412)

Net realized gain and unrealized loss on investments:
Net realized gain	1,941,232
Net unrealized loss	(16,228)

Net increase in partners’ capital resulting from operations	$844,592

See accompanying notes to financial statements.

20

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Changes in Partners’ Capital

April 1, 2003 (Inception) through June 30, 2004

	The Endowment (Domestic) Fund, L.P.	The Endowment (Offshore) Fund, Ltd.	The Endowment (Domestic) Fund, Q.P.	The Endowment (Offshore) Fund, Q.P.	The Endowment (Registered) Fund, L.P.	Total
Contributions	$72,787,717	22,226,981	—	—	—	95,014,698
Net increase in partners’ capital resulting from operations:
Net investment loss	(58,537)	(79,980)	—	—	—	(138,517)
Net realized gain	490,765	170,124	—	—	—	660,889
Net unrealized gain	10,048,995	3,676,382	—	—	—	13,725,377

Net increase in partners’ capital resulting from operations	10,481,223	3,766,526	—	—	—	14,247,749

Partners’ capital at December 31, 2003	$83,268,940	25,993,507	—	—	—	109,262,447

Contributions	43,364,076	19,209,192	7,270,860	32,193,488	14,381,008	116,418,624
Distributions	(6,548,870)	(1,319,812)	—	—	—	(7,868,682)

Net increase in partners’ capital resulting from operations:
Net investment loss	(679,326)	(273,473)	(19,165)	(73,579)	(34,869)	(1,080,412)
Net realized gain	1,306,830	408,095	36,207	120,191	69,909	1,941,232
Net unrealized gain / loss	460,334	(48,449)	(150,798)	(29,277)	(248,038)	(16,228)

Net increase in partners’ capital resulting from operations	1,087,838	86,173	(133,756)	17,335	(212,998)	844,592

Partners’ capital at June 30, 2004	$121,171,984	43,969,060	7,137,104	32,210,823	14,168,010	218,656,981

See accompanying notes to financial statements.

21

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Statement of Cash Flows

For the six months ended June 30, 2004

Cash flows from operating activities:
Net increase in partners’ capital resulting from operations	$844,592
Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash used in operating activities:
Purchases of investments	$(127,837,630)
Proceeds from disposition of investments	19,475,628
Net realized gain	(1,941,232)
Net unrealized loss	16,228
Increase in interest and dividends receivable	(30,889)
Increase in receivable from Adviser	(16,033)
Increase in prepaid assets	(52,294)
Increase in management fees payable	490,317
Decrease in prepaid contributions to investment funds	4,727,089
Increase in payable to Adviser	203,276
Decrease in redemption payable	(352,872)
Decrease in subscriptions received in advance	(10,489,427)
Decrease in managed account fees payable	(5,287)
Decrease in administration fees payable	(7,854)
Increase in accounts payable and accrued expenses	161,538

Net cash used in operating activities	$(114,814,850)

Cash flow from financing activities:
Contributions from partners	$116,418,624
Distributions to partners	(5,999,560)

Net cash provided by financing activities	$110,419,064

Net decrease in cash and cash equivalents	$(4,395,786)

Cash and cash equivalents at beginning of period	9,098,971

Cash and cash equivalents at end of period	$4,703,185

Supplemental disclosure of noncash activity:
Noncash distribution of investment	$1,869,122

See accompanying notes to financial statements.

22

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(1)	Organization

The Endowment Master Fund, L.P. (the “Fund”) is a limited partnership organized under the laws of the state of Delaware. The Fund began operations in April 2003 (“Inception”). The Fund operated as an unregistered investment vehicle until March 10, 2004, at which time it registered as a nondiversified, closed-end management investment company under the Investment Company Act of 1940 (the “1940 Act”). The Fund is the master fund in a master-feeder structure in which there are five feeder funds.

The Fund’s investment objective is to preserve capital and to generate consistent long-term appreciation and returns across all market cycles. The Fund will pursue its investment objective by investing its assets in a variety of investment vehicles including but not limited to limited partnerships and limited liability companies (collectively, the “Investment Funds”), registered investment companies and direct investments in marketable securities and other derivative instruments. The Fund’s investments are managed by a select group of investment managers identified by the Adviser, as hereinafter defined, to have investments that when grouped with other investments of the Fund result in a portfolio that is allocated more broadly across markets, asset classes, and risk profiles.

The Endowment Fund GP, L.P., a Delaware limited partnership, serves as the general partner of the Fund (the “General Partner”). To the fullest extent permitted by applicable law, the General Partner has irrevocably delegated its rights and powers to a board of directors (the “Board”), a majority of which are independent of the General Partner and its management, to monitor and oversee the business affairs of the Fund, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct, and operation of the Fund’s business. To the extent permitted by applicable law, the Board may delegate any of its rights, powers and authority to, among others, the officers of the Fund, the Adviser, or any committee of the Board.

The Board is authorized to engage an investment adviser and it has selected Endowment Advisers, L.P. (the “Adviser”), to manage the Fund’s portfolio and operations, pursuant to the investment management agreement (the “Investment Management Agreement”). The Adviser is a Delaware limited partnership that is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”). Under the Investment Management Agreement, the Adviser is responsible for the establishment of an investment committee (the “Investment Committee”), which is responsible for developing, implementing, and supervising the Fund’s investment program subject to the ultimate supervision of the Board. In addition to investment advisory services, the Adviser also functions as the servicing agent of the Fund (the “Servicing Agent”) and as such provides investor services and administrative assistance to the Fund. The Adviser can delegate all or a portion of its duties as Servicing Agent to other parties, who would in turn act as sub-servicing agents.

The General Partner and the Adviser are owned by MWY Consulting, LLC, a limited liability company controlled by Mark W. Yusko (“MWY”), Salient Endowment Enterprises, LLC, a limited liability company controlled by Messrs. Andrew B. Linbeck, Jeremy L. Radcliffe and A. Haag Sherman (“SEE”), and John A. Blaisdell, J. Matthew Newtown, John E. Price and Adam L. Thomas (individually). Such individuals, together with Sanders Morris Harris Group (“SMHG”), MWY and SEE, are collectively referred to herein as the “Principals.” Messrs. Blaisdell, Linbeck, Sherman and Yusko are also members of

23	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

the Investment Committee of the Adviser. SMHG holds a profits interest in the General Partner and the Adviser. The profits interests terminated on May 10, 2004, after which date SMHG had an option to acquire a minority ownership interest in the General Partner and the Adviser exercisable by June 30, 2004; such option periods have been extended. The General Partner anticipates that SMHG will exercise its purchase options.

(2)	Summary of Significant Accounting Policies and Practices

(a)	Basis of Accounting

The accompanying financial statements have been presented on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of America.

(b)	Cash Equivalents

The Fund considers all unpledged temporary cash investments with a maturity date at the time of purchase of three months or less to be cash equivalents.

(c)	Investment Securities Transactions

The Fund records security transactions on a trade-date basis.

Securities owned or sold, not yet purchased, are marked to estimated fair value at the date of the financial statements, and the corresponding unrealized gain or loss is included in the statement of operations.

Realized gains or losses on the disposition of investments are accounted for based on the first in first out (“FIFO”) method.

Distributions received from investments, whether in the form of cash or securities, are applied as a reduction of the cost of the investment.

(d)	Valuation of Investments

The valuation of the Fund’s investments will be determined as of the close of business at the end of any fiscal period, generally monthly. The valuation of the Fund’s investments is ordinarily calculated by Citco Fund Services, Ltd. (or an affiliate thereof, collectively “Citco”), the Fund’s independent administrator (the “Independent Administrator”) in consultation with the Adviser. The Fund’s investments are ordinarily based upon valuations provided to it by the investment managers of such Investment Funds or, in many cases, the administrators of those Investment Funds. The valuation of the Investment Funds is reviewed by a committee approved by the Board and established to oversee the valuation of the Fund’s investments (the “Valuation Committee”), in consultation with the Adviser and the Independent Administrator. The net assets of the Fund will equal the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses.

24	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

Investments are valued as follows:

•	Investment Funds – Investments in Investment Funds are ordinarily valued at the valuations provided to the Independent Administrator by the investment managers of such Investment Funds or the administrators of those Investment Funds. The Fund’s investments in Investment Funds are subject to the terms and conditions of the respective operating agreements and offering memoranda, as appropriate. The Fund’s investments in Investment Funds are carried at estimated fair value as determined by the Fund’s pro-rata interest in the net assets of each Investment Fund. Because of the inherent uncertainty of valuation, this estimated fair value may differ from the value that would have been used had a ready market for the investments in Investment Funds existed. These Investment Funds value their underlying investments in accordance with policies established by such Investment Funds. All valuations utilize financial information supplied by each Investment Fund and are net of management and estimated performance incentive fees or allocations payable to the Investment Funds’ managers pursuant to the Investment Funds’ agreements.

•	Securities listed on a securities exchange – In general, the Fund values listed securities at their last sales price as of the last business day of the applicable period. If no sales occurred on that date, the securities are valued at the mean between the “bid” and “asked” prices at the close of trading on that date.

•	Securities listed on over-the-counter exchanges – Securities listed on over-the-counter exchanges are valued at the last reported sales price on the date of determination, if available, through the facilities of a recognized interdealer quotation system (such as securities in the NASDAQ National Market List) or at the NASDAQ Official Closing Price. If the last reported sales price is not available, the securities are valued at the mean between the “bid” and “asked” prices at the close of trading on that date.

•	Options – Options that are listed on a securities exchange or traded over-the-counter are valued at the mean between the closing ‘bid’ and ‘asked’ prices for such options on the date of determination.

•	Securities not actively traded – the value of securities, derivatives, or synthetic securities that are not actively traded on an exchange shall be determined by an unaffiliated pricing service that may use actual trade data or procedures using market indices, matrices, yield curves, specific trading characteristics of certain groups of securities, pricing models, or a combination of these procedures.

•	Other – Where no value is readily available from an Investment Fund or other security or where a value supplied by an Investment Fund is deemed not to be indicative of the Investment Fund’s value, the Valuation Committee and/or the Board, in consultation with the Independent Administrator or the Adviser will determine, in good faith, the fair value of the Investment Fund or security.

25	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(e)	Interest and Dividend Income

Dividend income is recorded on the ex-dividend date. Interest income is recorded as earned on the accrual basis.

(f)	Fund Expenses

The Fund bears all expenses incurred in its business, including, but not limited to, the following: all costs and expenses related to investment transactions and positions for the Fund’s account; legal fees; accounting, auditing and tax preparation fees; custodial fees; costs of computing the Fund’s net asset value; costs of insurance; registration expenses; certain offering costs; expenses of meetings of the partners; directors fees; all costs with respect to communications to partners; and other types of expenses as may be approved from time to time by the General Partner. Offering costs are amortized and charged against the partners’ capital accounts over a twelve-month period from the date they are incurred.

(g)	Income Taxes

The Fund itself is not subject to federal, state, or local income taxes because such taxes are the responsibility of the individual partners in the Fund. Accordingly, no provision for income taxes has been made in the Fund’s financial statements other than withholding tax on dividend income that is allocated to the Fund’s offshore feeders.

(h)	Use of Estimates

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(i)	Organizational Expenses

The Fund’s organizational expenses (the “Organizational Expenses”) will initially be borne by the Adviser or an affiliate thereof and for capital account allocation purposes assumed to be reimbursed, over not more than a 60 month period of time, notwithstanding that generally accepted accounting principles require that these costs be expensed upon commencement of operations.

(3)	Partners’ Capital Accounts

(a)	Issuance of Interests

Upon receipt from an eligible investor of an application for interests (the “Interests”), which will generally be accepted as of the first day of each month based on the Fund’s estimated fair value, the Fund will issue new Interests. The Interests have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The Fund issues Interests only in private placement transactions in accordance with Regulation D or other applicable

26	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

exemptions under the Securities Act. No public market exists for the Interests, and none is expected to develop. Since the Interests will not be listed on any securities exchange, the Fund is not required, and does not intend, to hold annual meetings of its partners. The Interests are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the Fund’s limited partnership agreement (the “LP Agreement”). The Fund reserves the right to reject any applications for Interests. The $4,860,573 in subscriptions received in advance as of June 30, 2004 represents subscriptions for Fund Interests received prior to the July 2004 closing.

(b)	Allocation of Profits and Losses

For each fiscal period, net profits or net losses of the Fund are allocated among and credited to or debited against the capital accounts of all partners as of the last day of each fiscal period in accordance with the partners’ respective investment percentages for the fiscal period. Net profits or net losses are measured as the net change in the value of the net assets of the Fund, including any net change in unrealized appreciation or depreciation of investments and income, net of expenses, and realized gains or losses during a fiscal period, before giving effect to any repurchases by the Fund of Interests or portions of Interests.

(c)	Redemption of Interests

A partner will not be eligible to have the Fund repurchase all or any portion of an Interest at any time. The Adviser expects that it will recommend to the Board that the Fund offer to repurchase Interests each calendar quarter, beginning on or about December 31, 2004 pursuant to written tenders by partners. The Board retains the sole discretion to accept or reject the recommendation of the Adviser. In the event Interests are redeemed, there will be a substantial period of time between the date as of which partners must accept the Fund’s offer to repurchase their Interests and the date they can expect to receive payment for their Interests from the Fund.

(4)	Investments in Portfolio Securities

As of June 30, 2004, the Fund had investments in Investment Funds, registered investment companies and marketable securities in a separately managed account, managed by a sub-adviser (“Sub-Adviser”). The $2,022,911 in pre-paid contribution to Investment Funds as of June 30, 2004 represents funding of a portion of the July 2004 investment in such funds. The agreements related to investments in Investment Funds or separately managed accounts provide for compensation to the Investment Funds’ managers/general partners or advisors in the form of management fees ranging from 0.25% to 2.0% of net assets annually. In addition, many Investment Funds also provide for performance incentive fees/allocations ranging from 15% to 25% of an Investment Fund’s net profits, although it is possible that such ranges may be exceeded for certain investment managers. These fees and incentive fees are in addition to the management fees charged by the Fund.

The Investment Funds provide for periodic redemptions ranging from monthly to annually with lock up provisions usually in the form of redemption fees for a period of up to four years. For the six months

27	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

ended June 30, 2004, the aggregate cost of purchases and proceeds from sales of portfolio securities were $127,837,630 and $19,475,628, respectively.

The cost of investments for Federal income tax purposes is adjusted for items of taxable income allocated to the Fund from its investments. The allocated taxable income is reported to the Fund by its investments on Schedules K-1 or 1099’s. As of June 30, 2004, the cost of the Fund’s investments was $204,037,691. Accordingly, net unrealized appreciation on investments was $13,600,026.

(5)	Financial Instruments with Off-Balance Sheet Risk

In the normal course of business, the Investment Funds in which the Fund invests trade various derivative securities and other financial instruments and enter into various investment activities with off-balance sheet risk. These activities may include, but are not limited to, short selling activities, writing option contracts interest rate swaps, futures contracts and options on futures, credit default swaps, use of leverage and total return equity swap contracts. The Fund’s risk of loss in these Investment Funds is limited to the value of the investment in such Investment Funds as reported by the Fund.

(6)	Due from Brokers

The Fund conducts business with various brokers for its investment activities. The clearing and depository operations for the investment activities are performed pursuant to agreements with the brokers. The Fund is subject to credit risk to the extent any broker with whom the Fund conducts business is unable to deliver cash balances or securities, or clear security transactions on the Fund’s behalf. The Fund monitors the financial condition of the brokers with which the Fund conducts business and believes the likelihood of loss under the aforementioned circumstances is remote.

(7)	Administration Agreement

In consideration for administrative services, the Fund will pay the Independent Administrator a monthly administration fee (the “Administration Fee”) based on the month end net assets of the Fund. The Administration Fee will equal 0.12% (on an annualized basis) of the Fund’s month end net assets for the first $100 million of net assets, and 0.08% (on an annualized basis) of the Fund’s month end net assets for that portion of the Fund’s net assets that exceeds $100 million. In addition, on a monthly basis, the Fund pays an annual fee of $7,500 for each separately managed account (up to four separately managed accounts), and $15,000 for each additional separately managed account. The assets in such separately managed accounts are not charged the asset-based fee, but are included in the total net assets of the Fund for the purposes of determining whether the $100 million breakpoint is reached. The Independent Administrator charges the Fund a minimum annual fee of $36,000. As of June 30, 2004, the Fund had $218,656,981 in net assets and one separately managed account. The Administration Fee will be paid to the Independent Administrator out of the Fund’s assets, which will decrease the net profits or increase the net losses of the partners in the Fund. The total Administration Fee incurred for the six months ended June 30, 2004 was $97,735. Citco and the Adviser have agreed to terminate the Fund’s administrative agreement, effective October 13, 2004. The Fund is currently seeking a new independent administrator.

28	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(8)	Related Party Transactions

(a)	Investment Management Fee

In consideration of the advisory and other services provided by the Adviser to the Fund pursuant to the Investment Management Agreement, the Fund will pay the Adviser an investment management fee (the “Investment Management Fee”), equal to 1% on an annualized basis of the Fund’s net assets calculated based on the Fund’s net asset value at the end of each month, payable quarterly in arrears. The Investment Management Fee will decrease the net profits or increase the net losses of the Fund that are credited to or debited against the capital accounts of its limited partners. For the six months ended June 30, 2004, $855,024 was incurred for Investment Management Fees.

(b)	Placement Agents

The Fund may engage one or more placement agents (each, a “Placement Agent”) to solicit investments in the Fund. Sanders Morris Harris, Inc. (“SMHI”), an affiliate of SMHG and the Adviser, has been engaged by the Fund to serve as a Placement Agent. SMHI is a full-service investment banking, broker-dealer, asset management and financial services organization. A Placement Agent may engage one or more sub-placement agents. The Adviser or its affiliates may pay a fee out of their own resources to Placement Agents and sub-placement agents.

(9)	Indebtedness of the Fund

Pursuant to the Fund LP Agreement, the Fund may borrow up to, but not more than, 10% of net assets of the fund (at the time such borrowings were made and after taking into account the investment and/or deployment of such proceeds) for the purpose of making investments, funding redemptions and for other working capital and general Fund purposes. For purposes of the Fund’s investment restrictions and certain investment limitations under the 1940 Act, including for example, the Fund’s leverage limitations, the Fund will not “look through” Investment Funds in which the Fund invests. Investment Funds may also use leverage, whether through borrowings, futures, or other derivative products and are not subject to the Fund’s investment restrictions. However, such borrowings are without recourse to the Fund and the Fund’s risk of loss is limited to its investment in such Investment Funds. The rights of any lenders to the Fund to receive payments of interest or repayments of principal will be senior to those of the partners, and the terms of any borrowings may contain provisions that limit certain activities of the Fund.

29	(Continued)

THE ENDOWMENT MASTER FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

(10)	Financial Highlights

	Six months ended June 30, 2004	April 1, 2003 (Inception) to December 31, 2003
Net investment loss to average partners’ capital[1]	(0.67%)	(0.21%)
Expenses to average partners’ capital[1]	0.78%	0.55%
Portfolio turnover	12.22%	11.90%
Total return[2]	1.31%	21.66%
Partners’ capital, end of period	$218,656,981	$109,262,447

None of the above calculations have been annualized.

[1]	Ratios are calculated by dividing by average partners’ capital measured at the beginning of the first month in the period and at the end of each month during the period.

[2]	Calculated as geometrically linked monthly returns for each month in the period. Monthly returns are calculated as net increase (decrease) in partners’ capital resulting from operations for the month divided by opening partners’ capital for the month. Opening partners’ capital represents the balance of partners’ capital at the beginning of the month, after taking into account contributions, allocations, and distributions.

An investor’s return (and operating ratios) may vary from those reflected based on different fee and expense arrangements and the timing of capital transactions.

(11)	Subsequent Event

The Fund established a credit facility in July 2004 for which the investments of the Fund serve as collateral for the facility. The maximum amount that can be borrowed is based on the value of the underlying collateral; provided, however, that the Fund’s fundamental policies provide that the Fund cannot borrow more than 10% of the value of the Fund’s net assets. There are currently no amounts outstanding under such facility.

30	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

ITEM 2.	CODE OF ETHICS.

Not applicable.

ITEM 3.	AUDIT COMMITTEE FINANCIAL EXPERT.

Not applicable.

ITEM 4.	PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Not applicable.

ITEM 5.	AUDIT COMMITTEE OF LISTED REGISTRANTS.

Not applicable.

ITEM 6.	SCHEDULE OF INVESTMENTS.

Schedule of Investments in securities is included as part of the report to shareholders filed under Item 1 of this Form.

ITEM 7.	DISCLOSURE OF PROXY VOTING PROCEDURES FOR CLOSED-END MANAGEMENT INVESTMENT COMPANIES.

Not applicable.

ITEM 8.	PURCHASES OF EQUITY SECURITIES BY CLOSED-END MANAGEMENT INVESTMENT COMPANY AND AFFILIATED PURCHASERS.

No class of securities is registered pursuant to section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 9.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Not applicable.

ITEM 10.	CONTROLS AND PROCEDURES.

The Registrant’s principal executive officers and principal financial officer have concluded that the Registrant’s disclosure controls and procedures are sufficient to ensure that information required to be disclosed by the Registrant in this Form N-CSR was recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, based upon such officers’ evaluation of these controls and procedures as of a date within 90 days of the filing date of the report.

31	(Continued)

THE ENDOWMENT REGISTERED FUND, L.P.

(A Limited Partnership)

Notes to Financial Statements

June 30, 2004

There were no significant changes or corrective actions that occurred during the Registrant’s last fiscal half-year with regard to significant deficiencies or material weaknesses in the Registrant’s internal controls or in other factors that have materially affected, or are reasonably likely to materially affect, the Registrant’s internal controls subsequent to the date of their evaluation.

ITEM 11.	EXHIBITS.

(a)	(1)	Not applicable.

(a)	(2)	Certifications pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 are attached hereto.

(a)	(3)	Not applicable.

(b)		Not applicable.

32	(Continued)

Appendix A

FORM OF INVESTOR ELIGIBILITY CERTIFICATION

IN SUBSCRIPTION AGREEMENT

I understand that the Fund will generally only offer Interests to “accredited investors,” as that term is defined under Rule 501(a) of Regulation D promulgated under the 1933 Act. Check all boxes below that apply regarding your status as an “accredited investor” for purposes of Regulation D under the 1933 Act. An “accredited investor” is any person who:

(1)	if a natural person, has at the time of purchase, either individually or jointly with his spouse, a net worth in excess of $1,000,000; or

(2)	if a natural person, has had in each of the two most recent years prior to the time of subscription an income in excess of $200,000 (or $300,000 when combined with the undersigned’s spouse) and reasonably expects an income in excess of $200,000 (or $300,000 when combined with the undersigned’s spouse) in the current year; or

(3)	is an entity all of the equity owners of which meet the conditions set forth in (1) or (2) above; or

(4)	is a corporation, business trust or a partnership not formed to make an investment in the Fund which has assets in excess of $5,000,000; or

(5)	is an employee benefit plan which qualifies as an accredited investor; or

(6)	is otherwise an “accredited investor” within the meaning of Regulation D, Rule 501(a)(1), (2) or (3) (certain institutional investors).

Accordingly, I am an accredited investor as defined under Rule 501(a) of Regulation D promulgated under the 1933 Act.

OR

I am NOT an accredited investor as defined under Rule 501(a) of Regulation D promulgated under the 1933 Act. If this item is checked, please contact the Fund.

I represent and warrant that I qualify as a “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Check all boxes below that apply regarding your status as a “qualified client” as defined in Rule 205-3. A “qualified client” is a person who:

(1)	is a natural person or entity who immediately after an initial investment in the Fund, has at least $750,000 under management by the Adviser; or

A-1

(2)	is a natural person who or an entity that has a net worth (or, in the case of a natural person, joint net worth with his or her spouse) in excess of $1,500,000; or

(3)	is a natural person who (alone or together with his or her spouse) owns at least $5,000,000 in Investments (as defined in the Subscription Agreement); or

(4)	is a company (as defined in the Subscription Agreement) that owns at least $5,000,000 in Investments and that is owned directly or indirectly by or for two or more natural persons who are related as siblings or spouse (including former spouses), or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations, or trusts established by or for the benefit of such persons (“Family Company”); or

(5)	is a trust that is not covered by clause (4) and that was not formed for the specific purpose of acquiring the securities offered, as to which the trustee or other persons authorized to make decisions with respect to the trust, and each settlor or other person who has contributed assets to the trust, is a person described in clause (3), (4) or (6); or

(6)	is a person (including a company), acting for its own account or the accounts of other persons described in clause (3), (4), (5), (6), (7) and/or (8), who in the aggregate owns and invests on a discretionary basis, not less than $25,000,000 in Investments; or

(7)	is a “Qualified Institutional Buyer” as defined in Rule 144A under the Securities Act (as that term is modified by the limitations imposed thereon by Rule 2a51-1(g)(1) under the Investment Company Act); or

(8)	is a company regardless of the amount of its Investments, each of the beneficial owners of the securities of which is a person described in clause (3), (4), (5), (6) or (7). If this item is checked, please contact the Fund. Additional requirements may apply.

A-2

Appendix B

PRIOR PERFORMANCE OF A SIMILAR ACCOUNT

The following information relates to The Endowment Fund, a private investment fund (“Pre-Registered Master Fund”) that is the predecessor to the Master Fund. The Endowment Fund GP, L.P. served as the investment adviser of the Pre-Registered Master Fund, which was created for purposes entirely unrelated to the establishment of a performance record for the Master Fund or the Fund.

The Pre-Registered Master Fund was organized in March 2003 as a Cayman Islands limited partnership and, without having commenced investment operations, re-domesticated as a Delaware limited partnership in March 2003. After this re-domestication, the Pre-Registered Master Fund operated as an unregistered investment vehicle from April 1, 2003 until March 10, 2004, at which time it became the Master Fund by registering as a closed-end investment company under the Investment Company Act. The Endowment Fund GP, L.P. (the former General Partner of the Pre-Registered Master Fund and current General Partner of the Master Fund), Salient, and the Adviser are affiliates under common control and have overlapping personnel. Upon the registration of the Pre-Registered Master Fund as an investment company, the personnel that had made the investment decisions for the Pre-Registered Master Fund became the Adviser’s investment committee, which makes the investment decisions for the Master Fund. The Adviser employs an investment program for the Fund and the Master Fund that is substantially similar to the investment program that was employed in managing the Pre-Registered Master Fund. The Pre-Registered Master Fund is the only non-proprietary, fully invested account managed by The Endowment Fund GP, L.P, the Adviser, or their affiliates that had an investment program that is substantially similar to the Master Fund.

The following table sets forth the performance record of the Pre-Registered Master Fund. The total return figures in the chart are intended to provide investors with information about the historical experience of the Adviser in managing a portfolio which is substantially similar to the Master Fund. This information does not reflect the investment performance of the Fund or the Master Fund and investors should not consider this performance data as an indication of future performance, or as a substitute for the performance, of the Fund or the Master Fund. The table should be read in conjunction with the notes thereto. The performance information in the table has not been audited and does not comply with the standards established by the Association of Investment Management and Research (AIMR). PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS.

Prospective investors should recognize that there are certain differences between the investment policies of the Fund and the Master Fund, on one hand, and the Pre-Registered Master Fund, on the other hand, as discussed below, and that the fees and expenses of the Fund, Master Fund and Pre-Registered Master Fund differ. Future investments will be made under different economic conditions, which will result in performance results that differ from those set forth below. Also, the period covered by the prior performance information is limited, and may not reflect performance in different economic cycles.

In addition, while the Adviser expects to employ an investment program for the Master Fund that is substantially similar in all material respects to the investment program that was used by the Pre-Registered Master Fund, there are certain important differences and limitations that will affect the performance results of the Master Fund. In particular, you should consider the following:

•	The Fund and the Master Fund are each registered under the Investment Company Act. As a result, the Fund and the Master Fund are subject to certain investment limitations imposed by the Investment Company Act that were not applicable to the Pre-Registered Master Fund. While the investment programs for the Master Fund and the Pre-Registered Master Fund are substantially similar in all material respects, due to these investment limitations the policies of the Master Fund may not match exactly those of the Pre-Registered Master Fund. The performance results of the Pre-Registered Master Fund could have been adversely affected if the Pre-Registered Master Fund had been registered as an investment company and had been subject to the limitations applicable to the Fund and the Master Fund.

•	The performance results presented for the Pre-Registered Master Fund reflect fees and expenses that are different from the fees and expenses of the Fund and the Master Fund. Higher expenses of the Fund and the Master Fund would reduce the performance figures listed below.

•	The performance results presented reflect the amortization of organizational costs of the Master Fund (approximately $180,000) pro rata over five years, which is the manner in which the Master Fund allocates such costs to the Partners’ capital accounts. However, the Master Fund’s financial statements provide the expense of such organizational costs in the year in which they were incurred as required by generally accepted accounting principles. Accordingly, the return calculations set forth below will be higher (relative to the return calculation set forth in the financial statements) in the year in which the organizational costs were incurred than in subsequent years.

For the above reasons, and others, the performance information is not intended to represent the expected performance of the Fund or the Master Fund.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

THE FOLLOWING INFORMATION MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES APPEARING BELOW.

Performance Record of the Pre-Registered Master Fund

	2003
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Fund				3.09%	4.12%	2.13%	-0.40%	2.14%	1.97%	3.06%	1.22%	2.83%	21.99%
60/40 Portfolio				5.25%	4.02%	0.77%	-0.03%	1.28%	0.32%	3.02%	0.60%	3.57%	20.28%
S&P 500				8.24%	5.27%	1.28%	1.76%	1.95%	-1.06%	5.66%	0.88%	5.24%	32.87%
Lehman Int. Gov/Cdt Bond Index				0.76%	2.01%	-0.07%	-2.72%	0.24%	2.53%	-0.94%	0.14%	0.87%	2.76%
S&P Hedge Fund Index				1.22%	1.82%	0.47%	-0.04%	0.68%	0.68%	1.40%	0.44%	1.44%	8.39%

	2004
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Since Inception
The Endowment Fund	1.72%	1.39%	1.21%										27.33%
60/40 Portfolio	1.37%	1.24%	-0.59%										22.71%
S&P 500	1.84%	1.39%	-1.51%										35.12%
Lehman Int. Gov/Cdt Bond Index	0.66%	1.02%	0.78%										5.30%
S&P Hedge Fund Index	0.92%	0.96%	0.04%										10.49%

Performance Analysis	TEF	60/40	S&P 500	G/C Bond	S&P HFI
March 2004	1.21%	-0.59%	-1.51%	0.78%	0.04%
Since Inception	27.33%	22.71%	35.12%	5.30%	10.49%
Monthly Average	2.04%	1.73%	2.58%	0.44%	0.84%
Standard Deviation	4.04%	6.26%	10.09%	4.66%	1.97%
Annualized Sharpe Ratio	5.81	3.17	2.97	0.92	4.59
% Down Months	8.00%	17.00%	17.00%	25.00%	8.00%
Maximum Drawdown	-0.40%	-0.59%	-1.51%	-2.79%	-0.04%

Correlations Analysis*	Alpha	Beta	R2
60/40 Portfolio	14.47%	0.523083	0.656674
S&P 500	17.60%	0.263834	0.434724
Lehman Int. Gov/Cdt Bond Index	24.29%	0.479795	0.306309
S&P Hedge Fund Index	6.40%	1.819035	0.785752

*	Calculations use annualized return and volatility data for each index

NOTES TO PERFORMANCE INFORMATION

The performance and related information above is based on the Pre-Registered Master Fund’s investment performance and is not the investment performance of the Fund or the Master Fund. This information was prepared based on the following facts and assumptions:

1. The Pre-Registered Master Fund commenced investment operations as a Delaware limited partnership on April 1, 2003, and had a December 31 fiscal year-end. The information is based on investment returns derived from the Pre-Registered Master Fund’s unaudited financial statements.

2. The returns shown above reflect the performance of the Pre-Registered Master Fund net of fees and expenses, including deduction of an annual fixed management fee, servicing fee, administration fee, and brokerage commissions (if any). The performance information does not reflect the payment of a placement fee or any taxes payable by a particular investor, which, if reflected, would reduce the performance shown. The return is calculated by dividing the end-of-month account balances by the beginning-of-month account balances, for the Pre-Registered Master Fund. Performance results are calculated on a total return basis, including all portfolio income, and unrealized and realized capital gains and losses. Calculations are time-weighted to account for periodic contributions and withdrawals and are geometrically linked. At all times, assets under management of the Pre-Registered Master Fund varied between approximately $40 million and approximately $157 million. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

3. The Partners of the Pre-Registered Master Fund were subject to an annual management fee that ranged between 0.75% and 2% of month-end net assets, and an administration fee of approximately 0.12%.

4. The Standard and Poor’s (“S&P”) 500 Composite Stock Price Index (“S&P 500 Index”) is an unmanaged, capitalization-weighted index comprising publicly traded common stocks issued by companies in various industries. The S&P 500 Index is widely recognized as the leading broad-based measurement of changes in conditions of the U.S. equities market.

The S&P Hedge Fund Index is an unmanaged index designed to be representative of the broad-based investment experience of the hedge fund marketplace. The S&P Hedge Fund Index currently has 40 constituents, divided into three sub-indices: S&P Arbitrage Index, S&P Event-Driven Index and S&P Directional/Tactical Index. These sub-indices represent a total of nine specific investment strategies. The strategies are equally weighted to attempt to provide a balanced representation of hedge fund investment approaches. The S&P Hedge Fund Index reflects accounts managed by hedge funds selected by, and whose representation in the S&P Hedge Fund Index is weighted by, S&P (each an “Included Account”). Generally, the S&P Hedge Fund Index is scheduled to be rebalanced in January of each year.

The S&P 500 Index reflects the total return of its constituent securities, including changes in market prices as well as accrued investment income, which is presumed to be reinvested. The S&P Hedge Fund Index’s performance is based on a composite of the weighted net capital appreciation or depreciation of each Included Account for the indicated period, but does not take into account the reinvestment of dividends or other distributions. The performance information for each of the S&P 500 Index and the S&P Hedge Fund Index (together, the “S&P Indexes”) does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

Performance and other information relating to the S&P Indexes were obtained from sources believed to be accurate, but no warranty is made as to the accuracy or completeness thereof. The Master Fund, the Fund and S&P make neither guarantees regarding the accuracy of, nor recommend any investment decision based on, such information.

5. The Lehman Brothers Government/Credit Bond Index (“LBGCI”) is an unmanaged, market-weighted index generally representative of intermediate and long-term government and investment grade corporate debt securities having maturities of greater than one year. The performance information of the LBGCI does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

6. The 60/40 Portfolio provides an indication of the performance of a hypothetical portfolio that invested 60% of the value of its assets in the S&P 500 Index and 40% of the value of its assets in the LBGCI for the indicated period. Inclusion of the performance of the 60/40 Portfolio is intended to provide a benchmark against which to compare the Pre-Registered Master Fund’s allocation of assets between equity investments and fixed income investments. The proportion of the Pre-Registered Master Fund’s assets invested in equity investments and fixed income investments varied during the indicated period, but comparison to the 60/40 Portfolio reflects that, under normal circumstances, the Pre-Registered Fund’s portfolio was weighted in favor of equities.

The performance information for the 60/40 Portfolio does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

Neither S&P nor Lehman Brothers have compiled, maintained, reviewed or verified the performance information listed for the 60/40 Portfolio. Such information was obtained from sources believed to be accurate, but no warranty is made as to the accuracy or completeness thereof. The Master Fund, the Fund, S&P and Lehman Brothers make no guarantees regarding the accuracy of, nor recommends any investment decision based on, such information.

7. Standard Deviation quantifies the volatility in the returns of the Pre-Registered Master Fund by measuring the amount of variation in the group of returns that make up the Pre-Registered Master Fund’s average return.

8. Sharpe Ratio quantifies the Pre-Registered Master Fund’s total return in excess of the return of a guaranteed investment (typically 90-day U.S. treasury bills), relative to the Pre-Registered Master Fund’s volatility as measured by its standard deviation. The higher a fund’s Sharpe Ratio, the better the fund’s returns have been relative to the amount of investment risk the fund has taken.

9. Maximum Drawdown represents the maximum loss that an investor in a fund could have experienced during a given period.

10. Alpha measures the actual return of the Pre-Registered Master Fund compared to its expected return given its risk (as measured by its beta, which is described below). Generally, the expected return for a given period is computed by multiplying the advance or decline in a fund’s benchmark index by the fund’s beta. For a given period, alpha can be calculated by subtracting the sum of the return on a guaranteed investment (typically 90-day U.S. treasury bills) and a fund’s expected return from the fund’s actual return. A positive alpha quantifies the value that a fund manager has added, and a negative alpha quantifies the value that a fund manager has lost.

The “Correlations Analysis” table above calculates the Pre-Registered Fund’s alpha with reference to each of the S&P 500 Index, the LBGCI, the 60/40 Portfolio, and the S&P Hedge Fund Index.

11. Beta is a quantitative measure of how volatile the Pre-Registered Master Fund’s performance has been relative to a measure of broad market performance. For example, with the S&P 500 Index as a measure of broad market performance, the performance of a fund with a beta of 1.50 tends to be 50% more than the S&P 500 Index’s performance, in the same direction. The performance of a fund with a beta of 0.5 tends to be 50% less than the S&P 500 Index’s performance, in the same direction. Thus, a fund with a beta above 1 is more volatile than the S&P 500 Index, and a fund with a beta below 1 is less volatile than the S&P 500 Index.

The “Correlations Analysis” table above calculates the Pre-Registered Master Fund’s beta relative to each of the S&P 500 Index, the LBGCI, the 60/40 Portfolio, and the S&P Hedge Fund Index.

12. R2 is a historical measurement that indicates how closely the Pre-Registered Master Fund’s past fluctuations in performance have correlated with the fluctuations in performance of a benchmark index. For example, an R2 of 0.80 indicates that 80% of a fund’s past fluctuations in performance were explained by fluctuations in the fund’s benchmark index.

Appendix C

PERFORMANCE HISTORY OF THE FUND

The following table sets forth the performance record of the Fund. The total return figures in the chart are intended to provide investors with information about the historical experience of the Adviser in managing the Fund. Investors should not consider this performance data as an indication of future performance. The table should be read in conjunction with the notes thereto. The performance information in the table has not been audited and does not comply with the standards established by the Association of Investment Management and Research (AIMR).

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

THE FOLLOWING INFORMATION MUST BE READ IN CONJUNCTION WITH THE ACCOMPANYING FOOTNOTES APPEARING BELOW.

Performance Record of The Endowment Registered Fund, L.P.

	2004
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Fund				-2.76%	-1.38%	0.64%	-1.02%	0.28%	1.74%	0.67%	3.12%	1.62%	2.81%
60/40 Portfolio				-1.89%	0.64%	1.29%	-1.65%	0.91%	0.72%	1.19%	2.07%	2.31%	5.64%
S&P 500				-1.57%	1.37%	1.94%	-3.31%	0.40%	1.08%	1.53%	4.05%	3.40%	9.03%
Lehman Int. Gov/Cdt Bond Index				-2.37%	-0.45%	0.30%	0.84%	1.67%	0.17%	0.67%	-0.91%	0.68%	0.55%
S&P Hedge Fund Index				-0.96%	-0.35%	-0.28%	-0.66%	0.18%	0.57%	0.65%	1.76%	1.23%	2.13%

	2005
	Jan*	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
The Endowment Fund	-0.30%												-0.30%
60/40 Portfolio	-1.39%												-1.39%
S&P 500	-2.44%												-2.44%
Lehman Int. Gov/Cdt Bond Index	0.19%												0.19%
S&P Hedge Fund Index	-0.47%												-0.47%

*	TEF January 2005 performance is estimated

Performance Analysis	TEF	60/40	S&P 500	G/C Bond	S&P HFI
January 2005	-0.30%	-1.39%	-2.44%	0.19%	-0.47%
Since Inception (4/2004)	2.51%	4.18%	6.38%	0.74%	1.65%
Monthly Average	0.26%	0.42%	0.65%	0.08%	0.14%

Standard Deviation	5.92%	5.28%	8.36%	3.86%	3.03%
Annualized Sharpe Ratio	0.36	0.77	0.81	-0.01	0.33
% Down Months	40.00%	30.00%	30.00%	30.00%	50.00%
Maximum Drawdown	-4.47%	-1.89%	-3.31%	-2.81%	-2.23%

Correlations Analysis*			Alpha	Beta	R2
60/40 Portfolio			-1.36%	0.892341	0.633886
S&P 500			-0.89%	0.519617	0.538739
Lehman Int. Gov/Cdt Bond Index			2.68%	0.512199	0.111206
S&P Hedge Fund Index			-0.44%	1.786187	0.834276

*	Calculations use annualized return and volatility data for each index

NOTES TO PERFORMANCE INFORMATION

The performance and related information above is based on the Fund’s investment performance. This information was prepared based on the following facts and assumptions:

1. The Fund commenced investment operations on March 10, 2004, and actual investment on April 1, 2004. The information is based on investment returns derived from the Fund’s unaudited financial statements.

2. The returns shown above reflect the performance of the Fund net of fees and expenses, including deduction of an annual fixed management fee, administration fee, and brokerage commissions (if any). The performance information does not reflect the payment of a placement fee or any taxes payable by a particular investor, which, if reflected, would reduce the performance shown. The return is calculated by dividing the end-of-month account balances by the beginning-of-month account balances, for the Fund. Performance results are calculated on a total return basis, including all portfolio income, and unrealized and realized capital gains and losses. Calculations are time-weighted to account for periodic contributions and withdrawals and are geometrically linked. At all times, assets under management of the Fund varied between approximately $7 million and approximately $31 million.

PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

3. The Partners of the Registered Fund were subject to an annual investment management fee of 1% and an administration fee of approximately 0.11%. Additionally, investors in the Registered Fund would be subject to a 1% servicing fee, however, the Adviser has made the decision to waive the servicing fee until such time as the Registered Fund has $40 million in assets under management (across all registered feeders that invest in the Master Fund) AND the Registered Fund’s initial offering costs have been fully amortized. Absent this waiver, performance would have been lower.

4. The Standard and Poor’s (“S&P”) 500 Stock Composite Index (“S&P 500 Index”) is an unmanaged, capitalization-weighted index comprising publicly traded common stocks issued by companies in various industries. The S&P 500 Index is widely recognized as the leading broad-based measurement of changes in conditions of the U.S. equities market. The S&P 500 Index reflects the total return of its constituent securities, including changes in market prices as well as accrued investment income, which is presumed to be reinvested. The performance information for the S&P 500 Index does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

5. The S&P Hedge Fund Index (“S&P HFI”) is an unmanaged index designed to be representative of the broad-based investment experience of the hedge fund marketplace. The S&P HFI currently has 40 constituents, divided into three sub-indices: S&P Arbitrage Index, S&P Event-Driven Index and S&P Directional/Tactical Index. These sub-indices represent a total of nine specific investment strategies. The strategies are equally weighted to attempt to provide a balanced representation of hedge fund investment approaches. The S&P HFI reflects accounts managed by hedge funds selected by, and whose representation in the S&P HFI is weighted by, S&P (each an “Included Account”). Generally, the S&P HFI is scheduled to be rebalanced in January of each year. The S&P HFI’s performance is based on a composite of the weighted net capital appreciation or depreciation of each Included Account for the indicated period, but does not take into account the reinvestment of dividends or other distributions. Performance and other information relating to the S&P Indexes were obtained from sources believed to be accurate, but no warranty is made as to the accuracy or completeness thereof. The Master Fund, the Fund and S&P make no guarantees regarding the accuracy of, nor recommend any investment decision based, on such information.

6. The Lehman Brothers Government/Credit Bond Index (“LBGCI”) is an unmanaged, market-weighted index generally representative of intermediate and long-term government and investment grade corporate debt securities having maturities of greater than one year. The performance information of the LBGCI does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

7. The 60/40 Portfolio (“60/40”) provides an indication of the performance of a hypothetical portfolio that invested 60% of the value of its assets in the S&P 500 Index and 40% of the value of its assets in the LBGCI for the indicated period. Inclusion of the performance of the 60/40 is intended to provide a benchmark against which to compare the Fund’s allocation of assets between equity investments and fixed income investments. The proportion of the Fund’s assets invested in equity investments and fixed income investments varied during the indicated period, but comparison to the 60/40 reflects that, under normal circumstances, the Fund’s portfolio was weighted in favor of equities.

The performance information for the 60/40 does not take into account any taxes imposed on, or any fees, expenses, commissions or other charges that are borne by, a fund or its investors.

Neither S&P nor Lehman Brothers have compiled, maintained, reviewed or verified the performance information listed for the 60/40. Such information was obtained from sources believed to be accurate, but no warranty is made as to the accuracy or completeness thereof. The Master Fund, the Fund, S&P and Lehman Brothers make no guarantees regarding the accuracy of, nor recommend any investment decision based, on such information

8. Standard Deviation quantifies the volatility of a return stream by measuring the amount of variation in the stream of returns that make up the average return.

9. Sharpe Ratio quantifies the total return of an investment in excess of the return of a guaranteed investment (typically 90-day U.S. treasury bills), relative to the volatility as measured by its standard deviation. The higher a fund’s Sharpe Ratio, the better the fund’s returns have been relative to the amount of investment risk the fund has taken.

10. Maximum Drawdown represents the maximum loss that an investor in a fund could have experienced during a given period.

11. Alpha measures the actual return of an investment compared to its expected return given its risk (as measured by its beta, which is described below). Generally, the expected return for a given period is computed by multiplying the advance or decline in a fund’s benchmark index by the fund’s beta. For a given period, alpha can be calculated by subtracting the sum of the return on a guaranteed investment (typically 90-day U.S. treasury bills) and a fund’s expected return from the fund’s actual return. A positive alpha quantifies the value that a fund manager has added, and a negative alpha quantifies the value that a fund manager has lost.

12. Beta is a quantitative measure of how volatile an investment’s performance has been relative to the performance of broad market performance. For example, with the S&P 500 Index as a measure of broad market performance, the performance of a fund with a beta of 1.50 tends to be 50% more than the S&P 500 Index’s performance, in the same direction. The performance of a fund with a beta of 0.5 tends to be 50% less than the S&P 500 Index’s performance, in the same direction. Thus, a fund with a beta above 1 is more volatile than the S&P 500 Index, and a fund with a beta below 1 is less volatile than the S&P 500 Index.

13. R2 is a historical measurement that indicates how closely an investment’s past fluctuations in performance have correlated with the fluctuations in performance of a benchmark index. For example, an R2 of 0.80 indicates that 80% of a fund’s past fluctuations in performance were explained by fluctuations in the fund’s benchmark index.

Appendix D

LIMITED PARTNERSHIP AGREEMENT

THE ENDOWMENT REGISTERED FUND, L.P.

Agreement of Limited Partnership

Dated as of February 23, 2004

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS	1

ARTICLE II	ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS	5
2.1	FORMATION OF LIMITED PARTNERSHIP	5
2.2.	NAME	5
2.3.	PRINCIPAL AND REGISTERED OFFICE	5
2.4.	DURATION	6
2.5.	BUSINESS OF THE PARTNERSHIP	6
2.6.	GENERAL PARTNER	6
2.7.	LIMITED PARTNERS	7
2.8.	ORGANIZATIONAL LIMITED PARTNER	7
2.9.	BOTH GENERAL AND LIMITED PARTNER	7
2.10.	LIMITED LIABILITY	7
2.11.	DIRECTORS	8

ARTICLE III	MANAGEMENT; ADVICE AND MANAGEMENT	9
3.1.	MANAGEMENT AND CONTROL	9
3.2.	POWERS RESERVED BY THE GENERAL PARTNER	10
3.3.	ACTIONS BY DIRECTORS	12
3.4.	MEETINGS OF PARTNERS	12
3.5.	ADVICE AND MANAGEMENT	13
3.6.	CUSTODY OF ASSETS OF THE PARTNERSHIP	15
3.7.	BROKERAGE	16
3.8.	OTHER ACTIVITIES	16
3.9.	DUTY OF CARE	17
3.10.	INDEMNIFICATION	17
3.11.	FEES, EXPENSES AND REIMBURSEMENT	19

ARTICLE IV	TERMINATION OF STATUS OF GENERAL PARTNER; REMOVAL OF GENERAL PARTNER; TRANSFERS AND REPURCHASES	22
4.1.	TERMINATION OF STATUS OF GENERAL PARTNER	22
4.2.	REMOVAL OF GENERAL PARTNER	22
4.3.	TRANSFER OF INTEREST OF GENERAL PARTNER	22
4.4.	TRANSFER OF INTERESTS OF LIMITED PARTNERS	22
4.5.	REPURCHASE OF INTERESTS	24

ARTICLE V	CAPITAL	27
5.1.	CONTRIBUTIONS TO CAPITAL	27
5.2.	RIGHTS OF PARTNERS TO CAPITAL	28
5.3.	CAPITAL ACCOUNTS	28
5.4.	ALLOCATION OF NET PROFIT AND LOSS	29
5.5.	ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES	29
5.6.	RESERVES	29
5.7.	ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS	30
5.8.	ALLOCATIONS PRIOR TO CLOSING DATE	30

- i -

5.9.	TAX ALLOCATIONS	30
5.10.	DISTRIBUTIONS	31

ARTICLE VI	DISSOLUTION AND LIQUIDATION	32
6.1.	DISSOLUTION	32
6.2.	LIQUIDATION OF ASSETS	33

ARTICLE VII	ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS	34
7.1.	ACCOUNTING AND REPORTS	34
7.2.	DETERMINATIONS BY GENERAL PARTNER	35
7.3.	VALUATION OF ASSETS	35

ARTICLE VIII	MISCELLANEOUS PROVISIONS	36
8.1.	AMENDMENT OF PARTNERSHIP AGREEMENT	36
8.2.	SPECIAL POWER OF ATTORNEY	37
8.3.	NOTICES	38
8.4.	AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS	38
8.5.	CHOICE OF LAW; ARBITRATION	39
8.6.	NOT FOR BENEFIT OF CREDITORS	40
8.7.	CONSENTS	40
8.8.	MERGER AND CONSOLIDATION	40
8.9.	PRONOUNS	40
8.10.	CONFIDENTIALITY	40
8.11.	CERTIFICATION OF NON-FOREIGN STATUS	41
8.12.	SEVERABILITY	42
8.13.	ENTIRE AGREEMENT	42
8.14.	DISCRETION	42
8.15.	CONFLICTS	42
8.16.	COUNTERPARTS	43
8.17.	HEADINGS	43

EXHIBIT A: ASSET ALLOCATION RANGES FOR ASSET CLASSES		45

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THE ENDOWMENT REGISTERED FUND, L.P.

AGREEMENT OF LIMITED PARTNERSHIP

AGREEMENT OF LIMITED PARTNERSHIP of THE ENDOWMENT REGISTERED FUND, L.P. (the “Partnership”) dated as of February 23, 2004 by and among THE ENDOWMENT FUND GP, L.P., as General Partner, SALIENT PARTNERS, L.P., as Organizational Limited Partner, and those Persons who execute this Agreement and whose names are reflected on the books and records of the Partnership as Limited Partners.

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

“1933 Act” means the Securities Act of 1933 and the rules, regulations and orders under the 1933 Act, as amended from time to time, or any successor law.

“1940 Act” means the Investment Company Act of 1940 and the rules, regulations and orders under the 1940 Act, as amended from time to time, or any successor law.

“Advice and Management” means those services provided to the Partnership by the Adviser under Section 3.5(b) of this Agreement.

“Adviser” means Endowment Advisers, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons subsequently engaged to provide investment management services to the Partnership in a similar capacity.

“Advisers Act” means the Investment Advisers Act of 1940 and the rules, regulations and orders under the Advisers Act, as amended from time to time, or any successor law.

“Affiliate” means affiliated person as that term is defined in the 1940 Act.

“Agreement” means this Agreement of Limited Partnership, as amended and/or restated from time to time.

“Asset Allocation Ranges” bears the meaning set forth in Section 3.5(b).

“Board of Directors” means the board of the Directors who have been delegated the authority described in this Agreement.

“Business Day” means any day when the New York Stock Exchange is open for business.

“Capital Account” means, with respect to each Partner, the capital account established and maintained on behalf of the Partner in accordance with Section 5.3 of this Agreement.

“Capital Contribution” means the contribution, if any, made, or to be made, as the context requires, to the capital of the Partnership by a Partner or former Partner, as the case may be.

“Certificate” means the Certificate of Limited Partnership of the Partnership as filed with the office of the Secretary of State of the State of Delaware and any amendments to the Certificate and/or restatements of the Certificate as filed with the office of the Secretary of State of the State of Delaware pursuant to this Agreement.

“Closing Date” means the first date on or as of which a Limited Partner other than the Organizational Limited Partner is admitted to the Partnership.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

“Commodity Exchange Act” means the Commodity Exchange Act and the rules, regulations and orders under the Commodity Exchange Act, as amended from time to time, or any successor law.

“Delaware Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, or any successor law.

“Directors” means those natural Persons designated as “Directors” in accordance with this Agreement who are delegated the authority provided for in this Agreement and includes John A. Blaisdell, Robert Boldt, John P. Carroll, Richard Johnson, Andrew B. Linbeck, Edward Powell, Scott, Schwinger, A. Haag Sherman, Scott Wise, and Mark W. Yusko, as the initial Directors, or any other natural Persons who, from time to time after the date of this Agreement, become Directors in accordance with the terms and conditions of this Agreement.

“Fiscal Period” means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending in each case at the close of business on the first to occur of the following dates:

(1)	the last day of a Fiscal Year;

(2)	the day preceding the date as of which a contribution to the capital of the Partnership is made by any Partner in accordance with Section 5.1 of this Agreement;

(3)	the day on which the Partnership repurchases the Interest or portion of the Interest of any Partner in accordance with Section 4.5 of this Agreement;

(4)	the day as of which the Partnership admits a substituted Partner to whom or which an Interest or portion of an Interest of a Partner has been Transferred (unless the Transfer of the Interest or portion of the Interest results in no change of beneficial ownership of the Interest or portion of the Interest);

(5)	the day as of which any amount is credited to or debited against the Capital Account of any Partner, other than an amount that is credited to or debited against the Capital Accounts of all Partners in accordance with their respective Investment Percentages; or

(6)	December 31, or any other date that is the last day of the taxable year of the Partnership.

“Fiscal Year” means the period commencing on the Closing Date and ending on December 31, 2004, and thereafter each period commencing on January 1 of each year and ending on December 31 of that year (or on the date of a final distribution made in accordance with Section 6.2 of this Agreement), unless the Directors designate another fiscal year for the Partnership. The taxable year of the Partnership will end on December 31 of each year, or on any other date designated by the General Partner that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

“Form N-2” means the Partnership’s Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.

“General Partner” means The Endowment Fund GP, L.P., a limited partnership formed under the laws of the State of Delaware, and any other Person or Persons admitted to the Partnership as a general partner of the Partnership, collectively, in their capacities as general partners of the Partnership, and “General Partner” means any of the General Partners. When the term General Partner is used in this Agreement and the Partnership has more than one General Partner, the term “General Partner” will refer to each General Partner.

“Independent Directors” mean those Directors who are not “interested persons” of the Partnership as that term is defined in the 1940 Act.

“Interest” means the entire partnership interest in the Partnership at any particular time of a Partner or other Person to whom or which an Interest or portion of an Interest has been Transferred in accordance with Section 4.3 or 4.4 of this Agreement, including the rights and obligations of the Partner or other Person under this Agreement and the Delaware Act.

“Investment Advisory Agreement” has the meaning set out in Section 3.5(a) of this Agreement.

“Investment Fund” means an investment company, a general or limited partnership, a limited liability company or other pooled investment vehicle in which the Partnership has invested and that is advised by an Investment Manager; whether or not, in each case, the entity is registered under the 1940 Act, and includes the Master Partnership and Investment Funds that may be formed by the Partnership.

“Investment Manager” means any Person designated by the Adviser to manage a portion of the assets of the Partnership, either directly or through the investment by the Partnership in an Investment Fund. For purposes of this Agreement, the term “Investment Manager” includes Subadvisers.

“Investment Percentage” means a percentage established for each Partner on the Partnership’s books as of the first day of each Fiscal Period. The Investment Percentage of a Partner for a Fiscal Period will be determined by dividing the balance of the Partner’s Capital Account as of the commencement of the Fiscal Period by the sum of the Capital Accounts of all of the Partners as of the commencement of the Fiscal Period. The sum of the Investment Percentages of all Partners for each Fiscal Period will equal 100%.

“Limited Partner” means any Person admitted to the Partnership as a limited Partner of the Partnership (including the Organizational Limited Partner and any Person who or that is a General Partner when acting in the Person’s capacity as a Limited Partner) until the Partnership repurchases the entire Interest of the Person as a Limited Partner in accordance with Section 4.5 of this Agreement, or a substituted Limited Partner or Partners are admitted with respect to the Person’s entire Interest as a Limited Partner in accordance with Section 4.4 of this Agreement, in the Person’s capacity as a limited Partner of the Partnership. For purposes of the Delaware Act, the Limited Partners will constitute a single class or group.

“Management Fee” means the fee paid to the Adviser out of the Partnership’s assets, and debited against Limited Partners’ Capital Accounts, as provided in Section 3.11(a) of this Agreement.

“Master Partnership” means The Endowment Master Fund, L.P., a limited partnership organized under the laws of the State of Delaware.

“Memorandum” means the Partnership’s private placement memorandum, as included in the Form N-2, as amended or supplemented from time to time.

“Net Assets” means the total value of all assets of the Partnership, less an amount equal to all accrued debts, liabilities and obligations of the Partnership, calculated before giving effect to any repurchases of Interests.

“Net Profit” or “Net Loss” means the amount by which the Net Assets as of the close of business on the last day of a Fiscal Period exceed (in the case of Net Profit) or are less than (in the case of Net Loss) the Net Assets as of the commencement of the same Fiscal Period (or, with respect to the initial Fiscal Period of the Partnership, at the close of business on the Closing Date), the amount of any Net Profit or Net Loss to be adjusted to exclude any items to be allocated among the Capital Accounts of the Partners on a basis that is not in accordance with the Investment Percentages of all Partners as of the commencement of the Fiscal Period in accordance with Section 5.7 of this Agreement.

“Offering Materials” means the Memorandum and subscription materials provided to prospective Limited Partners in connection with an investment to be made in the Partnership.

“Organizational Limited Partner” means Salient Partners, L.P., in its capacity as a Limited Partner of the Partnership.

“Partners” means the General Partner(s) and the Limited Partners, collectively, and “Partner” means any General Partner or Limited Partner.

“Person” means any individual, entity, corporation, partnership, limited liability company, joint stock company, trusts, estate, joint venture, or unincorporated organization.

“Placement Agent” means any Person retained by the Partnership or the General Partner to assist in the placement of Interests, which Persons will be designated by the General Partner, subject to approval by the Directors.

“Securities” means securities (including, without limitation, equities, debt obligations, options, and other “securities” as that term is defined in Section 2(a)(36) of the 1940 Act) and any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options on those contracts.

“Subadviser” means an Investment Manager responsible either (1) for directly managing a portion of the assets of the Partnership in a managed account or (2) for managing a special purpose investment vehicle in which the Investment Manager and the Partnership are the sole limited Partners, members or other interest holders.

“Transfer” means the assignment, transfer, sale or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest. Verbs, adverbs or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

ARTICLE II

ORGANIZATION; ADMISSION OF PARTNERS; DIRECTORS

2.1. FORMATION OF LIMITED PARTNERSHIP

(a) The Partnership is formed as a limited partnership pursuant to the Certificate and this Agreement. The Partners agree that their rights, duties and liabilities will be as provided in the Delaware Act, except as otherwise provided in this Agreement. The General Partner will cause the Certificate to be executed and filed in accordance with the Delaware Act and will cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates that the General Partner concludes may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that the Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that the General Partner determines is necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership.

(b) The Partnership is formed for the object and purpose of (and the nature of the business to be conducted by the Partnership is) engaging in any lawful activity for which limited partnerships may be formed under the Delaware Act and engaging in any and all activities necessary or incidental to the foregoing.

2.2. NAME

The name of the Partnership is “The Endowment Registered Fund, L.P.” or any other name that the General Partner may adopt after the date of this Agreement upon (a) causing an appropriate amendment to this Agreement to be executed and to the Certificate to be filed in accordance with the Delaware Act and (b) sending notice of the amendment to each Limited Partner.

2.3. PRINCIPAL AND REGISTERED OFFICE

The Partnership will have its principal office at the principal office of the General Partner or at any other place designated from time to time by the General Partner. The Partnership’s registered agent in the State of Delaware shall be The Corporation Trust Company, and the Partnership’s registered office in the State of Delaware at Corporation Trust Center, 1209 Orange Street, unless the General Partner designates a different registered agent or office from time to time in accordance with the Delaware Act.

2.4. DURATION

The term of the Partnership will commence on the filing of the Certificate and will continue until the Partnership is dissolved and wound up and the Certificate is canceled in accordance with Section 6.1 of this Agreement.

2.5. BUSINESS OF THE PARTNERSHIP

(a) The business of the Partnership is to purchase, sell, invest and trade in Securities and engage in any financial or derivative transactions relating to Securities. Portions of the Partnership’s assets (which may constitute, in the aggregate, all of the Partnership’s assets) may be invested in Investment Funds that invest and trade in Securities or in separate managed accounts through which the Partnership may invest and trade in Securities, some or all of which may be advised by one or more Investment Managers or Subadvisers. The Partnership may invest some or all of its assets in the Master Partnership. The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as the General Partner, the Directors or the Adviser may deem necessary or advisable to carry out its objective or business.

(b) The Partnership will operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions described in the Form N-2.

(c) The Partnership may designate from time to time persons to act as signatories for the Partnership, including, without limitation, persons authorized to execute and deliver any filings with the Securities and Exchange Commission or applicable federal or state regulatory authorities or self-regulatory organizations.

2.6. GENERAL PARTNER

(a) The Endowment Fund GP, L.P. shall be admitted to the Partnership as the General Partner upon its execution of this Agreement. The General Partner may admit to the Partnership as an additional General Partner any Person who agrees in writing to be bound by all of the terms of this Agreement as a General Partner. The General Partner may admit to the Partnership as a substituted General Partner any Person to which it has Transferred its Interest as the General Partner in accordance with Section 4.3 of this Agreement. Any substituted General Partner will be admitted to the Partnership upon the Transferring General Partner’s consenting to such admission and is authorized to, and will, continue the business of the Partnership without dissolution. The name and mailing address of the General Partner and the Capital Contribution of the General Partner will be reflected on the books and records of the Partnership. If at any time the Partnership has more than one General Partner, unless otherwise provided in this Agreement, any action allowed to be taken, or required to be taken, by the General Partners may be taken only with the unanimous approval of all of the General Partners.

(b) Each General Partner will serve for the duration of the term of the Partnership, unless the General Partner ceases to be a General Partner in accordance with Section 4.1 of this Agreement.

2.7. LIMITED PARTNERS

(a) The General Partner may, at any time and without advance notice to or consent from any other Partner, admit to the Partnership any Person who agrees to be bound by all of the terms of this Agreement as an additional Limited Partner. The General Partner may in its absolute discretion reject subscriptions for Interests (or portions of Interests) and/or may suspend subscriptions. The admission of any Person as an additional Limited Partner will be effective upon the General Partner’s acceptance on behalf of the Partnership of such Person’s subscription for Interests and the execution and delivery by, or on behalf of, the additional Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. The General Partner will cause the books and records of the Partnership to reflect the name and the required contribution to the capital of the Partnership of the additional Limited Partner.

(b) Subject to Section 2.10 of this Agreement, when the entire Capital Contribution attributable to an Interest for which a Partner has subscribed is paid for, that Interest will be deemed to be validly issued and fully paid and non-assessable.

2.8. ORGANIZATIONAL LIMITED PARTNER

(a) Salient Partners, L.P. will be admitted to the Partnership as the Organizational Limited Partner upon its execution of this Agreement and contribution of $50,000 to the capital of the Partnership. Upon the admission to the Partnership of any additional Limited Partner, the Organizational Limited Partner may withdraw from the Partnership as the Organizational Limited Partner and, if it exercises such withdrawal right, it will be entitled to the return of its Capital Contribution without interest or deduction, and will cease to be a Limited Partner.

(b) The Organizational Limited Partner will not have any liability for the obligations or liabilities of the Partnership except to the extent required by the Delaware Act. Any actions of the Organizational Limited Partner may be taken by means of a written consent of the Organizational Limited Partner, if permissible under the 1940 Act.

2.9. BOTH GENERAL AND LIMITED PARTNER

A Partner may be simultaneously a General Partner and a Limited Partner, in which event the Partner’s rights and obligations in each capacity will be determined separately in accordance with the terms and provisions of this Agreement and as provided in the Delaware Act.

2.10. LIMITED LIABILITY

Except for payment obligations under this Agreement, including Capital Contribution obligations, and as provided under applicable law, a Limited Partner will not be liable for the Partnership’s obligations in any amount in excess of the Limited Partner’s Capital Account balance, plus the Limited Partner’s share of undistributed profits and assets. Subject to applicable law, a Limited Partner may be obligated to return to the Partnership certain amounts distributed to the Limited Partner.

2.11. DIRECTORS

(a) The number of Directors at the date of this Agreement is fixed at not more than fourteen (14) Directors and no fewer than two (2). After the Closing Date, the number of Directors will be fixed from time to time by the Directors then in office, which number may be greater, or lesser, than fourteen (14), but no fewer than the minimum number of directors permitted to corporations organized under the laws of the State of Delaware, except that no reduction in the number of Directors will serve to effect the removal of any Director. Each Partner approves the delegation by the General Partner to the Directors, in accordance with Section 3.1 of this Agreement, of certain of the General Partner’s rights and powers.

(b) Each Director will serve for the duration of the term of the Partnership, unless his or her status as a Director is terminated sooner in accordance with Section 2.10(d) of this Agreement. Except to the extent the 1940 Act requires election by Limited Partners, if any vacancy in the position of a Director occurs, including by reason of an increase in the number of Directors as contemplated by Section 2.11(a) of this Agreement, the remaining Directors may appoint an individual to serve in that capacity in accordance with the provisions of the 1940 Act. Independent Directors will at all times constitute at least a majority of the Directors then serving. An Independent Director will be replaced by another Independent Director selected and nominated by the remaining Independent Directors, or in a manner otherwise permissible under the 1940 Act.

(c) If no Director remains, the General Partner will promptly call a meeting of the Partners, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Partnership and, if the business is to be continued, approving the appointment of the requisite number of Directors. If the Partners determine at the meeting not to continue the business of the Partnership, or if the approval of the appointment of the requisite number of Directors is not approved within 60 days after the date on which the last Director ceased to act in that capacity, then the Partnership will be dissolved in accordance with Section 6.1 of this Agreement and the assets of the Partnership will be liquidated and distributed in accordance with Section 6.2 of this Agreement.

(d) The status of a Director will terminate (1) if the Director dies; (2) if the Director resigns as a Director; (3) if the Director is removed in accordance with Section 2.11(e) of this Agreement; or (4) on December 31 in the year in which the Director reaches 72 years of age, unless such termination is waived by resolution of a majority of the Directors.

(e) Any Director may be removed with or without cause by a vote of a majority of the Limited Partners or by written consent of Limited Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Limited Partners.

(f) The Directors may establish and maintain committees of the Board of Directors, and the Directors may grant to such committees the authority to, among other things: value the assets of the Partnership; select and nominate the Independent Directors of the Partnership; recommend to the Board of Directors the compensation to be paid to the Independent Directors; and recommend to the Board of Directors the firm of certified public accountants that will conduct the Partnership’s audits.

(g) The Directors may establish or designate committees of the Board of Directors or the Partnership, whose members may include the Directors and/or other Persons who are not Directors, to provide advice and other services to the Partnership, which committees may include (but are not limited to) a committee that will value the assets of the Partnership.

(h) The Independent Directors will receive compensation for their services as Independent Directors, as determined by the Board of Directors.

ARTICLE III

MANAGEMENT; ADVICE AND MANAGEMENT

3.1. MANAGEMENT AND CONTROL

(a) The General Partner delegates to the Directors those rights and powers of the General Partner necessary for the Directors to manage and control the business affairs of the Partnership and to carry out their oversight obligations with respect to the Partnership required under the 1940 Act, state law, and any other applicable laws or regulations. Rights and powers delegated to the Directors include, without limitation, the authority as Directors to oversee and to establish policies regarding the management, conduct and operation of the Partnership’s business, and to do all things necessary and proper as Directors to carry out the objective and business of the Partnership, including, without limitation, the power to engage the Adviser to provide Advice and Management and to remove the Adviser, as well as to exercise any other rights and powers expressly given to the Directors under this Agreement. The Partners intend that, to the fullest extent permitted by law, and except to the extent otherwise expressly provided in this Agreement, (1) each Director is vested with the same powers and authority on behalf of the Partnership as are customarily vested in each director of a Delaware corporation and (2) each Independent Director is vested with the same powers and authority on behalf of the Partnership as are customarily vested in each director who is not an “interested person” (as that term is defined in the 1940 Act) of a closed-end, management investment company registered under the 1940 Act that is organized as a Delaware corporation. During any period in which the Partnership has no Directors, the General Partner will manage and control the Partnership. Each Director will be the agent of the Partnership but will not, for any purpose, be a General Partner. Notwithstanding the delegation described in this Section 3.1(a), the General Partner will not cease to be the General Partner and will continue to be liable as such and in no event will a Director be considered a General Partner by agreement, estoppel or otherwise as a result of the performance of his or her duties under this Agreement or otherwise. The General Partner retains those rights, powers and duties that have not been delegated under this Agreement. Any Director may be admitted to the Partnership in accordance with Section 2.7 of this Agreement and make Capital Contributions and own an Interest, in which case the Director will also become a Limited Partner.

(b) The Partnership will file a tax return as a Partnership for U.S. federal income tax purposes. All decisions for the Partnership relating to tax matters including, without limitation, whether to make any tax elections (including the election under Section 754 of the Code), the positions to be made on the Partnership’s tax returns and the settlement or further contest or litigation of any audit matters raised by the Internal Revenue Service or any other taxing authority, will be made by the Directors. All actions (other than ministerial actions) taken by the tax matters Partner, as designated in Section 3.1(c) below, will be subject to the approval of the Directors.

(c) The General Partner will be the designated tax matters Partner for purposes of the Code. Each Partner agrees not to treat, on his, her or its personal income tax return or in any claim for a refund, any item of income, gain, loss, deduction or credit in a manner inconsistent with the treatment of the item by the Partnership. The tax matters Partner will have the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other revenue laws.

(d) No Limited Partner will have any right to participate in or take any part in the management or control of the Partnership’s business, and no Limited Partner will have any right, power or authority to act for or bind the Partnership. Limited Partners will have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act and will have no right to exercise any other vote granted to Limited Partners under the Delaware Act, any such rights being vested in the Directors (or the General Partner if there are no Directors) and may be exercised without requiring the approval of the Limited Partners.

3.2. POWERS RESERVED BY THE GENERAL PARTNER

Notwithstanding anything in this Agreement to the contrary, the General Partner retains all rights, duties and powers to manage the affairs of the Partnership that may not be delegated under Delaware law, and that are not otherwise delegated by the General Partner to the Directors or assumed by the Adviser or any other Person under the terms of any agreement between the Partnership and the Adviser or any other Person. Specifically, and without limitation, the General Partner will retain full power and authority on behalf of and in the name of the Partnership:

(1)	to issue to any Partner an instrument certifying that the Partner is the owner of an Interest;

(2)	to call and conduct meetings of Partners at the Partnership’s principal office or elsewhere as it may determine, and to assist the Directors in calling and conducting meetings of the Directors;

(3)	to engage and terminate attorneys, accountants (subject to the provisions of the 1940 Act) and other professional advisers and consultants as the General Partner deems necessary or advisable in connection with the affairs of the Partnership or as may be directed by the Directors;

(4)	to act as tax matters Partner in accordance with Section 3.1(c) of this Agreement, and to assist in the preparation and filing of any required tax or information returns to be made by the Partnership;

(5)	as directed by the Directors, to commence, defend and conclude any action, suit, investigation or other proceeding that pertains to the Partnership or any assets of the Partnership;

(6)	as directed by the Directors, to arrange for the purchase of any insurance covering the potential liabilities of the Partnership or relating to the performance of the Directors, the General Partner, the Adviser or any of their principals, Partners, directors, officers, members, employees and agents;

(7)	to execute, deliver and perform any contracts, agreements and other undertakings, and to engage in activities and transactions that are necessary or appropriate for the conduct of the business of the Partnership and to bind the Partnership by those contracts, agreements, and other undertakings, provided that the officers of the Partnership, as directed by the Directors, may execute and deliver contracts and agreements on behalf of the Partnership and bind the Partnership to those contracts and agreements;

(8)	to make determinations regarding subscriptions for and/or the Transfer of Interests, including, without limitation, determinations regarding the suspension of subscriptions, and to execute, deliver and perform subscription agreements, placement agency agreements relating to the placement of Interests, administration agreements appointing an administrator to perform various administrative action on behalf of the Partnership, escrow agreements and custodial agreements without the consent of or notice to any other Person, notwithstanding any other provision of this Agreement;

(9)	to make determinations regarding appropriate reserves to be created for the contingent, conditional or unmatured liabilities of the Partnership;

(10)	as provided in Section 7.2 of this Agreement, to make determinations regarding adjustments to the computation of Net Profit or Net Loss and allocations among the Partners under Article V of this Agreement;

(11)	to manage or oversee the general administrative and operational aspects of the Partnership; and

(12)	as directed by the Directors, to establish additional series of Limited Partners, General Partners, or Interests having separate rights, powers, or duties with respect to specified property or obligations of the Partnership or profits or losses associated with specified property or obligations of the Partnership, and having separate business purposes or investment objectives as the Directors may determine, consistent with the 1940 Act and the Delaware Act, so long as the assets and liabilities of one series are limited to the assets and liabilities of that series.

3.3. ACTIONS BY DIRECTORS

(a) Unless provided otherwise in this Agreement, the Directors will act only: (1) by the affirmative vote of a majority of the Directors (which majority will include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors is present either in person or, to the extent consistent with the provisions of the 1940 Act, by conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other; or (2) by unanimous written consent of all of the Directors without a meeting, if permissible under the 1940 Act.

(b) The Directors may designate from time to time a Director or an officer of the Partnership or the General Partner who will preside at all meetings. Meetings of the Directors may be called by the General Partner, the Chairman of the Board of Directors, or any two Directors, and may be held on any date and at any time and place determined by the Directors. Each Director will be entitled to receive written notice of the date, time and place of a meeting within a reasonable time in advance of the meeting. Notice need not be given to any Director who attends a meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. A majority of the Directors then in office will constitute a quorum at any meeting of Directors.

(c) The Directors may appoint from time to time agents and employees of the Partnership who will have the same powers and duties on behalf of the Partnership as are customarily vested in officers of a corporation incorporated under Delaware law, or such other powers and duties as may be designated by the Directors, in their sole discretion, and designate them as officers or agents of the Partnership by resolution of the Directors specifying their titles or functions.

3.4. MEETINGS OF PARTNERS

(a) Actions requiring the vote of the Partners may be taken at any duly constituted meeting of the Partners at which a quorum is present or by means of a written consent. Meetings of the Partners may be called by the General Partner, by the affirmative vote of a majority of Directors then in office, or by Partners holding at least a majority of the total number of votes eligible to be cast by all Partners, and may be held at any time, date and place determined by the General Partner in the case of meetings called by the General Partner or the Partners and at any time, date and place determined by the Directors in the case of meetings called by the Directors. In each case, the General Partner will provide notice of the meeting, stating the date, time and place of the meeting and the record date for the meeting, to each Partner entitled to vote at the meeting within a reasonable time prior to the meeting. Failure to receive notice of a meeting on the part of any Partner will not affect the validity of any act or proceeding of the meeting, so long as a quorum is present at the meeting. Except as otherwise required by applicable law, only matters set out in the notice of a meeting may be voted on by the Partners at the meeting. The presence in person or by proxy of Partners holding a majority of the total number of votes eligible to be cast by all Partners as of the record date will constitute a quorum at any meeting of Partners. In the absence of a quorum, a meeting may be adjourned to the time or times as determined by the General Partner and communicated to the Directors in the manner described above in this Section 3.4(a). Except as otherwise required by any provision of this Agreement or of the 1940 Act, (1) those candidates receiving a plurality of the votes cast at any meeting of Partners called pursuant to Section 2.11(c) of this Agreement or elected pursuant to the requirement of Section 2.11(b) will be elected as Directors and (2) all other actions of the Partners taken at a meeting will require the affirmative vote of Partners holding a majority of the total number of votes eligible to be cast by those Partners who are present in person or by proxy at the meeting.

(b) Each Partner will be entitled to cast at any meeting of Partners or pursuant to written consent a number of votes equivalent to the Partner’s Investment Percentage as of the record date for the meeting or the date of the written consent. The General Partner will establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Partners or mailing (including by electronic transmission) to the Partners of any written consent, to determine eligibility to vote at the meeting and the number of votes that each Partner will be entitled to cast at the meeting, and will maintain for each record date a list setting out the name of each Partner and the number of votes that each Partner will be entitled to cast at the meeting.

(c) A Partner may vote at any meeting of Partners by a properly executed proxy transmitted to the Partnership at any time at or before the time of the meeting by telegram, telecopier or other means of electronic communication or other readable reproduction as contemplated by the provisions relating to proxies applicable to corporations incorporated under the laws of Delaware now or in the future in effect. A proxy may be suspended or revoked, as the case may be, by the Partner executing the proxy by a later writing delivered to the Partnership at any time prior to exercise of the proxy or if the Partner executing the proxy is present at the meeting and votes in person. Any action of the Partners that is permitted to be taken at a meeting of the Partners may be taken without a meeting if consents in writing, setting out the action to be taken, are signed by Partners holding a majority of the total number of votes eligible to be cast or any greater percentage as may be required under this Agreement to approve the action.

3.5. ADVICE AND MANAGEMENT

(a) The Directors will, among their powers, have the authority to cause the Partnership to engage the Adviser to provide Advice and Management to the Partnership under their direction, subject to any approval of such engagement by the Partners that may be required under the 1940 Act. As directed by the Directors, the Partnership and the General Partner, on behalf of the Partnership, among its powers described in Section 3.2 of this Agreement, will have the authority to execute, deliver and monitor the performance of any contract or agreement to provide Advice and Management to the Partnership (each, an “Investment Advisory Agreement”). Any such Investment Advisory Agreement will require that the Adviser acknowledge its obligations under this Agreement.

(b) The assets of the Partnership shall be invested directly, or indirectly through an investment in the Master Partnership or otherwise, in accordance with the “Asset Allocation Ranges” set forth in Exhibit A to this Agreement, as such Asset Allocation Ranges may be amended by the Directors from time to time. So long as the Adviser has been and continues to be authorized to provide Advice and Management pursuant to an Investment Advisory Agreement, it will have, subject to any policies and restrictions described in the Memorandum or adopted from time to time by the Directors and communicated in writing to the Adviser (in each case, as more fully described in such Investment Advisory Agreement), full discretion and authority on behalf of and in the name of the Partnership (1) to manage the assets and liabilities of the Partnership, (2) to identify and evaluate Investment Managers and Investment Funds and to determine the assets of the Partnership to be committed to each Investment Manager and Investment Fund from time to time

(subject to the provisions of Section 3.5(b)(8) of this Agreement in the case of Subadvisers), in each case subject to the terms and conditions of the governing documents of each Investment Manager and Investment Fund, and (3) to invest directly the assets of the Partnership in investments pending allocation or reallocation of the assets in Investment Funds or to ensure the availability of cash as required by the Partnership in the ordinary course of its business. In furtherance of, and subject to the provisions of this Section 3.5(b), the Adviser, except as otherwise provided in the applicable Investment Advisory Agreement (and at all times subject to the provisions of the 1940 Act), will have full discretion and authority on behalf of and in the name of the Partnership:

(1)	to purchase, sell, exchange, trade and otherwise deal in and with Securities and other property of the Partnership, including, without limitation, interests in Investment Funds, and to loan Securities of the Partnership;

(2)	to do any and all acts and exercise all rights with respect to the Partnership’s interest as an investor in any Person, including, without limitation, the voting of limited partnership interests or shares of Investment Funds;

(3)	to enter into subscription or other agreements relating to investments in Investment Funds (subject to Section 3.5(b)(8) of this Agreement in the case of agreements with Subadvisers), including, without limitation, agreements irrevocably to forego the Partnership’s right to vote its limited partnership (or similar) interests or shares of Investment Funds;

(4)	to negotiate the terms of and enter into agreements with Investment Managers and Investment Funds (subject to Section 3.5(b)(8) of this Agreement in the case of agreements with Subadvisers) that provide for, among other things, the payment of management fees, reimbursement of expenses and allocations of profits to Investment Managers and the indemnification by the Partnership of Investment Managers and Investment Funds to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements;

(5)	to open, maintain and close accounts with brokers and dealers, to make all decisions relating to the manner, method and timing of Securities and other investment transactions, to select and place orders with brokers, dealers or other financial intermediaries for the execution, clearance or settlement of any transactions on behalf of the Partnership on those terms that the Adviser considers appropriate, and to grant limited discretionary authorization to brokers, dealers or other financial intermediaries with respect to price, time and other terms of investment and trading transactions;

(6)	to borrow from banks or other financial institutions and to pledge the assets of the Partnership as collateral for those borrowings, to trade on margin, to exercise or refrain from exercising all rights regarding the Partnership’s investments, and to instruct custodians regarding the settlement of transactions, the disbursement of payments to Partnership with respect to repurchases of Interests or portions of Interests and the payment of Partnership expenses, including those relating to the organization and registration of the Partnership;

(7)	subject to Section 3.5(b)(8) of this Agreement, to engage the services of Persons, including Affiliates of the Adviser, to assist the Adviser in providing, or to provide under the Adviser’s control and supervision, Advice and Management to the Partnership at the expense of the Adviser and to amend, modify or terminate or grant waivers in respect of these services;

(8)	(A) to commit all or part of the Partnership’s assets to the discretionary management of one or more Subadvisers, the selection of which will be subject to the approval of a majority (as defined in the 1940 Act) of the Partnership’s outstanding voting securities, unless the Partnership receives an exemption from the provisions of the 1940 Act requiring such approval, (B) to negotiate and enter into agreements with the Subadvisers that provide for, among other things, the indemnification by the Partnership of the Subadvisers to the same or different extent as provided for with respect to the Adviser, and to amend, modify, terminate or grant waivers in respect of those agreements (subject to the requirements of the 1940 Act and applicable and (C) to authorize the payment of fees, reimbursement of expenses and allocations of profits to Subadvisers in accordance with their respective governing documents; and

(9)	subject to applicable law, to take all such other actions that the Adviser considers necessary or advisable in furtherance of its duties and powers under the applicable Investment Advisory Agreement.

(c) The Adviser, to the extent of its powers set out in this Agreement or otherwise vested in it by action of the Directors not inconsistent with this Agreement, is an agent of the Partnership, and the actions of the Adviser taken or refrained from being taken in accordance with such powers will bind the Partnership.

3.6. CUSTODY OF ASSETS OF THE PARTNERSHIP

Notwithstanding anything to the contrary in this Agreement, the General Partner will not have any authority to hold or have possession or custody of any funds, Securities or other property of the Partnership. The physical possession of all funds, Securities or other property of the Partnership will at all times be held, controlled and administered by one or more custodians retained by the Partnership. The General Partner will have no responsibility, other than that associated with the oversight and supervision of custodians retained by the Partnership, with respect to the collection of income or the physical acquisition or safekeeping of the funds, Securities or other property of the Partnership, all duties of collection, physical acquisition or safekeeping being the sole obligation of such custodians.

3.7. BROKERAGE

In the course of selecting brokers, dealers and other financial intermediaries for the execution, clearance and settlement of transactions for the Partnership under Sections 3.5(b)(5) and (6) of this Agreement, the Adviser may, subject to policies adopted by the Partnership and to the provisions of applicable law, agree to commissions, fees and other charges on behalf of the Partnership as the Adviser deems reasonable in the circumstances, taking into account all such factors as it deems relevant, including the reliability of the broker, financial responsibility of the broker, strength of the broker, ability of the broker to efficiently execute transactions, the broker’s facilities, and the broker’s provision or payment of the costs of research and other services that are of benefit to the Partnership, the Adviser and other clients of and accounts managed by the Adviser, even if the cost of these services does not represent the lowest cost available. The Adviser will be under no obligation to combine or arrange orders so as to obtain reduced charges unless otherwise required under the U.S. Federal securities laws. The Adviser, subject to procedures adopted by the Directors, may use Affiliates of the Adviser and the General Partner as brokers to effect the Partnership’s Securities transactions and the Partnership may pay commissions to these brokers in amounts as are permissible under applicable law.

3.8. OTHER ACTIVITIES

(a) None of the General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners nor the Directors will be required to devote full time to the affairs of the Partnership, but each will devote such time as each may reasonably be required to perform its obligations under this Agreement and under the 1940 Act.

(b) The Adviser, the Directors, any Partner, and any Affiliate of any Partner may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, Partners of any Partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Partner will have any rights in or to such activities of any other Partner, the Adviser, the Directors or any Affiliate of any Partner or any profits derived from these activities.

(c) The General Partner, the Adviser and their principals, Partners, directors, officers, members, employees and beneficial owners and the Directors, from time to time may acquire, possess, manage, hypothecate and dispose of Securities or other investment assets, and engage in any other investment transaction for any account over which they exercise discretionary authority, including their own accounts, the accounts of their families, the account of any entity in which they have a beneficial interest or the accounts of others for whom or which they may provide investment advisory or other services.

(d) To the extent that at law or in equity the Directors, the Adviser or the General Partner has duties (including fiduciary duties) and liabilities relating to those duties to the Partnership or to any other Partner or other Person bound by this Agreement, any such Person acting under this Agreement will not be liable to the Partnership or to any other Partner or other Person bound by this Agreement for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the General Partner, the Adviser or the Directors otherwise existing at law or in equity, are agreed by the Partners to replace the other duties and liabilities of the General Partner, the Adviser or the Directors.

3.9. DUTY OF CARE

(a) The Directors, the Adviser and the General Partner, including any officer, director, Partner, member, principal, employee or agent of any of them, will not be liable to the Partnership or to any of its Partners for any loss or damage occasioned by any act or omission in the performance of the Person’s services under this Agreement, in the absence of a final judicial decision on the merits from which no further right to appeal may be taken that the loss is due to an act or omission of the Person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the Person’s duties under this Agreement.

(b) No Director who has been designated an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto, and any rules issued thereunder by the Commission) in the Partnership’s registration statement or other reports required to be filed with the Commission shall be subject to any greater duty of care in discharging such Director’s duties and responsibilities by virtue of such designation than is any Director who has not been so designated.

(c) Limited Partners not in breach of any obligation under this Agreement or under any agreement pursuant to which the Limited Partner subscribed for Interests will be liable to the Partnership, any Partner or third parties only as required by this Agreement or applicable law.

3.10. INDEMNIFICATION

(a) To the fullest extent permitted by law, the Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of the Partnership, or the past or present performance of services to the Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person.

(g) The General Partner may enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this Section 3.10.

3.11. FEES, EXPENSES AND REIMBURSEMENT

(a) As consideration for providing Advice and Management, and for so long as the Adviser provides Advice and Management to the Partnership pursuant to an Investment Advisory Agreement, the Partnership will pay the Adviser a management fee at an annual rate and at such intervals as determined by the Directors and approved in the manner contemplated by the 1940 Act of the value of each Limited Partner’s Capital Account as of the first Business Day of each month (the “Management Fee”), which amount will be charged as of that date to the Capital Account of each Limited Partner. The Management Fee will be computed based on the Capital Account of each Limited Partner as of the end of business on the last Business Day of each month, after adjustment for any subscriptions effective on that date and before giving effect to any repurchase of Interests or portions of Interests effective as of that date, and will be due and payable in arrears within five Business Days after the end of the month. Subject to applicable law, the Adviser is authorized, but not required, to waive, reduce or rebate the Management Fee calculated with respect to, and deducted from, the Capital Accounts of Limited Partners and to pay all or part of the Management Fee to third parties for services rendered in connection with the placement of Interests.

(b) The Partnership will compensate each Independent Director for his or her services rendered in connection with the Partnership as may be agreed to by the Directors and the General Partner, and as described in the Memorandum. In addition, the Partnership will reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties with respect to the Partnership.

(c) The Partnership will add to all subscriptions for Interests or portions of Interests any sales charge or fee, in form and amount as determined by the General Partner, subject to approval by the Directors, payable to Placement Agents for the placement of such Interests or portions of Interests. Any sales charge or fee paid in accordance with this Section 3.11(c) will not constitute a Capital Contribution made by the Partner to the Partnership nor part of the assets of the Partnership.

(d) The Partnership will bear all expenses incurred in connection with its business other than those specifically required to be borne by the Adviser under this Agreement or an Investment Advisory Agreement. Expenses to be borne by the Partnership include, but are not limited to, the following:

(1)	all investment-related expenses, including, but not limited to, fees paid and expenses reimbursed, directly or indirectly, to Investment Managers (including management fees, performance or incentive fees or allocations and redemption or withdrawal fees, however titled or structured), all costs and expenses directly related to portfolio transactions and positions for the Partnership’s account, such as direct and indirect expenses associated with the Partnership’s investments, including its investments in Investment Funds or with Subadvisers (whether or not consummated), and enforcing the Partnership’s rights in respect of such investments, transfer taxes and premiums, taxes withheld on non-U.S. dividends, fees for data and software providers, research expenses, professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts) and, if applicable in the event the Partnership utilizes a Subadviser (or in connection with the Partnership’s temporary or cash management investments), brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on Securities sold short, dividends on Securities sold but not yet purchased and margin fees;

(2)	all costs and expenses associated with the establishment of Investment Funds (whether or not consummated) managed by Subadvisers;

(3)	any non-investment-related interest expense;

(4)	attorneys’ fees and disbursements associated with preparing and updating any Offering Materials and with reviewing subscription materials in connection with qualifying prospective investors or prospective holders of Transferred Interests;

(5)	fees and disbursements of any accountants engaged by the Partnership, and expenses related to the annual audit of the Partnership and compliance with any applicable U.S. Federal or state laws;

(6)	fees paid and out-of-pocket expenses reimbursed to the Partnership’s administrator;

(7)	recordkeeping, custody and escrow fees and expenses;

(8)	the costs of an errors and omissions/directors’ and officers’ liability insurance policy and a fidelity bond;

(9)	the costs of preparing and mailing reports and other communications, including proxy, tender offer correspondence or similar materials, to Limited Partners;

(10)	the Management Fee;

(11)	fees of Independent Directors and travel expenses of Directors relating to meetings of the Board of Directors and committees thereof;

(12)	all costs and charges for equipment or services used in preparing or communicating information regarding the Partnership’s transactions or the valuation of its assets among the Adviser and any custodian, administrator or other agent engaged by the Partnership;

(13)	any extraordinary expenses, including indemnification expenses as provided for in Section 3.10 of this Agreement;

(14)	any other expenses as may be approved from time to time by the Directors, other than those required to be borne by the Adviser or the General Partner; and

(15)	the organizational and offering expenses of the Partnership which will initially be borne by the Adviser or an affiliate thereof and will be expensed by the Partnership upon commencement of operations.

The Partnership will account for these expenditures, through monthly expense allocations (or at such other frequency or times as the Board of Directors may direct) to Limited Partners’ Capital

Accounts, for a period not to exceed the first sixty months after the Closing Date. The amount of each such expense allocation to the Limited Partners’ Capital Accounts will be determined by the Directors and the Adviser and will equal an amount sufficient to reimburse the Adviser or affiliate thereof within a sixty-month period.

(e) Each of the Adviser and the General Partner will be entitled to reimbursement from the Partnership for any of the above expenses that it pays on behalf of the Partnership, other than as provided in Section 3.11(d)(15) above.

ARTICLE IV

TERMINATION OF STATUS OF GENERAL PARTNER;

REMOVAL OF GENERAL PARTNER; TRANSFERS AND REPURCHASES

4.1. TERMINATION OF STATUS OF GENERAL PARTNER

A General Partner will cease to be a general Partner of the Partnership if the General Partner (a) is dissolved or otherwise terminates its existence; (b) voluntarily withdraws as General Partner (which it may do at any time in its sole discretion); (c) is removed; (d) Transfers its entire Interest as General Partner as permitted under Section 4.3 of this Agreement and the Person to which the Interest is Transferred is admitted as a substituted General Partner under Section 2.6(a) of this Agreement; or (e) otherwise ceases to be a General Partner under the Delaware Act.

4.2. REMOVAL OF GENERAL PARTNER

Any General Partner may be removed by the vote or written consent of Partners holding not less than 80% of the total number of votes eligible to be cast by all Partners.

4.3. TRANSFER OF INTEREST OF GENERAL PARTNER

A General Partner may not Transfer all or any portion of its Interest as the General Partner except to Persons who have agreed to be bound by all of the terms of this Agreement and applicable law. If a General Partner Transfers its entire Interest as General Partner, it will not cease to be a General Partner unless and until the transferee is admitted to the Partnership as a substituted General Partner pursuant to Section 2.6(a) of this Agreement. In executing this Agreement, each Partner is deemed to have consented to any Transfer contemplated by this Section 4.3.

4.4. TRANSFER OF INTERESTS OF LIMITED PARTNERS

(a) Any Interest or portion of any Interest held by a Limited Partner may be Transferred only (1) by operation of law pursuant to the death, bankruptcy, insolvency, adjudicated incompetence, or dissolution of the Limited Partner; or (2) under certain limited instances set out in this Agreement, with the written consent of the General Partner (which may be withheld in the General Partner’s sole and absolute discretion). Unless the Partnership consults with legal counsel to the Partnership and counsel confirms that the Transfer will not cause the Partnership to be treated as a “publicly traded Partnership” taxable as a corporation, however, the General Partner may not consent to a Transfer unless the following conditions are met: (i) the Transferring Limited Partner has been a Limited Partner for at least six months; (ii) the proposed Transfer is to be made on the effective date of an offer by the Partnership to repurchase Interests; and (iii) the Transfer is (A) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the Transferring Limited Partner (e.g., certain Transfers to affiliates, gifts and contributions to family entities), (B) to members of the Transferring Limited Partner’s immediate family (siblings, spouse, parents and children), or (C) a distribution from a qualified retirement plan or an individual retirement account. In addition, the General Partner may not consent to a Transfer unless the Person to whom or which an Interest or portion of an Interest is Transferred (or each of the Person’s equity owners if the Person is a “private investment company” as defined in Rule 205-3(d)(3) under the Advisers Act, an investment company registered under the 1940 Act, or a business development company as defined under the Advisers Act) is a Person whom or which the General Partner believes is an “accredited investor” as defined in Regulation D under the 1933 Act and meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or successor provision of any of those rules, or is otherwise exempt from the requirements of those rules. In the event that other investor eligibility requirements are established by the Partnership, the Person to whom or which an Interest or portion of an Interest is Transferred must satisfy these other requirements. If any transferee does not meet the investor eligibility requirements described in this Section 4.4(a), the General Partner may not consent to the Transfer. In addition, no Limited Partner will be permitted to Transfer his, her or its Interest or portion of an Interest unless after the Transfer the balance of the Capital Account of the transferee, and of the Limited Partner Transferring less than the Partner’s entire Interest, is at least equal to the amount of the Limited Partner’s initial Capital Contribution. Any permitted transferee will be entitled to the allocations and distributions allocable to the Interest or portion of an Interest so acquired and to Transfer the Interest or portion of an Interest in accordance with the terms of this Agreement, but will not be entitled to the other rights of a Limited Partner unless and until the transferee becomes a substituted Limited Partner. If a Limited Partner Transfers an Interest or portion of an Interest with the approval of the General Partner, the General Partner will promptly take all necessary actions so that each transferee or successor to whom or to which the Interest or portion of an Interest is Transferred is admitted to the Partnership as a Limited Partner. The admission of any transferee as a substituted Limited Partner will be effective upon the execution and delivery by, or on behalf of, the substituted Limited Partner of this Agreement or an instrument that constitutes the execution and delivery of this Agreement. Each Limited Partner and transferee agrees to pay all expenses, including attorneys’ and accountants’ fees, incurred by the Partnership in connection with any Transfer. In connection with any request to Transfer an Interest or portion of an Interest, the Partnership may require the Limited Partner requesting the Transfer to obtain, at the Limited Partner’s expense, an opinion of counsel selected by the General Partner as to such matters as the General Partner may reasonably request. If a Limited Partner Transfers its entire Interest as a Limited Partner, it will not cease to be a Limited Partner unless and until the transferee is admitted to the Partnership as a substituted Limited Partner in accordance with this Section 4.4(a). The foregoing will not apply to the automatic withdrawal of the Organizational Limited Partner pursuant to Section 2.8 of this Agreement.

(b) Each Limited Partner will indemnify and hold harmless the Partnership, the General Partner, the Adviser, the Directors, each other Limited Partner and any Affiliate of the Partnership, the General Partner, the Adviser, the Director and each of the other Limited Partners against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any Transfer made by the Limited Partner in violation of this Section 4.4 and (2) any misrepresentation by the Transferring Limited Partner or substituted Limited Partner in connection with the Transfer. A Limited Partner Transferring an Interest may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Partnership in connection with the Transfer.

4.5. REPURCHASE OF INTERESTS

(a) Except as otherwise provided in this Agreement, no Partner or other Person holding an Interest or portion of an Interest will have the right to withdraw or tender an Interest or portion of an Interest to the Partnership for repurchase. The Directors may, from time to time, in their complete and exclusive discretion and on terms and conditions as they may determine, cause the Partnership to repurchase Interests or portions of Interests in accordance with written tenders. The Partnership will not offer, however, to repurchase Interests or portions of Interests on more than four occasions during any one Fiscal Year, unless the Partnership has been advised by its legal counsel that more frequent offers would not cause any adverse tax consequences to the Partnership or the Partners. In determining whether to cause the Partnership to repurchase Interests or portions of Interests, pursuant to written tenders, the Directors will consider the following factors, among others:

(1)	whether any Partners have requested to tender Interests or portions of Interests;

(2)	the liquidity of the Partnership’s assets (including fees and costs associated with withdrawing from Investment Funds and/or disposing of assets managed by Subadvisers);

(3)	the investment plans and working capital and reserve requirements of the Partnership;

(4)	the relative economies of scale with respect to the size of the Partnership;

(5)	the history of the Partnership in repurchasing Interests or portions of Interests;

(6)	the availability of information as to the value of the Partnership’s interests in the Investment Funds;

(7)	existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(8)	the anticipated tax consequences to the Partnership of any proposed repurchases of Interests or portions of Interests; and

(9)	the recommendations of the General Partner and/or the Adviser.

The Directors will cause the Partnership to repurchase Interests or portions of Interests in accordance with written tenders only on terms fair to the Partnership and to all Partners and Persons holding Interests or portions of Interests acquired from Partners.

(b) Except as provided in Section 4.5(c) of this Agreement, a General Partner may tender its Interest or portion of an Interest under Section 4.5(a) of this Agreement only if and to the extent that (1) the repurchase would not cause the value of the Capital Account of the General Partner to be less than the value required to be maintained under Section 5.1(c) of this Agreement or (2) in the view of legal counsel to the Partnership, the repurchase would not jeopardize the classification of the Partnership as a Partnership for U.S. Federal income tax purposes.

(c) If a General Partner ceases to serve in that capacity under Section 4.1 of this Agreement (other than pursuant to Section 4.1(d)) and the business of the Partnership is continued in accordance with Section 6.1(a)(2)(B) of this Agreement, the former General Partner (or its trustee or other legal representative) may, by written notice to the Directors within 60 days of the action resulting in the continuation of the Partnership under Section 6.1(a)(2)(B), tender to the Partnership all or any portion of its Interest. Within 30 days after the receipt of notice, the Directors will cause the Interest or portion of an Interest to be repurchased by the Partnership for cash in an amount equal to the balance of the former General Partner’s Capital Account or applicable portion of the Capital Account. If the former General Partner does not tender to the Partnership all of its Interest as permitted by this Section 4.5(c), the Interest will automatically convert to and will be treated in all respects as the Interest of a Limited Partner. If the General Partner ceases to serve in this capacity under Section 4.1 of this Agreement (other than pursuant to Section 4.1(d)) and the Partnership is not continued under Section 6.1(a)(2)(B) of this Agreement, the liquidation and distribution provisions of Article VI of this Agreement will apply to the General Partner’s Interest.

(d) The General Partner may cause the Partnership to repurchase an Interest or portion of an Interest of a Limited Partner or any Person acquiring an Interest from or through a Limited Partner, on terms fair to the Partnership and to the Limited Partner or Person acquiring an Interest from or through such Limited Partner, in the event that the General Partner, in its sole discretion, determines or has reason to believe that:

(1)	the Interest or portion of an Interest has been Transferred in violation of Section 4.4 of this Agreement, or the Interest or portion of an Interest has vested in any Person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Limited Partner;

(2)

ownership of the Interest or portion of an Interest by a Partner or other Person is likely to (A) cause the Partnership to be in violation of, or (B) (x) require registration of any Interest or portion of any Interest under, or (y) subject the Partnership to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(3)	continued ownership of the Interest or portion of an Interest may be harmful or injurious to the business or reputation of the Partnership, the Directors, the General Partner or the Adviser or any of their Affiliates, or may subject the Partnership or any of the Partners to an undue risk of adverse tax or other fiscal or regulatory consequences;

(4)	any of the representations and warranties made by a Partner or other Person in connection with the acquisition of the Interest or portion of an Interest was not true when made or has ceased to be true;

(5)	with respect to a Limited Partner subject to special regulatory or compliance requirements, such as those imposed by ERISA, the Bank Holding Company Act or certain Federal Communication Commission regulations (collectively, “Special Laws or Regulations”), such Limited Partner will likely be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold an Interest or portion of an Interest; or

(6)	it would be in the best interests of the Partnership, as determined by the General Partner or the Directors, for the Partnership to repurchase the Interest or portion of an Interest.

(e) Repurchases of Interests or portions of Interests by the Partnership will be payable promptly after the date of each repurchase or, in the case of an offer by the Partnership to repurchase Interests or portions of Interests, promptly after the expiration date of the repurchase offer in accordance with the terms of the repurchase offer. Payment of the purchase price for an Interest or portion of an Interest will consist of: (1) cash or a promissory note, which will be non-transferable and need not bear interest, in an amount equal to the percentage, as may be determined by the Directors, of the estimated unaudited net asset value of the Interest or portion of an Interest repurchased by the Partnership determined as of the date of the repurchase (the “Initial Payment”); and (2) if determined to be appropriate by the Directors or if the Initial Payment is less than 100% of the estimated unaudited net asset value, a promissory note, which may or may not be incorporated into the note applicable to the Initial Payment, entitling its holder to a contingent payment (the “Post-Audit Payment”) equal to the excess, if any, of (A) the net asset value of the Interest or portion of an Interest repurchased by the Partnership as of the date of the repurchase, determined based on the audited financial statements of the Partnership for the Fiscal Year in which the repurchase was effective, over (B) the Initial Payment. Any obligation under such a promissory note with respect to the Initial Payment will be due and payable not more than 30 days after the date of repurchase or, if the Partnership has requested withdrawal of its capital from any Investment Funds in funding the repurchase of Interests, ten Business Days after the Partnership has received at least 90% of the aggregate amount withdrawn by the Partnership from the Investment Funds. Any obligation under such a promissory note with respect to the Post-Audit Payment will be due and payable promptly following the preparation of the applicable audited financial statements. Notwithstanding anything to the contrary in this Section 4.5(e), the Directors, in their discretion, may cause the Partnership to pay all or any portion of the repurchase price in Securities (or any combination of Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests or portions of Interest will be subject to any and all conditions as the Directors may impose in their sole discretion. The General Partner may, in its discretion, cause the Partnership to repurchase a Limited Partner’s entire Interest, if the Limited Partner’s Capital Account balance in the Partnership, as a result of repurchase or Transfer requests by the Limited Partner, is less than $100,000 or such other minimum amount established by the General Partner from time to time in its sole discretion. Subject to the procedures of this Section 4.5(e), the amount due to any Partner whose Interest or portion of an Interest is repurchased will be equal to the value of the Partner’s Capital Account or portion of such Capital Account, as of the effective date of repurchase, after giving effect to all allocations to be made to the Partner’s Capital Account as of that date. If a Limited Partner’s entire Interest is repurchased, that Limited Partner will cease to be a Limited Partner.

ARTICLE V

CAPITAL

5.1. CONTRIBUTIONS TO CAPITAL

(a) The minimum initial Capital Contribution of each Limited Partner (other than the Organizational Limited Partner) will be $100,000 or such other amount as the General Partner determines from time to time. The amount of the initial Capital Contribution of each Partner will be recorded by the Partnership upon acceptance as a contribution to the capital of the Partnership. Each Limited Partner’s entire initial Capital Contribution will be paid to the Partnership immediately prior to the Partnership’s acceptance of the Limited Partner’s subscription for Interests, unless otherwise agreed by the Partnership and such Limited Partner.

(b) The Limited Partners may make additional Capital Contributions effective as of those times and in amounts as the General Partner may permit, but no Limited Partner will be obligated to make any additional Capital Contribution except to the extent provided in Sections 5.5 and 5.7 of this Agreement. Each additional Capital Contribution made by a Limited Partner (other than a contribution made pursuant to Section 5.5 or Section 5.7 of this Agreement) will be in the minimum amount of $25,000 or such other amount as the General Partner determines from time to time.

(c) A General Partner may make additional Capital Contributions effective as of those times and in such amounts as it determines, and will be required to make additional Capital Contributions from time to time to the extent necessary to maintain the balance of its Capital Account at an amount, if any, necessary to ensure that the Partnership will be treated as a Partnership for U.S. Federal income tax purposes. Except as provided in this Section 5.1 or in the Delaware Act, no General Partner will be required or obligated to make any additional contributions to the capital of the Partnership.

(d) Subject to the provisions of the 1940 Act, and except as otherwise permitted by the General Partner, (1) initial and any additional Capital Contributions by any Partner will be payable in cash or in Securities that the General Partner, in its absolute discretion, causes the Partnership to accept, and (2) initial and any additional Capital Contributions in cash will be payable in readily available funds at the date of the proposed acceptance of the contribution. The Partnership will charge each Partner making a Capital Contribution in Securities to the capital of the Partnership an amount as may be determined by the General Partner to reimburse the Partnership for any costs incurred by the Partnership by reason of accepting the Securities, and any charge will be due and payable by the contributing Partner in full at the time the Capital Contribution to which the charges relate is due. The value of contributed Securities will be determined in accordance with Section 7.3 of this Agreement as of the date of contribution.

(e) An Adviser may make Capital Contributions and own Interests in the Partnership and, in so doing, will become a Limited Partner with respect to the contributions.

(f) The minimum initial and additional contributions set out in paragraphs (a) and (b) of this Section 5.1 may be increased or reduced by the General Partner from time to time. Reductions may be applied to all investors, individual investors or to classes of investors, in each case in the sole discretion of the General Partner.

5.2. RIGHTS OF PARTNERS TO CAPITAL

No Partner will be entitled to interest on the Partner’s Capital Contribution, nor will any Partner be entitled to the return of any capital of the Partnership except (a) upon the repurchase by the Partnership of all or a portion of the Partner’s Interest in accordance with Section 4.5 of this Agreement, (b) in accordance with the provisions of Section 5.7(b) of this Agreement or (c) upon the liquidation of the Partnership’s assets in accordance with Section 6.2 of this Agreement. Except as specified in the Delaware Act, or with respect to distributions or similar disbursements made in error, no Partner will be liable for the return of any such amounts. To the fullest extent permitted by applicable law, no Partner will have the right to require partition of the Partnership’s property or to compel any sale or appraisal of the Partnership’s assets.

5.3. CAPITAL ACCOUNTS

(a) The Partnership will maintain a separate Capital Account for each Partner.

(b) Each Partner’s Capital Account will have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting the Partner’s initial Capital Contribution.

(c) Each Partner’s Capital Account will be increased by the sum of (1) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 of this Agreement) constituting additional Capital Contributions by the Partner permitted under Section 5.1 of this Agreement, plus (2) any amount credited to the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(d) Each Partner’s Capital Account will be reduced by the sum of (1) the amount of any repurchase of the Interest or portion of the Interest of the Partner or distributions to the Partner under Section 4.5, 5.11 or 6.2 of this Agreement that are not reinvested, plus (2)

any amounts debited against the Partner’s Capital Account under Sections 5.4 through 5.7 of this Agreement.

(e) In the event all or a portion of the Interest of a Partner is Transferred in accordance with the terms of this Agreement, the transferee will succeed to the Capital Account of the transferor to the extent of the Transferred Interest or portion of an Interest.

(f) Subject to Section 5.7(b) of this Agreement, no Partner will be required to pay to the Partnership or any other Partner any deficit in such Partner’s Capital Account upon dissolution of the Partnership or otherwise.

5.4. ALLOCATION OF NET PROFIT AND LOSS

Subject to Section 5.8 of this Agreement, as of the last day of each Fiscal Period, any Net Profit or Net Loss for the Fiscal Period will be allocated among and credited to or debited against the Capital Accounts of the Partners in accordance with their respective Investment Percentages for the Fiscal Period.

5.5. ALLOCATION OF CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

(a) If the Partnership incurs a withholding tax or other tax obligation with respect to the share of Partnership income allocable to any Partner, then the General Partner, without limitation of any other rights of the Partnership or the General Partner, will cause the amount of the obligation to be debited against the Capital Account of the Partner when the Partnership pays the obligation, and any amounts then or in the future distributable to the Partner will be reduced by the amount of the taxes. If the amount of the taxes is greater than any distributable amounts, then the Partner and any successor to the Partner’s Interest or portion of an Interest will pay to the Partnership as a Capital Contribution, upon demand by the General Partner, the amount of the excess. A General Partner will not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for the reduction or exemption, except that, in the event that the General Partner determines that a Partner is eligible for a refund of any withholding tax, the General Partner may, at the request and expense of the Partner, assist the Partner in applying for such refund.

(b) Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Partnership, to the extent determined by the General Partner to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Partners, will be charged to only those Partners on whose behalf the payments are made or whose particular circumstances gave rise to such payments. The charges will be debited from the Capital Accounts of the Partners as of the close of the Fiscal Period during which the items were paid or accrued by the Partnership.

5.6. RESERVES

(a) The General Partner may cause appropriate reserves to be created, accrued and charged by the Partnership against Net Assets and proportionately against the Capital Accounts of the Partners for contingent liabilities, if any, as of the date any contingent liability becomes known to the General Partner, the reserves to be in the amounts that the General Partner in its sole discretion deems necessary or appropriate. The General Partner may increase or reduce any reserves from time to time by amounts as it in its sole discretion deems necessary or appropriate. The amount of any reserve, or any increase or decrease in a reserve, will be proportionately charged or credited to the Capital Accounts of those Persons who or that are Partners at the time the reserve is created, or increased or decreased, except that if any individual reserve item, adjusted by any increase in the item, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all of those Partners, then the amount of the reserve, increase or decrease may instead, at the discretion of the General Partner, be charged or credited to those Persons who or that were Partners at the time, as determined by the General Partner in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts.

(b) If any amount is required by Section 5.7(a) of this Agreement to be charged or credited to a Person who or that is no longer a Partner, the amount will be paid by or to the party, in cash, with interest from the date on which the General Partner determines that the charge or credit is required. In the case of a charge, the former Partner will be obligated to pay as a Capital Contribution the amount of the charge, plus interest as provided in this Section 5.7(b), to the Partnership on demand, except that (1) in no event will a former Partner be obligated to make a payment exceeding the amount of the Partner’s Capital Account at the time to which the charge relates and (2) no demand will be made after the expiration of three years from the date on which the Person ceased to be a Partner. To the extent that a former Partner fails to pay to the Partnership, in full, any amount required to be charged to the former Partner under Section 5.7(a) of this Agreement, the deficiency will be charged proportionately to the Capital Accounts of the Partners at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Partners.

5.7. ALLOCATION TO AVOID CAPITAL ACCOUNT DEFICITS

To the extent that any debits under Sections 5.4 through 5.7 of this Agreement would reduce the balance of the Capital Account of any Limited Partner below zero, that portion of any such debits will be allocated instead to the Capital Account of the General Partner. Any credits in any subsequent Fiscal Period that otherwise would be allocable under Sections 5.4 through 5.7 of this Agreement to the Capital Account of any Limited Partner previously affected by the application of this Section 5.8 will instead be allocated to the Capital Account of the General Partner in amounts necessary to offset all previous debits attributable to the Limited Partner, made in accordance with this Section 5.8, that have not been recovered.

5.8. ALLOCATIONS PRIOR TO CLOSING DATE

Any net cash profits or any net cash losses realized by the Partnership from the purchase or sale of Securities during the period ending on the day prior to the Closing Date will be allocated to the Capital Account of the General Partner. No unrealized item of profit or loss will be allocated under this Section 5.9 to the Capital Account of any Partner.

5.9. TAX ALLOCATIONS

For each taxable year of the Partnership, items of income, deduction, gain, loss or credit will be allocated for income tax purposes among the Partners in a manner so as to reflect equitably amounts credited or debited to each Partner’s Capital Account for the current and prior taxable years (or relevant portions of those years). Allocations under this Section 5.10 will be made in accordance with the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Treasury Regulations promulgated under these Sections, or the successor provisions to such Sections and Regulations. Notwithstanding anything to the contrary in this Agreement, the Partnership will allocate to the Partners those gains or income necessary to satisfy the “qualified income offset” requirement of Treasury Regulations Section 1.704-1(b)(2)(ii)(d). If the Partnership realizes net capital gains for U.S. Federal income tax purposes for any taxable year during or as of the end of which one or more Positive Basis Partners (as defined in this Section 5.10) withdraw from the Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net gains as follows: (a) to allocate net gains among Positive Basis Partners, in proportion to the Positive Basis (as defined in this Section 5.10) of each Positive Basis Partner, until either the full amount of the net gains has been so allocated or the Positive Basis of each Positive Basis Partner has been eliminated, and (b) to allocate any net gains not so allocated to Positive Basis Partners to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. If the Partnership realizes capital losses for U.S. federal income tax purposes for any fiscal year during or as of the end of which one or more Negative Basis Partners (as defined in this Section 5.10) withdraw from the Partnership under Article IV or VI of this Agreement, the General Partner may elect to allocate net losses as follows: (i) to allocate net losses among Negative Basis Partners, in proportion to the Negative Basis (as defined in this Section 5.10) of each Negative Basis Partner, until either the full amount of net losses will have been so allocated or the Negative Basis of each Negative Basis Partner has been eliminated, and (ii) to allocate any net losses not so allocated to Negative Basis Partners, to the other Partners in a manner that reflects equitably the amounts credited to the Partners’ Capital Accounts. As used in this Section 5.10, the term “Positive Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the total of the Partners’ Capital Accounts as of that time exceeds the Partner’s “adjusted tax basis,” for U.S. Federal income tax purposes, in the Partner’s Interest in the Partnership as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of the Interest, including by reason of death). As used in this Section 5.10, the term “Positive Basis Partner” means any Partner who or that withdraws from the Partnership and who or that has a Positive Basis as of the effective date of the Partner’s withdrawal. As used in this Section 5.10, the term “Negative Basis” means, with respect to any Partner and as of any time of calculation, the amount by which the Partner’s “adjusted tax basis,” for U.S. federal income tax purposes, in the Partner’s Interest in the Partnership as of that time (determined without regard to any adjustments made to the “adjusted tax basis” by reason of any Transfer or assignment of the Interest, including by reason of death, and without regard to such Partner’s share of the liabilities of the Partnership under section 752 of the Code) exceeds the Partner’s Capital Account as of such time. As used in this Section 5.10, the term “Negative Basis Partner” means any Partner who or that withdraws from the Partnership and who or that has a Negative Basis as of the effective date of the Partner’s withdrawal.

5.10. DISTRIBUTIONS

(a) The General Partner may cause the Partnership to make distributions in cash or in kind at any time to all of the Partners on a proportionate basis in accordance with the Partners’ Investment Percentages.

(b) The General Partner may withhold taxes from any distribution to any Partner to the extent required by the Code or any other applicable law. For purposes of this Agreement, any taxes so withheld by the Partnership with respect to any amount distributed by the Partnership to any Partner will be deemed to be a distribution or payment to the Partner, reducing the amount otherwise distributable to the Partner under this Agreement and reducing the Capital Account of the Partner. Neither the General Partner nor the Directors will be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Partner that may be eligible for reduction or exemption. To the extent that a Partner claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Partner will furnish the Partnership with any information and forms that the Partner may be required to complete if necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Partner represents and warrants that any information and forms furnished by the Partner will be true and accurate and agrees to indemnify the Partnership and each of the Partners from any and all losses, claims, damages, liabilities costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to the withholding taxes (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses).

(c) Notwithstanding any provision to the contrary contained in this Agreement, the Partnership and the General Partner on behalf of the Partnership will not repurchase any Interest or portion of an Interest or make a distribution to any Partner on account of the Partner’s Interest or portion of an Interest, if such repurchase or distribution would violate the Delaware Act or other applicable law.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1. DISSOLUTION

(a) The Partnership will be dissolved if at any time it has no Limited Partners or upon the occurrence of any of the following events:

(1)	upon the affirmative vote to dissolve the Partnership by both (A) a majority of the Directors (including the vote of a majority of the Independent Directors) and (B) Partners holding at least two-thirds of the total number of votes eligible to be cast by all Partners;

(2)

upon either of: (A) an election by the General Partner to dissolve the Partnership or (B) a General Partner’s ceasing to be a General Partner in accordance with Section 4.1 of this Agreement (other than in conjunction with a Transfer of the Interest of a General Partner in accordance with Section 4.3 of this Agreement to a Person who or that is admitted as a substituted General Partner under Section 2.6(a) of this Agreement), unless, as to the event described in clause (B) of this Section 6.1(a)(2), (i) the Partnership has at least one other General Partner who or that is authorized to and does carry on the business of the Partnership, or (ii) both the Directors and Partners holding not less than two-thirds of the total number of votes eligible to be cast by all Partners elect within 60 days after the event to continue the business of the Partnership and a Person to be admitted to the Partnership, effective as of the date of the event, as an additional General Partner who has agreed to make the contributions to the capital of the Partnership required to be made under Section 5.1(c) of this Agreement;

(3)	upon the failure of Partners to approve successor Directors at a meeting called by the General Partner in accordance with Section 2.11(c) of this Agreement when no Director remains to continue the business of the Partnership; or

(4)	as otherwise required by operation of law.

Dissolution of the Partnership will be effective on the later of the day on which the event giving rise to the dissolution occurs or, to the extent permitted by the Delaware Act, the conclusion of any applicable 60-day period during which the Directors and Partners elect to continue the business of the Partnership as provided in Section 6.1(a)(2), but the Partnership will not terminate until the assets of the Partnership have been liquidated in accordance with Section 6.2 of this Agreement and the Certificate has been canceled.

(b) Except as provided in Section 6.1(a) of this Agreement or in the Delaware Act, the death, adjudicated incompetence, dissolution, termination, liquidation, bankruptcy, reorganization, merger, sale of substantially all of the stock or assets of, or other change in the ownership or nature of a Partner, the admission to the Partnership of a new Partner, the withdrawal of a Partner from the Partnership, or the Transfer by a Partner of the Partner’s Interest or a portion of the Interest to a third party will not cause the Partnership to dissolve.

6.2. LIQUIDATION OF ASSETS

(a) Upon the dissolution of the Partnership as provided in Section 6.1 of this Agreement, the General Partner will promptly liquidate the business and administrative affairs of the Partnership, except that if the General Partner is unable to perform this function, a liquidator elected by Partners holding a majority of the total number of votes eligible to be cast by all Partners and whose fees and expenses will be paid by the Partnership will promptly liquidate the business and administrative affairs of the Partnership. Net Profit and Net Loss during the period of liquidation will be allocated in accordance with Article V of this Agreement. Subject to the Delaware Act, the proceeds from liquidation (after establishment of appropriate reserves for all claims and obligations, including all contingent, conditional or unmatured claims and obligations in an amount that the General Partner or liquidator deems appropriate in its sole discretion as applicable) will be distributed in the following manner:

(1)	the debts of the Partnership, other than debts, liabilities or obligations to Limited Partners, and the expenses of liquidation (including legal and accounting fees and expenses incurred in connection with the liquidation), up to and including the date on which distribution of the Partnership’s assets to the Partners has been completed, will first be paid on a proportionate basis;

(2)	any debts, liabilities or obligations owing to the Limited Partners will be paid next in their order of seniority and on a proportionate basis; and

(3)	the Partners are paid next on a proportionate basis the positive balances of their Capital Accounts after giving effect to all allocations to be made to the Partners’ Capital Accounts for the Fiscal Period ending on the date of the distributions under this Section 6.2(a)(3).

(b) Notwithstanding the provisions of this Section 6.2, upon dissolution of the Partnership, subject to the Delaware Act and the priorities set out in Section 6.2(a) of this Agreement, the General Partner or liquidator may distribute ratably in kind any assets of the Partnership. If any in-kind distribution is to be made under this Section 6.2(b), (1) the assets distributed in kind will be valued in accordance with Section 7.3 of this Agreement as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) of this Agreement, and (2) any profit or loss attributable to property distributed in kind will be included in the Net Profit or Net Loss for the Fiscal Period ending on the date of the distribution. Notwithstanding any provision of this Agreement to the contrary, the General Partner may compel a Partner to accept a distribution of any asset in kind from the Partnership even if the percentage of the asset distributed to the Partner exceeds a percentage of the asset that is equal to the percentage in which the Partner shares in distributions from the Partnership.

ARTICLE VII

ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

7.1. ACCOUNTING AND REPORTS

(a) The Partnership will adopt for tax accounting purposes any accounting method that the General Partner decides in its sole discretion is in the best interests of the Partnership. The Partnership’s accounts will be maintained in U.S. currency.

(b) After the end of each taxable year of the Partnership, the Partnership will furnish to Partners information regarding the operation of the Partnership and the Partners’ Interests as is necessary for Partners to complete U.S. Federal and state income tax or information returns and any other tax information required by U.S. Federal or state law.

(c) Except as otherwise required by the 1940 Act, or as may otherwise be permissible under other applicable law, within 60 days after the close of the period for which a report required under this Section 7.1 is being made, the Partnership will furnish to each Limited Partner a semiannual report and an annual report containing the information required by the 1940 Act. The Partnership will cause financial statements contained in each annual report furnished under this Section 7.1 to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Partnership may furnish to each Partner any other periodic reports the General Partner deems necessary or appropriate in its discretion.

(d) The General Partner will notify the Directors of any change in the holders of interests of the General Partner within a reasonable time after the change.

7.2. DETERMINATIONS BY GENERAL PARTNER

(a) All matters concerning the determination and allocation among the Partners of the amounts to be determined and allocated pursuant to Article V of this Agreement, including any taxes on those amounts and accounting procedures applicable with respect to those amounts, will be determined by the General Partner unless specifically and expressly otherwise provided for by the provisions of this Agreement or as required by law. Any such determinations and allocations will be final and binding on all of the Partners.

(b) The General Partner may make any adjustments to the computation of Net Profit and/or Net Loss, or any components (withholding any items of income, gain, loss or deduction) constituting Net Profit and/or Net Loss as the General Partner deems appropriate to reflect fairly and accurately the financial results of the Partnership and the intended allocation of Net Profit and/or Net Loss among the Partners.

7.3. VALUATION OF ASSETS

(a) Except as may be required by the 1940 Act, the Directors will value or cause to have valued any Securities or other assets and liabilities of the Partnership as of the close of business on the last day of each Fiscal Period and at such other times as the Directors may determine, in their discretion, in accordance with valuation procedures as established from time to time by the Directors. Assets of the Partnership that are invested in an Investment Fund managed by a Subadviser will be valued in accordance with the terms and conditions of the agreement or other document governing the operation of the Investment Fund. Assets of the Partnership invested in an Investment Fund not managed by a Subadviser will be valued at fair value, which ordinarily will be the net redemption value determined by the Investment Fund’s Investment Manager in accordance with the policies established by the Investment Manager. In determining the value of the assets of the Partnership, no value will be placed on the goodwill or name of the Partnership, or the office records, files, statistical data or any similar intangible assets of the Partnership not normally reflected in the Partnership’s accounting records. Any items of income earned but not received, expenses incurred but not yet paid, liabilities fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to the valuation date will, however, be taken into account in determining the value of the Partnership’s assets.

(b) Subject to the provisions of the 1940 Act, the value of Securities and other assets of the Partnership and the net asset value of the Partnership as a whole determined pursuant to this Section 7.3 will be conclusive and binding on all of the Partners and all Persons claiming through or under them.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

8.1. AMENDMENT OF PARTNERSHIP AGREEMENT

(a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of a majority of the Directors (including the vote of a majority of the Independent Directors, but only if such vote is required by the 1940 Act), except that any amendment also must be approved by a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership if such vote is required by the 1940 Act.

(b) Any amendment that would:

(1)	increase the obligation of a Partner to make any Capital Contribution,

(2)	reduce the Capital Account of a Partner other than in accordance with Article V of this Agreement, or

(3)	modify the events causing the dissolution of the Partnership,

may be made only if (A) the written consent of each Partner adversely affected by the proposed action is obtained prior to the effectiveness of the action or (B) the amendment does not become effective until (i) each Limited Partner has received written notice of the amendment and (ii) any Limited Partner objecting to the amendment has been afforded a reasonable opportunity (under procedures prescribed by the General Partner in its sole discretion) to tender the Partner’s entire Interest for repurchase by the Partnership. Notwithstanding the preceding sentence or the provisions of Subsection 8.1(c), any amendment that would alter the provisions of Section 8.1 relating to the material amendment of this Agreement or the provisions of Section 3.10 of this Agreement relating to indemnification may be made only with the unanimous consent of the Partners and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

(c) Notwithstanding the provisions of Sections 8.1(a) and 8.1(b) of this Agreement, the General Partner, at any time without the consent of any other Partner, may:

(1)	restate this Agreement, together with any amendments to this Agreement that have been duly adopted in accordance with the provisions of this Agreement to incorporate the amendments in a single, integrated document;

(2)	amend this Agreement (other than with respect to the matters described in Section 8.1(b) of this Agreement) to change the name of the Partnership in accordance with Section 2.2 hereof or to effect compliance with any applicable law or regulation, including, but not limited to, to satisfy the requirements of applicable U.S. banking law or regulation, or to cure any ambiguity or to correct or supplement any provision of this Agreement that may be inconsistent with any other provision of this Agreement, so long as the action does not adversely affect the rights of any Partner in any material respect; and

(3)	amend this Agreement to make any changes necessary or desirable, based on advice of legal counsel to the Partnership, to assure the

Partnership’s continuing eligibility to be classified for U.S. Federal income tax purposes as a Partnership that is not treated as a corporation for tax purposes under the Code; subject, however, to the limitation that any material amendment to this Agreement under Section 8.1(c)(2) or (3) of this Agreement will be valid only if approved by a majority of the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act).

(d) The General Partner will give prior written notice of any proposed amendment to this Agreement (other than any amendment of the type contemplated by Section 8.1(c)(1) of this Agreement) to each Partner, which notice sets out (1) the text of the proposed amendment or (2) a summary of the amendment and a statement that the text of the amendment will be furnished to any Partner upon request.

8.2. SPECIAL POWER OF ATTORNEY

(a) Each Partner irrevocably makes, constitutes and appoints the General Partner and each of the Directors, acting severally, and any liquidator of the Partnership’s assets appointed pursuant to Section 6.2 of this Agreement with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, the Partner, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)	any amendment to this Agreement;

(2)	any amendment to the Certificate, including, without limitation, any such amendment required to reflect any amendments to this Agreement, and including, without limitation, an amendment to effectuate any change in the membership of the Partnership; and

(3)	all other such instruments, documents and certificates that, in the view of legal counsel to the Partnership, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the General Partner determines that the Partnership should do business, or any political subdivision or agency of any such jurisdiction, or that legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Partnership as a limited partnership under the Delaware Act.

(b) Each Partner is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Partnership without the Partner’s consent. Each Partner agrees that if an amendment to the Certificate or this Agreement or any action by or with respect to the Partnership is taken in the manner contemplated by this Agreement, notwithstanding any objection that the Partner may assert with respect to the action, the attorneys-in-fact appointed under this Agreement are authorized and empowered, with full power of substitution, to exercise the authority granted in this Section 8.2 in any manner that may be necessary or appropriate to permit the amendment to be made or action lawfully taken or omitted. Each Partner is fully aware that each Partner will rely on the effectiveness of this special power of attorney with a view to the orderly administration of the affairs of the Partnership.

(c) The power of attorney contemplated by this Section 8.2 is a special power of attorney and is coupled with an interest in favor of the General Partner and each of the Directors, acting severally, and any liquidator of the Partnership’s assets appointed under Section 6.2 of this Agreement, and as such the power of attorney:

(1)	will be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any Person granting the power of attorney, regardless of whether the Partnership, the General Partner, the Directors or any liquidator has had notice of the death or incapacity; and

(2)	will survive the delivery of a Transfer by a Partner of the whole or any portion of the Partner’s Interest, except that, when the transferee of an Interest or portion of an Interest has been approved by the General Partner for admission to the Partnership as a substituted Partner, the power of attorney given by the transferor will survive the delivery of the assignment for the sole purpose of enabling the General Partner, the Directors or any liquidator to execute, acknowledge and file any instrument necessary to effect the substitution.

8.3. NOTICES

Notices that may or are required to be provided under this Agreement will be made to a Partner by hand delivery, regular mail (registered or certified mail return receipt requested in the case of notice to the General Partner), commercial courier service, telecopier, or electronic mail (with a confirmation copy by registered or certified mail in the case of notices to the General Partner by telecopier or electronic mail), and will be addressed to the Partner at his, her or its address as set out in the books and records of the Partnership (or to any other address as may be designated by any Partner by notice addressed to the General Partner in the case of notice given to any Partner, and to each of the Partners in the case of notice given to the General Partner). Notices will be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telecopier or by electronic mail. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4. AGREEMENT BINDING UPON SUCCESSORS AND ASSIGNS

This Agreement will be binding upon and inure to the benefit of the Partners and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the Partners may not be Transferred or delegated except as provided in this Agreement, and any attempted Transfer or delegation of those rights and obligations that is not made in accordance with the terms of this Agreement will be void.

8.5. CHOICE OF LAW; ARBITRATION

(a) Notwithstanding the location at which this Agreement is executed by any of the Partners, the Partners expressly agree that all the terms and provisions of this Agreement are governed by and will be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of the State of Delaware.

(b) To the extent such action is consistent with the provisions of the 1940 Act and any other applicable law, except as provided in Section 8.10(b) of this Agreement, each Partner agrees to submit all controversies arising between or among Partners or one or more Partners and the Partnership in connection with the Partnership or its businesses or concerning any transaction, dispute or the construction, performance or breach of this Agreement or any other agreement relating to the Partnership, whether entered into prior to, on or subsequent to the date of this Agreement, to arbitration in accordance with the provisions set out in this Section 8.5. EACH PARTNER UNDERSTANDS THAT ARBITRATION IS FINAL AND BINDING ON THE PARTNERS AND THAT THE PARTNERS IN EXECUTING THIS AGREEMENT ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

(c) Controversies will be finally settled by, and only by, arbitration in accordance with the commercial arbitration rules of the American Arbitration Association (the “AAA”) to the fullest extent permitted by law. The place of arbitration will be Houston, Texas. Any arbitration under this Section 8.5 will be conducted before a panel of three arbitrators. The Partner or Partners initiating arbitration under this Section 8.5 will appoint one arbitrator in the demand for arbitration. The Partner or Partners against whom or which arbitration is sought will jointly appoint one arbitrator within 30 Business Days after notice from the AAA of the filing of the demand for arbitration. The two arbitrators nominated by the Partners will attempt to agree on a third arbitrator within 30 Business Days of the appointment of the second arbitrator. If the two arbitrators fail to agree on the third arbitrator within the 30-day period, then the AAA will appoint the third arbitrator within 30 Business Days following the expiration of the 30-day period. Any award rendered by the arbitrators will be final and binding on the Partners, and judgment upon the award may be entered in the supreme court of the state of New York and/or the U.S. District Court for the Southern District of New York, or any other court having jurisdiction over the award or having jurisdiction over the Partners or their assets. The arbitration agreement contained in this Section 8.5 will not be construed to deprive any court of its jurisdiction to grant provisional relief (including by injunction or order of attachment) in aid of arbitration proceedings or enforcement of an award. In the event of arbitration as provided in this Section 8.5, the arbitrators will be governed by and will apply the substantive (but not procedural) law of Delaware, to the exclusion of the principles of the conflicts of law of Delaware. The arbitration will be conducted in accordance with the procedures set out in the commercial arbitration rules of the AAA. If those rules are silent with respect to a particular matter, the procedure will be as agreed by the Partners, or in the absence of agreement among or between the Partners, as established by the arbitrators. Notwithstanding any other provision of this Agreement, this Section 8.5(c) will be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Uniform Arbitration Act (10 Del. C.§5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it is determined by a court of competent jurisdiction that any provision or wording of this Section 8.5(c), including any rules of the AAA, are invalid or unenforceable under the Delaware Arbitration Act or other applicable law, such invalidity will not invalidate all of this Section 8.5(c). In that case, this Section 8.5(c) will be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 8.5(c) will be construed to omit such invalid or unenforceable provision.

8.6. NOT FOR BENEFIT OF CREDITORS

The provisions of this Agreement are intended only for the regulation of relations among past, existing and future Partners, their assignees and the Partnership. This Agreement is not intended for the benefit of non-Partner creditors and, except to the extent provided in Section 3.10 of this Agreement, no rights are granted to non-Partner creditors under this Agreement.

8.7. CONSENTS

Any and all consents, agreements or approvals provided for or permitted by this Agreement (including minutes of any meeting) must be in writing and a signed copy of any such consent, agreement or approval will be filed and kept with the books of the Partnership.

8.8. MERGER AND CONSOLIDATION

(a) The Partnership may merge or consolidate with or into one or more limited partnerships formed under the Delaware Act or other business entities under an agreement of merger or consolidation that has been approved in the manner contemplated by the Delaware Act.

(b) Notwithstanding anything to the contrary in this Agreement, an agreement of merger or consolidation approved in accordance with the Delaware Act may, to the extent permitted by the Delaware Act, (1) effect any amendment to this Agreement, (2) effect the adoption of a new Partnership agreement for the Partnership if it is the surviving or resulting limited partnership in the merger or consolidation, or (3) provide that the Partnership agreement of any other constituent Partnership to the merger or consolidation (including a limited partnership formed for the purpose of consummating the merger or consolidation) will be the Partnership agreement of the surviving or resulting limited partnership.

(c) The Partnership may convert to another Delaware business entity in accordance with the Delaware Act upon the approval of the Partners representing a majority (as defined in the 1940 Act) of the outstanding voting securities of the Partnership.

8.9. PRONOUNS

All pronouns used in this Agreement will be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons, firm or entity may require in the context in which they are used.

8.10. CONFIDENTIALITY

(a) A Limited Partner may obtain from the General Partner, upon reasonable demand for any purpose reasonably related to the Limited Partner’s Interest in the Partnership,

information regarding the affairs of the Partnership as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing the information and documents to be furnished, at what time and location and at whose expense) established by the General Partner in its sole discretion.

(b) Each Limited Partner agrees in executing this Agreement that, except as required by applicable law or any regulatory body, the Limited Partner will not divulge, furnish or make accessible to any other Person the name or address (whether business, residence or mailing) of any Limited Partner (collectively, “Confidential Information”) without the prior written consent of the General Partner, which consent may be withheld in its sole discretion.

(c) Each Partner recognizes that in the event that this Section 8.10 is breached by any Partner or any of its principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliate’s principals, Partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Partners and the Partnership. In recognition of that irreparable injury, any non-breaching Partner may have, in addition to any and all other remedies at law or in equity to which the non-breaching Partner and the Partnership may be entitled, the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys’ fees and other litigation expenses incurred in connection with obtaining the equitable relief. If any non-breaching Partner or the Partnership (“Initiating Non-Breaching Party”) determines that any other Partner or any of that Partner’s principals, Partners, members, directors, officers, employees or agents or any of the Partner’s Affiliates, including any of the Affiliates’ principals, Partners, members, directors, officers, employees or agents, should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Partners agrees to join the non-breaching Initiating Non-Breaching Party in pursuing injunctive relief in a court of appropriate jurisdiction.

(d) The General Partner will have the right to keep confidential from the Limited Partners, for any period of time as the General Partner deems reasonable in its sole discretion, any information that the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or could damage the Partnership or its business or that the Partnership is required by law or by agreement with a third party to keep confidential.

8.11. CERTIFICATION OF NON-FOREIGN STATUS

Each Limited Partner or transferee of an Interest or a portion of an Interest from a Limited Partner who or that is admitted to the Partnership in accordance with this Agreement will certify, upon admission to the Partnership and at any other time as the General Partner may request, whether the Limited Partner or transferee is a “United States Person” within the meaning of the Code on forms to be provided by the Partnership, and will notify the Partnership within 30 days of any change in the status of the Limited Partner or transferee. Any Limited Partner or transferee who or that fails to provide certification when requested to do so by the General Partner may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.12. SEVERABILITY

Each Partner agrees that the Partner intends that, if any provision of this Agreement is determined by a court of competent jurisdiction or regulatory authority with jurisdiction over the Partnership, the General Partner or the Adviser not to be enforceable in the manner set out in this Agreement, then the provision should be enforceable to the maximum extent possible under applicable law. If any provision of this Agreement is held to be invalid or unenforceable, the invalidation or unenforceability will not affect the validity or enforceability of any other provision of this Agreement (or portion of the provision).

8.13. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter of this Agreement and supersedes all prior agreements and understandings pertaining to that subject matter.

Notwithstanding any other provision of this Agreement, including Section 8.1, each Partner, in executing this Agreement, acknowledges and agrees that the General Partner, on its own behalf or on behalf of the Partnership, without the approval of the Limited Partners or any other Person, may enter into a written agreement or agreements with any other Partner, executed contemporaneously with the admission of the other Partner to the Partnership, affecting or modifying the terms of, or establishing rights under, this Agreement or any subscription agreement. Each Partner agrees that any terms contained in any such other agreement with another Partner will govern with respect to the other Partner notwithstanding the provisions of this Agreement or any subscription agreement, and that the Partner will have no rights in respect of those granted in favor of such other Partner.

8.14. DISCRETION

To the fullest extent permitted by law, whenever in this Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person will be entitled to consider only those interests and factors as he, she or it desires, including his, her or its own interests, and, to the fullest extent permitted by law, will have no duty or obligation to give any consideration to any interest of or factors affecting the Partnership or the Limited Partners, or (b) in its “good faith” or under another express standard, then the Person will act under the express standard and will not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated by this Agreement or by relevant provisions of law or in equity or otherwise.

8.15. CONFLICTS

The Partners acknowledge and agree that the General Partner and its Affiliates may engage in activities in which their respective interests or the interests of their clients may conflict with the interests of the Partnership or the Limited Partners, and that the resolution of such conflicts may not always be resolved by the General Partner or its Affiliates in favor of the Partnership or the Limited Partners.

8.16. COUNTERPARTS

This Agreement may be executed in several counterparts, all of which together will constitute one agreement binding on all Partners, notwithstanding that all the Partners have not signed the same counterpart.

8.17. HEADINGS

The headings in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions of this Agreement or otherwise affect their construction or effect.

[Remainder of Page Intentionally Left Blank]

IN EXECUTING THIS AGREEMENT, EACH PARTNER ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSES SET OUT IN SECTION 8.5 AND THE CONFIDENTIALITY CLAUSES SET OUT IN SECTION 8.10.

The Partners have executed this Agreement as of the day and year first above written.

GENERAL PARTNER: THE ENDOWMENT FUND GP, L.P.

By:	ENDOWMENT FUND MANAGEMENT, LLC, as its General Partner

By:
Name:
Title:

SALIENT PARTNERS, L.P., as Organizational Limited Partner

By:
Name:
Title:

LIMITED PARTNERS: Each Person who or that has signed, or has had signed on the Person’s behalf, a Limited Partner Signature Page, which will constitute a counterpart of this Agreement.

EXHIBIT A

Asset Allocation Ranges for Asset Classes. The initial “Asset Allocation Ranges” are intended to be as follows:

Asset Class	Range
Domestic Equity	10%-40%

International Equity	5%-25%

Emerging Markets Equity	3%-10%

Global/Opportunistic Equity	0%-15%

Alternative Class; Absolute Return	10%-25%

Traditional Fixed Income	5%-20%

Enhanced Fixed Income	0%-20%

Private Equity	0%-20%

Real Estate	0%-15%

Energy/Natural Resources	0%-15%

Commodities/Gold	0%-15%

PART C:

OTHER INFORMATION

The Endowment Registered Fund, L.P. (the “Fund”)

Item 24.	Financial Statements and Exhibits

(1)	Financial Statements of the Registrant:

Included in Part A (All information required to be set forth in Part B has been included in Part A): The following financial statements are included in the Private Placement Memorandum contained in this Registration Statement:

(i)	Statement of Assets and Liabilities, dated March 5, 2004;

(ii)	Notes to Statement of Assets and Liabilities, dated March 5, 2004;

(iii)	Statement of Assets, Liabilities and Partners’ Capital, dated December 31, 2003;

(iv)	Statement of Operations, dated June 30, 2004;

(v)	Statement of Changes in Partners’ Capital, dated June 30, 2004;

(vi)	Statement of Cash Flows, dated June 30, 2004; and

(vii)	Notes to Statements of Assets, Liabilities and Partners’ Capital, dated June 30, 2004.

Financial Statements of The Endowment Master Fund, L.P.

(i)	Statement of Assets and Liabilities, dated December 31, 2003;

(ii)	Schedule of Investments, dated December 31, 2003;

(iii)	Statement of Operations, dated December 31, 2003;

(iv)	Statement of Changes in Partners’ Capital, dated December 31, 2003;

(v)	Statement of Cash Flows, dated December 31, 2003;

(vi)	Notes to Statements of Assets, Liabilities and partners’ capital, dated December 31, 2003;

(vii)	Statement of Assets, Liabilities and Partners’ Capital, dated December 31, 2003;

(viii)	Schedule of Investments, dated June 30, 2004;

(ix)	Statement of Operations, dated June 30, 2004;

(x)	Statement of Changes in Partners’ Capital, dated June 30, 2004;

(xi)	Statement of Cash Flows, dated June 30, 2004; and

(xii)	Notes to Statements of Assets, Liabilities and Partners’ Capital, dated June 30, 2004

(2)	Exhibits

(a	)(1)	Limited Partnership Agreement of The Endowment Registered Fund, L.P. (filed as Appendix C to Part A of this Registration Statement)

(a	)(2)	Certificate of Limited Partnership of the Fund (1)

(b	)	Not applicable

(c	)	Not applicable

(d	)	Refer to Exhibit (a)(1)

(e	)	Not applicable

(f	)	Not applicable

(g	)(1)	Form of Investment Management Agreement between the Fund, The Endowment Master Fund, L.P. and Endowment Advisers, L. P. (1)

(g	)(2)	Form of Subadvisory Agreement between the Fund, The Endowment Master Fund, L.P. and Tanglewood Asset Management, LLC (1)

(h	)	Not applicable.

(i	)	Not applicable

(j	)	Form of Custodian Agreement between the Fund and Custodial Trust Company (2)

(k	)(1)	Form of Servicing Agreement between the Fund and Endowment Advisers, L.P. (1)

(k	)(2)	Form of Administration Agreement with BISYS Fund Services Ohio, Inc. (filed herewith)

(l	)	Not applicable.

(m	)	Not applicable

(n	)	Not applicable

(o	)	Not applicable

(p	)	Purchase Agreement for Initial Capital (1)

(q	)	Not applicable

(r	)(1)	Rule 17j-1 Code of Ethics of the Fund, its investment adviser Endowment Advisers, L.P. and its placement agent Sanders Morris Harris Inc. (1)

(r	)(2)	Form of Rule 17j-1 Code of Ethics of Tanglewood Asset Management, LLC (1)

Item 25.	Marketing Arrangements

Not applicable.

Item 26.	Other Expenses of Issuance and Distribution of Securities Being Registered

Not applicable.

Item 27.	Persons Controlled by or Under Common Control With Registrant

Not Applicable.

Item 28.	Number of Holders of Securities

Number of record holders of limited partnership interests: 149, as of February 1, 2005.

Item 29.	Indemnification

Section 3.10 of the Registrant’s Limited Partnership Agreement states as follows:

(a)

To the fullest extent permitted by law, the Partnership will, subject to Section 3.10(c) of this Agreement, indemnify each General Partner and Adviser (including for this purpose each officer, director, member, Partner, principal, employee or agent of, or any Person who controls, is controlled by or is under common control with, a General Partner or Adviser or Partner of a General Partner or Adviser, and their executors, heirs, assigns, successors or other legal representatives) and each Director (and his executors, heirs, assigns, successors or other legal representatives) (each such Person being referred to as an “indemnitee”) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been a General Partner, Adviser or Director of the Partnership, or the past or present performance of services to the Partnership by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further right to appeal may be taken in any such action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 3.10 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. Federal securities laws which, under certain circumstances, impose liability even on Persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 3.10.

(b)	Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Partnership in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Partnership amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 3.10(a) of this Agreement, so long as (1) the indemnitee provides security for the undertaking, (2) the Partnership is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (3) a majority of the Independent Directors (excluding any Director who is either seeking advancement of expenses under this Agreement or is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines, based on a review of readily available facts (as opposed to a full trial-type inquiry), that reason exists to believe that the indemnitee ultimately will be entitled to indemnification.

(c)

As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification will be provided in accordance with Section 3.10(a) of this Agreement if (1) approved as in the best interests of the Partnership by a majority of the Independent Directors (excluding any Director who is either seeking indemnification under this Agreement or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Partnership and that the indemnitee is not liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, or (2) the Directors secure a written opinion of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that indemnification would not protect the indemnitee against any liability to the Partnership or its Partners to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d)	Any indemnification or advancement of expenses made in accordance with this Section 3.10 will not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Partnership or its Partners by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.10, it will be a defense that the indemnitee has not met the applicable standard of conduct described in this Section 3.10. In any suit in the name of the Partnership to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the Partnership will be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 3.10, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.10 will be on the Partnership (or any Partner acting derivatively or otherwise on behalf of the Partnership or its Partners).

(e)	An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.10 or to which he, she or it may otherwise be entitled except out of the assets of the Partnership, and no Partner will be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f)	The rights of indemnification provided in this Section 3.10 will not be exclusive of or affect any other rights to which any Person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.10 will affect the power of the Partnership to purchase and maintain liability insurance on behalf of any General Partner, any Director, the Adviser or other Person

(g)	The General Partner may enter into agreements indemnifying Persons providing services to the Partnership to the same, lesser or greater extent as set out in this Section 3.10.

Section 6 of the form of Placement Agency Agreement between the Fund and Sanders Morris Harris Inc. states as follows:

(a) The Fund agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of the 1940 Act (“Agent Control Person”), against any losses, claims, damages, liabilities, or expenses (including, unless the Fund elects to assume the defense as hereinafter provided, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (1) are based on the ground or alleged ground that the Fund PPM or any supplemental sales material supplied or approved in writing by an officer of the Fund (provided that such supplemental sales material is accompanied or preceded by the Fund PPM), includes or allegedly includes an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission (i) was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Agent or any Agent Control Person, specifically for use in the preparation thereof, or (ii) arises out of the acts or omissions of broker-dealers retained by the Fund in connection with the offering contemplated by the Fund PPM other than the Agent or any Agent Control Person; or (2) arise out of the Fund’s material breach of a representation or warranty, covenant or agreement contained in this Agreement; provided, however, that the Fund shall not indemnify or hold harmless the Agent or any Agent Control Person against any Losses caused by the Agent’s or the Agent Control Person’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by the reckless disregard of its obligations and duties under this Agreement. Notwithstanding the foregoing, the Fund shall not be liable with respect to any claims made against the Agent or any Agent Control Person unless the Agent or such Agent Control Person notified the Fund in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim was served upon the Agent or such Agent Control Person, but failure to notify the Fund of any such claim shall not relieve it from any liability that it may have to the Agent or such Agent Control Person for acts or alleged acts other than those described in (1) and (2) of the preceding sentence.

The Fund will be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event the Fund elects to assume the defense of any such suit and retain such counsel, the Agent or such Agent Control Person or persons, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless: (i) the Fund specifically authorizes the retention of such counsel or (ii) the Agent or any Agent Control Person who is a party to the suit has been advised by counsel acceptable to the Fund that one or more material legal defenses may be available to the Agent or the Agent Control Persons that may not be available to the Fund or its control persons (as defined below), in which case the Fund shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the reasonable fees and expenses of counsel for the Agent and the Agent Control Persons. In no event shall the Fund be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Fund shall not be liable to or indemnify any person for any settlement of any such claim effected without the consent of the Fund, which it shall not unreasonably withhold.

(b) The Agent agrees to indemnify and hold harmless the Fund, each of the Fund’s Partners, directors, officers and each person, if any, who controls the Fund within the meaning of the 1940 Act (for purposes of this paragraph, “Fund Control Person”) against any losses, claims, damages, liabilities, or expenses (including, unless Agent elects to assume the defense, the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith), joint or several (for purposes of this paragraph, “Losses”), which: (i) may be based on the ground or alleged ground that the Fund PPM or any supplemental sales material used by the Agent, includes or allegedly includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which it was made, not misleading, but only insofar as such statement or omission: (A) was made in reliance upon, and in conformity with, written information furnished to the Fund by or on behalf of the Agent or any Agent Control Person specifically for use in the preparation thereof, or (B) relates to any such supplemental sales material not supplied by the Fund or approved by it in writing; (ii) arises out of any acts or omissions by the Agent that cause the offering to involve an offering that is not exempt from registration pursuant to Section 4(2) of the 1933 Act or Regulation D thereunder; (iii) arises out of the Agent’s failure to be properly licensed to sell Interests; or (iv) arises out of the Agent’s material breach of a representation or warranty or covenant or agreement contained in this Agreement. Notwithstanding the foregoing, the Agent shall not be liable with respect to any claims made against the Fund or any Fund Control Person unless the Fund or Fund Control Person notified the Agent in writing within a reasonable time after the summons or other first legal process providing information of the nature of the claim served upon the Fund or Fund Control Person, but failure to notify the Agent of such claim shall not relieve the Agent from any liability that the Agent may have to the Fund or Fund Control Person for acts or alleged acts other than those described in (i) through (iv) of the preceding sentence

The Agent shall be entitled, at its own expense, to participate in or assume the defense of any suit brought to enforce any such liability, and if the Agent elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Agent elects to assume the defense of any such suit and retain such counsel, the Fund and any Fund Control Person, as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Agent specifically authorized the retention of such counsel or (ii) the Fund or any Fund Control Person who is a party to the suit has been advised by counsel acceptable to the Agent that one or more material legal defenses may be available to the Fund or Fund Control Persons that may not be available to the Agent or its controlling person or persons, in which case the Agent shall not be entitled to assume the defense of such suit notwithstanding the Agent’s obligation to bear the reasonable fees and expenses of such counsel. The Agent shall not be liable to indemnify any person for any settlement of any such claim effected without the Agent’s consent, which it shall not unreasonably withhold.

Section 14 of the form of Investment Management Agreement between the Fund and Endowment Advisers, L.P. states as follows:

(a) Each Fund will indemnify the Adviser and any Adviser Affiliate, and each of their partners, members, directors, officers, and employees and any of their affiliated persons, executors, heirs, assigns, successors, or other legal representatives (each an “Indemnified Person”) against any and all costs, losses, claims, damages, or liabilities, joint or several, including, without limitation, reasonable attorneys’ fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person’s duties in respect of the Fund, except those resulting from the willful misfeasance, bad faith or gross negligence of an Indemnified Person or the Indemnified Person’s reckless disregard of such duties and, in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, “disabling conduct”). Indemnification shall be made following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct; or (ii) a reasonable determination that the Indemnified Person is entitled to indemnification hereunder, provided that such determination is based upon a review of the facts and reached by (A) the vote of a majority of the Fund’s Directors who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Fund’s Board, further provided that such counsel’s determination be written and provided to the Board. A Fund shall advance to an Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred with respect to the Fund in connection with defense of any action or proceeding arising out of such performance or non-performance. The Adviser agrees, and each other Indemnified Person will be required to agree as a condition to any such advance from a Fund, that if one of the foregoing parties receives any such advance, the party will reimburse the Fund for such fees, costs, and expenses to the extent that it shall be determined that the party was not entitled to indemnification under this paragraph. The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.

(b) Notwithstanding any of the foregoing, the provisions of this section 14 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, impose liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited, or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this paragraph to the fullest extent permitted by law. The provisions of this paragraph shall survive the termination or cancellation of this Agreement.

Item 30.	Business and Other Connections of Investment Adviser

Information as to the directors and officers of the Endowment Advisers, L.P., the Registrant’s investment adviser (“Adviser”), together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-62618) filed under the Investment Advisers Act of 1940 and is incorporated herein by reference thereto.

Item 31.	Location of Accounts and Records

All accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are maintained at the offices of (1) the Registrant, (2) the Registrant’s Adviser and Servicing Agent, (3) the Registrant’s Custodian, and (4) the Registrant’s Independent Administrator. The address of each is as follows:

1.	The Endowment Registered Fund, L.P.

4265 San Felipe, Suite 900

Houston, TX 77024

2.	Endowment Advisers, L.P.

4265 San Felipe, Suite 900

Houston, TX 77024

3.	Custodial Trust Company

101 Carnegie Center

Princeton, NJ 08540

4.	BISYS Fund Services Ohio, Inc.

3435 Stelzer Road,

Columbus, Ohio 43219

Item 32.	Management Services

Not applicable.

Item 33.	Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston in the state of Texas on the 28th day of February, 2005.

THE ENDOWMENT REGISTERED FUND, L.P.

By:	/s/ A. HAAG SHERMAN
Name:	A. Haag Sherman
Title:	Director and Co-Principal Executive Officer

THE ENDOWMENT REGISTERED FUND, L.P.

EXHIBIT INDEX

EXHIBIT NUMBER

(k)(2)	Form of Administration Agreement between Bisys Fund Services Ohio, Inc. and the Registrant